UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

AMENDMENT NO. 4

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

Check the appropriate box:

☒                        Preliminary information statement.

☐                          Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☐                          Definitive information statement.

OPTA CORPORATION

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

☐                        No fee required.

☒                        Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1) Title of each class of securities to which transaction applies:  common stock, par value $0.001 per share and preferred stock, par value $0.001 per share.

   2) Aggregate number of securities to which transaction applies: 2,800,421 shares is the current estimated maximum number of shares to be converted in the merger into the right to receive cash; 1,930,000 shares is the maximum number previously estimated solely for purposes of calculating the amount of the filing fee.

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  $0.06 is the current cash payment per share to holders of the shares; $0.13 is the amount of cash payment per share to holders of the shares previously estimated for purposes of calculation of the filing fee.

   4) Proposed maximum aggregate value of transaction:  $168,026 is the current maximum aggregate value of the transaction and is based on the product of (a) 2,800,421 shares of the Issuer’s common stock and preferred stock (which is the estimated maximum number of shares to be converted in the merger into the right to receive cash); and (b) $0.06 (which is the cash payment per shares to holders of the shares set forth in (a)). $250,900 was the previously calculated maximum aggregate value of the transaction (estimated solely for purposes of calculating the amount of the filing fee) and was based on the product of (x) 1,930,000 shares of the Issuer’s common stock and preferred stock (which was the estimated maximum number of shares to be converted in the merger into the right to receive cash); and (y) $0.13 (which was the cash payment per shares to holders of the shares set forth in (x)).

   5) Total fee paid:  $29.53.  The filing fee of $29.53 was calculated by multiplying the previously calculated transaction value (as calculated above) of $250,900 by .0001177.

☒ Fee paid previously with preliminary materials.

☒ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid: $29.53

   2) Form, Schedule or Registration Statement No.: Schedule 14C

   3) Filing Party: Opta Corporation

   4) Date Filed: July 8, 2005

Neither the Commission nor any state securities commission has approved or disapproved of the Going Private Transaction, passed upon the merits or fairness of the Going Private Transaction, or passed upon the adequacy or accuracy of the disclosure in this information statement. Any representation to the contrary is a criminal offense.

Opta Corporation
1350 Bayshore Highway, Suite 600
Burlingame, CA 94010
650-579-3610

INFORMATION STATEMENT
              , 2006

This information statement is being circulated to the stockholders of Opta Corporation, a Delaware corporation (“Opta” or the “Company”), in connection with the taking of corporate action without a meeting upon the written consent of the holders of a majority of the outstanding voting securities of the Company and is being furnished to holders of record of the capital stock of the Company in order to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Regulation 14C under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

 Our Board of Directors is furnishing this information statement to all holders of record of the issued and outstanding shares of our common stock, $0.001 par value per share (“Common Stock”) and our preferred stock, $0.001 par value per share (“Preferred Stock”), as of the close of business on June 10, 2006 to inform all stockholders of the approval of the Merger (defined below) and the subsequent filing of the Restated Certificate of Incorporation of the Surviving Corporation attached hereto as Annex A.  The information statement was mailed or delivered to you on          , 2006.  The information statement also serves as notice to you of an action taken by less than unanimous consent.  Such notice is required by Section 228 of the Delaware General Corporation Law and Article II, Section 13 of the Company’s Amended and Restated Bylaws.  On June 10, 2006, our Board of Directors adopted resolutions proposing and approving a corporate reorganization that will enable Opta to become a non-reporting company with the Securities and Exchange Commission (the “Commission”).

Voting Securities

As of the close of business on June 10, 2006, the record date for the determination of stockholders to whom this information statement is sent (the “Record Date”), the Company had outstanding approximately 50,037,538 shares of Common Stock and 4,300 shares of Preferred Stock.  Each stockholder is entitled to one vote per share of capital stock held.

Consenting Stockholders

On June 10, 2006, the following stockholders, who collectively own approximately 51.2% of our outstanding capital stock, consented in writing to the Going Private Transaction; the vote of more than 50% of our outstanding stock was required.

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Stockholder Name	Shares of Opta Stock	Percentage of Ownership
Lotus International Holdings Ltd.(1)	16,000,000	32.0%
TCL Industries Holdings (HK) Ltd.(2)	9,606,671	19.2%
Total	25,606,671	51.2%

(1) Lotus International Holdings Ltd. is controlled by TCL Industries Holdings (HK) Ltd.

(2) TCL Industries Holdings (HK) Ltd. is an affiliate of TCL Corp.  Two of Opta’s directors, Li Dongsheng and Vincent Yan, are also directors of TCL Corp.  Mr. Yan is also our President and CEO.  Mr. Li serves as the Chairman of the TCL Corp and both Mr. Li and Mr. Yan hold positions with TCL Corp-affiliated companies.

Under Delaware law, we are required to give all stockholders who have not consented written notice of any actions that are taken by written consent without a stockholders meeting.  Under Section 14(c) of the Exchange Act, the actions cannot become effective until 20 calendar days after the mailing date of this information statement to our stockholders.

We will pay the expenses of furnishing this information statement, including the cost of preparing, assembling and mailing this information statement.

We are not seeking written consent from any of our stockholders and our other stockholders will not be given an opportunity to vote with respect to these actions.  All necessary corporate and stockholder approvals have been obtained and this information statement is furnished solely for the purposes of:

•                  advising stockholders who have not consented of the action taken by written consent, as required by Delaware law; and

•                  giving stockholders advance notice of the actions taken, as required by Exchange Act.

We may abandon the Going Private Transaction at any time before its effectiveness if for any reason we deem it advisable to do so.

Under Delaware law, you may have appraisal rights in connection with the Merger. To exercise your appraisal rights, you must comply with all procedural requirements of Section 262 of the Delaware General Corporation Law.  A description of Section 262 of the Delaware General Corporation Law is provided in the “Appraisal Rights” section below and the full text of the section is attached to this document. FAILURE TO TAKE ANY STEPS REQUIRED BY DELAWARE LAW MAY RESULT IN A TERMINATION OR WAIVER OF YOUR APPRAISAL RIGHTS.

Forward-Looking Statements

This information statement contains forward-looking statements with respect to the impact on our company of the Going Private Transaction and other matters. The forward-looking statements are not guarantees of future performance and occurrences and involve risks and uncertainties. Certain of the statements contained herein may be, within the meaning of the federal securities laws, “forward-looking statements” that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-

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looking statements. See the Company’s Form 10-K for the fiscal year ended June 30, 2005 and other reports filed with the Commission under the Exchange Act for a discussion of such risks, uncertainties, and other factors. These forward-looking statements are based on management’s expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future.

Additional Information

All SEC reports and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act are available free of charge on our Investor Relations web site at www.optaco.com/sec as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  Additionally, we will mail copies of our prior SEC reports to any stockholder upon written request, free of charge, by contacting the Company’s Investor Relations at 1350 Bayshore Highway, Suite 600, Burlingame, CA 94010, telephone number (650) 579-3610.

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Effects of the Going Private Transaction on Our Company	47
Conduct of Our Business After the Going Private Transaction - Future Company Plans	47
Reservation of Right to Abandon the Going Private Transaction	47
Escheat Laws	47
Appraisal Rights	48
Material Federal Income Tax Consequences	51
Federal Income Tax Consequences to Our Company	52
Federal Income Tax Consequences to Stockholders Receiving No Cash Consideration from the Going Private Transaction	52
Federal Income Tax Consequences to Stockholders Receiving Cash Consideration from the Going Private Transaction	52
Dividend Income, Capital Gain and Capital Loss	53
Information Reporting and Backup Withholding	53
Special Rules for Non-U.S. Holders	54
Income or Gain Not Effectively Connected with the Conduct of a U.S. Trade or Business	54
Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business	54
Backup Withholding and Information Reporting	54
Tax Consequences to Affiliated Security Holders	55

OTHER INFORMATION	56
Background Information Concerning Our Directors and Executive Officers	56
Directors	56
Executive Officers	57
Market Prices of Our Common Stock and Dividend Policy	57

Financial Statements, Supplementary Financial Information, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk	59
Executive Summary of Financial Highlights	61
PRO FORMA FINANCIAL INFORMATION	61
Where You Can Find More Information	62

Annex A Restated Certificate of Incorporation of Opta Corporation	A-1

Annex B Certificate of Incorporation of Subsidiary	B-1

Annex C Agreement of Merger between Opta Corporation and Subsidiary	C-1

Annex D Cronkite & Kissell LLC Opinion dated June 30, 2005	D-1

Annex E Cronkite & Kissell LLC Opinion dated August 2, 2005	E-1

Annex F Cronkite & Kissell LLC Opinion dated September 20, 2005	F-1

Annex G Cronkite & Kissell LLC Opinion dated February 27, 2006	G-1

Annex H Cronkite & Kissell LLC Opinion dated April 10, 2006	H-1

Annex I Cronkite & Kissell LLC Opinion dated June 20, 2006	I-1

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Annex J Annual Report on Form 10-K for the Fiscal Year Ended June 30, 2005	J-1

Annex K Quarterly Report on Form 10-Q for the Nine Month Period Ended March 31, 2006	K-1

Annex L Pro Forma Financial Statements	L-1

Annex M Appraisal Rights Statute	M-1

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INFORMATION STATEMENT

Summary Term Sheet

This summary term sheet highlights selected information from the information statement and addresses material terms of the transaction. You should carefully read this entire information statement and the other documents to which we refer you for a more complete understanding of the matters being described in this summary term sheet. In addition, we incorporate by reference important business and financial information into this information statement. You may obtain the information incorporated by reference into this information statement without charge by following the instructions in the section entitled “Where You Can Find More Information.”

Going Private Transaction

Overview

Opta will accomplish the Going Private Transaction by completing the following steps:

(1)          On June 8, 2006, Opta Merger Corp., a wholly-owned subsidiary of Opta (the “Subsidiary”), was incorporated under the laws of the State of Delaware upon the filing its Certificate of Incorporation, attached hereto as Annex B.  (See the section entitled “Basic Terms” and Annex B.)

(2)          The Subsidiary will merge (the “Merger”) with and into Opta upon the terms set forth in the Agreement of Merger attached hereto as Annex C.  Upon the effective date (the “Effective Date”) of the Merger, the Subsidiary will cease to exist and Opta will be the surviving corporation (the “Surviving Corporation”).  The Subsidiary’s Certificate of Incorporation, attached hereto as Annex B, will be the Certificate of Incorporation of the Surviving Corporation upon the Effective Date of the Merger.  (See the section entitled “Basic Terms” and Annex B and Annex C.)

(3)          As of June 10, 2006 the issued and outstanding capital stock of the Corporation consists of 50,037,538 shares of Common Stock, par value $0.001 per share, and 4,300 shares of Class A Preferred Stock, par value $0.001 per share.  Each share of Common Stock or Preferred Stock (a “Pre-Merger Share”), upon the Effective Date of the Merger and without any action on the part of the holder, will convert into one-five-thousandth (1/5,000) of a share of Common Stock of the Surviving Corporation (the “Exchange Ratio”).  (See the sections entitled “Basic Terms” and Effective Time of the Going Private Transaction.”)

(4)          Any holder holding less than 5,000 Pre-Merger Shares will, after the Effective Date of the Merger, have their resulting fractional interests cancelled and converted into the right to receive $0.06 in cash for each Pre-Merger Share (“Cash Consideration”) held by such holder.  (See the sections entitled “Basic Terms” and “Stock Certificates” for more details.)

(5)          Immediately following the Merger, the Surviving Corporation shall file a Restated Certificate of Incorporation of the Surviving Corporation in the form attached hereto as Annex A (the “Restated Certificate”) and upon the effectiveness of such Restated Certificate (the “Effective Date of the Restated Certificate”) any surviving fractional interests attached to whole shares will be reconverted in a 5,000-for-1 forward stock split of the Surviving Corporation’s then outstanding Common Stock such that any holder who held at least 5,000 Pre-Merger Shares will hold the same number of shares of the Surviving Corporation after the Effective Date of the Restated Certificate.  (See the sections entitled “Basic Terms” and “Stock Certificates” and Annex A for more details.)

Hereafter, the above five steps are referred to collectively as the “Going Private Transaction.”

As a result of this Going Private Transaction, Opta will substantially reduce its total number of stockholders, which will permit it to terminate registration under the Exchange Act, suspend its status as a reporting company with the Commission, and become a privately held company, which will allow it to eliminate public reporting costs and compliance with burdensome regulations. If consummated, the Going Private Transaction would enable us to provide liquidity to certain stockholders, terminate registration under Section 12(g) of the Exchange Act and suspend our duty to file reports under Sections 13 and 15(d) of the Exchange Act (“Periodic Reporting Obligations”). Following the Going Private Transaction, we expect that stockholders who will receive Cash Consideration for their fractional interests will receive such Cash Consideration within approximately 60 days after the Effective Date of the Restated Certificate.  (See the sections entitled “Effects if Going Private Transaction is Not Consummated,” “Stock Certificates,” “Source of Funds and Financial Effect of the Going Private Transaction,” “Fees and Expenses,” “Accounting Consequences” and “Regulatory Filings and Approvals” for more details.)

As a result of this Going Private Transaction:

•                  All stockholders who own less than one share of stock upon the Effective Date of the Merger will be entitled to receive Cash Consideration; and

•                  Stockholders who own more than one share of common stock, upon the Effective Date of the Merger, will, upon the Effective Date of the Restated Certificate, retain the same number of whole shares of the Surviving Corporation owned by those stockholders before the Going Private Transaction.  (See the section entitled “Stock Certificates” for more details.)

Purpose of the Going Private Transaction

The purpose of the Going Private Transaction is to allow the Company to terminate registration under Section 12(g) of the Exchange Act, suspend its duty to file reports with the Commission and become a private company.  The Going Private Transaction will enable us to terminate our Periodic Reporting Obligations so that we may continue future operations as a private company, relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company.  Following the adoption of Sarbanes-Oxley, the amount of management time and Company resources required to comply with such requirements have become overly burdensome for a company of our size.  We intend to accomplish this purpose by reducing the number of holders of record to fewer than 300 by cashing out the fractional interests resulting from the Going Private Transaction.

Independent Fairness Opinion and Valuation

Our Board of Directors has engaged Cronkite & Kissell LLC (“Cronkite & Kissell”) to provide a valuation of our Company and to opine as to the fairness, from a financial point of view, of the consideration, in the amount of $0.06 per Pre-Merger Share to be received by the stockholders holding less than 5,000 Pre-Merger Shares.

Approval of Board of Directors

Our Board of Directors believes the Going Private Transaction is in the best interest of, and substantively and procedurally fair to, our stockholders, who will be redeemed pursuant to the Going Private Transaction. Our Board of Directors further concluded that the advantages of the Going Private Transaction to the stockholders far outweighed the disadvantages, and that it was substantively and procedurally fair to them, and, therefore, that the transaction was in all of our stockholders’ best interests.  The members of our Board of Directors who have no affiliation with any stockholders of Opta separately analyzed and approved the Going Private Transaction.  Separate review by such directors is described further in the section “Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.”  On April 8, 2006 and June 10, 2006, our Board of Directors unanimously adopted resolutions authorizing and approving the Going Private Transaction. The Board of Directors reserved the right to abandon the Going Private Transaction at any time prior to the Effective Date of the Merger or Restated Certificate, as applicable.

Approval of Stockholders

As of June 10, 2006, we had approximately 800 stockholders of record holding an aggregate of 50,037,538 shares of Common Stock and one stockholder holding an aggregate of 4,300 shares of Preferred Stock outstanding as of the Record Date.  Each stockholder is entitled to one vote per share, voting as a single class. The proposed actions to implement the Going Private Transaction requires the affirmative vote or written consent of the holders of a simple majority of the outstanding shares of our Common Stock and our Preferred Stock as of the Record Date, voting as one class of stock.  As described above, stockholders owning approximately 51.2% of the outstanding capital stock have consented in writing to the Going Private Transaction.

Estimated Effective Time of Going Private Transaction

We anticipate that the Going Private Transaction will become effective on or about           , 200  .  However, in no event will the effective time of the Going Private Transaction (the “Effective Time”) be consummated earlier than the twentieth calendar day after this information statement is sent or given to those persons or entities that held Opta stock as of the Record Date.

Implementation and Effects of Going Private Transaction

Every holder of record of Common Stock and Preferred Stock will be entitled to receive one share of the Surviving Corporation’s common stock in exchange for every 5,000 shares of Common Stock and Preferred Stock held by that holder immediately prior to the Effective Date of the Merger.  All holders of resulting fractional interests after the Effective Date of the Merger (“Cashed-Out Stockholders”), will receive the Cash Consideration at the rate of $0.06 for each Pre-Merger Share.  Immediately following the Merger and upon the Effective Date of the Restated Certificate, any surviving fractional interests attached to whole shares will be reconverted in a 5,000-for-1 forward stock split of the Surviving Corporation’s then outstanding Common Stock into the same number of whole shares owned by those holders before the Merger.

Our shares are currently traded on the Pink Sheets, although trading has been extremely minimal, and our shares may continue to be so traded after the Going Private Transaction.

In addition, in connection with the Merger, the Subsidiary’s Certificate of Incorporation will become the Certificate of Incorporation of the Surviving Corporation as attached hereto.  The

Surviving Corporation’s Certificate of Incorporation will not include any preferred stock class.  As a result, the Company will only have common stock.  The filing of the Restated Certificate will effect the 5,000-for-1 forward stock split, but otherwise will not provide for any other substantive changes.

Information About our Company

The Company’s principal executive offices are located at 1350 Bayshore Highway, Suite 600, Burlingame, CA 94010 and our phone number is (650) 579-3610.  The filing person is the subject company.

For more information about Opta, please refer to the section entitled “Where You Can Find More Information.”

SPECIAL FACTORS

The Going Private Transaction

Basic Terms

Under the terms of the Going Private Transaction, every holder of record of Common Stock or Preferred Stock as of the Effective Time will be entitled to receive one share of the Surviving Corporation’s common stock in exchange for every 5,000 shares of Opta Common Stock or Preferred Stock held by such person.  All Cashed-Out Stockholders will receive the Cash Consideration.  Immediately following the Merger and upon the Effective Date of the Restated Certificate, any surviving fractional interests attached to whole shares will be reconverted in a 5,000-for-1 forward stock split of the Surviving Corporation’s then outstanding Common Stock into the same number of whole shares owned by those holders before the Merger.

Because of the limited trading market for our Common Stock a stockholder is unable to purchase enough shares on the open market to avoid becoming a Cashed-Out Stockholder as a result of the Going Private Transaction and will be unable to retain an equity interest in our Company.

The Going Private Transaction is structured to be a Rule 13e-3 transaction under the Exchange Act because it is intended to, and if completed, will reduce the number of record holders of Opta to fewer than 300, which will position us to suspend our Periodic Reporting Obligations.  In connection with the Going Private Transaction, we will file a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the Commission. We intend to apply for the termination of our Periodic Reporting Obligations as soon as practicable after the Effective Date of the Restated Certificate by filing a Form 15 with the Commission.

Effective Time of the Going Private Transaction

We anticipate that the Going Private Transaction will become effective on or about           , 200  . However, in no event will the Going Private Transaction become effective earlier than the twentieth calendar day after this information statement is sent or given to those persons or entities that held Opta stock as of the Record Date.

Approval of the Going Private Transaction By Our Board of Directors and Stockholders

Our Board of Directors, including a separate analysis and approval by members of our Board of Directors who have no affiliation with our majority stockholders, has approved the Going Private Transaction and reserved the right to abandon the Going Private Transaction at any time prior to the Effective Time. Under the Delaware General Corporation Law and our bylaws, our stockholders may approve the Going Private Transaction without a meeting, without prior notice and without a vote if a written consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.  As described above, stockholders owning a majority of the outstanding capital stock have consented in writing to the Going Private Transaction.

Effects if Going Private Transaction is Not Consummated

If the Going Private Transaction is not consummated, our Periodic Reporting Obligations will continue, and we will not benefit from the substantial reduction in general and administrative costs associated with being a non-reporting company. In addition, our senior management will have to continue to devote significant time to our Periodic Reporting Obligations, which they will not be able to devote to other Company operations.

Stock Certificates

Our transfer agent, Colonial Stock Transfer, has been appointed as our exchange agent to carry out the exchange of existing stock certificates for new stock certificates and to deliver the Cash Consideration. Promptly following the Effective Time, the transfer agent will send a letter of transmittal to each affected stockholder. The letter will describe the procedures for surrendering stock certificates in exchange for new stock certificates and/or the Cash Consideration. Upon receipt of the stock certificates and properly completed letters of transmittal, the transfer agent will issue the appropriate new stock certificates and/or pay the appropriate Cash Consideration within approximately 60 days of the Effective Date of the Restated Certificate.

No service charges, or commissions, will be payable by our stockholders in connection with the exchange of certificates or the payment of Cash Consideration because we will bear those expenses. We will not pay interest on cash sums due to any stockholder in connection with the Going Private Transaction.

All stock certificates evidencing ownership of Pre-Merger Shares will be deemed cancelled without further action by their holders as of the Effective Date of the Merger.  Please do not send any stock certificates to our transfer agent or us in connection with the Going Private Transaction until you receive and complete a letter of transmittal.

Opta and its Board intend for the Going Private Transaction to treat stockholders holding Opta stock in street name through a nominee in the same manner as stockholders whose shares are registered in their names.  Nominees are instructed to effect the Going Private Transaction for their beneficial holders.  However, nominees may have different procedures and therefore, stockholders holding shares in street name should contact their nominees.

Provision for Unaffiliated Stockholders

The Company has not made any provision in connection with the Going Private Transaction to grant unaffiliated stockholders access to our corporate files or to obtain counsel or appraisal services for such stockholders.  A majority of directors who are not Opta employees did not retain an unaffiliated representative to act solely on behalf of the unaffiliated stockholders for purposes of negotiating the Going Private Transaction or preparing a report concerning the fairness of the Going Private Transaction.  No officers or directors own any securities of Opta.

Past Transactions and Developments During the Current Fiscal Year

Opta and two of its significant subsidiaries, Correlant Communications, Inc (“Correlant”) and Opta Systems, LLC d/b/a GoVideo (“Opta Systems” or “GoVideo”) entered into significant transactions during the current fiscal year to downsize and streamline consolidated business in an attempt to direct the Company toward profitability.  The following is a summary of these transactions.

Dissolution of Correlant

Effective December 23, 2003, the Board of Director of Correlant Communications (“Correlant”) approved the wind down and cessation of Correlant historical operations in the cable modem and cable modem termination system business.  The wind down of Correlant’s operations was substantially completed as of March 31, 2004.  From that time until dissolution, as described below, Correlant’s assets consisted of cash and cash equivalents.  As reported in our Form 8-K as filed on July 21, 2005, on July 18, 2005, the Board of Directors of Correlant approved the dissolution of Correlant, pending approval by the Correlant shareholders.  At a Special Meeting of Shareholders held August 5, 2005, Correlant shareholders approved the dissolution of Correlant.

At the time of the dissolution, Correlant had authorized a total of 40,000,000 shares of stock; 35,000,000 of which were designated as common and 5,000,000 of which were designated as preferred.  Of the 5,000,000 designated preferred shares, 2,300,000 were designated Series A, 250,000 were designated Series B, 800,000 were designated Series C, and 20,000 were designated Series D.  The Series A, B, C, and D convertible preferred stock had liquidation preferences over the common stockholders of $1.50, $4.00, $5.00, and $1,000.00 per share respectively.  At the time of dissolution, Correlant had 1,600,000, 250,000, 500,000, 10,000 and 18,810,000 shares of Series A, B, C, D and common outstanding, respectively.  At the time of dissolution, Opta owned 10,000 Series D shares and 13,968,000 of common shares.  As part of the liquidation, Correlant had net assets of approximately $17,915,000, consisting of cash and cash equivalents, of which $17,832,000 was distributed.  No material assets were sold to generate the liquidation proceeds.  Correlant’s short term investments were not reinvested upon maturity in anticipation of the liquidation.  Approximately $83,000 was reserved to pay the remaining expenses associated with dissolving Correlant.  Correlant’s assets were distributed to its shareholders throughout the first half of fiscal 2006 as follows:

Class of Stock	Opta	Noncontrolling shareholders
Series A	$—	$2,400,000
Series B	—	1,000,000
Series C	—	2,500,000
Series D	10,000,000	—
Common	1,276,000	656,000
Subtotal	$11,276,000	6,556,000
Total		$17,832,000

Of the $11.2 million proceeds Opta received from the liquidation of Correlant, Opta used $1.7 million to pay GoVideo’s short term loan owed to TCL Multimedia Technology (“TCLMM”), as described below in “GoVideo’s Debt Restructuring”. The loan was guaranteed by Opta and was part of the agreements related to the sale of GoVideo’s patents and trademarks to TCLMM in July 2005 for the price of $10 million, which was reduced to $9.3 million as assessed by a second independent evaluator pursuant to the sale agreement.  Opta also used $2.1 million to pay the balance of line of credit that GoVideo owed to Wells Fargo Bank in January 2006, approximately $900,000 to pay legal expenses in connection with the 14C and 13E filing and other legal matters related to Opta and GoVideo, $200,000 to pay auditing related expenses, and approximately $1 million to fund general operation including additional loans to GoVideo. The remainder of the liquidation proceeds Opta received was reserved for the needs of future business operations.

On account of Opta’s stock ownership in Correlant, the assets and liabilities of Correlant were included in Opta’s consolidated balance sheet.  As a result, the above described liquidation of Correlant impacted our consolidated liquidity as shown on our consolidated balance sheet by decreasing cash, cash equivalents and short term securities by approximately $6,556,000, which was paid to Correlant’s noncontrolling shareholders.  Correlant’s noncontrolling shareholders consisted of approximately two hundred institutional and individual investors, and most of Correlant’s noncontrolling shareholders resided in Taiwan. None of Correlant’s noncontrolling shareholders were, at any time, affiliated with Opta, TCL Industries, Lotus International Holdings Ltd., the Subsidiary or Messrs. Li or Yan.

The dissolution of Correlant was independent of the sale of GoVideo’s intellectual property, restructuring GoVideo’s line of credit and restructuring GoVideo’s operations (each of which transactions are described below).  TCL Industries was never a shareholder of Correlant and as such, was not a party to Correlant’s dissolution.

Correlant’s and Opta’s Intercompany Debt

On July 5, 2005, Opta entered into a loan and security agreement with Correlant for $200,000 bearing interest at 6.00% per annum, maturing on June 2, 2006 and secured by Opta’s entire ownership interest in DigiTech.  Upon approval of Correlant’s dissolution on July 18, 2005 by its Board of Directors and August 5, 2005 by its stockholders, on July 26, 2005, Opta entered into an additional loan and security agreement with Correlant for $5,000,000 bearing interest at 2.75% per annum, maturing on December 31, 2005, secured by 6,000 shares of Correlant Series D preferred stock held by Opta, and having the effect of a prepayment of a portion of its preferred Series D liquidation preference. On August 19, 2005 Opta repaid the entire $5,200,000 principal balance and accrued interest using the proceeds received from the Series D preferred stock liquidation as described above.  This transaction was independent of the liquidation proceeds paid to noncontrolling shareholders of Correlant as described above.

GoVideo’s Debt Restructuring

As reported in our Form 8-K as filed on July 29, 2005, on July 26, 2005, we entered into a series of transactions involving and relating to GoVideo.  Each of such transactions was conditioned upon each other and the consummation of such transactions was deemed to occur simultaneously.

As previously reported, on July 26, 2005 pursuant to a Participation Agreement (the “Participation Agreement”) between us and Wells Fargo Business Credit, a division of Wells Fargo Bank, NA (“Wells”), we acquired an 80% participation interest in the credit facility of our wholly-owned subsidiary, GoVideo, under the Credit and Security Agreement dated as of July 21, 2003, as amended to date (the “Wells Credit Agreement”) between GoVideo and Wells.  On October 13, 2005, we amended the Participation Agreement to provide for revolving advances in an amount up to $2,000,000 over the borrowing base (such revolving advances over the borrowing base to be referred to as “Overline Advances”) and as a result, our participation percentage was 80% with respect to the revolving advances that were not Overline Advances and 100% with respect to Overline Advances.  The maximum amount of the line of credit remained at $4,000,000.  Concurrently with the purchase of the participation and our collateral deposit of $800,000 in cash collateral to secure our obligations and guaranty of the Wells Credit Agreement, Wells released its lien on the intellectual property assets of GoVideo under the Wells Credit Agreement.

Pursuant to a forbearance agreement dated July 22, 2005, most recently amended by Wells January 20, 2006, between GoVideo and Wells (the “Forbearance Agreement”), Wells agreed to forbear from exercising its rights and remedies with respect to existing defaults under the Wells Credit Agreement from the date of the agreement through January 27, 2006 and modify certain terms of the Wells Credit Agreement, including reducing the maximum line of credit to

$4,000,000 and waiving the termination fee.  Wells also agreed that defaults by GoVideo under financial covenants in the Wells Credit Agreement and with respect to material adverse changes will not constitute new defaults under that agreement.   As a condition to the forbearance by Wells, GoVideo agreed to pay to Wells a fee of $300,000 by adding the fee to the loan’s principal balance in two installments, $150,000 on September 2, 2005 and $150,000 on January 4, 2006.  Opta agreed to enter into the Participation Agreement and to deposit $800,000 in cash collateral to secure Opta’s guaranty as described above.

On January 27, 2006, pursuant to a Loan Sale Agreement dated January 20, 2006 between Opta and Wells, the Participation Agreement was terminated and Opta, using funds obtained from the liquidation of Correlant, purchased the entire right, title and interest of Wells under, and Opta became the Lender under, the Wells Credit Agreement.  The purchase price was $2,148,000, which consisted of the following: $2,113,000 principal, $23,000 interest and unused line of credit fees, and $12,000 legal and audit fees incurred by Wells.  The full amount of Opta’s participation interest was credited against such purchase price.  On February 1, 2006, Opta, as such Lender, and GoVideo further amended the Forbearance Agreement to extend the Forbearance Period to April 30, 2006, and to terminate the guaranty and the subordination agreement previously delivered by Opta to Wells under the Credit Agreement.

Pursuant to a purchase and sale agreement dated July 26, 2005 (the “TCLMM Agreement”) among GoVideo, TCL Multimedia Technology Holdings Limited, a Cayman Islands company with shares listed on the Stock Exchange of Hong Kong Limited (“TCLMM”), TCL Industries, Asia Focus Industrial Limited (“Asia Focus”) and Opta, TCLMM agreed to assume the debt obligations owed by GoVideo to TCL Industries and Asia Focus under three promissory notes, with obligations totaling approximately $11,000,000 at July 26, 2005 (“Existing Obligations”).  The Existing Obligations were previously guaranteed by Opta, and secured by Opta’s pledge of 100% of the Common Stock and Series D Preferred Stock of Correlant, held by Opta.  Pursuant to the TCLMM Agreement, TCL Industries and Asia Focus released Opta’s obligations as guarantor under the Existing Obligations and released Opta’s pledge of the Correlant shares.

In consideration for TCLMM’s assumption of the Existing Obligations, GoVideo (i) assigned to TCLMM all of GoVideo’s right, title and interest in and to certain significant intellectual property assets of GoVideo (the “GoVideo IP”) and (ii) issued a promissory note in favor of TCLMM (the “TCLMM Note”) for an initial principal amount of $1,000,000, representing the preliminary difference between the value of the GoVideo IP, as determined by a third-party appraiser, and the Existing Obligations assumed by TCLMM.  A subsequent independent appraisal of the GoVideo IP was completed, which reduced the final valuation of the GoVideo IP by $700,000.  As a result, the TCLMM Note automatically increased to $1,700,000.

The TCLMM Note principal and interest, at a monthly rate of 0.257%, was originally due and payable on January 26, 2006.  Pursuant to the TCLMM Agreement, GoVideo had granted to TCLMM a subordinated lien on all of GoVideo’s assets, as security for the TCLMM Note, junior to the lien under the Wells Credit Agreement.  In addition, Opta had agreed to guaranty GoVideo’s obligations under the TCLMM Note pursuant to a Guaranty dated July 26, 2005.  GoVideo paid the principal and interest on the TCLMM Note in full on February 14, 2006.

Under the TCLMM Agreement, TCLMM granted to GoVideo a 90-day, non-exclusive, worldwide license to use the GoVideo IP on a royalty-free basis.  On August 30, 2005, GoVideo and TCLMM entered into an exclusive license agreement through October 24, 2008, with an automatic renewal for subsequent two year terms unless terminated by either party by ninety days written notice of intention not to renew.  Under the terms of the agreement, GoVideo agreed to pay TCLMM a royalty based on the cost of goods sold in connection with the distribution, sale, advertising and promotion of certain consumer electronics products under the GoVideo tradename.   GoVideo did not collect and forward any royalties to TCLMM from July 26, 2005 until January 12, 2006.  The GoVideo’s license agreement with TCLMM was subsequently terminated (See “Restructuring of GoVideo’s Operations” below).

TCLMM and Asia Focus are affiliates of TCL Industries, a stockholder controlling a majority of the outstanding shares of Opta.  Two of Opta’s directors, Messrs. Li Dongsheng and Vincent Yan, are affiliated with TCL Industries, TCLMM and Asia Focus.  The remaining two members of the Opta Board of Directors, Professor Zuoquan Lin and Mr. James Jian Liu, who are not affiliated with TCL Industries or its affiliates, participated in the negotiations and separately approved the transaction on behalf of the Opta Board of Directors.

Because GoVideo’s loan with Wells was secured by the GoVideo IP, Wells Fargo required the loan between GoVideo and Wells to be restructured prior to GoVideo’s sale of the GoVideo IP.  Although the debt was restructured so that GoVideo could sell the GoVideo IP to TCLMM, TCL Industries was not party to the Wells debt restructuring, and none of TCL Industries, its affiliates or Messrs. Li or Yan benefited from the transaction.

GoVideo’s debt was restructured to reduce GoVideo’s debt and its interest costs.  The following table summarizes the amount of debt owed by GoVideo to different entities, both before and after the debt restructuring transactions, and the current balance:

	Before Transactions	After Transactions	Current Balance (as of May 31, 2006)
Wells Fargo Credit Agreement (purchased by Opta)	$6,172,000	$667,000	$—
Loans from TCL Industries and Asia Focus	11,000,000	—	—
GoVideo Transfer of Intellectual Property to TCLMM	—	1,700,000	—
Loan from Opta	4,066,000	4,066,000	8,861,000

To summarize, in return for GoVideo’s transferring the GoVideo IP to TCLMM and GoVideo’s issuing the TCLMM Note in the amount of $1,000,000, increased to $1,700,000 as a result of completing the second third-party evaluation, to TCLMM, TCLMM assumed GoVideo’s obligations under the TCL Industries and Asia Focus promissory notes.  As a result of TCL Industries and Asia Focus being repaid on their respective notes, they released their pledge on the shares of Correlant held by Opta.  Upon Correlant’s dissolution, Opta was then able to receive its $10,000,000 Preferred Series D liquidation distribution from Correlant.

Restructuring GoVideo’s Operations

Opta purchased GoVideo in April 2003 out of bankruptcy. In the past three years, the U.S. consumer electronics market experienced increased competition as a result of lower market entry levels for new products and the influx of many products that directly compete with GoVideo’s products.  From the purchase date until management made the decision to restructure GoVideo’s operations, GoVideo’s net loss was in excess of $20,000,000 primarily due to declining margins industry-wide in the consumer electronics industry.  GoVideo was forced to reduce product prices in order to compete and to accept a declining gross margin.  In particular, during the nine month period following June 30, 2005, GoVideo incurred an approximately $10 million operating loss, which depleted the Company’s capital resources that otherwise would have provided continued financial support for GoVideo’s existing business model. The Company did not have the resources to continue to support losses of this magnitude.  In response to such losses, the Company implemented a series of transactions including the restructuring GoVideo’s debt and the liquidation of Correlant to increase Opta’s cash, as described above.  In addition, management determined that, to operate as a going concern, GoVideo’s operations had to be restructured, as described below.

During the first quarter of fiscal 2006, GoVideo began shutting down its historical operations as an original equipment manufacturer (“OEM”) because the business model required significant working capital to meet inventory needs and also carried a substantial risk of obsolete inventory.  In anticipation of implementing a new business model as a brand licensing provider for domestic retail consumer electronics, GoVideo entered a license agreement with TCLMM, in which TCLMM licensed the GoVideo IP to GoVideo in exchange for certain royalty payments, as described above. However, on December 28, 2005, TCLMM notified GoVideo of its intention to exercise its right to unilaterally terminate the agreement without cause upon ninety days’ written notice pursuant to the terms of the agreement. GoVideo agreed to terminate the agreement effective as of January 12, 2006 in order for Opta to continue the brand licensing business under a new license agreement with TCLMM (see below).  The shut down of GoVideo’s historical operations as a consumer electronics OEM was substantially completed by January 31, 2006.  GoVideo’s short term business plan has focused on collecting receivables and managing liabilities that remain outstanding from GoVideo’s historical operations.

Opta’s Entry into a Material Definitive Agreement

Opta entered into an exclusive license agreement with TCLMM to distribute, sell, advertise and promote consumer electronics products under trademarks associated with the GoVideo tradename as part of the strategic shift toward becoming a brand licensing provider for domestic retail consumer electronics.  There was no consideration paid in connection with this agreement.  However, under the terms of the agreement, Opta will pay TCLMM a royalty based on the cost of goods sold in connection with the distribution, sale, advertising and promotion of certain consumer electronics products under trademarks associated with the GoVideo tradename. Opta did not collect and forward any royalties to TCLMM from January 12, 2006 until April 30, 2006.

Although Opta licensed the GoVideo tradename from TCLMM, TCL Industries was not party to the license agreement, and none of TCL Industries, its affiliates or Messrs. Li or Yan benefited from the transaction.

As a result of focusing on the above, the completion of Opta’s Going Private Transaction and Periodic Reporting Obligations was negatively impacted and took longer than originally anticipated.  Additionally, consummating the transactions was time consuming, required significantly more cash and resources, both internal and external, than the Company originally forecasted and decreased the current value of the Company.   And although the above transactions had a negative impact on the Company’s current valuation, they were necessary to keep the Company viable in the short run and as a first step toward moving the Company toward profitability in the long run.

Legal Proceedings

Daewoo Electronics America, Inc.

On August 14, 2005, Daewoo Electronics America, Inc. (“Daewoo”) filed a lawsuit in the Superior Court of California, County of San Mateo, Case No. CIV 448845, entitled Daewoo Electronics America, Inc., Plaintiff v. Opta Corporation and Does 1 through 25, Defendants.  The Complaint in the suit alleges that Opta Corporation executed a written guaranty dated December 4, 2003 in favor of Daewoo in which Opta Corporation unconditionally guaranteed the payment of all obligations of GoVideo to Daewoo, in a principal amount not to exceed $5,000,000.  Daewoo alleges that it sold GoVideo goods of an agreed purchase price in excess of $10,000,000, for which GoVideo has not paid.  Daewoo alleges Opta Corporation owes Daewoo $5,000,000 in principal amount, plus interest, attorneys’ fees and costs under the guaranty.  In a separate lawsuit filed in the Superior Court of California, County of San Mateo, on September 14, 2005, Case No. CIV 449577, entitled Daewoo Electronics America, Inc., Plaintiff v. Opta Systems, LLC, dba GoVideo and Does 1 through 25, Defendants, Daewoo sued GoVideo for the alleged purchase price of the goods of approximately $10,700,000, in principal amount, plus interest, attorneys’ fees and costs.  Opta Corporation denies that it has any liability under the alleged guaranty.  GoVideo denies that it has any liability to Daewoo.  A motion to quash the service of Daewoo’s Summons and Complaint on Opta Corporation for lack of jurisdiction was taken off calendar following Daewoo’s re-service on Opta Corporation of the summons and complaint.  A similar motion on GoVideo’s behalf was granted by the Court, finding that GoVideo is not subject to the jurisdiction of California courts.  Opta Corporation’s demurrer challenging the legal sufficiency of Daewoo’s original Complaint was taken off calendar after Daewoo filed a First Amended Complaint on or about December 8, 2005.  Opta Corporation filed a demurrer to the First Amended Complaint and Opta Corporation also filed motions to dismiss the First Amended Compliant based on the filing of the GoVideo New Jersey Action described below, or, alternatively, to stay all action on the First Amended Complaint pending the outcome of the GoVideo New Jersey Action.  On March 23, 2006, the Court granted the motion to stay and took the hearing on the motion demurrer off calendar.  The trial date has also been vacated.  Daewoo filed a Notice of Appeal of the Court’s order staying the action on April 4, 2006.  The parties are in the process of preparing the appellate record and briefing on the appeal has not yet begun.  Opta Corporation intends to defend Daewoo’s suit and to pursue any and all remedies to which it may be entitled.

On November 14, 2005, GoVideo filed an action in the United States District Court for the District of New Jersey, entitled Opta Systems, LLC d/b/a/ GoVideo v. Daewoo Electronics America, Inc. et al., Civil Action No. 05-5387 (JAP) (the “GoVideo New Jersey Action”), in which GoVideo brought claims against Daewoo Electronics America, Inc. and Daewoo Electronics Corp. (together, “Daewoo”) for breach of contract, breach of duty of good faith and fair dealing, breach of express and implied warranties, negligence, fraud, tortious interference, unjust enrichment, and alter ego liability, arising out of a series of purchase order contracts and related agreements.  In the GoVideo New Jersey Action, GoVideo seeks compensatory damages from Daewoo in an amount not less than $19,400,000, plus punitive damages and certain other sums, and other relief.  On December 13, 2005, Daewoo obtained an automatic clerk’s extension of Daewoo’s time to file an Answer or otherwise respond to the Complaint, which extended such time to December 27, 2005.  Subsequently, by consent order dated December 29, 2005, Opta consented to further extend such time to January 27, 2006.  On January 26, 2006, Daewoo filed an Answer to Complaint, Separate Defenses, Counterclaims, and Jury Demand, and on January 27, 2006, Daewoo filed an Amended Answer to Complaint, Separate Defenses, Counterclaims, and Jury Demand, denying any and all liability alleged in the Complaint, and alleging counterclaims against GoVideo based on causes of action for account stated, breach of contract, unjust enrichment, and fraud.  By the counterclaims, Daewoo seeks damages in the total amount of $30,200,000, plus punitive damages and certain other sums.  On February 16, 2006, GoVideo timely filed an Answer and Affirmative Defenses to the Counterclaims denying any and all liability.  On May 17, 2006, the parties filed their Joint Discovery Plan, in accordance with the New Jersey Local Court Rules.  On May 22, 2006, the mandatory Initial Scheduling Conference with the Court was held, during which a pre-trial discovery schedule was ordered by the Court, but no trial date was fixed.  On May 23, 2006, a mandatory Settlement Conference with the Court was held, during which the parties discussed with the Court various preliminary settlement issues.

U.S. Customs and Border Protection

On March 15, 2006, U.S. Customs and Border Protection (“Customs”) issued a penalty notice (the “Notice”) to GoVideo of $4,380,000.  The Notice covered seven shipments, occurring from October 2004 through April 2005, of DVD players with unauthorized trademarks.  On May 15, 2006, Go Video timely filed a Petition for Relief (the “Petition”) raising legal and factual grounds supporting a mitigation or remission of the Notice amount.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

Two of Opta’s directors, Li Dongsheng and Vincent Yan, are also directors of TCL Corp.  Mr. Li Dongsheng serves as the Chairman of the TCL Corp and TCLMM board of directors.  Both Mr. Li Dongsheng and Mr. Vincent Yan hold positions with TCL Corp-affiliated companies, including TCLMM.  As a result of the Going Private Transaction, the ownership percentage of TCL Industries and LIH will increase from 32.0% and 19.2%, respectively, to approximately 33.6% and 20.1%, respectively.  TCL Industries and LIH have consented in writing to approve the Going Private Transaction.  Because the ownership percentage of TCL Corp-affiliated stockholders will slightly increase as a result of the Going Private Transaction, Opta engaged Cronkite & Kissell, an independent financial advisor, to opine as to the fairness of the Going Private Transaction to all the stockholders of the Company, including those not affiliated with TCL Corp.  In addition, Messrs. Lin and Liu, the two other members of our Board of Directors who are not affiliated with TCL Corp, separately analyzed the advantages, disadvantages and consequences of the proposed Going Private Transaction.  After their analyses, they separately approved the Going Private Transaction.

Transactions in Opta Stock

Since September 2003, Opta has repurchased approximately 6,935,857 shares of its common stock at $0.30 per share, all of which occurred from September 2003 through June 2004.  Each of such repurchases were separately negotiated transactions and were made in connection with the takeover of Correlant.  Specifically, in September 2003, Opta repurchased 4,241,334 shares of common stock from former Correlant shareholders located in Taiwan at $0.30 per share.  In February 2004, Opta repurchased an aggregate of 2,445,253 shares of common stock from former Correlant shareholders, employees and management located in the United States at $0.30 per share and with respect to one former director of Opta, his repurchase was conditioned upon his resignation as Opta director.  In June 2004, Opta repurchased 249,270 shares of common stock from two former Correlant employees.  In connection with all of the above-described repurchases, each of the parties released the other (including in the case of Opta, its subsidiaries and affiliates) from any and all claims relating to the Company or such stockholders’ ownership of the shares.

In August 2004, Opta reached a settlement with TurboComm Technologies, Inc (“TurboComm”) and under the terms of such settlement agreement, TurboComm delivered 686,000 shares of Opta common stock, constituting all shares of Opta owned by TurboComm, and both parties mutually agreed to release and discharge any and all claims that each may have against the other party.

Source of Funds and Financial Effect of the Going Private Transaction

We estimate that the fractional interests being cancelled in the Going Private Transaction would aggregate up to approximately 2,800,000 Pre-Merger Shares, resulting in total Cash Consideration to Cashed-Out Stockholders of up to approximately $168,026.  We believe that there are approximately 2,357,813 shares held by some stockholders who are on the Objecting Beneficial Shareowners (OBO) list, but we do not know exactly how many of such stockholders there are.  The Cash Consideration for approximately 442,608 Pre-Merger Shares held by identifiable stockholders totals $26,560 and assuming that the 2,357,813 shares on the OBO list are held by as many as 2,357,813 holders, the total Cash Consideration could be up to $168,026 ($26,560 for the identifiable stockholders plus up to $141,469 for the holders on the OBO list).  We expect to pay the Cash Consideration in connection with the Going Private Transaction and other expenses for the Going Private Transaction through our available cash and short term borrowings.  The Going Private Transaction and the related use of cash to complete the Going Private Transaction, which includes professional fees and other expenses related to the transaction and Cash Consideration to be made to certain stockholders, are not expected to adversely affect in any material respect our capitalization, liquidity, results of operations or cash flow.

Following the Going Private Transaction, we plan to suspend our Periodic Reporting Obligations, which means that our stock will not qualify to be traded on any automated quotation system, operated by a national securities association and will not be qualified to trade on the OTC Bulletin Board.

We believe the Going Private Transaction will be treated as to us as a tax-free “recapitalization” for federal income tax purposes, which will result in no material federal income tax consequences to us.  Depending on each stockholder’s individual situation, the Going Private Transaction may give rise to certain income tax consequences for stockholders.  More details regarding potential tax consequence are set forth in the section “Material Federal Income Tax Consequences” below.

Fees and Expenses

The following is a reasonably itemized statement of the fees and expenses that have been incurred or that are estimated to be incurred in connection with the Going Private Transaction and the transactions related thereto: up to $168,026 in Cash Consideration to the Cashed-Out Stockholders; $300,000 to our legal counsel; $38,000 for the preparation and issuance of a fairness opinion by Cronkite & Kissell; and $35,000 for other expenses.

Accounting Consequences

The Going Private Transaction will not affect the par value of our Common Stock, which remains $0.001 per share.  And although the Going Private Transaction will result in an increase in per share net income or loss and net book value of our Common Stock because fewer shares of our Common Stock will be outstanding, the change will be insignificant because the estimated decrease in the number of Pre-Merger Shares is immaterial in comparison to the number of shares that will remain outstanding subsequent to the Going Private Transaction.

Regulatory Filings and Approvals

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Going Private Transaction, nor any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required to consummate the Going Private Transaction, other than approvals, filings or notices required under federal and state securities laws and the corporate laws of the State of Delaware.

We will file a Schedule 13E-3 with the Commission to notify the Commission of our intent to go private. We anticipate that following the completion of the Going Private Transaction and the filing of a Form 15 with the Commission, our Periodic Reporting Obligations will immediately terminate.

Purpose of the Going Private Transaction

The purpose of the Going Private Transaction is to enable Opta to terminate its Periodic Reporting Obligations and enable us to continue future operations as a private company, thereby relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. We intend to accomplish this purpose by reducing the number of holders of record to fewer than 300 by cashing out the resulting fractional interests after the Merger.

Because the results of a Going Private Transaction are more predictable and automatic as compared to other alternatives of ways to complete the process of going private, our Board of Directors believes that the Going Private Transaction is the most expeditious and economical way of reducing the number of holders of record to fewer than 300 thereby positioning us to effect the termination of our Periodic Reporting Obligations.

Consideration by the Board of Directors

As previously reported, on June 29, 2001, a majority of the Company’s stockholders, led by TCL Corp, were successful in gaining control of the Company and replacing prior management of the Company.  On June 29, 2001, new directors and officers were appointed and the then existing directors and officers were immediately removed from office.

Following the replacement of prior management, the new management began an extensive review of various transactions undertaken by and involving old management prior to June 29, 2001.  Due to the preliminary results, the Company dismissed its then existing independent accountants and replaced such firm with new independent accountants.  On March 25, 2002, the new independent accountants were engaged to audit fiscal 2002.  As previously reported, during its preliminary investigation, new management of the Company identified various transactions undertaken by prior management which impacted reported financial and operating results with respect to its consolidated financial statements for fiscal 2001, 2000 and 1999 and ultimately concluded that a reaudit of the financial statements for fiscal 2001, 2000 and 1999 was required.  On July 24, 2002, the Company engaged its new independent accountants, to perform such reaudit and the Company concluded that it must restate these prior periods. As a result, the Company was unable to timely file its Form 10-K for fiscal 2002.  On November 5, 2002, the Company’s shares were removed from the OTC Bulletin Board for failure to comply with NASD Rule 6530.  Although Opta filed its Form 10-K for fiscal 2002 on April 16, 2004, the Company was not eligible to trade on the OTC Bulletin Board until it became current in all its required filings.  Since the time the

Company’s stock was delisted, trading has been sporadic and minimal, and there is no established public trading market for our stock. For example, during the one year period from April 1, 2005 to March 31, 2006, there were only 57 transactions with 836,801 shares in total traded. Of the 251 trading days during this period, 196 days had only quotes but no trades. During the three months period from January 1, 2006 to March 31, 2006, there were only 4 transactions with 33,703 shares in total traded. During the two months from April 1, 2006 to May 31, 2006, there were only seven trades and 49,999 shares transacted with a weighted average price of $0.056.  As a result, many of Opta’s stockholders have expressed concern to management regarding the lack of liquidity and ability to trade Opta’s stock.  Opta’s Board of Directors determined that maintaining the public company status imposed significant costs and required considerable attention from, and resources of, management with no significant benefit to liquidity.

Additionally, the future reporting requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), including Section 404 of Sarbanes-Oxley, are expected to significantly increase the cost and management burden of remaining a public company.  The Company’s Board of Directors determined that terminating the Periodic Reporting Obligations before having to comply with the Sarbanes-Oxley future reporting requirements would result in substantial cost savings while allowing management to focus on business operations, which would help us maximize stockholder value. In order to terminate our Periodic Reporting Obligations, we must reduce the number of record holders to fewer than 300.

The possibilities of going private and other strategic alternatives for the Company were first contemplated by current management, including Vincent Yan, President and CEO of the Company, following the replacement of prior management of the Company in 2001.  However, because of the Company’s delay in filing its Form 10-K for the fiscal 2002 following the reaudit of financial statements discussed above, the Company was not current in its Periodic Reporting Obligations and therefore was unable to pursue a going private transaction under these circumstances.  Management therefore made completion of the reaudit its priority and discussions regarding going private were postponed indefinitely until the Company became current in its Periodic Reporting Obligations.

Following the filing of the Form 10-K for fiscal 2004 on February 14, 2005, Mr. Yan initiated discussions regarding the possibility of going private with other directors including Messrs. Li, Liu and Lin through various telephone calls in March 2005.  During those conversations, Mr. Yan expressed two main concerns: (1) the continuing operating loss of GoVideo would provide little liquidity to the Company’s stockholders in the public market even if the Company was listed on OTC Bulletin Board, and (2) the high burden of accounting and legal cost associated with maintaining the Company’s public status.  During this period of time, Mr. Yan directed the management to study the possibility of listing the company on the NASDAQ Stock Market as a small cap company, but the result of such research showed that the Company lacked several conditions required in order to be qualified as a NASDAQ listed company.  At that time, both management and the Board also considered moving Opta’s listing to the OTC Bulletin Board as an alternative to provide liquidity to stockholders.  However, after management reviewed the performance of Opta’s business operations and the lack of trading volume in the Company’s stock, management concluded that the investing public would likely continue to have little or marginal interest in Opta’s stock.  Additionally, net loss attributable to GoVideo, Opta’s main operating subsidiary, was more than $10 million in calendar year 2004 and $2.2 million in the first two months of 2005.  Management and the Board believed that it would be extremely difficult for Opta to raise funds through public financing, while Opta continued to bear high accounting, legal and other costs in order to maintain its public status.  Consequently, Mr. Yan urged the Board to takes steps to preserve stockholders value and proposed that the Company go private.

At the same time, management and the Board considered alternatives other than going private. These considerations included pursuing strategic alternatives, such as identifying potential candidates to buy the company, further cost-cutting measures and relying on the cash flow from operating subsidiaries to fund the increased costs to maintain company’s public status.  Starting in 2005, management investigated strategic opportunities, but has been unable to find a suitable opportunity.  Further, in evaluating GoVideo’s ongoing operating costs, continuing losses and the effects of previous cost reduction efforts, Opta management determined that GoVideo would be required to shut down its historical business model of selling consumer electronics and focus on collecting receivables and managing liabilities that remained outstanding from GoVideo’s historical operations.  Management concluded that such cash flows were not sufficient to offset the increasing costs to maintain the Company’s public status.  The Going Private Transaction was therefore the most attractive alternative.

After initial discussions in March 2005, Messrs. Li and Yan favored the proposal of going private on the grounds that the Company should preserve its limited resources to devote to the development of the Company’s business operations.  Messrs. Liu and Lin, the non-affiliated directors and members of Audit Committee, had initial reservations for the proposal of going private.  They believed that the potential benefits of maintaining a public company status would be lost once the Company went private, and they also wanted to make more thorough investigations regarding the results of the Company’s business operations. Another issue agreed upon by all the Board members in March 2005 is that the Company seek opportunities to identify potential buyers or strategic partners and the management was directed to do so.

In April and May 2005, Messrs. Liu and Lin conducted their own assessments. Each of them had several telephone discussions with Sean Wang, former COO and CFO of the Company, who also favored the proposal of going private. (Mr. Wang subsequently resigned as COO and CFO of the Company, effective June 5, 2006.)  The focus of their reviews was (1) the cost incurred to Opta in maintaining public status, and (2) the possibility of turning around GoVideo’s business operations in the near future.  They also met Sean Wang in China when Mr. Wang visited there in May 2005.  During their meetings, they discussed in detail the future business plan of GoVideo. In May 2005, Mr. Liu also visited GoVideo’s headquarters in Arizona to gain first-hand information about GoVideo’s operations. On the basis of their previous knowledge and the results of their inquiries, they concluded that the current business model of GoVideo would be unable to make Opta a profitable business entity.

In May 2005, Professor Lin had several lengthy telephone conversations with accountants of the Company’s internal accounting staff regarding the Company’s financial status and the annual cost in maintaining the company’s public status. Mr. Lin concluded that the Company could save up to $1,000,000 a year in accounting, legal and other consultant bills if it was a private company, and taking into consideration the effect of compliance with the existing and future requirements of the Sarbanes-Oxley Act.  On April 7, 2005 and May 17, 2005, Messrs. Liu and Lin, as members of the Audit Committee, had two separate meetings by telephone conference call with the Company’s independent auditors with no other directors or officers of the Company participating.

After these inquiries, both Messrs. Liu and Lin concluded that: (1) going private would serve the best interest for the stockholders and the management should immediately start the going private procedure; and (2) if the Company’s business operation became profitable in the future, going public could always be an option for the stockholders, but the Company’s current priority was to preserve its limited resources to the existing business operations.

On May 27, 2005, each of the directors, including Messrs. Liu and Lin, authorized Sean Wang, former COO and CFO, to engage Cronkite & Kissell to conduct an independent evaluation of the Company’s common stock.

Cronkite & Kissell delivered its initial valuation opinion on June 14, 2005.  In its initial opinion, Cronkite & Kissell considered the fair market value of the common stock of the Company to be $0.10 per share.  After being advised that the cash consideration to cash-out a sufficient number of shares to terminate the Company’s Periodic Reporting Obligations were reasonably estimated to be between $80,000 and $250,000, the Board initially determined that $0.12, representing a 20% premium over the independently evaluated price, would be appropriate.  After further consultations with management and the Company’s legal counsel, on June 17, 2005, the Board unanimously decided to approve a repurchase price of the shares at $0.13 per share.

In determining the $0.13 per share price, the Board considered (1) the June 14, 2005 valuation report presented orally by Cronkite & Kissell, and (2) market price of the Company’s share on the Pink Sheets.  The non-affiliated directors accepted the Cronkite & Kissell report because they believed that the valuation results were similar to the results of their own investigations in the preceding months. They also reviewed the trading volume and prices of the Company’s stock from January through August 2005. While the Company’s stock was never traded above $0.14 per share during such period (except one single trade of 2,300 shares at $1.03 per share on January 28, 2005), the non-affiliated directors reached the conclusion that setting the per share repurchase price at $0.13 would be fair to stockholders both affected and unaffected by this transaction, i.e. to the Cashed-Out Stockholders and to those holders not receiving the Cash Consideration. While the aggregate Cash Consideration to be paid was estimated to be between $80,000 and $250,000, the non-affiliated directors also concluded that setting the price higher than $0.13 per share would be unfair to the remaining stockholders.

Because the results of a Going Private Transaction are more predictable and automatic as compared to other alternatives of ways to complete the process of going private, our Board of Directors believed that the Going Private Transaction would be the most expeditious and economical way of reducing the number of holders of record to fewer than 300 thereby positioning us to effect the termination of our Periodic Reporting Obligations.  Based on the Company’s stock records at June 30, 2005, August 2, 2005 and March 31, 2006, the Company estimates that it will have approximately 200 holders of record immediately following the Going Private Transaction.  Although exchange ratios of less than 5000 to 1 were discussed, the Board considered 5000 to 1 most appropriate to achieve the result of reducing the number of holders to less than 300.  The 11 largest Opta stockholders hold approximately 77% of Opta’s outstanding shares.  If all the holders on the OBO list continue to be Opta stockholders after the Going Private Transaction, we estimate that Opta will have approximately 200 stockholders after the Going Private Transaction.  Using a 4,000 to 1 ratio would have resulted in approximately 11 more stockholders and using a 3,000 to 1 ratio would result in approximately 27 more stockholders after the Going Private Transaction.  Because we do not know exactly how many holders are on the OBO list and cannot control potential trading after the Going Private Transaction, we decided to use the 5000 to 1 ratio because it would give the Company sufficient flexibility should the number of stockholders increase after the Going Private Transaction to a number between 200 and 300.

Because the ownership percentage of TCL Corp-affiliated stockholders would slightly increase as a result of the Going Private Transaction, Opta requested that Cronkite & Kissell expand the scope of their valuation opinion to address the fairness, from a financial point of view, of the share price to be received in the Going Private Transaction to all the stockholders of the Company, in particular those not affiliated with TCL Corp.

On May 27, 2005 and June 20, 2005, the Company engaged Cronkite & Kissell to deliver its fairness opinion as of June 30, 2005, based on the $0.13 per share repurchase price.  (The Company had previously engaged Cronkite & Kissell on May 27, 2005 to prepare the June 14, 2005 valuation report described above.)  On July 8, 2005, the Company filed its initial preliminary Schedule 14C and initial Schedule 13E-3, including Cronkite & Kissell’s opinion dated June 30, 2005 attached hereto as Annex D, with the SEC.  In such fairness opinion, Cronkite & Kissell stated that the fair market value of the common stock was $0.10 per share and that the $0.13 per share repurchase price was fair to the stockholders of the Company from a financial point of view.

Following these initial filings to effect the Going Private Transaction, the Company entered into the series of transactions involving our subsidiaries GoVideo and Correlant, as described above in “Past Transactions and Developments During the Current Fiscal Year”.  As these transactions neared completion, management and the Board decided to postpone the Company’s process of going private until the transactions were finalized, as such transactions conceivably could impact the substance of the Going Private Transaction.

Following the consummation of such transactions, management requested Cronkite & Kissell to update its valuation and fairness opinions to reflect such transactions.  On August 2, 2005, after taking into consideration events occurring in July 2005, including the restructuring of the Company’s debt, the assignment to TCLMM by GoVideo of its rights in certain intellectual property, the dissolution of Correlant and the resulting significant changes in the Company’s balance sheet, Cronkite & Kissell delivered its updated valuation opinion.  In such updated opinion, Cronkite & Kissell stated that the fair market value of the common stock of the Company was $0.116 per share and that the $0.13 per share repurchase price proposed and approved by the Company’s Board was fair.  On August 2, 2005, following receipt of the updated Cronkite & Kissell opinions, our entire Board of Directors, approved the Going Private Transaction.

At the Company’s request, Cronkite & Kissell again updated its valuation opinion as of September 20, 2005.  Cronkite & Kissell considered the Company’s revised business plan and financial forecasts with respect to GoVideo and GoVideo’s recent financial performance.  Cronkite & Kissell also stated in such updated valuation opinion dated September 20, 2005 and attached hereto as Annex F that its fairness opinion addresses the fairness, from a financial point of view, of the share price to be received in the Going Private Transaction by unaffiliated stockholders, namely stockholders who are not affiliated with TCL entities.  The September 20, 2005 opinion stated that the fair market value of the common stock is $0.10 per share.  After Cronkite & Kissell provided an updated valuation of the Company on September 20, 2005, the Board discussed the updated valuation in numerous telephone conferences. The Board took into consideration management’s estimation that GoVideo would continue to incur operating losses of several million of dollars in the next few months, which would offset the gain the Company made in selling GoVideo’s trade name and patents in July 2005.  Based on this information, the Board unanimously agreed to maintain the repurchase price of $0.13.

Opta originally intended to complete the Going Private Transaction prior to the deadline for filing its Form 10-K for the period ended June 30, 2005.  The process was delayed due to the series of transactions effected by Opta as discussed above.  Additionally, as previously reported, Opta dismissed its former accountant and engaged a new principal accountant on September 27, 2005 as part of a continuing effort to save costs.  As a result, the filing of Opta’s 14C was delayed until Opta became current in all its required periodic filings.

After the filing of Amendment No. 2 to Schedule 14C on October 3, 2005, the Company engaged new auditors to conduct the audit of its financial statements for the fiscal year 2005 and entered into a series of transactions involving the restructuring of its business model, as described above in “Past Transactions and Developments During the Current Fiscal Year”.  The value of the Company significantly deteriorated during this period primarily due to the shut down of GoVideo’s historical operations as a consumer electronics original equipment manufacturer.  The board subsequently requested Cronkite & Kissell to conduct a new evaluation on the fair market value of the common stock based on GoVideo’s shutdown of historical operations, Opta’s new business model and the updated financial forecasts and financial condition of the Company. On February 27, 2006 Cronkite & Kissell delivered an updated valuation opinion. Based on Cronkite & Kissell’s evaluation, the fair market value of the common stock of the Company as of February 25, 2006 is reasonably stated in the amount of one million one hundred thousand dollars ($1,100,000) or $.02 per share based upon 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the valuation date. On April 8, 2006, at the Company’s request, Cronkite & Kissell again updated its valuation opinion, and based on the Company’s updated financial information, Cronkite & Kissell adjusted its valuation of the fair market value of the Company’s common stock on a discounted basis for minority interest to $0.026 per share as of March 25, 2006.

The board members reviewed Cronkite & Kissell’s updated valuation opinions of February 27 and April 8, 2006, and had several telephone conversations among the board members regarding a potential revision to the repurchase price in the Going Private Transaction. Dongsheng Li and Vincent Yan, each of whom is a director affiliated with TCL Corp., agreed to revise the repurchase price to $0.03 per share. James Liu and Zuoquan Lin reviewed the Company’s new business model, the audited financial statements for fiscal year ended June 30, 2005, and the quarterly unaudited financial statements for the periods ended September 30, and December 31, 2005. Both Messrs. Liu and Lin agreed to the new purchase price of $0.03 for two reasons: (1) they believe that the Company has a good chance to fulfill Opta’s new business model and generate future income that matches Cronkite & Kissell’s assessment about the value of the Company common stock and (2) although a repurchase price of $0.03 per share was a premium over Cronkite & Kissell’s valuation of $0.026 per share (after giving effect to a discount for minority interest), the aggregate amount of the premium that would be paid by the Company for the repurchase of its common stock would be $17,000, and they believe that the Company would have sufficient cash available for its normal operation after the repurchase. The board passed a resolution through unanimous written consent to approve $0.03 per share as the new purchase price on April 8, 2006.  On April 10, 2006, Cronkite & Kissell delivered an updated fairness opinion (attached hereto as Annex H), in which it stated that the $0.03 per share repurchase price proposed and approved by the Board was fair, from a financial point of view, to the stockholders of the Company.

On June 8, 2006, at the Company’s request and in response to comments from the SEC Staff, Cronkite & Kissell revised its valuation opinion to additionally provide that, as of March 25, 2006, the fair market value of the common stock of the Company on an enterprise basis is reasonably stated in the amount of $0.032 per share. The Board reviewed several factors again to determine whether a new purchase price needed to be established. These factors included the

Cronkite & Kissell’s updated evaluation based on income approach, the Company’s new business model on which Cronkite & Kissell’s analysis was based, the Company’s net book value, and the market traded price of the Company’s stock in the past five months. The Board again believed that many empirical factors such as net book value and liquidation method provide little guidance for the board to determine a fair price because the net book value and the liquidation value of the Company were each negative as of March 31, 2006.  The Board believed that the assessed new value by Cronkite & Kissell was the closest in reflecting the value of the Company’s common shares. The Board passed a resolution through unanimous written consent to approve $0.06 per share as the new purchase price on June 10, 2006.  The new price represents an approximately 90% premium to Cronkite & Kissell’s new assessed value. In addition, the Board noticed that the Company’s common shares were traded at a weighted average of $0.5 per share during the twelve months ended March 31, 2006.  Although the trades were sporadic and amount of shares were very few, the Board believed that a 20% premium to the market traded price would be fair to nonaffiliated stockholders. On June 20, 2006, Cronkite & Kissell delivered an updated fairness opinion (attached hereto as Annex I), in which it stated that the $0.06 per share repurchase price proposed and approved by the Board was fair, from a financial point of view, to the stockholders of the Company.

Reasons for the Going Private Transaction

Cost Savings

We incur direct and indirect costs associated with our status as a public company. Among the most significant are the costs associated with compliance with the Periodic Reporting Obligations imposed by the Commission. Direct costs associated with compliance with the Periodic Reporting Obligations include, but are not limited to auditing fees, legal fees, consultant fees, financial printer fees and miscellaneous clerical and other administrative expenses, such as word processing, conversion to EDGAR, telephone and fax charges associated with the preparation and filing of periodic reports, proxy materials and other reports and statements with the Commission.

Based on our experience in prior years, our direct costs of complying with the Periodic Reporting Obligations are estimated to be approximately $880,000 annually, based on estimated annual audit and accounting fees of $200,000, estimated annual legal fees of $150,000, estimated financial printer fees of $10,000, estimated transfer agent fees of $7,000, estimated costs associated with filing reports with the Commission (including internal administrative staff) of $50,000, estimated costs for directors’ and officers’ insurance of $330,000, estimated future costs associated with Sarbanes-Oxley compliance of $80,000 and estimated miscellaneous costs of $50,000.  Indirect costs associated with compliance with the Periodic Reporting Obligations include, among other things, the time our executive officers and accounting staff expend to prepare and review our periodic reports. Because we have only a few executive personnel, these indirect costs are substantial. Due to additional regulations and compliance procedures required of public companies under Sarbanes-Oxley, including our independent auditors’ report on our management’s assessment of our internal controls for financial reporting purposes under Section 404 of Sarbanes-Oxley, we expect that both the direct and indirect costs identified above will increase in the future.  Moreover, we believe that such costs will increase as the Company addresses the concerns in the Company’s external auditors’ report to the Board in February 2006 of several  “significant deficiencies” that collectively constituted a “material weakness” in our internal control over financial reporting.  These material weaknesses in internal control over financial reporting did not impact the Board’s or Cronkite & Kissell’s ability to evaluate the fairness of the Going Private Transaction.

Our Board of Directors considered the cost to us of continuing to file periodic reports with the Commission and complying with the proxy and annual report requirements under the Exchange Act compared to the benefits to us and our stockholders of continuing to operate as a public company. Under the circumstances, our Board of Directors determined that the benefits that we and our stockholders would typically expect to derive from our status as a public company are not being realized and are not likely to be realized in the foreseeable future.  In particular, as discussed above, in the period since the Company’s stock was delisted from the OTC Bulletin Board, trading has been sporadic and minimal, and there is no established public trading market for our stock. For example, during the one year period from April 1, 2005 to March 31, 2006, there were only 57 transactions with 836,801 shares in total traded. That is, 196 of 251 trading days during such period had only quotes but no trades. During the two months from April 1, 2006 to May 31, 2006, there were only seven trades and 49,999 shares transacted with a weighted average price of $0.056.

As a result, our Board of Directors concluded that the elimination of the costs of complying with our Periodic Reporting Obligations outweighed the benefits of continuing to incur such costs. We are, therefore, undertaking the Going Private Transaction at this time to save us the substantial costs, which we expect to increase over time, and resources required to comply with the Periodic Reporting Obligations and other obligations associated with operating as a public reporting company. However, the actual savings to be realized from terminating our Periodic Reporting Obligations may be higher or lower than our estimates.

Competitive Disadvantage

As a public company, we are required to make certain disclosures in connection with our Periodic Reporting Obligations. Those public disclosures can potentially place us at a competitive disadvantage by providing our non-public competitors with strategic information about our business, operations and results while not having access to similar information about those competitors. In light of our limited size and resources, competitive disadvantages related to our public reporting obligations and our lack of intent to raise capital through a public offering or effect acquisitions using our stock, our Board of Directors does not believe the costs associated with maintaining our Periodic Reporting Obligations and maintaining our stockholder accounts are justified. Our Board of Directors believes that it is in the best interests of us and our stockholders as a whole to eliminate the administrative burden and costs associated with maintaining our Periodic Reporting Obligations and maintaining stockholder accounts.

Procedural Factors Favoring the Going Private Transaction

Our Board of Directors analyzed the Going Private Transaction and its anticipated effects on our stockholders and have deemed the Going Private Transaction and related termination of our Periodic Reporting Obligations to be substantively and procedurally fair to, and in the best interests of, our affiliated and unaffiliated stockholders, whether they are cashed out or remain as stockholders following the Going Private Transaction. In reaching this conclusion, our Board of Directors also considered, in no particular order and without preference, the factors described below.

The Going Private Transaction Provides our Stockholders with Liquidity

As a result of our stock being delisted as discussed above, the average daily trading volume for our Common Stock was minimal and deemed illiquid by most standards. The Going Private

Transaction will provide stockholders who hold fewer than 5,000 shares at the Effective Time the opportunity to liquidate their investment in us at a premium or the current market price.

No Unusual Conditions to the Going Private Transaction

Our Board of Directors also considered the likelihood that the Going Private Transaction would be implemented. In this regard, it considered that there are no unusual requirements or conditions to the Going Private Transaction, and that we have the financial resources to implement the Going Private Transaction expeditiously.

Interest of TCL Corp in the Going Private Transaction

As a result of the Going Private Transaction, the ownership percentage of TCL Industries and LIH will increase from 32.0% and 19.2%, respectively, to approximately 33.6% and 20.1%, respectively.  TCL Industries and LIH have consented in writing to approve the Going Private Transaction.  Two of Opta’s directors, Li Dongsheng and Vincent Yan, are also directors of TCL Corp.  Both Mr. Li and Mr. Yan hold positions with TCL Corp-affiliated companies, including TCLMM.

Because the ownership percentage of TCL Corp-affiliated stockholders will slightly increase as a result of the Going Private Transaction, Opta engaged Cronkite & Kissell, an independent financial advisor, to opine as to the fairness of the Going Private Transaction to all the stockholders of the Company, including those not affiliated with TCL Corp.  Cronkite & Kissell’s fairness opinion specifically addresses the fairness of the Going Private Transaction to unaffiliated stockholders.

Messrs. Lin and Liu, the two other members of our Board of Directors who are not affiliated with TCL Corp, separately analyzed the advantages, disadvantages and consequences of the proposed Going Private Transaction. As described above, the non-affiliated directors conducted their own investigations before authorizing the Going Private Transaction. Their analyses and decisions were based upon a number of factors, including: (1) the Company’s current financial and business operating status, (2) the Company’s future plans and its profitability forecast, (3) the increasing costs to maintain the Company’s public status, and (4) the lack of liquidity for the Company’s stock as a result of minimal and sporadic trading of the shares on the Pink Sheets. After their investigation, they separately approved the Going Private Transaction.

Structure of Going Private Transaction — Stockholder and Board Approval

The Going Private Transaction was specifically structured in a way that requires stockholder approval and provides statutory appraisal rights to non-consenting stockholders.  One of the reasons the Company specifically structured the Going Private Transaction to include a merger, rather than a reverse stock split, was to provide for appraisal rights to unaffiliated stockholders.  Such appraisal rights are more fully described in the section entitled “Appraisal Rights” below.  The Going Private Transaction was not structured in a way that would require approval of a majority of unaffiliated stockholders.  However, the Board concluded that the procedural safeguards afforded by such appraisal rights, together with the independent valuation and fairness opinion delivered by Cronkite & Kissell, would make the Going Private Transaction procedurally fair to the unaffiliated stockholders, even though the consents of unaffiliated stockholders to the Going Private Transaction were not solicited. Furthermore, the unaffiliated stockholders are not being treated differently as a group from the affiliated stockholders.  The difference in treatment arises from whether or not a stockholder holds more or less than 5,000 Pre-Merger Shares.  The

Going Private Transaction has been approved unanimously by all members of the Board of Directors, including all non-employee directors.

Substantive Factors Favoring the Going Private Transaction

Direct and Indirect Cost Savings

As discussed above, we incur direct and indirect costs associated with our status as a public company. Among the most significant are the costs associated with compliance with the Periodic Reporting Obligations imposed by the Commission. As discussed above, we estimate that we will save approximately $880,000 annually in direct general and administrative costs by being a private company. We also believe that because of Sarbanes-Oxley, such direct costs would increase in the future. Additionally, the indirect cost to our company in terms of senior management and accounting staff time spent on complying with the Periodic Reporting Obligations will also be saved.

The Going Private Transaction Offers Stockholders the Opportunity to Receive Cash at a Premium Price

Our Board of Directors considered several methods for valuing our stock to determine the $0.06 price per share to be paid to stockholders with resulting fractional interests as a result of the Going Private Transaction. The Cash Consideration represents a premium of approximately 20% over the average daily closing trading price of the Common Stock for the12-month period ending March 31, 2006, and a premium of approximately 88% over the controlling interest valuation price of $0.032 most recently provided by Cronkite & Kissell.

Our Common Stock is traded on the Pink Sheets under the symbol “OPTP. PK.”  Due to the sporadic and minimal trading, our shares were traded on occasions at unusually high prices.  The high common stock prices per share and the related volume on that particular day for the twelve months ended March 31, 2006 were:

Quarter Ended	High Trade	Volume
3/31/2006	$0.08	200
12/31/2005	0.14	7,000
9/30/05	0.08	52,300
6/30/05	0.14	15,000

The average daily high prices for the 14-month period ending May 31, 2006 was $0.056 and for the five-month period between January 1, 2006 and May 31, 2006 was $ 0.054. The Cash Consideration represents a premium of approximately 7% and 11% for these two periods.  For more information, please see the section “Market Prices of Our Common Stock and Dividend Policy.” Although the Opta’s stock is illiquid in the public traded market, there have been sporadic trades done in the past 14 months and stockholders could liquidate their shares over a period of time. Therefore, the Board believed that giving a premium over the market quoted price is fair to both affiliated and nonaffiliated stockholders.

Fairness Opinion General

The Board hired Cronkite & Kissell based on its qualifications and expertise in providing financial advice to companies and its reputation.  Opta engaged Cronkite & Kissell to perform a SFAS 141 analysis at April 18, 2003 for a fee of $11,000 and a SFAS 142 study at June 30, 2004 for a fee of $8,218.  In July 2005, Opta engaged Cronkite & Kissell to estimate the fair value of GoVideo’s patents and trade names for a fee of $8,500.  No other material relationship exists or has existed within the past two years between Cronkite & Kissell and the Company prior to this transaction.  Pursuant to a letter agreement dated May 27, 2005 and amended June 20, 2005, Cronkite & Kissell will be paid fees totaling $38,000 for the Cronkite & Kissell Fairness Opinions.  Such fee is not contingent on the successful completion of the Going Private Transaction.

On May 27, 2005, Cronkite & Kissell was engaged by Opta to estimate the fair market value of the Company’s common stock. On June 14, 2005, Cronkite & Kissell delivered verbally and in a draft executive summary letter its estimate of fair market value at $.10 per share.  On July 8, 2005, Cronkite & Kissell delivered its June 30, 2005 valuation opinion which was filed as an Exhibit to the initial preliminary Schedule 14C filed with the Commission on July 8, 2005 and attached hereto as Annex D.  Subsequently, the Company entered into a series of transactions in July 2005 that are described in “Past Transactions and Developments During the Current Fiscal Year.” Cronkite & Kissell was then requested by the Company to update its estimate of the fair market value of the Company’s common stock taking into consideration these events; specifically the restructuring of the Company’s debt, the assignment to TCLMM by GoVideo of its rights in certain intellectual property and the dissolution of Correlant.  These events caused significant changes in the Company’s financial statements.  Cronkite & Kissell considered the events that occurred in July 2005 and the resulting changes in the Company’s financial statements in updating its estimated value and provided an updated valuation and fairness opinion letter dated August 2, 2005 which is attached at Annex E.  In August 2005, the Company again requested that Cronkite & Kissell update its estimate of the fair market value of the Company’s common stock to take into account GoVideo’s revised business plan, financial forecasts and recent financial performance as a result of the Company’s having taken significant steps to restructure the operations of GoVideo. Cronkite & Kissell’s updated valuation and fairness opinion letter dated September 20, 2005 is attached as Annex F.  Subsequently, the Company entered into a series of transactions involving the restructuring of its business model, as described above in “Past Transactions and Developments During the Current Fiscal Year”.  The value of the Company significantly deteriorated during this period primarily due to the shut down of GoVideo’s historical operations as a consumer electronics original equipment manufacturer as necessitated by continuing losses of GoVideo, primarily due to ongoing declines in margins industry-wide in the consumer electronics industry as a result of increased competition due to lower market entry level for new products.  In order to change GoVideo’s business model, the Company implemented a series of transactions including the restructuring of GoVideo’s debt and the liquidation of Correlant to increase cash. In February 2006, due to the GoVideo’s shutdown of historical operations and Opta’s new business model and the updated financial forecasts and financial condition, the Company again requested that Cronkite & Kissell update its estimate of the fair market value of the Company’s common stock.  Cronkite & Kissell’s updated valuation and fairness opinion letter dated February 27, 2006 is attached as Annex G.  In April 2006, the Company’s auditors completed their review of the Company’s  financial statements for the six month period ended December 31, 2005 and  the Company once more requested that Cronkite & Kissell update its estimation of the fair market value of the Company’s common stock. Cronkite & Kissell’s updated valuation opinion dated April 10, 2006 is attached as Annex H.   At that time, Cronkite & Kissell had provided to the Board a draft fairness opinion which never finalized or delivered to the Board. In June 2006, the Company requested that Cronkite & Kissell amend its valuation letter dated April 10 to include an estimate of the fair market value of the Company’s common stock on an enterprise basis.  Cronkite & Kissell’s updated valuation and fairness opinion letter dated June 20, 2006 is attached as Annex I.  Cronkite and Kissell also amended its valuation letters dated September 20, 2005 and February 27, 2006 to include the value of the

Company’s common stock with and without a discount for a minority interest. With respect to each of the updated opinions, the estimated fair market value of Opta’s common stock changed as the Company entered into the transactions described above, new financial information became available and as GoVideo continued to shut down historical operations and Opta implemented its new business model in response to continuing losses.

August 31, 2005 Valuation

Market Approach

One of the approaches used by Cronkite & Kissell to estimate the value of the Company’s common stock was a Market Approach.  There are five steps involved in using the market approach, as follows:

•                  The determination of earnings levels considered to be representative of the future operating performance of the subject company.

•                  The selection of guideline companies to be used for comparison purposes. The guideline companies can be either publicly traded companies or companies (publicly-traded or private) that have recently been acquired. Cronkite & Kissell focused its analysis on publicly-traded guideline companies as no comparable transactions were identified within the past two years.

•                  The performance of a comparative risk analysis between the subject company and the guideline companies.

•                  The selection of appropriate market multiples for the subject company based on the comparative risk analysis and a thorough analysis of the guideline market multiples.

•                  The determination of value for the subject company’s total enterprise, and after subtracting interest-bearing debt, its equity.

Determination of Representative Earnings

Essential ingredients of the market approach are the appropriate levels of earnings to utilize.  In determining representative levels, Cronkite & Kissell reviewed the historical trends, as well as the projections for future operations, of the Company in terms of revenues, earnings, and cash flow.  Because Opta did not have any earnings for the twelve month period ended August 31, 2005, the date of the valuation opinion, Cronkite & Kissell relied upon revenues as a measure upon which to apply a multiple.

When employing the market approach, it is important to obtain a representative list of publicly owned or recently acquired companies that are similar to the subject company in those respects carrying the greatest weight with the investing public.  In some cases, companies may be quite similar from an investment standpoint, even though they appear to be engaged in somewhat different lines of business.  Primarily, they should offer operational and economic comparability in the areas of major importance to the investing public.

Cronkite & Kissell’s search for such companies included a review of certain databases which contain pertinent financial and operating information on actively traded public companies.  In establishing the search parameters, four basic criteria had to be met initially:

•                  The company had to be primarily engaged in the consumer electronics industry.

•                  The company’s common stock (or ADR for international companies) had to be outstanding in the hands of the public.

•                  The trading market of the company had to be relatively active to obtain true investor sentiment.

•                  The company had to make its financial information public.

After reviewing companies fitting the general criteria described above, Cronkite & Kissell selected six for comparison purposes:

•                  Audiovox Corp.

•                  Emerson Radio

•                  Harmon International

•                  Matsushita Electric

•                  Phillips Electric

•                  Pioneer Corp.

Comparative Analysis with Opta

Before drawing any conclusions from the market multiples evidenced for the guideline companies, it is necessary to complete a comparative analysis.  Such an analysis compares the subject company with the guideline companies on the basis of risk and return characteristics in order to determine the subject company’s risk/return profile relative to that of the guideline companies as a group.  The analysis generally focuses on quantitative considerations, which include financial performance and other quantifiable data, and qualitative considerations, which include any factors which are expected to impact future financial performance and investors’ interpretations of the financial results.

Based on Cronkite & Kissell’s review of these statistics and consideration of the qualitative factors impacting the business, Opta appears to represent a significantly greater investment risk, for a given return, relative to the guideline companies as a group.

Determination of Market Multiples

The enterprise value (“EV”) / Revenue multiples for the guideline companies were computed by dividing the aggregate value of equity (adjusted for the size differential between the guideline companies and Opta) and debt by their latest twelve months (“LTM”) revenue prior to the valuation date. Adjusted EV/Revenue multiples for the guideline companies ranged from .27 to 1.45 with a median of ..54.

Based on the risk factors described above and other factors considered, most significantly Opta’s very low profit margins, Cronkite & Kissell’s analysis indicates the following ratios are appropriate for Opta:

EV/Latest 12-Months Revenues	0.10
EV/Next Fiscal Year Revenues	0.30

Market Multiple Summary

Applying the appropriate multiples to their respective levels of earnings yields indications of value as follows ($000s):

	Latest 12 Months Revenues	NFY Revenues
Representative Level	$117,639	$45,500
Market Multiple	x 0.10	x 0.30
Enterprise Value (rounded)	11,764	13,650
Less: Debt	(5,659)	5,659)
Equity Value	$6,104	$7,991

The average of the two approaches yields an equity conclusion of $7,000,000 (rounded).

Income Approach

An income approach, specifically the discounted cash flow approach, is another method used by Cronkite & Kissell in estimating the fair market value of Opta.  This approach entails four basic steps, as follows:

•                  The determination of the appropriate cash flows to discount, based upon projected income statements and balance sheets for the subject company.

•                  The selection of an appropriate discount rate for the subject company projections, based upon an analysis of alternative investments, including public company discount rates.

•                  The determination of a terminal value for the subject company, as of the end of the last period for which projections are available.

•                  The determination of the total enterprise value of the subject company

Determination of Free Cash Flow

The cash flow figures used in the discounted cash flow approach are operating cash flows, that is, before deducting interest or principal payments on debt.  Often referred to as “net debt free cash flow,” these cash flows are equal to the earnings that would be available to common and preferred stockholders assuming no debt existed in the capital structure, plus the add back of depreciation and other non-cash expenses, and net of other projected expenditures, such as additions to working capital and property, plant and equipment.  Thus, the present value of a stream of these cash flows provides an indication of value for the enterprise of the subject company. Any assumptions regarding the capital structure of the subject company must be incorporated into the discount rate applied to the projected cash flows. Debt is subtracted from the enterprise value to arrive at the value of its equity.

Five-year projections for the Company, prepared in August 2005 and reflecting the new business model for the GoVideo subsidiary and the negotiated terms between TCLMM and GoVideo regarding the licensing of the intellectual property were provided by Opta management and used in Cronkite & Kissell’s analysis.

The projections provided by Opta management, are presented below:

(in thousands)	12/31/06	12/31/07	12/31/08	12/31/09	12/31/10

Net Sales	$45,500	$123,760	$177,450	$190,050	$217,200
Gross Profit	1,229	3,342	4,791	5,131	5,864
Operating Income	729	2,712	4,111	4,381	5,064

Management’s financial projections are based upon a set of assumptions, many of which are subjective. The Company has not yet demonstrated its ability to implement the business plan underlying the projections. Some of the key assumptions include the following:

•                  Product is delivered directly from the vendor; GoVideo does not hold inventory;

•                  Gross margins are based on management’s target of 2% - 3% of sales; and

•                  Selling, general & administrative costs are controlled at $500,000 growing only as revenues do.

Determination of Discount Rate

A discount rate is an expected total yield (or rate of return) that investors require for a particular class of investment. In Cronkite & Kissell’s analysis, they developed a weighted average cost of capital (“WACC”) for the Company (which measures the after-tax costs of debt and equity weighted by the percentage of debt and equity in the Company’s capital structure)

Weighted Average Cost of Capital (“WACC”)

Arithmetically, the formula for calculating the after-tax WACC is:

where:

KD                  =                                         After-tax cost of debt

KE                    =                                         After-tax cost of equity

D                           =                                         Estimated market value (or book value) of debt

E                           =                                         Estimated market value of equity

V                            =                                         Value of invested capital (debt “plus” equity)

The WACC for the Company was developed using the Capital Asset Pricing Model (“CAPM”).  A discussion of the methodology follows.

Cost of Equity

The CAPM is most often applied (and most meaningful) when valuing companies that resemble public companies.  In applying the CAPM, adjustments are made to the cost of equity estimate based on comparing the subject company to a group of publicly traded guideline companies.

The components and formula for the CAPM model are as follows:

E(Ri) = Rf + (RPm) + RPs

where:

E(Ri)        = Expected (market required) rate of return on security i.

Rf                        = The rate of return available on a risk-free security as of the valuation date.

                           = Beta.  Called systematic risk in CAPM terminology, beta is a function of the relationship between the return on an individual security and the return on the market (as measured by a broad market index).  For the market index as a whole, the average beta (by definition) is 1.0.  A beta coefficient of 1.00 implies that a company’s return is as volatile as the overall market.  A beta coefficient that is higher (lower) than 1.00 implies that the company’s return is more (less) volatile than the overall market.  By identifying guideline companies representative of an industry, inferences can be made regarding the risk level of the industry based on the observed betas.  That is, in a CAPM analysis, beta is used as a measure of industry risk.

RPm              = The general equity risk premium for the “market”.

RPs               = Risk premium for size and other company specific risks.

Utilizing the CAPM formula, and the guideline companies, an after-tax cost of equity of 31 percent was calculated as presented below:

Average Unlevered Beta of Guideline Companies	1.37
Relevered Beta for Opta	1.78
Multiplied by Equity Risk Premium	7.17%
Equals Company Equity Risk Premium	12.74%
Add: Size Premium	6.41%
Add: Risk Free Rate on Long-Term Treasury Notes	4.36%
Add: Specific Risk Factor for Liquidity Concerns and Unproven Business Model	10.00%
After-Tax Cost of Equity for Opta	34.00%

Cost of Debt

Opta’s pre-tax cost of debt was estimated at 5.5 percent based upon the weighted average cost of the refinanced debt plus a 5% premium for default risk

WACC Calculation

A capital structure of 67.0 percent debt and 33.0 percent equity was utilized in the WACC calculation and was estimated based on the Company’s balance sheet after the restructuring.  Applying the estimated after-tax cost of equity and after-tax cost of debt to the estimated capital structure resulted in an after-tax WACC for the Company of 25.0 (rounded).

Discounted Cash Flow Summary

The value indications that have been computed using the Income Approach reflect the value of the total enterprise. Based upon debt-free cash flow projections (including provision for a terminal value at the end of the five year forecast period), a WACC of 25.0 percent, and a perpetuity growth rate of 5.0 percent, Cronkite & Kissell’s analysis yielded an indication for the enterprise value of Opta of $10,436,000. Deducting interest-bearing debt of $4,659,000 yielded an enterprise value of equity of $5,800,000 (rounded). The 5.0% terminal growth rate was based upon the median four-year historic annual revenue growth rate for the guideline companies (5.2%). GoVideo’s revenue growth in fiscal 2005 was 2.1%.

Cost Approach/ Liquidation Analysis

Opta’s independent audit firm has expressed concern in the Company’s ability to continue as a going-concern.  Cronkite & Kissell has therefore also considered a cost approach to value, specifically the adjusted net assets method.  In this method, a valuation analysis is performed for a company’s identified fixed, financial, and other assets.  The derived aggregate fair market value is then “netted” against the estimated fair market value of all existing and potential liabilities, resulting in an indication of the fair market value of the stockholders’ equity.

Cronkite & Kissell relied upon discussions with management and bank collateral requirements in estimating the percent of the book value of each asset class that could be realized upon disposition. Management estimates that only 70% of accounts receivable, 25% of prepaid expenses and 50% of net fixed assets would be recoverable in liquidation. The liquidation value of all other assets was estimated at 100 percent of their book value with the exception of trade names for which no value was ascribed given the assignment of the Company’s rights in its intellectual property to TCLMM. The remaining $1 million expected cash distribution from the Correlant dissolution was also included. All liabilities were estimated at 100 percent of their book value. This approach indicated that proceeds that could be realized from the disposition of the assets exceeded the value of the Company’s liabilities by $300,000 (rounded). The liquidation value represents the minimum value of the Company’s equity.

August 31, 2005 Valuation Summary

In Cronkite & Kissell’s valuation of Opta, Cronkite & Kissell utilized widely recognized valuation methodologies that yielded indications of value for the common equity of the Company, as a going concern, from $5,800,000 to $7,000,000. Neither of these value indications taken alone represents Cronkite & Kissell’s estimate of the fair market value of the Company’s common equity.

Giving greater weight to the income approach, Cronkite & Kissell has estimated the fair market value of the common equity of Opta at $6,000,000 on a enterprise level (approximately $0.12 per share) and at $5,000,000 on a minority level (approximately $.10 per share).

February 25, 2006 Valuation Update

Market Approach

Determination of Representative Earnings

As previously described herein, Opta’s business model, specifically as it relates to its GoVideo subsidiary, has undergone significant changes since the August 31, 2005 valuation. It’s expected future revenues and operating profits bear no relationship to its historic revenue and earning levels. Consequently it would be inappropriate to apply a market multiple to historic revenues and earnings. We have therefore utilized forecasted 2006 revenues and earnings before depreciation, interest and taxes (“EBITDA”) in this approach.

Comparative Analysis with Opta

Based on Cronkite & Kissell’s review of these statistics and consideration of the qualitative factors impacting the business, Opta appears to represent a significantly greater investment risk, for a given return, relative to the guideline companies as a group. However, we have assumed for purposes of this analysis, that the Company will be successful in its implementation of the new licensing business model and will achieve its forecasted 2006 earnings

Determination of Market Multiples

The enterprise value (“EV”) / Revenue multiples and EV/EBITDA multiples for the guideline companies were computed by dividing the aggregate value of equity (adjusted for the size differential between the guideline companies and Opta) and debt by their most recent LTM Revenue and EBITDA, respectively, prior to the valuation date.  Adjusted EV/Revenue multiples for the guideline companies ranged from .30 to 1.8 with a median of ..46. The Adjusted EV/EBITDA multiples for the guideline companies ranged from 3.3 to 9.79 with a median of 8.7.

Based on the risk factors described above and other factors considered, Cronkite & Kissell’s analysis indicates the following ratios are appropriate for Opta:

EV/Next Fiscal Year EBITDA	8.0
EV/Next Fiscal Year Revenues	3.5

Market Multiple Summary

Applying the appropriate multiples to their respective levels of earnings yields indications of value as follows ($000s):

	NFY EBITDA	NFY Revenues
Representative Level	$188,750	$450,000
Market Multiple	x8.0	x3.5
Enterprise Value (rounded)	1,510,000	1,575,000
Less: Debt at 12/31/05*	(5,230,352)	(5,230,352)
Equity Value	$—	$—

* Debt at 12/31/05 as indicated on the Company’s internally generated financial report.

The Enterprise Value is less than the Company’s debt in this analysis, consequently this approach was not considered in our final valuation.

Income Approach

Determination of Free Cash Flow

Five-year projections for the Company, reflecting Opta’s new licensing business model were provided by Opta management and used in Cronkite & Kissell’s analysis.

The projections provided by Opta management, are presented below:

	For the Calendar Year Ended
(in thousands)	12/31/06	12/31/07	12/31/08	12/31/09	12/31/10
Net Revenues	$450	$563	$731	$951	$1,188
Operating Income	189	279	418	602	795

The foregoing projections were impacted by the following transactions, each as described in further detail above in “Past Transactions and Developments during the Current Fiscal Year”:

•                  Restructuring of GoVideo’s business.  TCL Industries, TCLMM and the transactions entered into with TCLMM, had no impact on the decision to change GoVideo’s business model.  The motivation behind GoVideo’s restructuring was to address the continued losses experienced by GoVideo.  As a result of restructuring GoVideo’s business, projected revenue decreased dramatically because GoVideo would no longer buy and sell consumer electronics.  All revenue originally included in the projections associated with selling GoVideo-branded products was removed.

•                  Transactions entered into between Opta and TCLMM.  All revenue included in management’s current projections is a result of the licensing agreement entered into by Opta and TCLMM, as previously disclosed.  As the licensing business is new, and Opta has no previous history or experience with this type of business model, management’s projections are based on current discussions with international consumer electronics manufacturers that may sublicense the GoVideo brand name from Opta.

The free cash flow projected by management was not impacted by the dissolution of Correlant as Correlant did not have any operations and was not generating any revenue prior to, and at the time of, dissolution.

Determination of Discount Rate

Utilizing the CAPM formula, and the guideline companies, an after-tax cost of equity of 20 percent was calculated as presented below:

Average Unlevered Beta of Guideline Companies	.93
Relevered Beta for Opta	1.21
Multiplied by Equity Risk Premium	7.17%
Equals Company Equity Risk Premium	8.66%
Add: Size Premium	6.41%
Add: Risk Free Rate on Long-Term Treasury Notes	4.65%
After-Tax Cost of Equity for Opta	20.00%

Cost of Debt

Opta’s pre-tax cost of debt was estimated at 7.5 percent based upon the weighted average cost of the refinanced debt plus a 2% premium for default risk.

WACC Calculation

A capital structure of 67.0 percent debt and 33.0 percent equity was utilized in the WACC calculation and was estimated based on the Company’s balance sheet after the restructuring.  Applying the estimated after-tax cost of equity and after-tax cost of debt to the estimated capital structure resulted in an after-tax WACC for the Company of 15.0 (rounded).

Discounted Cash Flow Summary

The value indications that have been computed using the Income Approach reflect the value of the total enterprise. Based upon debt-free cash flow projections (including provision for a terminal value at the end of the five year forecast period), a WACC of 15.0 percent, and a perpetuity growth rate of 10.0 percent, Cronkite & Kissell’s analysis yielded an indication for the enterprise value of Opta of $6,563,873. Deducting interest-bearing debt of $5,230,352 yielded an enterprise value of equity of $1,300,000 (rounded) and a minority interest value of $1,100,000 (rounded). The 10.0% terminal growth rate was based slightly above the median four-year historic annual revenue growth rate for the guideline companies (7.2%).

Cost Approach/ Liquidation Analysis

This approach indicated that values that could be realized from the disposition of the assets are less than the value of the Company’s liabilities by almost $3 million.

February 2006 Valuation Summary

In Cronkite & Kissell’s valuation of Opta, Cronkite & Kissell utilized widely recognized valuation methodologies that yielded indications of value for the common equity of the Company, as a going concern, ranging from $0 to $1,300,000. Cronkite & Kissell’s liquidation analysis indicted that the Company’s liabilities exceed the value that could be realized upon liquidation of its assets.

Giving sole weight to the income approach, Cronkite & Kissell has estimated the fair market value of the common equity of Opta on an enterprise basis at $1,300,000 (approximately $0.026 per share) and on a minority interest basis at $1,100,000 (approximately $.022 per share).

March 25, 2006 Valuation Update

The auditors reviewed financial statements for the period ended December 31, 2005 which were available for this analysis. They reflected adjustments to certain balance sheet items including inventory and debt which caused the changes noted below from the February 25, 2006 valuation.

Market Approach

Determination of Market Multiples

Adjusted EV/Revenue multiples for the guideline companies ranged from .25 to 1.7 with a median of .5. The Adjusted EV/EBITDA multiples for the guideline companies ranged from 3.8 to 10.6 with a median of 8.2. The selected multiples were unchanged from February 25, 2006.

Market Multiple Summary

Applying the appropriate multiples to their respective levels of earnings yields indications of value as follows ($000s):

	NFY EBITDA	NFY Revenues
Representative Level	$188,750	$450,000
Market Multiple	x8.0	x3.5
Enterprise Value (rounded)	1,510,000	1,575,000
Less: Debt at 12/31/05 *	(4,979,000)	(4,979,000)
Equity Value	$—	$—

* Debt at 12/31/05 is taken from the auditor’s reviewed financial statements.

The Enterprise Value is less than the Company’s debt in this analysis, consequently this approach was not considered in our final valuation.

Income Approach

Determination of Discount Rate

Utilizing the CAPM formula, and the guideline companies, an after-tax cost of equity of 20 percent was calculated as presented below:

Average Unlevered Beta of Guideline Companies	.92
Relevered Beta for Opta	1.19
Multiplied by Equity Risk Premium	7.17%
Equals Company Equity Risk Premium	8.55%
Add: Size Premium	6.41%
Add: Risk Free Rate on Long-Term Treasury Notes	4.90%

After-Tax Cost of Equity for Opta	20.00%

Cost of Debt

Opta’s pre-tax cost of debt was estimated at 8.65 percent based upon the weighted average cost of the refinanced debt plus a 2% premium for default risk.

WACC Calculation

A capital structure of 67.0 percent debt and 33.0 percent equity was utilized in the WACC calculation and was estimated based on the Company’s balance sheet after the restructuring.  Applying the estimated after-tax cost of equity and after-tax cost of debt to the estimated capital structure resulted in an after-tax WACC for the Company of 15.0 (rounded).

Discounted Cash Flow Summary

The value indications that have been computed using the Income Approach reflect the value of the total enterprise. Based upon debt-free cash flow projections (including provision for a terminal value at the end of the five year forecast period), a WACC of 15.0 percent, and a perpetuity growth rate of 10.0 percent, Cronkite & Kissell’s analysis yielded an indication for the enterprise value of Opta of $6,563,873. Deducting interest-bearing debt of $4,979,000 yielded an enterprise value of equity of $1,600,000 (rounded) and a minority interest value of $1,300,000 (rounded). The 10.0% terminal growth rate was based slightly above the median four-year historic annual revenue growth rate for the guideline companies (7.2%).

Cost Approach/ Liquidation Analysis

This approach indicated that values that could be realized from the disposition of the assets are less than the value of the Company’s liabilities by more than $5.0 million. Inventory adjustments in the auditors reviewed balance sheet at 12/31/05 caused the change from the February 25, 2006 valuation.

March 25, 2006 Valuation Summary

In Cronkite & Kissell’s valuation of Opta, Cronkite & Kissell utilized widely recognized valuation methodologies that yielded indications of value for the common equity of the Company, as a going concern, ranging from $0 to $1,600,000. Cronkite & Kissell’s liquidation analysis indicted that the Company’s liabilities exceed the value that could be realized upon liquidation of its assets.

Giving sole weight to the income approach, Cronkite & Kissell has estimated the fair market value of the common equity of Opta on an enterprise basis at $1,600,000 (approximately $0.032 per share) and on a minority interest basis at $1,300,000 (approximately $0.026 per share).

Throughout the past year, as described above, Cronkite & Kissell has provided several estimations of the fair market value of the common equity of Opta.  This estimation has ranged from approximately $0.10 per share (applying a discount for lack of control) as of June 14, 2005 to $0.032 per share (on an enterprise basis) as of March 25, 2006.  During this same period, Opta engaged in several transactions, as described above in “Past Transactions and Developments During the Current Fiscal Year” and has changed its business model.  Cronkite & Kissell’s highest estimation was approximately $0.12 (on an enterprise basis) as of August 31, 2005, shortly after the occurrence of the transactions described in “Dissolution of Correlant”, “Correlant’s and Opta’s Intercompany Debt” and “GoVideo’s Debt Restructuring”.  Accordingly,

such transactions did not result in Cronkite & Kissell revising its enterprise value of Opta to $0.032 per share as of March 25, 2006.

The transactions described above in “Past Transactions and Developments During the Current Fiscal Year” impacted the Company’s level of net debt (debt less the expected Correlant distribution) from $24.8 million at June 30, 2005 to net cash of $1 million at July 31, 2005 to net debt of $4.6 million at August 31, 2005. Consequently, Cronkite & Kissell’s conclusions on the equity value of the Company changed, not the value of the Company itself. What caused the changes to the Company’s value were the ongoing negative operating cash flows and the shift in business model from a reseller of components to a licensor.

Information Provided by Management

Management provided information used by Cronkite & Kissell to fairly value Opta’s stock.  The information provided involved forward-looking statements and was based upon a variety of assumptions, including Opta’s ability to achieve strategic goals, objectives and targets over the applicable periods. These assumptions involve judgments with respect to future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Many important factors, in addition to those discussed elsewhere in this information statement and in Opta’s filings with the Commission, could cause our results to differ materially from those expressed or implied by the forward-looking statements. These factors include our competitive environment, economic and other market conditions in which we operate and matters affecting business generally, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the projections are indicative of our future performance or that actual results will not differ materially from the information provided.   In light of the uncertainties inherent in projections of any kind, the inclusion of these projections in this information statement should not be regarded as a representation by us, the Board of Directors, or any of our or their respective advisors, agents or representatives that these projections will prove to be correct.

Opinion of Cronkite & Kissell

Opta searched for a financial advisor that had the experience and qualifications necessary to provide an opinion regarding the fairness, from a financial point of view, of the consideration to be received by the non-controlling stockholders of Opta.  Opta contacted two different financial advisors they had previously worked with and requested bids regarding the fee that would be charged for their services. Opta received proposals to provide the requisite services from each of the financial advisors and evaluated the proposals and the merits of each. On the basis of the qualifications, experience and fees, Opta’s Board of Directors engaged Cronkite & Kissell.

On June 20, 2006, Cronkite & Kissell delivered to the Board its written opinion, to the effect that, based upon and subject to the assumptions and qualifications stated in its opinion, the $0.06 per share to be received by the non-controlling, unaffiliated stockholders of the Company was fair, from a financial point of view, to such stockholders.

The full text of Cronkite & Kissell’s written opinion, dated June 20, 2006, is attached as Annex I to this information statement and is incorporated by reference. You are urged to read the entire opinion carefully to learn about the assumptions made, procedures performed, matters considered and limits on the scope of the analysis undertaken by Cronkite & Kissell in rendering the Opinion. Cronkite & Kissell’s Opinion relates only to the fairness, from a financial point of view, of the share price to be received in the Going Private Transaction.  The opinion does not address any other aspect of the proposed Going Private Transaction or any related transaction and does not constitute a recommendation to any stockholder.  The Opinion has been made available to interested stockholders at Opta’s principal executive offices.

Cronkite & Kissell was not requested to and did not make any recommendation to the Board of Directors as to the form or amount of consideration to be received by the Cashed-Out Stockholders.  No limitations were imposed by the Board of Directors with respect to the investigations made or procedures followed by Cronkite & Kissell in rendering its opinion.

Cronkite & Kissell’s opinion does not constitute a recommendation to any Opta stockholders as to whether such stockholders should consent to the Going Private Transaction or exercise their appraisal rights with respect to their shares.  The summary of the opinion set forth in this information statement is qualified in its entirety by reference to the full text of such opinion which is attached as Annex I.

While Cronkite & Kissell rendered the Opinion and provided certain financial analyses, the Opinion was only one of the factors taken into consideration by the Board in determining the price to be paid to the Cashed-Out Stockholders. And although Cronkite & Kissell was engaged to perform a valuation analysis, the Board of Directors determined the amount of Cash Consideration to be paid and the decision to recommend the proposed Going Private Transaction was solely that of the Board of Directors.

In preparing its Opinion, Cronkite & Kissell performed a variety of analyses, which are summarized below. In arriving at its Opinion, Cronkite & Kissell considered the results of all such analysis as a whole and did not attribute any particular weight to any specific analysis or factor. As such, consideration of only a portion of the analyses could create an incomplete view of the process underlying Cronkite & Kissell’s Opinion.

In performing its analyses, Cronkite & Kissell made many assumptions many of which are beyond the control of Opta. The analyses performed by Cronkite & Kissell are not necessarily indicative of actual values or actual future results, which may be significantly different than suggested by such analyses. Such analyses were prepared solely as part of Cronkite & Kissell’s analysis of the fairness of the Cash Consideration and were delivered to the Board of Directors as part of the Opinion. Cronkite & Kissell utilized various pieces of information provided by the management of Opta. The information provided was based on numerous variables and assumptions that are inherently unpredictable and may not occur as projected. Accordingly, actual results could vary significantly from those set forth in management’s projections.

In rendering its Opinion, among other analyses, Cronkite & Kissell performed the following procedures:

•                  Reviewed its analyses and valuations of Opta as of June 14, 2005, August 2, 2005, September 20, 2005, February 25, 2006, April 8, 2006 and June 8, 2006;

•                  Reviewed its prior financial analyses of Opta Systems, LLC dba “GoVideo” as of April 18, 2003, June 30, 2004 and July 19, 2005;

•                  Discussed with certain members of senior management of the Company and GoVideo the operations, financial condition, future prospects, and projected operations and performance of the Company;

•                  Reviewed the Company’s Form 10-K for the fiscal year ended June 30, 2005, and reviewed the Company’s unaudited (reviewed) consolidated financial statements for the three month periods ended September 30, 2005, December 31, 2005 and March 31, 2006;

•                  Reviewed Opta’s five-year  financial forecasts prepared by Opta management in February 2006;

•                  Reviewed Opta’s Current Reports on Form 8-K filed with the Commission on July 19, 2005, July 21, 2005, July 29, 2005, September 26, 2005, September 29, 2005, October 19, 2005, February 1, 2006, February 22, 2006, April 24, 2006 and June 7, 2006;

•                  Reviewed the Unanimous Written Consent of the Board of Directors of Opta Corporation executed on April 8, 2006 and June 10, 2006.

•                  Reviewed the initial Schedule 14C and Schedule 13E-3 as filed on July 8, 2005; Amendments No. 1 to Schedule 14C and Schedule 13E-3 as filed on August 3, 2005; Amendments No. 2 to Schedule 14C and Schedule 13E-3 as filed on October 3, 2005; Amendments No. 3 to Schedule 14C and Schedule 13E-3 as filed on May 4, 2006; and undated drafts of Amendments No. 4 to Schedule 14C and Schedule 13E-3 that the Company is filing with the Securities and Exchange Commission as part of the Transaction;

•                  Reviewed publicly available financial data for certain companies deemed comparable to Opta; and

•                  Conducted such other studies, analyses and inquiries deemed appropriate.

Cronkite & Kissell held discussions with members of the senior management regarding the foregoing. In addition, they considered other matters and performed such research, inquiries and analysis that it deemed relevant in rendering the Opinion.

In rendering the Opinion, Cronkite & Kissell assumed and relied upon, with the consent of the Board and without independent verification, the accuracy and completeness of all the information provided to it by Opta, including, without limitation, certain forward-looking information.  Cronkite & Kissell expressed no opinion or any form of assurance with respect to the forward-looking information or any of the underlying data utilized in its analyses.

Cronkite & Kissell’s opinion does not in any way address the Going Private Transaction or its merits as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Cronkite & Kissell assumed without verification the accuracy and adequacy of the legal advice given by counsel to the Company and by counsel to the Board of Directors on all legal matters.  Additionally, Cronkite & Kissell did not express any opinion as to the price at which the Company Common Stock would trade at any future time. Cronkite & Kissell Opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to Cronkite & Kissell as of the date of the Opinion. Although subsequent developments may affect its opinion, Cronkite & Kissell does not have any obligation to update, revise or reaffirm its Opinion.

The Cronkite & Kissell Opinions are not a recommendation to any Opta stockholder to tender their shares as part of this Going Private Transaction or as to how any stockholder should proceed with respect to this Transaction or any other matter and should not be relied upon by Opta stockholders as such.

Cronkite & Kissell is a specialized financial advisory and valuation firm focused on meeting the needs of businesses and their stockholders.  Cronkite & Kissell value business interests to assist businesses, stockholders and their advisors with important strategic decisions and planning initiatives.  Cronkite & Kissell’s practice focuses on providing financial valuation services to any size corporation that requires a highly experienced staff of professionals.  Services are concentrated on early state to middle-market companies with the goal of bringing clarity to issues of valuation.  Cronkite & Kissell is regularly involved as independent analyst or advisor in merger and acquisition transactions, structuring financings, and reorganizations, and performs approximately 150 valuation assignments each year.

The Board hired Cronkite & Kissell based on its qualifications and expertise in providing financial advice to companies and its reputation.  Pursuant to a letter agreement May 27, 2005 and amended June 20, 2005, Cronkite & Kissell has been paid fees totaling $38,000 for the Opinion.

Limited Liquidity for Our Stock.  The Board of Directors and Opta management took into account the limited public float and low trading volume of our Common Stock, the small number of market makers and the lack of institutional research coverage relating to the Company. These factors make it difficult for our stockholders to dispose of large numbers of shares without adversely affecting our stock price. In the Board of Director’s view, these factors made the Cash Consideration contemplated by the Going Private Transaction preferable to the alternative of subjecting holders of small percentages of stock to the risk of declining stock performance or the risk of being unable to sell its shares.  The Board of Directors examined the relationship between the $0.06 price per share to be paid in the Going Private Transaction and the recent market price of the Company’s Common Stock.

Fairness Opinion.  The Board of Directors reviewed and adopted the Opinion of the financial advisor, Cronkite & Kissell that, as of June 20, 2006, the Cash Consideration to be received by certain stockholders was fair to the stockholders, including the unaffiliated stockholders, from a financial point of view.

Net Book Value.  The Board also considered reports of management comparing net book value data compared against the valuation reports of Cronkite & Kissell.  See “SELECTED HISTORICAL FINANCIAL INFORMATION” for net book value.  As the net book value of the Company was negative ($0.02) as of  September 30, 2005, ($0.07) as of December 31, 2005 and ($0.11) as of March 31, 2006 due to continued loss incurred by GoVideo’s business operation, the Board unanimously agreed the net book value approach is irrelevant in determining the purchase price. The Board does believe that given the negative net book value, no higher than 20% of the premium should be considered in determining the purchase price for the Company’s stock in the going private transaction.

Going Concern Value. The Board also considered the going concern value of the Company. Since the Company’s fixed assets and other non-current assets account for less than 1% of the Company’s total assets, the going concern value of the Company is approximately the same as its net book value.

Liquidation Value.  The Board also considered liquidation value as another factor in determining the fair value. The Board used the orderly liquidation value approach, taking into account the effects of the liquidation of Correlant, as well as the restructuring efforts in GoVideo, and concluded that the liquidation value approach may not be used.  As of September 30, 2005, December 31, 2005 and March 31, 2006, the Company’s consolidated assets were less than the consolidated liabilities and the liquidation value approximated the negative net book value.  As a result, the liquation value does not make sense.

Past Repurchases of Opta Stock.  As described above in “Transactions in Opta Stock,” Opta paid $0.30 per share for such repurchases because in each case, the repurchases were made in connection with the takeover of Correlant from former Correlant shareholders, employees or management and in each case, each selling stockholder released Opta, its subsidiaries and affiliates from claims relating the Company or such stockholder’s ownership of the shares.

Other Offers.  In reviewing alternatives to the Going Private Transaction, the Board directed management to make efforts to identify opportunities for potential candidates to buy the Company.  Sean Wang, former COO and CFO of the Company, contacted several potential candidates between March and September 2005.  One candidate was a leading manufacturer in audio and video products in Nanjing, China. Mr. Wang visited this company in March 2005 to assess if it would be a qualified candidate. An executive officer and director of such company also visited Opta in California in May 2005 and expressed serious interest in entering into a business cooperation with Opta including a potential purchase of the Company.  Mr. Wang, Vincent Yan and James Liu, two directors of the Company, all visited such company in July 2005 to further explore the buyout possibilities. The management of both companies discussed all the possibilities of business cooperation between the two companies. After several months of exploration and discussions, the potential buyer company failed to make a final offer.

In addition, even after Opta took steps toward going private, management continued to make efforts to solicit potential buyers or strategic partners. In August and September 2005, James Liu referred another company to Opta as a potential candidate to buy Opta.  Such candidate is a public company in China and manufactures portable DVDs.  Vincent Yan and James Liu discussed the possible buyout plan and major terms including a proposed price with the officers of such company.  After numerous discussions, the candidate company did not make an offer to Opta.

The Company did not receive firm offers by any unaffiliated person during the past two years for: (A) the merger or consolidation of the Company with or into another company, or vice versa; (B) the sale or other transfer of all or any substantial part of the assets of the Company; or (C) a purchase of the Company’s securities that would enable the holder to exercise control of the Company.  Accordingly, the Board did not consider firm offers because there were none.

Costs Associated with Being a Public Company.  The Board of Directors compared the costs involved with being a public company, including the costs of filing periodic reports and complying with the proxy rules under the Exchange Act, and the costs of compliance with the enhanced governance and disclosure requirements under Sarbanes-Oxley to the benefits of being a public company. Based on management estimates that the annual costs of compliance, upon our becoming subject to all requirements of Sarbanes-Oxley could approximate $880,000 per year, it concluded that the benefits that we and our stockholders should derive from being a public company were not being realized and did not justify continuing to incur the substantial costs associated with being public.  Furthermore, even though the remaining stockholders will have fewer remedies against Opta, its directors and officers and will no longer benefit from certifications by Opta’s officers as to the accuracy of our financial statements as a result of Opta’s being a private company, we believe that stockholders will benefit more from Opta’s private company status as Opta will likely be able to better focus and streamline its resources on reshaping or restructuring GoVideo and investing in new opportunities.

Fairness to Unaffiliated Stockholders.  Those stockholders holding greater than 5,000 Pre-Merger Shares will not receive the Cash Consideration in the Going Private Transaction.  Instead, following the Going Private Transaction, those stockholders will hold the same number of shares as prior to the Going Private Transaction.  Such stockholders will therefore hold a slightly greater percentage of the outstanding common stock, as a result of the reduction in the number of stockholders.

In addition, any objecting stockholder is entitled to appraisal rights which if properly perfected, would entitle such stockholder to require the Company to repurchase such holder’s shares, even if such stockholder was not eligible for the Cash Consideration.  In approving the Going Private Transaction, the Board reviewed and considered the structure of the transaction allowing for appraisal rights to non-consenting stockholders.  Such appraisal rights are more fully described in the section entitled “Appraisal Rights” below.  In addition, even though Cashed-Out Stockholders will no longer own Opta stock and thus will not benefit in the potential increase in the value of our stock, this factor does not make the transaction unfair to unaffiliated stockholders because unaffiliated stockholders will receive a fair price for the shares of their stock and in fact are receiving a premium price.

In determining the $0.06 per share Cash Consideration price, the Board compared the valuation reports presented by Cronkite & Kissell, against the trading volume and prices of the Company’s stock from April 1, 2005 through March 31, 2006.  During such period, trading in the Company’s common stock was sporadic and of the 253 trading days during such period, only 57 days had trades and the majority of the days (196 days) had only quotes. During the two months from April 1, 2006 to May 31, 2006, there were only seven trades and 49,999 shares transacted with a weighted average price of $0.056.  The non-affiliated directors reached the conclusion that the market quoted price is not indicative of the fair value of the Company’s stock, and setting the repurchase price at $0.06 would be fair to stockholders both affected and unaffected by this transaction, i.e. to the Cashed-Out Stockholders and to those holders not receiving the Cash Consideration. While the aggregate Cash Consideration to be paid was estimated to be between $41,000 and $168,026, the non-affiliated directors also concluded that setting the price higher than $0.06 would be unfair to the unaffected remaining stockholders.

In light of the fact that the Company engaged in various other transactions following which the Company’s valuation declined while determining the price to be paid to cash out stockholders in the Going Private Transaction on the basis of the current value of the Company, the Board determined the $0.06 per share Cash Consideration price to be fair to unaffiliated stockholders by relying mainly on the valuation reports presented by Cronkite & Kissell on June 14, 2005, August 2, 2005, September 20, 2005, February 25, and June 8, 2006. The Board believed that the fair market value estimated by Cronkite & Kissell most accurately reflected the true value of the Company’s common stock and the changes of the Company’s financial condition in the past year. More specifically, the Board considered the factors described below in determining $0.06 per share to be fair to unaffiliated stockholders.

First, the Board compared the current purchase price of $0.06 against the higher purchase price previously established by the Board ($0.13 per share) prior to the various transactions discussed above. In the first three preliminary Information Statements on Schedule 14C filed in each of July, August and October 2005, the Board established purchase price at $0.13 per share. In the nine month period following June 30, 2005, GoVideo, the Company’s main operating subsidiary, incurred an approximate $10 million operating loss, which depleted the Company’s capital resources that otherwise would have provided continued financial support for GoVideo’s existing business model. In order to change GoVideo’s business model, the Company implemented a series of transactions including the restructuring GoVideo’s debt and the liquidation of Correlant to increase Opta’s cash.  Following these transactions, the Board believed that the previously set purchase price needed to be reconsidered because the business model had changed. The Board considered many approaches including the income approach, liquidating method, net book value, market price and other offers. The Board found that almost all these methods yielded a significant reduction in the fair market price of the Company’s common stock as a result of GoVideo’s $10 million operating loss in the nine month period after June 30, 2005. However, as discussed above in “Opinion of Cronkite & Kissell”, the net book value approach, the going concern value approach, and the liquidation value approach each became irrelevant to the Board in determining the purchase price.  After reviewing and comparing the various methods of valuation, the Board decided to use the income approach used by Cronkite & Kissell. The Board believed that the analysis provided by Cronkite & Kissell using the income approach most accurately reflected the Company’s current financial condition. In its June 8, 2006 revised opinion, Cronkite & Kissell determined the fair market value of the Company’s share to be $0.032 per share on an enterprise basis. The Board set the new repurchase price at $0.06, which is a premium of approximately 88% over Cronkite & Kissell’s estimated fair value.  The Board believed that the new price is fair to the nonaffiliated stockholders.

Second, the Board considered Cronkite & Kissell’s current valuation against its higher valuation calculated prior to the various transactions discussed above. Cronkite & Kissell conducted its evaluation using the income approach while also considering some other approaches. Cronkite & Kissell’s valuation decreased from $0.116 in August 2005 to $0.032 in June 2006. The decrease reflected GoVideo’s approximately $10 million operating loss in the nine-month period after June 30, 2005 and dramatic change in GoVideo’s and Opta’s business models. Cronkite & Kisell based its valuation on management’s projections for the Company, reflecting Opta’s new licensing business model. As the licensing business model is new, Opta has no previous history or experience with this type of business model.  If the new business model fails, the Company would have no operations, unless and until a new business model is developed. Accordingly, the Board believes that, notwithstanding the higher valuation calculated prior to the various transaction described above, the $0.06 new purchase price is fair to nonaffiliated stockholders.

Third, the Board considered the Company’s current book value against the Company’s higher book value per share prior to the various transactions discussed above in “Past Transactions and Developments During the Current Fiscal Year”.  The Company’s net book value was $0.03 per share as of June 30, 2005 when the company was in preparation for filing the first preliminary Information Statement on Schedule 14C in July 2005. During the next nine months, the Company incurred about $10 million operating loss. As a result, the Company’s net book value became negative. The Company’s net book value was ($0.02) as of September 30, 2005, ($0.07) as of December 31, 2005 and ($0.11) as of March 31, 2006.  As a result, the Board unanimously agreed that the net book value approach was irrelevant in determining the purchase price. Although there is a significant gap between the Company’s current purchase price and the net book value, the Board believed that the maximum payout to the cash out stockholders would be less than $169,000 which accounts for about 2.6% of the Company current assets as of March 31, 2006, and that the $0.06 purchase price is fair to both affiliated and nonaffiliated stockholders.

Finally, the Board compared the current offer purchase price to the market quoted price.  The Company’s common stock prices per share and the related volume on that particular day for the twelve months ended March 31, 2006 were:

Quarter Ended	High Trade	Volume
3/31/2006	$0.08	200
12/31/2005	0.14	7,000
9/30/05	0.08	52,300
6/30/05	0.14	15,000

During the fourteen months ended May 31, 2006, a total of only 852,899 shares were traded with a weighted average price of $0.049 per share.  As the new purchase price of $0.06 per share represents an approximately 20% premium over the weighted average price of $0.049, the Board believed the new purchase price is fair to the unaffiliated stockholders. Trading in the Company’s common stock has been minimal with limited or sporadic quotations and therefore there has not been an established public trading market for the Company’s common stock since the Company’s stock was removed from the NASDAQ on November 5, 2002.  Specifically, the Company’s stock did not trade about 80% of the trading days during the twelve month period ended March 31, 2006.  Because of the lack of liquidity, the Board believed the market prices were not indicative of the fair market value of the Company’s stock but did provide a reference in apprising the fairness of the purchase price.

Substantive Factors Disfavoring the Going Private Transaction

Inability to Participate in Any Future Increase in the Value of Our Stock

All Cashed-Out Stockholders will no longer own shares of Opta and will have no further equity interest in us with respect to their shares. Accordingly, they will no longer have the opportunity to participate in the potential increase in the value of our stock. Our Board of Directors determined that this factor does not make the transaction unfair to unaffiliated stockholders because unaffiliated stockholders will receive a fair price for the shares of their stock and in fact are receiving a premium price as described above.

We Will No Longer be Subject to the Provisions of the Securities Exchange Act

Following the Going Private Transaction, we will no longer be subject to the Periodic Reporting Obligations, the Sarbanes-Oxley Act or the liability provisions of the Securities Exchange Act of 1934.  In addition, our Chief Executive Officer and Chief Financial Officer will no longer be required to certify as to the accuracy of our financial statements.  Accordingly, stockholders who will continue to hold shares of Opta stock after the Going Private Transaction (i.e. stockholders with greater than 5,000 Pre-Merger Shares), will have fewer remedies against Opta, its directors and officers.  Our Board of Directors determined that this factor does not make the transaction unfair to unaffiliated stockholders because unaffiliated stockholders are not being treated differently than affiliated stockholders (the difference in treatment is between holders of more than holders of less than 5,000 Pre-Merger Shares) and furthermore, we anticipate that the remaining stockholders will benefit more from Opta’s private company status than its public company status.  By terminating its Periodic Reporting Obligations, Opta expects that it will be able to streamline its resources and its management will be able to focus on reshaping GoVideo and investing in new opportunities.

Board of Directors’ Determination and Recommendation

Opta’s Board of Directors consists of four directors, two are affiliated with TCL Corp and two are not affiliated with TCL Corp.  First, the two board members not affiliated with TCL Corp reviewed and approved the Going Private Transaction separately.  On April 8, 2006 and June 10, 2006, after numerous discussions, the Board of Directors, by unanimous written consent, unanimously concluded that the above factors supported their decision to go forward with the Going Private Transaction.  The Board considered Cronkite & Kissell’s evaluation in determining the final offer price, and noticed the changes of the evaluated price as a result of ongoing business operations, which caused the changes in the Company’s financial condition. The Board believes that the financial advisor’s estimate of value is based upon a synthesis of each of the approaches used and their relative strengths and weaknesses and that it is appropriate to draw conclusions from all of the approaches when taken together, not just one approach in isolation.  The Board noted that the Company’s net book value started to turn negative in September 2005 due to increased operating loss of GoVideo. This caused the Board to rely more heavily on Cronkite & Kissell’s analysis in determining a fair price.

Moreover, the Board believes that the Going Private Transaction is fair to unaffiliated security holders whether they remain as stockholders or are Cashed-Out Stockholders.  In drawing such a conclusion, the Board considered all the factors including current market value, historical market value, net book value, going concern value, liquidation value and purchase prices paid in previous purchases.  The discussions of these factors are reflected in other parts of this filing.  However, in making the decision to the final offered price, the Board strongly considered these three factors (1) our financial advisor’s valuation, (2) the Company’s net book value, and (3) the market price. The financial advisor’s valuation provided a base for the Board in determining the final offered price. While the Board recognized that the financial advisor’s assessment changed as a result of Opta’s changed financial information, the Board compared Cronkite & Kissell’s analysis to the net book value in the six month period between July 2005 and December 2005 and the independent financial advisor’s estimated value. The Board also reviewed the net book value between July 2005 and December 2005 which turned from a positive of $0.03 per share as of June 30, 2005 to negative $0.02 and negative $0.07 as of September 30, and December 31, 2005 respectively, and found that the negative book value warranted a reduction of the purchase price from $0.13 to $0.03. Although the $0.03 per share repurchase price approved by the Board is a premium of $0.004 per share over Cronkite & Kissell’s valuation of the Company’s common stock discounted for lack of control, the maximum possible extra payment would be no more than $17,000.  In consideration of all these factors, in April 2006 the Board unanimously agreed to set $0.03 per share as the final purchase price.  The Board also used the average daily high price of the Company’s stock as additional reference to the final offered price. Since about 80% of the trading days during the twelve month period ended March 31, 2006 had only quotes and no trades for the Company’s stock, the Board believed that the market price was not indicative of the fair market value of the Company’s common stock, but could only be used as a reference.

The high common stock prices per share and the related volume on that particular day for the twelve months ended March 31, 2006 were:

Quarter Ended	High Trade	Volume
3/31/2006	$0.08	200
12/31/2005	0.14	7,000
9/30/05	0.08	52,300
6/30/05	0.14	15,000

During the fourteen months ended May 31, 2006, a total of only 852,880 shares were traded with a weighted average price of $0.049 per share.

The Board reviewed the average daily high, low and closing price of the Company’s stock in the fourteen months ending May 31, 2006. They were $0.056, $0.04 and $0.045 respectively. The Board believed that these prices may not be indicative of the fair market value of the Company’s stock due to lack of liquidity, but still provide a reference to the Company’s share price. The Board came to this conclusion because trading in the Company’s common stock has been minimal with limited or sporadic quotations and therefore there has not been an established public trading market for the Company’s common stock since the Company’s stock was removed from the

NASDAQ on November 5, 2002.  Specifically, the Company’s stock did not trade about 80% of the trading days during the twelve month period ended March 31, 2006. The $0.06 per share represents a 7.1% and 33% premium to the average daily high and closing prices, which the Board believed would be fair to the nonaffiliated stockholders.

While the Board felt it difficult to mathematically quantify the exact weight of each factor, it did consider them. The Board believed that the financial advisor’s analysis more realistically reflect the Company’s current value. For example, the current market price may fluctuate sharply because of lack in liquidity. Lastly, even though the Going Private Transaction was not structured so that approval of at least a majority of unaffiliated security holders is required, the independent directors carefully and separately analyzed the proposed Going Private transaction and all its alternatives and ultimately, such independent directors approved the transaction.

As the net book value and market prices of the Company’s stock provided little guidance in the decision making process for the Board, Cronkite & Kissell’s updated evaluation was unanimously viewed by the Board as reflective of the fair price of the Company’s common equity. The Board decided to establish a new purchase price based on Cronkite & Kissell’s evaluation. Because the financial conditions of the Company had changed in the past nine months due to a significant operating loss incurred by GoVideo, the Board believed that it would be unfair to all stockholders if the Board set a high price that would not be justified by the Company’s financial situation. The Board believed certain premium was needed over Cronkite & Kissell’s updated evaluation, and believed that the daily quoted average market price of the Company’s stock, though not necessarily indicative of the true value of the Company’s common equity, should be employed as a reference. Therefore the Board established a new price of $0.06 per share.

On June 10, 2006 the Board of Directors determined that the Going Private Transaction will provide a fair price to Cashed-Out Stockholders and that ultimately, the costs savings of being a private company outweigh the benefits of public company status.  The Board of Directors recommends approval and adoption of the Going Private Transaction and the Cash Consideration to Cashed-Out Stockholders.

General Examples of Potential Effects of the Going Private Transaction

In general, the results of the Going Private Transaction can be illustrated by the following examples:

Hypothetical Scenario Number 1. Stockholder A is a registered stockholder who holds 100 Pre-Merger Shares (prior to the Merger).  Upon the Effective Date of the Merger, Stockholder A’s 100 Pre-Merger shares will be converted into the right to receive $6.00 (100 x $0.06).

Hypothetical Scenario Number 2. Stockholder B has 116,258 Pre-Merger Shares.  Upon the Effective Date of the Merger, Stockholder B’s shares will result in 23.2516 shares of Common Stock of the Surviving Corporation for a moment.  Because Stockholder B has more than one resulting share of Common Stock, Stockholder B will not be eligible for the Cash Consideration.  Instead, the 23.2516 shares of Common Stock will be subject to the 5,000-for-1 forward split to be consummated immediately after the Merger, and upon the Effective Date of the Restated Certificate effecting the forward split, the Stockholder will once again own 116,258 shares of Opta Common Stock.

Effects of the Going Private Transaction on Our Company

The Going Private Transaction is expected to reduce the number of record holders.  As of the Record Date, 50,037,538 shares of our Common Stock and approximately 4,300 shares of Class A Preferred Stock were outstanding.  As a result of the Going Private Transaction, the number of shares of our Common Stock outstanding of record will be reduced from 50,037,538 to approximately 47,237,107 and our outstanding shares of Preferred Stock will be eliminated, assuming approximately 2,800,421 Pre-Merger Shares are cashed out.

Based on the aggregate number of record holders, and the estimated number of holders of record owning more than 5,000 shares of our stock as of the Record Date, we estimate that the Cash Consideration to Cashed-Out Stockholders will total up to approximately $168,026 in the aggregate.

Our Common Stock will continue to have the same $0.001 par value per share following the consummation of the Going Private Transaction. In addition, each resulting whole share of our Common Stock will be entitled to one vote per one whole share.

We have no current plans to issue Common Stock, but we reserve the right to do so at any time and from time to time at such prices and on such terms as our Board of Directors determines to be in our best interests and the best interests of our then existing stockholders.

Conduct of Our Business After the Going Private Transaction — Future Company Plans

Following the Going Private Transaction and the termination of our Periodic Reporting Obligations, we will no longer be a publicly-reporting company, but rather will be a private company.  After the consummation of the transactions described in the section “Past Transactions and Developments During the Current Fiscal Year,” Opta will continue to implement and develop GoVideo’s new business model as a brand licensing provider.  Additionally Opta currently plans to continue to identify other market opportunities that will create and accelerate the growth and success of Opta complementary with the Company’s business and long-term strategies while leveraging the Company’s significant experience in the consumer electronics market.

Reservation of Right to Abandon the Going Private Transaction

Our Board of Directors retains the right to abandon the Going Private Transaction if it determines prior to the Effective Date of the Merger that the Going Private Transaction is not then in our best interest or the best interest of our stockholders. Among the circumstances that might cause our Board of Directors to abandon the Going Private Transaction is the development of a significant risk of the Going Private Transaction failing to achieve the overall goal of reducing the number of record holders to 300, or where the expense of cashing out the stockholders becomes so high that the transaction become financially prohibitive. If the Going Private Transaction is not implemented, then we will be unable to terminate our Periodic Reporting Obligations until we have fewer than 300 holders of record and satisfy certain other requirements of the Commission.

Escheat Laws

The unclaimed property and escheat laws of various states provide that under circumstances defined in those states’ statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are canceled and whose addresses are unknown to us, or who do not comply with the required procedures and request payment therefore, generally will have a fixed period of years from the Effective Date of the Merger in which to claim the Cash Consideration payable to them. For example, with respect to stockholders whose last known addresses are in California, the period is three years. Following the expiration of that three-year period, the Unclaimed Property Law of California would likely cause the Cash Consideration to escheat to the State of California. For stockholders who reside in other states or whose last known addresses are in states other than California, those other states may have abandoned property laws that call for the state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of those other jurisdictions, the “holding period,” the time period that must elapse before the property is deemed to be abandoned, may be shorter or longer than three years. If we do not have an address for the holder of record of the shares, then we would turn over unclaimed Cash Consideration to our state of incorporation, the state of Delaware, in accordance with its escheat laws.

Appraisal Rights

Under Delaware law, if holders of Opta stock do not wish to accept the Cash Consideration or the share certificates provided for in the Agreement of Merger with respect to the Going Private Transaction, such holders have the right to demand an appraisal of the fair value of such shares conducted by the Delaware Court of Chancery.  OPTA STOCKHOLDERS WHO ELECT TO DEMAND APPRAISAL RIGHTS MUST COMPLY WITH THE PROVISIONS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW IN ORDER TO PERFECT THEIR RIGHTS.  OPTA WILL REQUIRE STRICT COMPLIANCE WITH THE STATUTORY PROCEDURES.  The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by an Opta stockholder in order to dissent from the Going Private Transaction and perfect the stockholder’s appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Annex M of this information statement. Section 262 requires that Opta notify stockholders either before the Effective Date of the Merger or within 10 days thereafter that appraisal rights will be available to stockholders.  A copy of Section 262 must be included with such notice. This information statement constitutes Opta’s notice to its stockholders of the availability of appraisal rights in connection with the Going Private Transaction in compliance with the requirements of Section 262.  If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex M because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights.

If you elect to demand appraisal of your shares, you must satisfy all of the following conditions:

•                  You must deliver to Opta a written demand for appraisal of your shares of Opta before           , 200  , which is 20 days after the definitive information statement is filed with the Commission and delivered to stockholders.  Failure to consent to the approval of the Going Private Transaction by itself does not constitute a demand for appraisal within the meaning of Section 262.  Any stockholders who consented in writing to the approval of the Going Private Transaction are deemed to have waived their appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

•                  You must continuously hold your shares of Opta through the Effective Date of the Merger.  If you fail to comply with any of these conditions and the Going Private Transaction is completed, you will be entitled to receive the Cash Consideration or retain your shares of Opta as provided for in the Agreement of Merger, but will have no appraisal rights with respect to your shares of Opta stock.  All demands for appraisal should be addressed to Opta Corporation, Attn: Investor Relations, 1350 Bayshore Highway, Suite 600, Burlingame, CA 94010 and should be executed by, or on behalf of, the record holder of the shares of Opta stock. The demand must reasonably inform Opta of the identity of the stockholder and the intention of the stockholder to demand appraisal of its shares.

•                  TO BE EFFECTIVE, A DEMAND FOR APPRAISAL BY A HOLDER OF OPTA STOCK MUST BE MADE BY OR IN THE NAME OF SUCH REGISTERED STOCKHOLDER, FULLY AND CORRECTLY, AS THE STOCKHOLDER’S NAME APPEARS ON ITS STOCK CERTIFICATE(S) AND CANNOT BE MADE BY THE BENEFICIAL OWNER IF SUCH BENEFICIAL OWNER DOES NOT ALSO HOLD THE SHARES OF RECORD.  THE BENEFICIAL HOLDER MUST, IN SUCH CASES, HAVE THE REGISTERED OWNER SUBMIT THE REQUIRED DEMAND IN RESPECT OF SUCH SHARES.  If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners.  An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner.  A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners.  In such case, the written demand should state the number of shares as to which appraisal is sought.  Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.  If you hold your shares of Opta stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

•                  Within ten days after the Effective Date of the Merger, Opta must give written notice that the Merger has become effective to each stockholder of Opta who has properly filed a written demand for appraisal and who did not vote in favor of the approval of the Merger.  Within 120 days after the Effective Date, either Opta or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal.  Opta does not presently intend to file such a petition in the event there are dissenting stockholders and has no obligation to do so.  Accordingly, your failure to file such a petition within the period specified could nullify your previously written demand for appraisal.  At any time within 60 days after the Effective Date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the Cash Consideration specified by the Agreement of Merger for his or her shares of Opta stock.  Any stockholder who has complied with the appraisal procedures is entitled to receive from Opta within 120 days of the Effective Date, a statement setting forth the aggregate number of shares not consenting to the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.  Such statement shall be mailed within 10 days after such stockholder’s written request is received by Opta or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.  If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Opta, Opta will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares.  After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby.  The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.  After determination of the stockholders entitled to appraisal of their shares of Opta stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Going Private Transaction, together with a fair rate of interest.  THE PER SHARE VALUE WILL BE A PRO RATA PORTION OF THE APPRAISAL DETERMINED BY THE CHANCERY COURT AND THE MARKETABLE MINORITY DISCOUNT APPLIED BY CRONKITE & KISSELL IN ITS ANALYSIS AND OPINION WILL NOT BE APPLIED IN THE COURT’S APPRAISAL.  When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

•                  In determining fair value, the Chancery Court is required to take into account all relevant factors.  You should be aware that the fair value of the shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the Agreement of Merger with respect to the Going Private Transaction.  Costs of the appraisal proceeding may be imposed upon Opta and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances.  Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.  Any stockholder who had demanded appraisal rights will not, after the Effective Date of the Merger, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares, other than with respect to payment as of a record date before the Effective Date of the Merger; however, if no petition for appraisal is filed within 120 days after the Effective Date of the Merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the Merger within 60 days after the Effective Date of the Merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the Cash Consideration for shares of his or her Opta stock or the retention of shares of Common Stock of Opta pursuant to the Agreement of Merger.  Any withdrawal of a demand for appraisal made more than 60 days after the Effective Date may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the Effective Date. In view of the complexity of Section 262, Opta stockholders who may wish to pursue appraisal rights should consult their legal advisors.

The text of the applicable statute is attached hereto as Annex M.

Material Federal Income Tax Consequences

Summarized below are the material federal income tax consequences to us and our stockholders resulting from the Going Private Transaction. This summary is based on existing U.S. federal income tax law, which may change, even retroactively. This summary also assumes that the stockholders have held and, if applicable, will continue to hold their shares as capital assets under the Internal Revenue Code of 1986, as amended. This summary does not discuss all aspects of federal income taxation, including certain aspects that may be important to stockholders in light of their individual circumstances. Many stockholders, such as banks, financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and securities traders that elect mark-to-market tax accounting treatment, may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders who received our Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations.

For purposes of this discussion, “U.S. person” means any of the following:

(1) a citizen or resident of the U.S.;

(2) a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state);

(3) an estate the income of which is subject to U.S. federal income taxation regardless of its sources;

(4) a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

(5) any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation on a net basis.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our capital stock that is a U.S. person, and the term “non-U.S. Holder” means a beneficial owner of our capital stock that is not a U.S. person.

We urge stockholders to consult with their own tax advisor as to the particular federal, state, local, foreign and other tax consequences, in light of their specific circumstances. If a partnership holds our stock, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If the stockholder is a partner of a partnership holding our stock, we suggest that such stockholder consult his or her tax advisor.

Federal Income Tax Consequences to Our Company

We believe that the Going Private Transaction will be treated as a tax-free “recapitalization” for federal income tax purposes. This will result in no material federal income tax consequences to our company.

Federal Income Tax Consequences to Stockholders Receiving No Cash Consideration from the Going Private Transaction

If a stockholder (1) continues to hold our Common Stock immediately after the Going Private Transaction, and (2) receives no Cash Consideration as a result of the Going Private Transaction, such stockholder will not recognize any gain or loss in the Going Private Transaction. The aggregate adjusted tax basis in shares of our Common Stock held immediately after the Going Private Transaction will be equal to the aggregate adjusted tax basis in the shares of Common Stock held immediately prior to the Going Private Transaction, and the stockholder will have the same holding period in the Common Stock as it had in such stock immediately prior to the Going Private Transaction.

Federal Income Tax Consequences to Stockholders Receiving Cash Consideration from the Going Private Transaction

If a stockholder receives Cash Consideration as a result of the Going Private Transaction and is not related to any person or entity that holds our Common Stock immediately after the Going Private Transaction, the stockholder will recognize capital gain or loss. The amount of capital gain or loss the stockholder recognizes will equal the difference between the cash received for the cashed-out stock and the aggregate adjusted tax basis in such stock.

If a stockholder is related to a person or entity who continues to hold our Common Stock immediately after the Going Private Transaction, such stockholder will recognize gain or loss in the same manner as set forth in the previous paragraph, provided that such receipt of cash either is “not essentially equivalent to a dividend,” or is a “substantially disproportionate redemption of stock,” as described below.

•                  “Not Essentially Equivalent to a Dividend.” A stockholder will satisfy the “not essentially equivalent to a dividend” test if the reduction in its proportionate interest in our company resulting from the Going Private Transaction is considered a “meaningful reduction” given the particular facts and circumstances. The Internal Revenue Service (“IRS”) has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and exercises no control over the affairs of the corporation will meet this test.

•                  “Substantially Disproportionate Redemption of Stock.” The receipt of cash in the Going Private Transaction will be a “substantially disproportionate redemption of stock” for a stockholder if the stockholder owns less than 50% of the outstanding shares of our Common Stock after the Going Private Transaction, and the percentage of the outstanding shares of our Common Stock owned by the stockholder immediately after the Going Private Transaction is less than 80% of the percentage of shares of our Common Stock it owned immediately before the Going Private Transaction.

In applying these tests, the stockholder will be treated as owning shares actually or constructively owned by certain individuals and entities related to the stockholder. If the receipt of Cash Consideration does not give rise to capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of the stockholder’s ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of its aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

Dividend Income, Capital Gain and Capital Loss

The U.S. federal income tax rate currently applicable to dividends received from domestic corporations by an individual taxpayer is a maximum of 15%, subject to the requirements the individual must have held the stock with respect to which a dividend is distributed for a minimum of 61 days during the 120-day period beginning 60 days before the stock becomes ex-dividend. A taxpayer’s holding period for these purposes is reduced by periods during which the taxpayer’s risk of loss with respect to the stock is considered diminished by reason of the existence of options, contracts to sell and similar transactions. The reduced rate of tax applies to the taxable years between 2003 and 2008. Individual stockholders should consult their own advisors as to their eligibility for the reduced rate of tax in relation to dividends.

Federal legislation also reduced the maximum U.S. federal income tax rate applicable to net capital gain (defined generally as the total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months to 15%. The reduced rate of tax applies to the taxable years between 2003 and 2008. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will also continue to be subject to tax at the ordinary income tax rates applicable to corporations. For both individual and corporate taxpayers, there are significant limitations on the deductibility of capital losses.

Information Reporting and Backup Withholding

In general, payments of dividends are subject to information reporting. Each paying agent will be required to provide the IRS with information, including the name, address, and taxpayer identification number of each U.S. Holder receiving payments, and the aggregate amount of dividends paid to such beneficial owner during the calendar year. These reporting requirements, however, do not apply to all beneficial owners. Specifically, corporations, securities broker-dealers, other financial institutions, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts, and non-U.S. persons satisfying certain requirements are all excluded from reporting requirements.

U.S. Holders will be required to provide their social security or other taxpayer identification numbers, and in some instances, additional information, to the Company  in connection with the Going Private Transaction to avoid backup withholding requirements that might otherwise apply. Backup withholding will apply if a U.S. Holder fails to establish its exemption from the information reporting requirements, is subject to the reporting requirements and fails to supply its correct taxpayer identification number in the manner required by applicable law, or underreports its tax liability, or if the paying agent has been otherwise notified by the IRS to backup withhold. The backup withholding tax rate is currently 28%. This backup withholding tax is not an additional tax and may be credited against a U.S. Holder’s federal income tax liability if the required information is furnished to the IRS.

Special Rules for Non-U.S. Holders

If a stockholder is a non-U.S. Holder, its tax consequences will depend on whether its income or gain from the Going Private Transaction is effectively connected with the conduct of a U.S. trade or business, or, if there is an applicable treaty, is attributable to a permanent establishment maintained in the U.S. Performance of significant personal services constitutes the conduct of a U.S. trade or business.

Income or Gain Not Effectively Connected with the Conduct of a U.S. Trade or Business

Except as described below under the heading “Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business,” dividends (including deemed dividends) paid on our Common Stock held by a non-U.S. holder will be subject to U.S. federal withholding tax (but not the federal income tax) at a rate of 30% or lower treaty rate, if applicable. In order to claim a reduction of withholding under a tax treaty, a non-U.S. holder generally will be required to file IRS Form W-8BEN upon which the non-U.S. holder certifies, under penalty of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate with respect to such payments. Further, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on gain realized on the taxable disposition of our Common Stock.

Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business

If dividends paid to a non-U.S. Holder are effectively connected with the conduct of a U.S. trade or business by the non-U.S. Holder or, if required by a tax treaty, the dividends are attributable to a permanent establishment maintained in the United States by the non-U.S. Holder, us and other payors generally are not required to withhold tax from the dividends, provided that the non-U.S. Holder furnishes a valid IRS Form W-8ECI certifying, under penalty of perjury, that the holder is a non-U.S. person, and the dividends are effectively connected with the holder’s conduct of a U.S. trade or business and are includible in the holder’s gross income. Effectively connected dividends will be subject to U.S. federal income tax on net income that applies to U.S. persons generally (and, with respect to corporate holders under certain circumstances, the branch profits tax).

In the case of any gain that is effectively connected with the conduct of a U.S. trade or business by a non-U.S. Holder (and, if required by a tax treaty, any gain that is attributable to a permanent establishment maintained in the United States), the non-U.S. Holder will generally be taxed on its net gain derived from the disposition at the regular rates and in the manner applicable to U.S. persons and, if the non-U.S. Holder is a foreign corporation, the branch profits tax may also apply.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to that holder and the tax withheld from such dividend payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable tax treaty. Copies of the information returns reporting dividend payments and any withholding thereof may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

A non-U.S. holder will generally not be subject to additional information reporting or to backup withholding with respect to dividend payments on our Common Stock, or to information reporting or backup withholding with respect to payments of proceeds from the disposition of our Common Stock to or through a U.S. office of any broker, as long as the holder has furnished to the payor or broker: (i) a valid IRS Form W-8BEN certifying, under penalties of perjury, its status as a non-U.S. person; (ii) other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury regulations; or (iii) otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Non-U.S. holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

As explained above, the amounts paid to a stockholder as a result of the Going Private Transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to such stockholder depending on its individual circumstances. We urge each stockholder to consult its tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of the specific circumstances.

Tax Consequences to Affiliated Security Holders

LIH and TCL Industries will treat the Going Private Transaction as a tax-free “recapitalization”.  They will not receive any cash consideration and will continue to hold our Common Stock after the Going Private Transaction.  Neither will recognize any gain or loss in the Going Private Transaction.

OTHER INFORMATION

Background Information Concerning Our Directors and Executive Officers

Directors

The name, citizenship and experience of each of our directors for at least the past five years and certain other information concerning each director has been furnished by the director and is set forth below.  The “class” of each director designates the term of service for each class.  A Class I Director’s term expires at the 2008 annual stockholder meeting, a Class II Director’s term expires at the 2006 annual stockholder meeting and a Class III Director’s term expires at the 2007 annual stockholder meeting.

Mr. Dongsheng Li was originally elected as a Class III Director of the Company on June 29, 2001 and was reelected as a Class III Director of the Company on June 6, 2005. Mr. Li also has served as Chairman of the Board of Directors of Correlant since February 2003.  Mr. Li has been Chairman of the Board of Directors and President of TCL Corp (formerly TCL Holdings Co., Ltd.), a People’s Republic of China company since 1996. Mr. Li is also the Chairman of the Board of Directors of TCL International Holdings, Ltd. and TCLMM.  Mr. Li has 20 years of experience in the telecommunication equipment and consumer electronics industry. Mr. Li holds a Bachelor degree in Engineering from South China University of Technology.  Mr. Li is a citizen of the People’s Republic of China.

Mr. Vincent Yong Yan was originally elected as a Class II Director of the Company on June 29, 2001 and was reelected as a Class II Director of the Company on June 6, 2005. Mr. Yan has been the President, CEO and Secretary of the Company since June 29, 2001. On June 5, 2006, Mr. Yan was also appointed as interim CFO pending completion of the search process for a permanent chief financial officer.  Mr. Yan was the CFO of the Company from June 29, 2001 until November 2002.  Mr. Yan also has served as a Vice President, director and member of the Executive Committee of the Board of Directors of Correlant since February 2003.  Mr. Yan has been Executive Director and Chief Financial Officer of TCL International Holdings, Ltd., a publicly traded consumer electronics and information technology company since 1999 and serves as Managing Director of TCLMM.  Mr. Yan was appointed CFO of TTE Corp., a joint venture between TCL Corp and Thomsom S.A. in 2004.  Additionally, he was elected chairman of the board of TTE Corp in 2004 and Chairman of the Board of TCL Corp-Alcatel in December, 2004.  Prior to joining TCL Corp, Mr. Yan served as PRC Country Manager of Tulip Computers (Asia) Ltd., a subsidiary of a European computer manufacturer. Mr. Yan has over ten years of experience in the computer and consumer goods industries. Mr. Yan holds an MBA from Stanford University and a Masters degree in Computer Science from Peking University.  Mr. Yan is a U.S. citizen.

Professor Zuoquan Lin was originally appointed as a Class I Director on March 25, 2002 and was reelected as a Class I Director of the Company on June 6, 2005. Professor Lin also has served as a director of Correlant since February 2003. He is currently the Dean of the Department of Information Science, a position he has held since 1998, and is the Director of the Networking Research and Development Center at Peking University, China, having held the position since 1999. His main areas of research include computer software, artificial intelligence, network economy and management information system. Professor Lin also is currently an independent consultant in enterprise strategy and information technology. From 1995 to 1997, he was the Director of the Institute of Computer Sciences at Shantou University, China.  Professor Lin holds a Ph.D. in computer science from Bei Hang University in Beijing, China.  Professor Lin is a citizen of the People’s Republic of China.

Mr. James Jian Liu was originally appointed as a Class III Director of the Company on August 6, 2001 and was reelected as a Class III Director of the Company on June 6, 2005.  Mr. Liu also has served as a director of Correlant since February 2003. Mr. Liu served as President of JBL International Inc., an apparel agent in New York, New York, from January 1996 to the present.  He earned his BA degree from Nanjing University, China.  Mr. Liu is a citizen of the People’s Republic of China.

Executive Officers

The name, citizenship and experience for at least the past five years and certain other information concerning each such executive officer has been furnished by the executive officer as set forth below.

See discussion related to Mr. Yan above.

The business address of our directors and executive officers is the principal business address of the Company.  None of Opta’s directors or executive officers own any Opta stock.  None of Opta’s directors or executive officers has been convicted of any criminal proceeding in the past five years and none has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

None of the members of the Board of Directors or executive officers of the Company are related to one another.  We expect our current members of management to continue in their current positions for the next twelve months and they will not receive any unusual grants of stock, options, salary changes, or bonuses during that time.

None of our directors or executive officers will receive any additional compensation or enjoy any other benefits in connection with the Going Private Transaction not shared by the Company’s unaffiliated stockholders.

None of our executive officers have entered into any revised employment agreements as a result of the Going Private Transaction.  Mr. Yan, our CEO and President is the only executive officer with an employment contract.  The Going Private Transaction will not constitute a change of control for purposes of Mr. Yan’s employment contract.

Market Prices of Our Common Stock and Dividend Policy

Opta’s common stock began trading on the OTC Bulletin Board under the symbol “LPFC” on December 1, 1994. As previously reported, on November 5, 2002, the Company’s shares of common stock were removed from the OTC Bulletin Board for failure to comply with NASD Rule 6530, as a result of the Company’s inability to timely file its Form 10-K for fiscal 2002. Opta became current in all its required filings on May 20, 2005.  From November 5, 2002 through October 12, 2004, the Company’s shares of common stock were quoted on the National Quotation Bureau’s “Pink Sheets,” under the symbol “LPFC.”  Effective October 13, 2004, in connection with the name change from “Lotus Pacific, Inc.” to “Opta Corporation,” the Company’s shares of common stock are quoted on the Pink Sheets under the symbol “OPTP.PK.”

Trading in the Company’s common stock has been minimal with limited or sporadic quotations and there is no established public trading market for the Company’s common stock.  The high and low common stock prices per share were as follows:

	High	Low

Fiscal 2006:

1st Quarter	$0.86	$0.01
2nd Quarter	0.14	0.01
3rd Quarter	0.08	0.01

Fiscal 2005:

1st Quarter	$0.15	$0.08
2nd Quarter	0.10	0.03
3rd Quarter	1.03	0.001
4th Quarter	0.14	0.0001

Fiscal 2004:

1st Quarter	$0.09	$0.01
2nd Quarter	0.09	0.02
3rd Quarter	0.05	0.01
4th Quarter	0.10	0.01

Fiscal 2003:

1st Quarter	$0.13	$0.03
2nd Quarter	0.10	0.01
3rd Quarter	0.10	0.05
4th Quarter	0.10	0.05

These OTC Bulletin Board market quotations reflect inter-dealer prices, without retail mark-up, mark down or commission and may not necessarily represent actual transactions.

To date, the Company has not declared or paid any cash dividends on its common stock. The Company anticipates that it will retain all available funds for use in operation and expansion of its business, and no cash dividends are expected to be paid on the common stock in the foreseeable future.

Financial Statements, Supplementary Financial Information, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk

Set forth below is our selected historical consolidated financial information which was derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2005 (“Annual Report”), which is attached hereto as Annex J, and from our unaudited financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2005, December 31, 2005 and March 31, 2006 (“Quarterly Reports”), and from other information and data contained in the Annual Report and the Quarterly Reports. Our Quarterly Report for the quarter ended March 31, 2006 is attached hereto as Annex K.  More comprehensive financial information is included in the Annual Report and the Quarterly Reports. The financial information that follows is qualified in its entirety by reference to, and should be read in conjunction with, the Annual Report, the Quarterly Reports and all of the financial statements and related notes contained in the Annual Report and the Quarterly Report and in all other information filed with the Securities and Exchange Commission, copies of which may be obtained as set forth below under the caption “Other Matters - Where You Can Find More Information” on page 62.

OPTA CORPORATION

FINANCIAL HIGHLIGHTS (UNAUDITED) (1)

	As of or for the three months ended			As of or for the Year Ended June 30,
(in thousands, except per share amounts)	March 31, 2006	December 31, 2005	September 30, 2005	2005	2004	2003 (2)	2002 (3)	2001

Financial Position
Total assets from continuing operations	$6,622	$13,815	$18,211	$27,429	$52,020	$28,384	$17,962	$51,214
Long-term obligations, less current portion	$—	$—	$—	$—	$—	$—	$—	$—
Total stockholders’ equity (deficit)	$(5,582)	$(3,396)	$(809)	$1,430	$20,349	$30,565	$36,560	$54,328

Results of Operations
Net revenues (returns)	$(100)	$1,759	$6,353	$129,119	$124,703	$9,277	$72	$111
Loss from continuing operations	$(2,186)	$(2,587)	$(1,901)	$(20,853)	$(4,519)	$(80)	$(33,245)	$(10,644)

Per Share Data
Net income (loss) per common share — basic and diluted:
Loss from continuing operations	$(0.04)	$(0.05)	$(0.04)	$(0.42)	$(0.08)	$(0.00)	$(0.52)	$(0.17)
Total gain (loss) from discontinued operations	$—	$—	$(0.01)	$0.04	$(0.06)	$(0.10)	$0.22	$(0.39)
Net income (loss)	$(0.04)	$(0.05)	$(0.05)	$(0.38)	$(0.14)	$(0.10)	$(0.30)	$(0.57)
Cash dividends per share	$—	$—	$—	$—	$—	$—	$—	$—
Book value per share, end of the period	$(0.11)	$(0.07)	$(0.02)	$0.03	$0.40	$0.50	$0.57	$0.85

(1) The dissolution of Correlant, based on Statement of Financial Accounting Standard (“SFAS”) 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), met the criteria of discontinued operations during the three months ended September 30, 2005.  As such, the liquidation of Correlant and its related operating results have been excluded from continuing operations and classified as a discontinued operation for all periods presented above in accordance with the requirements of SFAS 144. See Annex L for Pro Forma financial statements that disclose Correlant as discontinued operations as of or for the years ended June 30, 2005 and 2004.  Additionally, in accordance with Article 11 of Reg S-X, pro forma financial statements have been including in this filing at Annex L to reflect the pro forma effect of the disposition of Correlant as discontinued operations as of and for the years ended June 30, 2005 and 2004 since the disposition was consummated subsequent to those reporting periods and the Company believes disclosure of pro forma financial information would be material to investors.

(2) The results of operations for fiscal 2003 included GoVideo’s activity since the April 18, 2003 purchase date.

(3) Fiscal 2002 included: (a) $20,071,000 asset impairment and (b) $17,554,000 total gain from discontinued operations, net of related taxes, as a result of selling our former subsidiary, Arescom, on December 18, 2001.

Executive Summary of Financial Highlights

Opta’s Financial Highlights above are indicative of the fact that Opta has operated in a competitive market.  And as the competition and globalization of the consumer electronics market has increased, Opta’s ability to compete has decreased.  As a result, the value of the Company has significantly deteriorated during the past few years and continues to deteriorate as additional losses are incurred.  Specifically, since the Going Private Transaction was contemplated, the financial position of the Company has decreased as a result of the Company’s net loss.  The most significant impact to the Company’s financial position has been the shut down of GoVideo’s historical operations as a consumer electronics original equipment manufacturer.  During this time, GoVideo focused on the shut down process, e.g. selling existing inventory, collecting outstanding accounts receivable and managing existing liabilities, rather than focusing on business strategies that had been previously utilized, e.g. introduction of new innovative products to the market and increasing the GoVideo brand recognition in both the U.S. markets and abroad.  And although shutting down GoVideo’s historical operations was required to address the continued losses and liquidity issued with GoVideo, the shut down has had a negative impact on the short run value of the Company due to the fact that GoVideo’s revenues decreased significantly quicker than GoVideo’s expenses.  GoVideo’s shut down took longer, was more costly and more complex and had a larger impact on the financial position of the Company than management and the Board of Directors originally anticipated.

PRO FORMA FINANCIAL INFORMATION

The Going Private Transaction, if consummated, will decrease cash by approximately $168,026, which is the estimated total Cash Consideration.  As the $168,026 reduction to cash is the only effect of the transaction to the Company’s current financial position, pro forma financial statements are not presented.

Where You Can Find More Information

The Going Private Transaction is subject to Rule 13e-3 of the Exchange Act. We plan to file a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Going Private Transaction. Copies of the Schedule 13E-3 will be available for inspection and copying at our principal executive offices during regular business hours by any interested stockholder, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Thomas Gong at the following address: 1350 Bayshore Highway, Suite 600, Burlingame, CA 94010.

We are currently subject to the information requirements of the Exchange Act and file periodic reports, and other information with the Commission relating to our business, financial and other matters.

Copies of such reports, proxy statements, this information statement and other information, as well as the Schedule 13E-3 when filed, may be copied (at prescribed rates) at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington D.C. 20549. For further information concerning the Commission’s public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission’s Internet website at http://www.sec.gov. Amendments to the Schedule 13E-3 will be filed that will incorporate by reference any Exchange Act documents that are filed after the date of this Information Statement.

THE BOARD OF DIRECTORS

Dated: June 28, 2006

Opta Corporation

1350 Bayshore Highway, Suite 600

Burlingame, CA 94010

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

OPTA CORPORATION

/s/ Vincent Yan
(Signature)

Vincent Yan, Chief Executive Officer
(Name and Title)

June 28, 2006
(Date)

Annex A

Restated Certificate of Incorporation of Opta Corporation

RESTATED CERTIFICATE OF INCORPORATION

OF

OPTA CORPORATION

Opta Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

FIRST:  The name of this corporation is Opta Corporation and this corporation was originally incorporated pursuant to the General Corporation Law on June 25, 1985 under the name Quatech, Inc.

SECOND:  The Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

FIRST: The name of the corporation is Opta Corporation.

SECOND:  The address of the corporation’s registered office in the State of Delaware is 11th Floor, Rodney Square North, 11th and Market Streets, in the City of Wilmington, County of New Castle, Delaware 19801.  The name of the corporation’s registered agent at such address is Corporation Guarantee and Trust Company.

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:  The total number of shares of stock which the corporation is authorized to issue is One Hundred Million (100,000,000) shares of common stock, having a par value of $0.001 per share.

Upon the effectiveness of the Restated Certificate of Incorporation containing this sentence, each issued and outstanding share of common stock shall be subdivided, reclassified and changed into Five Thousand (5,000) shares of common stock of the corporation.

A-1

FIFTH:  The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

SIXTH:  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws.

SEVENTH:  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH:  The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware.  All rights herein conferred are granted subject to this reservation.

THIRD:  The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

FOURTH:  That said Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this ____ day of _________,

Vincent Yan,
President and Chief Executive Officer

A-2

Annex B

Certificate of Incorporation of Subsidiary

CERTIFICATE OF INCORPORATION

OF

OPTA MERGER CORP.

FIRST: The name of the corporation is Opta Merger Corp.

SECOND:  The address of the corporation’s registered office in the State of Delaware is 11th Floor, Rodney Square North, 11th and Market Streets, in the City of Wilmington, County of New Castle, Delaware 19801.  The name of the corporation’s registered agent at such address is Corporation Guarantee and Trust Company.

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:  The total number of shares of stock which the corporation is authorized to issue is One Hundred Million (100,000,000) shares of common stock, having a par value of $0.001 per share.

FIFTH:  The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

SIXTH:  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws.

SEVENTH:  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

B-1

EIGHTH:  The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware.  All rights herein conferred are granted subject to this reservation.

NINTH:  The name and mailing address of the incorporator is as follows:

Thomas Gong

350 Bayshore Highway, Suite 600

Burlingame, CA 94010.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, and, accordingly, have hereto set my hand this 7th day of June 2006.

/s/ Thomas Gong
Thomas Gong

B-2

Annex C

Agreement of Merger between Opta Corporation and Subsidiary

AGREEMENT OF MERGER

This AGREEMENT OF MERGER (this “Agreement”), is entered into as of ___________,  2006, between Opta Corporation, a Delaware corporation (“Parent”) and Opta Merger Corp., a Delaware corporation (“Merging Company”), said two corporations being herein sometimes collectively called the “Constituent Corporations.”

WITNESSETH:

WHEREAS, Parent is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on June 25, 1985;

WHEREAS, Merging Company is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on June 8, 2006, and is a wholly-owned subsidiary of Parent; and

WHEREAS, the Boards of Directors of the parties hereto deem it desirable, that Merging Company be merged with and into Parent and that Parent be the surviving corporation with the outstanding shares of common stock and preferred stock of Parent being converted into 1/5000th of a share of common stock of Surviving Corporation with holders of less than 5000 shares of a common stock or preferred stock of Parent before such merger having their resulting fractional share interests cancelled and converted into the right to receive a cash payment.

WHEREAS, immediately following such merger, any surviving fractional interests attached to whole shares will be reconverted in a 5000-for-1 forward stock split of the Surviving Corporation’s then outstanding common stock into the same number of whole shares owned by those holders before such merger.

WHEREAS, after the effectiveness of such merger and the subsequent forward stock split, the number of Parent’s stockholders will be reduced to fewer than 300, therefore allowing Parent to suspend its status as a reporting company with the Securities and Exchange Commission.

NOW THEREFORE, it is agreed as follows:

SECTION 1

PARTIES TO PROPOSED MERGER

1.1           Merging Company has authorized capital stock consisting of one hundred million (100,000,000) shares of common stock, par value $0.001 per share, of which one thousand (1,000) shares are now duly issued and outstanding.  All issued and outstanding shares of Merging Company are owned by Opta Corporation.

1.2           Parent has authorized capital stock consisting of one hundred million (100,000,000) shares of common stock, par value $0.001 per share, of which 50,037,538 shares of common stock are now duly issued and outstanding and ten million (10,000,000) shares of preferred stock par value $0.001 per share, of which 4,300 shares of Class A Preferred Stock are now duly issued and outstanding.

1.3           Parent and Merging Company desire to effect a merger of Merging Company into Parent (the “Merger”) in the manner set forth below and the Boards of Directors of the Constituent Corporations have duly adopted resolutions by written consent, approving this Agreement.

SECTION 2

TERMS AND CONDITIONS OF MERGER AND CASH PAYMENT

2.1           On the Effective Date (as hereinafter defined) of the Merger,

(a)           Merging Company shall be merged with and into Parent, with Parent as the surviving corporation, which shall sometimes be referred to hereafter as “Surviving Corporation,”

(b)           Each then outstanding share of Parent common stock or Parent preferred stock (each a “Pre-Merger Share”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 1/5000th of a share of Surviving Corporation common stock, par value $0.001 per share,

(c)           All shares of Parent common sock held in the treasury of Parent shall be cancelled, and

(d)           The separate existence of Merging Company shall cease, as provided by the Delaware General Corporation Law, and all issued and outstanding shares of capital stock of Merging Company shall automatically and by operation of law be canceled and all certificates evidencing ownership of such shall be void and of no effect.

2.2           This Agreement shall be submitted to the stockholders entitled to vote thereon of each of the Constituent Corporations as provided by the applicable laws of the State of Delaware. If this Agreement is duly adopted by the requisite votes of such stockholders and is not terminated as contemplated by Section 6, a certificate of merger (the “Certificate of Merger”), executed in accordance with the law of the State of Delaware, shall be filed with the Secretary of State of the State of Delaware.  The “Effective Date” shall be the time and date specified in the Certificate of Merger filed with the Secretary of State of the State of Delaware.

2.3           As of the Effective Date, any resulting fractional interests shall be cancelled and be converted into the right to receive cash in the amount of $0.03 per Pre-Merger Share (the “Cash Payment.”)  The Surviving Corporation shall pay to such holders the Cash Payment within 60 days of the Effective Date.

SECTION 3

COVENANTS AND AGREEMENTS

3.1           Parent covenants and agrees that it will present this Agreement for adoption or rejection by vote of the holders of Parent capital stock by Action by Written Consent of Stockholders and will recommend approval of this Agreement by such holders.

3.2           Parent covenants and agrees that (i) it will, as sole stockholder of Merging Company, vote all shares of Merging Company common stock owned by it to approve this Agreement as provided by law, and (ii) it will not prior to the Effective Date, permit any change in Merging Company or its capital stock.

SECTION 4

CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS

4.1           The Certificate of Incorporation of Merging Company, as set forth in Exhibit A annexed hereto, from and after the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law; provided, however, that Article FIRST of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows:  “The name of this corporation is Opta Corporation and this corporation was originally incorporated pursuant to the General Corporation Law on June 25, 1985 under the name Quatech, Inc.”

4.2           The Bylaws of Parent in effect on the Effective Date shall be the Bylaws of the Surviving Corporation, to remain unchanged until amended in accordance with the provisions thereof and of applicable law.

4.3           The directors and officers of Parent on the Effective Date shall become the directors and officers of the Surviving Corporation, each to hold office until a successor shall have been elected and shall have been qualified or until the earlier of resignation or removal.

SECTION 5

FILING OF RESTATED CERTIFICATE OF INCORPORATION IMMEDIATELY AFTER EFFECTIVE DATE

5.1           Immediately after the Effective Date, Surviving Corporation shall file a Restated Certificate of Incorporation and upon the effectiveness of such filing, (a) all holders of Pre-Merger Shares who held fractional interests attached to whole shares after the Effective Date, will be reconverted by a 1 for 5000 forward stock split such that such holders will hold the same number of shares as held prior to the Merger (i.e., a holder holding 12,000 Pre-Merger shares of Parent will hold 12,000 shares of Surviving Corporation.) and (b) the name of the Surviving Corporation shall be Opta Corporation.

5.2           Each holder of at least 5,000 Pre-Merger Shares shall be entitled to receive a stock certificate or certificates representing the same number of shares of Surviving Corporation common stock.  The transfer agent of the Surviving Corporation shall issue and deliver stock certificates representing the shares of Surviving Corporation.

SECTION 6

AMENDMENT AND TERMINATION

At any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, this Agreement may be amended or terminated and abandoned by the Boards of Directors of Parent and Merging Company to the extent permitted by Delaware law notwithstanding favorable action on the Merger by the stockholders of either or both of the Constituent Corporations.

SECTION 7

MISCELLANEOUS

If at any time the Surviving Corporations shall consider or be advised that any further assignment, assurance or other action is necessary or desirable to vest in the Surviving Corporation the title to any property or right of Merging Company or otherwise to carry out the purposes of the Agreement, the proper officers and directors of Merging Company shall execute and make all such proper assignments or assurances and take such other actions.  The proper officers and directors of the Surviving Corporation are hereby authorized in the name of Merging Company or otherwise to take any and all such action.

IN WITNESS WHEREOF, the parties hereto acknowledge that the facts stated herein are true and have each caused this Agreement to be executed by its authorized officer as of the date first above written.

Opta Corporation

By:
Name:
Title:

OPTA MERGER CORP.

By:
Name:
Title:

CERTIFICATE OF THE SECRETARY
OF
OPTA CORPORATION

I, Vincent Yan, Secretary of Opta Corporation, hereby certify that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the corporation by the President and Chief Executive Officer of said corporation, was duly approved and adopted by the stockholders of Opta Corporation by written consent as of _____________ ___, 2006 by the holders of a majority of the outstanding stock entitled to vote thereon.

WITNESS my hand and seal of said ____________________ this ___ day of ____________________, 2006.

Secretary

Annex D

Cronkite & Kissell LLC Opinion dated June 30, 2005

[Cronkite & Kissell letterhead]

June 30, 2005

The Board of Directors
Opta Corporation
1350 Old Bayshore Highway
Suite 740
Burlingame, CA 94010

Dear Gentlemen:

Opta Corporation (formerly Lotus Pacific, Inc.) a Delaware corporation, is a holding company whose operations are conducted through its subsidiaries. Opta Corporation (“Opta” or the Company hereinafter) develops, manages, and operates emerging electronics and communication companies, focusing on developing next generation consumer electronics and communication products. Corporate headquarters is located in Burlingame, California. Ownership is represented by 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the date of this letter.

Opta’s stock is quoted on the National Quotation Bureau’s “Pink Sheets’” under the symbol “OPTP”. The current trading of the Company’s stock is sporadic and minimal and there is no established public trading market for the Company’s common stock. It is our understanding that Opta plans to make payments to certain shareholders in connection with Opta’s going private transaction at a price of $.13 per share (“Transaction” hereinafter).

You have requested our opinion (the “Opinion”) as to the fairness, from a financial point of view, of the Transaction to the shareholders of the Company.  The Opinion does not address the Company’s underlying business decision to enter into the Transaction. The Opinion does not constitute a recommendation to any Opta shareholder as to whether they should tender their shares in connection with this Transaction nor as to any action that should be taken by such shareholder in connection with the Transaction. We have not been requested to, and did not, solicit third party indications of interest in participating in the Transaction.  Furthermore, at your request, we have not negotiated the terms of the Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances.  Among other things, we have:

1.                 reviewed our analysis and valuation of Opta as of June 14, 2005;

2.                 reviewed our prior financial analyses of Opta Systems, LLC d.b.a. “Go Video” as of April 18, 2003 and June 30, 2004;

3.                 discussed with certain members of the senior management of the Company and Go Video the operations, financial condition, future prospects and projected operations and performance of the Company;

4.                 reviewed the Company’s Form 10-K as of June 30, 2004 and Form 10-Q as of March 31, 2005, and reviewed the Company’s unaudited consolidating financial statements for the month ended May 31, 2005;

5.                 reviewed a fiscal 2005 budget prepared by Go Video’s management  with respect to Go Video;

6.                 reviewed the Unanimous Written Consent of the Board of Directors of Opta Corporation executed on June 16, 2005;

7.                 reviewed an undated draft of  the Form 14C that  the Company is filing with the Securities and Exchange Commission as part of the Transaction; and

8.                 conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company.  Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

June 14, 2005 Cronkite & Kissell Valuation Opinion

Pursuant to the retainer agreement dated May 27, 2005 between Opta and Cronkite and Kissell, Cronkite & Kissell was engaged to estimate the fair market value of the common stock of the Company, as of June 14, 2005 (“Valuation Opinion”). We understood that our conclusions were to be reviewed by the Board of Directors as part of their process in determining the payments to be made to certain shareholders in connection with the Transaction; but were not the only determinant.

The term “fair market value,” as used herein, is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for that asset.

It is the understanding of Cronkite & Kissell, upon which it is relying, that the Company and any other recipient of the Valuation Opinion will consult with and rely solely upon their own legal counsel with respect to said definitions. No representation is made herein, or directly or indirectly by the Valuation Opinion, as to any legal matter or as to the sufficiency of said definitions for any purpose other than setting forth the scope of Cronkite & Kissell’s Valuation Opinion hereunder.

In our analysis of Opta, we have taken into consideration the income- and cash-generating capability of the Company. Typically, an investor contemplating an investment in a company with income- and cash-generating capability similar to Opta will evaluate the risks and returns of its investment on a going-concern basis.

The Company’s independent audit firm has questioned the Company’s ability to continue as a going-concern, as stated in their cover letter to the Board of Directors and Stockholders accompanying the audited financials for the fiscal year ended June 30, 2004. Furthermore, the Company notes in its March 31, 2005 10-Q filing “... the above raises substantial doubt about the company’s ability to continue as a going-concern. Although Opta expects to incur additional losses during the remainder of fiscal 2005, the Company believes that it will have sufficient resources to continue normal operations.”

Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the enterprise value of the Company has been developed primarily by the market and income approach. As a secondary indication, however, we have considered an asset approach to valuation, specifically an orderly liquidation scenario.

Value as a going-concern means that the underlying tangible assets of the Company are presumed, in the absence of a qualified appraisal of such assets, to attain their highest values as integral components of a business entity in continued operation and that liquidation of said assets would likely diminish the value of the whole to the members and creditors of the Company.

All valuation methodologies that estimate the worth of an enterprise as a going-concern are predicated on numerous assumptions pertaining to prospective economic and operating conditions. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us as of the valuation date. Unanticipated events and circumstances may occur and actual results may vary from those assumed. The variations may be material.

Based upon the investigation, premises, provisos, and analyses outlined above, it is our opinion that, as of June 14, 2005, the fair market value of the common stock of the Company is reasonably stated in the amount of FOUR MILLION EIGHT HUNDRED THOUSAND DOLLARS ($4,800,000) or TEN CENTS PER SHARE ($.10) based upon 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the valuation date.

Fairness Opinion

Based upon the foregoing, including, but not limited to the Valuation Opinion, and in reliance thereon, it is our Opinion, as of the date of this letter, that the Transaction is fair to the shareholders of the Company from a financial point of view. The Opinion does not constitute a recommendation to any Opta shareholder as to whether they should tender their shares in connection with this Transaction nor as to any action that should be taken by such shareholder in connection with the Transaction.

This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of Cronkite & Kissell in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Cronkite & Kissell shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates. Notwithstanding the above, we understand that this Opinion will be disclosed to the shareholders of the Company as part of the Company’s filings with the Securities and Exchange Commission.

CRONKITE & KISSELL

/s/ Cronkite & Kissell LLC

Annex E

Cronkite & Kissell LLC Opinion dated August 2, 2005

[Cronkite & Kissell letterhead]

August 2, 2005

The Board of Directors

Opta Corporation

1350 Bayshore Highway

Suite 740

Burlingame, CA 94010

Dear Gentlemen:

Opta Corporation (formerly Lotus Pacific, Inc.) a Delaware corporation, is a holding company whose operations are conducted through its subsidiaries. Opta Corporation (“Opta” or the Company hereinafter) develops, manages, and operates emerging electronics and communication companies, focusing on developing next generation consumer electronics and communication products. Corporate headquarters is located in Burlingame, California. Ownership is represented by 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the date of this letter.

Opta’s stock is quoted on the National Quotation Bureau’s “Pink Sheets’” under the symbol “OPTP.PK.” The current trading of the Company’s stock is sporadic and minimal and there is no established public trading market for the Company’s common stock. It is our understanding that Opta plans to make payments to certain shareholders in connection with Opta’s going private transaction at a price of $.13 per share (“Transaction” hereinafter).

You have requested our opinion (the “Opinion”) as to the fairness, from a financial point of view, of the Transaction to the shareholders of the Company.  The Opinion does not address the Company’s underlying business decision to enter into the Transaction. The Opinion does not constitute a recommendation to any Opta shareholder as to whether they should tender their shares in connection with this Transaction nor as to any action that should be taken by such shareholder in connection with the Transaction. We have not been requested to, and did not, solicit third party indications of interest in participating in the Transaction.  Furthermore, at your request, we have not negotiated the terms of the Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances.  Among other things, we have:

1.                    reviewed our analyses and valuations of Opta as of June 14, 2005 and August 2, 2005;

2.                     reviewed our prior financial analyses of Opta Systems, LLC d.b.a. “Go Video” as of April 18, 2003, June 30, 2004 and July 19, 2005;

3.                     discussed with certain members of the senior management of the Company and Go Video the operations, financial condition, future prospects and projected operations and performance of the Company;

4.                     reviewed the Company’s Form 10-K as of June 30, 2004 and Form 10-Q as of March 31, 2005, and reviewed the Company’s unaudited consolidating financial statements for the period ended June 30, 2005;

5.                     reviewed GoVideo’s five-year strategic plan and financial forecasts prepared by GoVideo management as of  June 9, 2005;

6.                     reviewed the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 19, 2005, July 21, 2005 and July 29, 2005;

7.                     reviewed the Unanimous Written Consent of the Board of Directors of Opta Corporation executed on June 17, 2005 and August 2, 2005;

8.                     reviewed an undated draft of Schedule 14C that the Company is filing with the Securities and Exchange Commission as part of the Transaction; the initial Schedule 14C as filed on July 8, 2005 and a draft of  Amendment No. 1 to Schedule 14C that the Company is filing as part of the Transaction;

9.                     conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company.  Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Cronkite & Kissell Valuation Opinion

Pursuant to the retainer agreement dated May 27, 2005, between Opta and Cronkite & Kissell, Cronkite & Kissell was engaged to estimate the fair market value of the common stock of the Company, as of June 14, 2005 (“Valuation Opinion”). We understood that our conclusions were to be reviewed by the Board of Directors as part of their process in determining the payments to be made to certain shareholders in connection with the Transaction; but were not the only determinant. Cronkite & Kissell was requested to update their estimate of the fair market value of Opta as of August 2, 2005, giving consideration to the events described in the recent 8-K filings.

The term “fair market value,” as used herein, is defined as the price at which an asset changes hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for that asset.

It is the understanding of Cronkite & Kissell, upon which it is relying, that the Company and any other recipient of the Valuation Opinion will consult with and rely solely upon their own legal counsel with respect to said definitions. No representation is made herein, or directly or indirectly by the Valuation Opinion, as to any legal matter or as to the sufficiency of said definitions for any purpose other than setting forth the scope of Cronkite & Kissell’s Valuation Opinion hereunder.

In our analysis of Opta, we have taken into consideration the income- and cash-generating capability of the Company. Typically, an investor contemplating an investment in a company with income- and cash-generating capability similar to Opta will evaluate the risks and returns of its investment on a going-concern basis.

The Company’s independent audit firm has questioned the Company’s ability to continue as a going-concern, as stated in their cover letter to the Board of Directors and Stockholders accompanying the audited financials for the fiscal year ended June 30, 2004. Furthermore, the Company notes in its March 31, 2005 10-Q filing “... the above raises substantial doubt about the company’s ability to continue as a going-concern.  Although Opta expects to incur additional losses during the remainder of fiscal 2005, the Company believes that it will have sufficient resources to continue normal operations.”

Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the enterprise value of the Company has been developed by the market, income and cost approaches..

Value as a going-concern means that the underlying tangible assets of the Company are presumed, in the absence of a qualified appraisal of such assets, to attain their highest values as integral components of a business entity in continued operation and that liquidation of said assets would likely diminish the value of the whole to the members and creditors of the Company.

All valuation methodologies that estimate the worth of an enterprise as a going-concern are predicated on numerous assumptions pertaining to prospective economic and operating conditions. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us as of the valuation date. Unanticipated events and circumstances may occur and actual results may vary from those assumed. The variations may be material.

Based upon the investigation, premises, provisos, and analyses outlined above, it is our opinion that, as of August 2, 2005, the fair market value of the common stock of the Company is reasonably stated in the amount of FIVE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($5,800,000) or $.116 based upon 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the valuation date.

Fairness Opinion

Based upon the foregoing, including, but not limited to the Valuation Opinion, and in reliance thereon, it is our Opinion, as of the date of this letter, that the Transaction is fair to the shareholders of the Company from a financial point of view. The Opinion does not constitute a recommendation to any Opta shareholder as to whether they should tender their shares in connection with this Transaction nor as to any action that should be taken by such shareholder in connection with the Transaction.

This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of Cronkite & Kissell in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Cronkite & Kissell shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates. Notwithstanding the above, we understand that this Opinion will be disclosed to the shareholders of the Company as part of the Company’s filings with the Securities and Exchange Commission.

CRONKITE & KISSELL

/s/ Cronkite & Kissell LLC

Annex F

Cronkite & Kissell LLC Opinion dated September 20, 2005

[Cronkite & Kissell letterhead]

September 20, 2005

The Board of Directors

Opta Corporation

1350 Old Bayshore Highway

Suite 740

Burlingame, CA 94010

Dear Gentlemen:

Opta Corporation (formerly Lotus Pacific, Inc.) a Delaware corporation, is a holding company whose operations are conducted through its subsidiaries. Opta Corporation (“Opta” or the Company hereinafter) develops, manages, and operates emerging electronics and communication companies, focusing on developing next generation consumer electronics and communication products. Corporate headquarters is located in Burlingame, California. Ownership is represented by 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the date of this letter.

Opta’s stock is quoted on the National Quotation Bureau’s “Pink Sheets’” under the symbol “OPTP”. The current trading of the Company’s stock is sporadic and minimal and there is no established public trading market for the Company’s common stock. It is our understanding that Opta plans to make payments to certain shareholders in connection with Opta’s going private transaction at a price of $.13 per share (“Transaction” hereinafter).

You have requested our opinion (the “Opinion”) as to the fairness, from a financial point of view, of the Transaction to the shareholders of the Company.  The Opinion does not address the Company’s underlying business decision to enter into the Transaction. The Opinion does not constitute a recommendation to any Opta shareholder as to whether they should tender their shares in connection with this Transaction nor as to any action that should be taken by such shareholder in connection with the Transaction. We have not been requested to, and did not, solicit third party indications of interest in participating in the Transaction.  Furthermore, at your request, we have not negotiated the terms of the Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances.  Among other things, we have:

1.                    reviewed our analyses and valuations of Opta as of June 14, 2005, July 31, 2005, and August 25, 2005;

2.                    reviewed our prior financial analyses of Opta Systems, LLC d.b.a. “Go Video” as of April 18, 2003, June 30, 2004 and July 19, 2005;

3.                    discussed with certain members of the senior management of the Company and Go Video the operations, financial condition, future prospects and projected operations and performance of the Company;

4.                    reviewed the Company’s Form 10-K as of June 30, 2004 and Form 10-Q as of March 31, 2005, and reviewed the Company’s unaudited consolidating financial statements for the period ended August 31,  2005;

5.                    reviewed the Company’s five-year financial forecasts prepared by Opta management in August  2005;

6.                    reviewed the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 19, 2005, July 21, 2005 and July 29, 2005

7.                    the Unanimous Written Consent of the Board of Directors of Opta Corporation executed on June 17, 2005 and August 2, 2005;

8.                    reviewed the initial Schedule 14C and Schedule 13E-3 as filed on July 8, 2005; Amendments No. 1 to Schedule 14C and Schedule 13E-3 as filed on August 3, 2005 and undated drafts of Amendments No. 2 to Schedule 14C and Schedule 13E-3 that the Company is filing with the Securities and Exchange Commission as part of the Transaction; and

9.                    conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company.  Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Cronkite & Kissell Valuation Opinion

Pursuant to the retainer agreement dated May 27, 2005 between Opta and Cronkite and Kissell, Cronkite & Kissell was engaged to estimate the fair market value of the common stock of the Company, as of June 14, 2005 (“Valuation Opinion”). We understood that our conclusions were to be reviewed by the Board of Directors as part of their process in determining the payments to be made to certain shareholders in connection with the Transaction; but were not the only determinant. Cronkite & Kissell was requested to update our estimate of the fair market value of Opta as of August 2, 2005, giving consideration to the events described in the recent 8-K filings. Cronkite & Kissell was again requested to update our estimate of the fair market value of Opta as of August 25, 2006, giving consideration to the restructuring of the GoVideo operations.

The term “fair market value,” as used herein, is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any

F-2

compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for that asset.

It is the understanding of Cronkite & Kissell, upon which it is relying, that the Company and any other recipient of the Valuation Opinion will consult with and rely solely upon their own legal counsel with respect to said definitions. No representation is made herein, or directly or indirectly by the Valuation Opinion, as to any legal matter or as to the sufficiency of said definitions for any purpose other than setting forth the scope of Cronkite & Kissell’s Valuation Opinion hereunder.

In our analysis of Opta, we have taken into consideration the income- and cash-generating capability of the Company. Typically, an investor contemplating an investment in a company with income- and cash-generating capability similar to Opta will evaluate the risks and returns of its investment on a going-concern basis.  The Company’s independent audit firm has questioned the Company’s ability to continue as a going-concern, as stated in their cover letter to the Board of Directors and Stockholders accompanying the audited financials for the fiscal year ended June 30, 2004. Furthermore, the Company notes in its March 31, 2005 10-Q filing “... the above raises substantial doubt about the company’s ability to continue as a going-concern. Although Opta expects to incur additional losses during the remainder of fiscal 2005, the Company believes that it will have sufficient resources to continue normal operations.”

Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the enterprise value of the Company has been developed by the market, income and cost approaches.

Value as a going-concern means that the underlying tangible assets of the Company are presumed, in the absence of a qualified appraisal of such assets, to attain their highest values as integral components of a business entity in continued operation and that liquidation of said assets would likely diminish the value of the whole to the members and creditors of the Company.

All valuation methodologies that estimate the worth of an enterprise as a going-concern are predicated on numerous assumptions pertaining to prospective economic and operating conditions. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us as of the valuation date. Unanticipated events and circumstances may occur and actual results may vary from those assumed. The variations may be material.

Based upon the investigation, premises, provisos, and analyses outlined above, it is our opinion that, as of August 25, 2006, the fair market value of the common stock of the Company on a marketable minority interest basis is reasonably stated in the amount of FIVE MILLION DOLLARS ($5,000,000) or $0.10 per share based upon 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the valuation date. Furthermore, it is our opinion that, as of August 25, 2006, the fair market value of the common stock of the Company on a controlling iinterest basis is reasonably stated in the amount of SIX MILLION DOLLARS ($6,000,000) or $0.12 per share based upon 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the valuation date.

F-3

Fairness Opinion

Based upon the foregoing, including, but not limited to the Valuation Opinion, and in reliance thereon, it is our Opinion, as of the date of this letter, that the Transaction is fair to the shareholders of the Company from a financial point of view. The Opinion does not constitute a recommendation to any Opta shareholder as to whether they should tender their shares in connection with this Transaction nor as to any action that should be taken by such shareholder in connection with the Transaction.

This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of Cronkite & Kissell in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Cronkite & Kissell shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates. Notwithstanding the above, we understand that this Opinion will be disclosed to the shareholders of the Company as part of the Company’s filings with the Securities and Exchange Commission.

CRONKITE & KISSELL

/s/ Cronkite & Kissell LLC

F-4

Annex G

Cronkite & Kissell LLC Opinion dated February 27, 2006

[Cronkite & Kissell letterhead]

February 27, 2006

The Board of Directors
Opta Corporation
1350 Old Bayshore Highway
Suite 740
Burlingame, CA 94010

Dear Gentlemen:

Opta Corporation (formerly Lotus Pacific, Inc.) a Delaware corporation, is a holding company whose operations are conducted through its subsidiaries. Opta Corporation (“Opta” or the Company hereinafter) develops, manages, and operates emerging electronics and communication companies, focusing on developing next generation consumer electronics and communication products. Corporate headquarters is located in Burlingame, California. Ownership is represented by 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the date of this letter.

Opta’s stock is quoted on the National Quotation Bureau’s “Pink Sheets’” under the symbol “OPTP”. The current trading of the Company’s stock is sporadic and minimal and there is no established public trading market for the Company’s common stock. It is our understanding that Opta plans to make payments to certain shareholders in connection with Opta’s going private transaction at a price of $.13 per share (“Transaction” hereinafter).

You have requested our opinion (the “Opinion”) as to the fairness, from a financial point of view, of the Transaction to the unaffiliated shareholders of the Company.  The Opinion does not address the Company’s underlying business decision to enter into the Transaction. The Opinion does not constitute a recommendation to any Opta shareholder as to whether they should tender their shares in connection with this Transaction nor as to any action that should be taken by such shareholder in connection with the Transaction. We have not been requested to, and did not, solicit third party indications of interest in participating in the Transaction.  Furthermore, at your request, we have not negotiated the terms of the Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances.  Among other things, we have:

1.                                       reviewed our analyses and valuations of Opta as of June 14, 2005, July 31, 2005, August 25, 2005 and February 25, 2006;

2.                                       reviewed our prior financial analyses of Opta Systems, LLC d.b.a. “Go Video” as of April 18, 2003, June 30, 2004 and July 19, 2005;

3.                                       discussed with certain members of the senior management of the Company and Go Video the operations, financial condition, future prospects and projected operations and performance of the Company;

4.                                       reviewed the Company’s draft Form 10-K as of June 30, 2005 and draft consolidating and the Company’s draft unaudited consolidating financial statements for the period ended December 31,  2005;

5.                                       reviewed the Company’s five-year financial forecasts prepared by Opta management in February  2006 reflecting the Company’s new business model of licensing only;

6.                                       reviewed the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 19, 2005, July 21, 2005 and July 29, 2005;

7.                                       reviewed the Unanimous Written Consent of the Board of Directors of Opta Corporation executed on June 17, 2005 and August 2, 2005;

8.                                       reviewed an undated draft of  the Form 14C that  the Company is filing with the Securities and Exchange Commission as part of the Transaction; the initial Schedule 14C as filed on July 8, 2005 and a draft of  Amendment No. 1 to Schedule 14C that the Company is filing as part of the Transaction;; and

9.                                       conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company.  Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Cronkite & Kissell Valuation Opinion

Pursuant to the retainer agreement dated May 27, 2005 between Opta and Cronkite and Kissell, Cronkite & Kissell was engaged to estimate the fair market value of the common stock of the Company, as of June 14, 2005 (“Valuation Opinion”). We understood that our conclusions were to be reviewed by the Board of Directors as part of their process in determining the payments to be made to certain shareholders in connection with the Transaction; but were not the only determinant. Cronkite & Kissell was requested to update our estimate of the fair market value of Opta as of August 2, 2005, giving consideration to the events described in the recent 8-K filings. Cronkite & Kissell was again requested to update our estimate of the fair market value of Opta as of August 25, 2005, giving consideration to the restructuring of the GoVideo operations. Finally, Cronkite & Kissell was requested to update our estimate of the fair market value of Opta as of February 25, 2006 giving consideration to more recent financial results and the Company’s new business model of licensing activity only.

The term “fair market value,” as used herein, is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for that asset.

It is the understanding of Cronkite & Kissell, upon which it is relying, that the Company and any other recipient of the Valuation Opinion will consult with and rely solely upon their own legal counsel with respect to said definitions. No representation is made herein, or directly or indirectly by the Valuation Opinion, as to any legal matter or as to the sufficiency of said definitions for any purpose other than setting forth the scope of Cronkite & Kissell’s Valuation Opinion hereunder.

n our analysis of Opta, we have taken into consideration the income- and cash-generating capability of the Company. Typically, an investor contemplating an investment in a company with income- and cash-generating capability similar to Opta will evaluate the risks and returns of its investment on a going-concern basis.  The Company’s independent audit firm has questioned the Company’s ability to continue as a going-concern, as stated in their cover letter to the Board of Directors and Stockholders accompanying the audited financials for the fiscal year ended June 30, 2005. Furthermore, the Company notes in its June 20, 2005 10-K filing “Although the Company expects GoVideo to incur additional losses until the new GoVideo business model is implemented or GoVideo operations are shut down, the Company anticipates that its current cash and cash equivalents and the ability to borrow from related parties will be sufficient to fund its operations at least through June 30, 2006.”

Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the enterprise value of the Company has been developed by the income approach.

Value as a going-concern means that the underlying tangible assets of the Company are presumed, in the absence of a qualified appraisal of such assets, to attain their highest values as integral components of a business entity in continued operation and that liquidation of said assets would likely diminish the value of the whole to the members and creditors of the Company.

All valuation methodologies that estimate the worth of an enterprise as a going-concern are predicated on numerous assumptions pertaining to prospective economic and operating conditions. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us as of the valuation date. Unanticipated events and circumstances may occur and actual results may vary from those assumed. The variations may be material.

Based upon the investigation, premises, provisos, and analyses outlined above, it is our opinion that, as of February 25, 2006 the fair market value of the common stock of the Company on a marketable minority interest basis is reasonably stated in the amount of ONE MILLION ONE HUNDRED THOUSAND DOLLARS ($1,100,000) or $.022 based upon 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the valuation date. Furthermore, it is our opinion that, as of February 25, 2006 the fair market value of the common stock of the Company on a controlling interest basis is reasonably stated in the amount of ONE MILLION ONE HUNDRED THOUSAND DOLLARS ($1,300,000) or $.026 based upon 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the valuation date.

Fairness Opinion

Based upon the foregoing, including, but not limited to the Valuation Opinion, and in reliance thereon, it is our Opinion, as of the date of this letter, that the Transaction is fair to the unaffiliated shareholders of the Company from a financial point of view. The Opinion does not constitute a recommendation to any Opta shareholder as to whether they should tender their shares in connection with this Transaction nor as to any action that should be taken by such shareholder in connection with the Transaction.

This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of Cronkite & Kissell in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Cronkite & Kissell shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates. Notwithstanding the above, we understand that this Opinion will be disclosed to the shareholders of the Company as part of the Company’s filings with the Securities and Exchange Commission.

CRONKITE & KISSELL

/s/ Cronkite & Kissell LLC

Annex H

Cronkite & Kissell LLC Opinion dated April 10, 2006

[Cronkite & Kissell letterhead]

April 10, 2006

The Board of Directors

Opta Corporation

1350 Old Bayshore Highway

Suite 740

Burlingame, CA 94010

Dear Gentlemen:

Opta Corporation (formerly Lotus Pacific, Inc.) a Delaware corporation, is a holding company whose operations are conducted through its subsidiaries. Opta Corporation (“Opta” or the Company hereinafter) develops, manages, and operates emerging electronics and communication companies, focusing on developing next generation consumer electronics and communication products. Corporate headquarters is located in Burlingame, California. Ownership is represented by 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the date of this letter.

Opta’s stock is quoted on the National Quotation Bureau’s “Pink Sheets’” under the symbol “OPTP”. The current trading of the Company’s stock is sporadic and minimal and there is no established public trading market for the Company’s common stock. It is our understanding that Opta plans to make payments to certain shareholders in connection with Opta’s going private transaction at a price of $.03 per share (“Transaction” hereinafter).

You have requested our opinion (the “Opinion”) as to the fairness, from a financial point of view, of the price paid in the Transaction to the unaffiliated shareholders of the Company.  The Opinion does not address the Company’s underlying business decision to enter into the Transaction. The Opinion does not constitute a recommendation to any Opta shareholder as to whether they should tender their shares in connection with this Transaction nor as to any action that should be taken by such shareholder in connection with the Transaction. We have not been requested to, and did not, solicit third party indications of interest in participating in the Transaction.  Furthermore, at your request, we have not negotiated the terms of the Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances.  Among other things, we have:

1.               reviewed our analyses and valuations of Opta as of June 14, 2005, August 2, 2005, August 25, 2005 and February 25, 2006;

2.               reviewed our prior financial analyses of Opta Systems, LLC d.b.a. “Go Video” as of April 18, 2003, June 30, 2004 and July 19, 2005;

3.               discussed with certain members of the senior management of the Company and Go Video the operations, financial condition, future prospects and projected operations and performance of the Company;

4.               Reviewed the Company’s Form 10-K as of June 30, 2005 and reviewed, unaudited consolidated financial statements for the 6 months ended December 31, 2005;

5.               reviewed the Company’s five-year financial forecasts prepared by Opta management in January 2006;

6.               reviewed the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 19, 2005, July 21, 2005 and July 29, 2005

7.               the Unanimous Written Consent of the Board of Directors of Opta Corporation executed on June 17, 2005 and August 2, 2005;

8.               reviewed an undated draft of  the Form 14C that  the Company is filing with the Securities and Exchange Commission as part of the Transaction; the initial Schedule 14C as filed on July 8, 2005 and a draft of  Amendment No. 1 to Schedule 14C that the Company is filing as part of the Transaction;; and

9.               conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company.  Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

 Cronkite & Kissell Valuation Opinion

Pursuant to the retainer agreement dated May 27, 2005 between Opta and Cronkite and Kissell, Cronkite & Kissell was engaged to estimate the fair market value of the common stock of the Company, as of June 14, 2005 (“Valuation Opinion”). We understood that our conclusions were to be reviewed by the Board of Directors as part of their process in determining the payments to be made to certain shareholders in connection with the Transaction; but were not the only determinant. Cronkite & Kissell was requested to update our estimate of the fair market value of Opta as of July 31, 2005, giving consideration to the events described in the recent 8-K filings. Cronkite & Kissell was again requested to update our estimate of the fair market value of Opta as of August 25, 2005, giving consideration to the restructuring of the GoVideo operations and as of March 25, 2006 giving consideration to the Company’s most recent financial performance and new business model.

The term “fair market value,” as used herein, is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for that asset.

It is the understanding of Cronkite & Kissell, upon which it is relying, that the Company and any other recipient of the Valuation Opinion will consult with and rely solely upon their own legal counsel with respect to said definitions. No representation is made herein, or directly or indirectly by the Valuation Opinion, as to any legal matter or as to the sufficiency of said definitions for any purpose other than setting forth the scope of Cronkite & Kissell’s Valuation Opinion hereunder.

In our analysis of Opta, we have taken into consideration the income- and cash-generating capability of the Company. Typically, an investor contemplating an investment in a company with income- and cash-generating capability similar to Opta will evaluate the risks and returns of its investment on a going-concern basis.  The Company’s independent audit firm has questioned the Company’s ability to continue as a going-concern, as stated in their cover letter to the Board of Directors and Stockholders accompanying the audited financials for the fiscal year ended June 30, 2005. Furthermore, the Company notes in its March 31, 2006 10-Q filing “... the above raises substantial doubt about the company’s ability to continue as a going-concern. Although Opta expects to incur additional losses during the remainder of fiscal 2006, the Company believes that it will have sufficient resources to continue normal operations.”

After due consideration of other appropriate and generally accepted valuation methodologies, the enterprise value of the Company has been developed primarily by the income approach.

Value as a going-concern means that the underlying tangible assets of the Company are presumed, in the absence of a qualified appraisal of such assets, to attain their highest values as integral components of a business entity in continued operation and that liquidation of said assets would likely diminish the value of the whole to the members and creditors of the Company.

All valuation methodologies that estimate the worth of an enterprise as a going-concern are predicated on numerous assumptions pertaining to prospective economic and operating conditions. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us as of the valuation date. Unanticipated events and circumstances may occur and actual results may vary from those assumed. The variations may be material.

Based upon the investigation, premises, provisos, and analyses outlined above, it is our opinion that, as of March 25, 2006, the fair market value of the common stock of the Company is reasonably stated in the amount of ONE MILLION THREE HUNDRED THOUSAND DOLLARS ($1,300,000) or $.026 based upon 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the valuation date.

This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of Cronkite & Kissell in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Cronkite & Kissell shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates. Notwithstanding the above, we understand that this Opinion will be disclosed to the shareholders of the Company as part of the Company’s filings with the Securities and Exchange Commission.

CRONKITE & KISSELL

/s/ Cronkite & Kissell LLC

Annex I

Cronkite & Kissell LLC Opinion dated June 20, 2006

[Cronkite & Kissell letterhead]

June 20, 2006

The Board of Directors

Opta Corporation

1350 Old Bayshore Highway

Suite 740

Burlingame, CA 94010

Dear Gentlemen:

Opta Corporation (formerly Lotus Pacific, Inc.) a Delaware corporation, is a holding company whose operations are conducted through its subsidiaries. Opta Corporation (“Opta” or the Company hereinafter) develops, manages, and operates emerging electronics and communication companies, focusing on developing next generation consumer electronics and communication products. Corporate headquarters is located in Burlingame, California. Ownership is represented by 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the date of this letter.

Opta’s stock is quoted on the National Quotation Bureau’s “Pink Sheets’” under the symbol “OPTP”. The current trading of the Company’s stock is sporadic and minimal and there is no established public trading market for the Company’s common stock. We have been provided a copy of the Unanimous Written Consent of the Board of Directors of Opta Corporation dated June 10, 2006. Based upon such resolution, it is our understanding that Opta plans to make payments to certain shareholders in connection with Opta’s going private transaction at a price of $.06 per share (“Transaction” hereinafter).

You have requested our opinion (the “Opinion”) as to the fairness, from a financial point of view, of the price paid in the Transaction to the unaffiliated shareholders of the Company.  The Opinion does not address the Company’s underlying business decision to enter into the Transaction. The Opinion does not constitute a recommendation to any Opta shareholder as to whether they should tender their shares in connection with this Transaction nor as to any action that should be taken by such shareholder in connection with the Transaction. We have not been requested to, and did not, solicit third party indications of interest in participating in the Transaction.  Furthermore, at your request, we have not negotiated the terms of the Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances.  Among other things, we have:

1.                               reviewed our analyses and valuations of Opta as of June 14, 2005, July 31, 2005, August 25, 2005, February 25, 2006, and March 25, 2006;

2.                               reviewed our prior financial analyses of Opta Systems, LLC d.b.a. “Go Video” as of April 18, 2003, June 30, 2004 and July 19, 2005;

3.                               discussed with certain members of the senior management of the Company and Go Video the operations, financial condition, future prospects and projected operations and performance of the Company;

4.                               Reviewed the Company’s Form 10-K as of June 30, 2005 and unaudited (but reviewed) consolidated financial statements for the 6 months ended December 31, 2005;

5.                               reviewed the Company’s five-year financial forecasts prepared by Opta management in January 2006;

6.                               reviewed the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 19, 2005, July 21, 2005 and July 29, 2005

7.                               the Unanimous Written Consent of the Board of Directors of Opta Corporation executed on June 17, 2005 and August 2, 2005;

8.                               reviewed an undated draft of  the Form 14C that  the Company is filing with the Securities and Exchange Commission as part of the Transaction; the initial Schedule 14C as filed on July 8, 2005 and a draft of  Amendment No. 1 to Schedule 14C that the Company is filing as part of the Transaction;; and

9.                               conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company.  Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Cronkite & Kissell Valuation Opinion

Pursuant to the retainer agreement dated May 27, 2005 between Opta and Cronkite and Kissell, Cronkite & Kissell was engaged to estimate the fair market value of the common stock of the Company, as of June 14, 2005. We understood that our conclusions were to be reviewed by the Board of Directors as part of their process in determining the payments to be made to certain shareholders in connection with the Transaction; but were not the only determinant. Cronkite & Kissell was requested to update our estimate of the fair market value of Opta as of July 31, 2005, giving consideration to the events described in the Forms 8-K filed in July 2005. Cronkite & Kissell was again requested to update our estimate of the fair market value of Opta as of August 25, 2005, giving consideration to the restructuring of the GoVideo operations and of February 26, 2006 giving consideration to the Company’s most recent financial performance and new business model. Finally we have been asked to update our valuation as of March 25, 2006 to incorporate the Company’s reviewed financial statements recently made available. Each of these valuations is collectively referred to as the Valuation Opinions.

The term “fair market value,” as used herein, is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for that asset.

It is the understanding of Cronkite & Kissell, upon which it is relying, that the Company and any other recipient of the Valuation Opinions will consult with and rely solely upon their own legal counsel with respect to said definitions. No representation is made herein, or directly or indirectly by the Valuation Opinions, as to any legal matter or as to the sufficiency of said definitions for any purpose other than setting forth the scope of Cronkite & Kissell’s Valuation Opinions hereunder.

In our analysis of Opta, we have taken into consideration the income- and cash-generating capability of the Company. Typically, an investor contemplating an investment in a company with income- and cash-generating capability similar to Opta will evaluate the risks and returns of its investment on a going-concern basis.  The Company’s independent audit firm has questioned the Company’s ability to continue as a going-concern, as stated in their cover letter to the Board of Directors and Stockholders accompanying the audited financials for the fiscal year ended June 30, 2005. Furthermore, the Company notes in its March 31, 2006 10-Q filing “... the above raises substantial doubt about the company’s ability to continue as a going-concern. Although Opta expects to incur additional losses during the remainder of fiscal 2006, the Company believes that it will have sufficient resources to continue normal operations.”

After due consideration of other appropriate and generally accepted valuation methodologies, the enterprise value of the Company has been developed primarily by the income approach.

Value as a going-concern means that the underlying tangible assets of the Company are presumed, in the absence of a qualified appraisal of such assets, to attain their highest values as integral components of a business entity in continued operation and that liquidation of said assets would likely diminish the value of the whole to the members and creditors of the Company.

All valuation methodologies that estimate the worth of an enterprise as a going-concern are predicated on numerous assumptions pertaining to prospective economic and operating conditions. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us as of the valuation date. Unanticipated events and circumstances may occur and actual results may vary from those assumed. The variations may be material.

Based upon the investigation, premises, provisos, and analyses outlined above, it is our opinion that, as of March 25, 2006, the fair market value of the common stock of the Company on a marketable minority interest basis is reasonably stated in the amount of ONE MILLION THREE HUNDRED THOUSAND DOLLARS ($1,300,000) or $.026 based upon 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the valuation date. Furthermore, it is our opinion, that as of March 25, 2006, the fair market value of the common stock of the Company on a controlling interest basis is reasonably stated in the amount of ONE MILLION SIX HUNDRED THOUSAND DOLLARS ($1,600,000) or $.032 based upon 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the valuation date.

Fairness Opinion

Based upon the foregoing, including, but not limited to the Valuation Opinions, and in reliance thereon, it is our Opinion, as of the date of this letter, that the price to be paid in the Transaction is fair to the unaffiliated shareholders of the Company from a financial point of view. The Opinion does not constitute a recommendation to any Opta shareholder as to whether they should tender their shares in connection with this Transaction nor as to any action that should be taken by such shareholder in connection with the Transaction.

This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of Cronkite & Kissell in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Cronkite & Kissell shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates. Notwithstanding the above, we understand that this Opinion will be disclosed to the shareholders of the Company as part of the Company’s filings with the Securities and Exchange Commission.

CRONKITE & KISSELL

/s/ Cronkite & Kissell LLC

Annex J

Annual Report on Form 10-K for the Fiscal Year Ended June 30, 2005

J-1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

☒        ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended June 30, 2005

☐        TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from           to

Commission File Number: 000-24999

OPTA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-1947160
(State or other jurisdiction of	(I.R.S.Employer
incorporation or organization)	Identification Number)

1350 Bayshore Highway, Suite 600, Burlingame, CA 94010

(Address of principal executive offices, Zip code)

Registrant’s telephone number, including area code: 650-579-3610

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.
Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.
Yes ☐ No ☒

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such period that the registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days.	(1) Yes ☐ No ☒ (2) Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filer pursuant to Item 405 of Registrant S-K is not contained herein, and will not be contained to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes     ☐      No    ☒

The aggregate market value of the registrant’s voting and non-voting Common Stock held by non-affiliates of the registrant was approximately $1,490,283 (computed using the adjusted closing sales price of $0.061 per share of Common Stock on January 31, 2006 as reported by the Pink Sheets). Shares of Common Stock held by each officer and director and each person who owns 5% or more of the outstanding Common Stock have been excluded in that such persons may be deemed affiliates. The determination of affiliate status is not necessarily a conclusive determination for other purposes.

The number of shares of Common Stock outstanding as of January 31, 2006 was 50,037,538.

DOCUMENTS INCORPORATED BY REFERENCE

None.

PART I

Item 1. Business

Explanatory Note - Delays in Reporting

This Annual Report on Form 10-K for Opta Corporation (formerly Lotus Pacific, Inc.) (the “Company” or “Opta”) for fiscal year ended June 30, 2005 is being filed after the required due date as a result of Opta currently taking steps (“Going Private Transaction”) to complete a corporate reorganization that will enable Opta to become a non-reporting company with the Securities and Exchange Commission (the “Commission”). The Going Private Transaction will enable us to terminate our Periodic Reporting Obligations so that we may continue future operations as a private company, relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. Following the adoption of Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the amount of management time and Company resources required to comply with such requirements have become overly burdensome for a company of our size. On June 17, 2005 and August 2, 2005, our Board of Directors adopted resolutions proposing and approving the Going Private Transaction. On July 18, 2005 and August 2, 2005, stockholders who collectively own approximately 60.2% of our outstanding capital stock, consented in writing to the Going Private Transaction; the vote of more than 50% of our outstanding stock was required. The Going Private Transaction was approved twice by both the Board of Directors and the stockholders as a result of entering into several material transactions subsequent to the first approval.

On July 8, 2005 we filed a preliminary Schedule 14C and a Schedule 13E-3 describing the planned Going Private Transaction. Both documents were amended to incorporate significant company events and filed August 3, 2005. The Staff of the Commission reviewed our Schedules 14C and 13E-3 and responded with inquires and requests for additional information. We answered all of the Staff’s inquires and requests for additional information in a letter dated October 3, 2005 and amended our Schedule 14C and Schedule 13E-3 on October 3, 2005. We subsequently received a further letter from the Staff dated October 18, 2005. We have not yet filed an amendment to the 14C and 13E, in response to the Staff’s comments because, as noted above and below, we have been delayed in completing our audited financials statements for the year ended June 30, 2005 and the interim periods ended September 30, 2005 and December 31, 2005, which would be required to be included in such amendments. Because we have not cleared comments from the Staff with respect to our Schedule 14C and Schedule 13E-3, we have not yet filed our definitive Schedule 14C for the Going Private Transaction and consequently have not filed our Form 15 – Certification and Notice of Termination of Registration. As a result, we are required to continue our periodic reporting under the Securities Exchange Act of 1934. We are working diligently toward completing our Going Private Transaction and we are in the process of responding to the Staff’s comments with respect to such Schedules. We originally intended to complete our Going Private Transaction prior to the deadline for filing its Form 10-K for the period ended June 30, 2005, but our efforts were delayed due to a series of transactions effected by us in the past few months to address the continuing losses at Opta Systems, LLC d/b/a GoVideo (“Opta Systems” or “GoVideo”), our main operating subsidiary and the dissolution of Correlant Communications, Inc. (“Correlant”), our non-operating subsidiary. Additionally, as previously reported we dismissed our former accountant and engaged a new principal accountant on September 27, 2005 as part of a continuing effort to save costs. As a result, we were unable to complete this Form 10-K by the required due date.

Explanatory Note – Updated Information Subsequent to Fiscal 2005

Because this report relates to fiscal 2005, except as otherwise noted herein, this report speaks as of June 30, 2005. The Company has not updated the disclosures in this report to speak as of a later date, except as specifically referenced in the following sections:

•      Item 1. Business;

•      Item 2. Properties;

•      Item 3. Legal Proceedings;

•      Item 5. Market for Registrant’s common equity and related stockholder matters;

•      Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•      Item 8. Financial Statements and Supplementary Data Note 1 – Business and Background and Note 20 – Subsequent Events.

•      Item 12. Security Ownership of Certain Beneficial Owners and Management;

•      Item 13. Certain Relationships and Related Transactions;

•      Item 14. Principal Accounting Fees and Services; and

•      Item 15. Exhibits

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Accordingly, the disclosure in this report does not contain complete and updated information regarding the Company and its operations as of the date of filing this report. All such information contained in this report therefore is subject to updating and supplementing to be provided by the Company in its reports to be filed with the Commission for periods subsequent to fiscal 2005.

Company Overview

The Company incorporated in Delaware on June 25, 1985. Opta is a holding company that conducts business through its subsidiaries. During the reporting period, the Company developed, managed, and operated emerging consumer electronics and communications companies, and focused on developing next generation consumer electronics and communication products. The Company provides its subsidiaries with capital and strategic and infrastructure services. As discussed below, subsequent to fiscal 2005, the Company entered into several material transactions, which dramatically changed the Company’s operations. All references to “Opta Corporation,” “Opta,” “Company,” “we,” “our” or “us” mean Opta Corporation and its subsidiaries.

Business Developments Subsequent to Fiscal 2005

As discussed above, we are currently in the process of a corporate reorganization that will enable us to become a non-reporting company. The purpose of the Going Private Transaction is to enable us to terminate our Periodic Reporting Obligations and enable us to continue future operations as a private company, thereby relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. We intend to accomplish this purpose by reducing the number of holders of record to fewer than 300 by cashing out certain stockholders as described in our preliminary Schedule 14C filed on October 3, 2005.

Because the results of a Going Private Transaction are more predictable and automatic as compared to other alternatives of ways to complete the process of going private, our Board of Directors believes that the Going Private Transaction is the most expeditious and economical way of reducing the number of holders of record to fewer than 300 thereby positioning us to effect the termination of our Periodic Reporting Obligations. The Going Private Transaction will become effective once we become current in all our required filings, clear all comments with the Staff of the Commission, file our definitive Schedule 14C and Schedule 13E-3, consummate the Going Private Transaction and file a Form 15– Certification and Notice of Termination of Registration.

As of June 30, 2005, Opta had two significant subsidiaries:  Correlant and GoVideo. Both subsidiaries entered significant transactions subsequent to fiscal 2005.

Correlant Communications

As reported in our Form 8-K as filed on July 21, 2005, on July 18, 2005, the Board of Directors of Correlant approved the dissolution of Correlant, pending approval by the Correlant shareholders. At a Special Meeting of Shareholders held August 5, 2005, Correlant shareholders approved the dissolution of Correlant. At the time of the dissolution, Opta held 10,000 shares of Series D Preferred Stock of Correlant and approximately 13,900,000 shares of common stock of Correlant. To date, Opta has received liquidation proceeds of $10,000,000 for its Series D preferred stock and $1,276,000 for its common stock.

GoVideo

As reported in our Form 8-K as filed on July 29, 2005, on July 26, 2005, we entered into a series of transactions involving and relating to GoVideo. Each of such transactions was conditioned upon each other and the consummation of such transactions was deemed to occur simultaneously.

As previously reported, on July 26, 2005 pursuant to a Participation Agreement (the “Participation Agreement”) between us and Wells Fargo Business Credit, a division of Wells Fargo Bank, NA (“Wells”), we acquired an 80% participation interest in the credit facility of our wholly-owned subsidiary, GoVideo, under the Credit and Security Agreement dated as of July 21, 2003, as amended to date (the “Wells Credit Agreement”) between GoVideo and Wells. On October 13, 2005, we amended the Participation Agreement to provide for revolving advances in an amount up to $2,000,000 over the borrowing base (such revolving advances over the borrowing base to be referred to as “Overline Advances”) and as a result, our participation percentage was 80% with respect to the revolving advances that were not Overline Advances and 100% with respect to Overline Advances. The maximum amount of the line of credit remained at $4,000,000. Concurrently with the purchase of the participation and our collateral deposit of $800,000 in cash collateral to secure our obligations and guaranty of the Wells

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Credit Agreement, Wells released its lien on the intellectual property assets of GoVideo under the Wells Credit Agreement.

Pursuant to a forbearance agreement dated July 22, 2005, most recently amended by Wells January 20, 2006, between GoVideo and Wells (the “Forbearance Agreement”), Wells agreed to forbear from exercising its rights and remedies with respect to existing defaults under the Wells Credit Agreement from the date of the agreement through January 27, 2006 and modify certain terms of the Credit Agreement, including reducing the maximum line of credit to $4,000,000 and waiving the termination fee. Wells also agreed that defaults by GoVideo under financial covenants in the Wells Credit Agreement and with respect to material adverse changes will not constitute new defaults under that agreement. As a condition to the forbearance by Wells, GoVideo agreed to pay to Wells a fee of $300,000 by adding the fee to the loan’s principal balance in two installments, $150,000 on September 2, 2005 and $150,000 on January 4, 2006. Opta agreed to enter into the Participation Agreement and to deposit $800,000 in cash collateral to secure Opta’s guaranty as described above.

On January 27, 2006, pursuant to a Loan Sale Agreement dated January 20, 2006 between Opta and Wells, the Participation Agreement was terminated and Opta purchased the entire right, title and interest of Wells under, and Opta became the Lender under, the Wells Credit Agreement. The purchase price was $2,148,000, which consisted of the following: $2,113,000 principal, $23,000 interest and unused line of credit fees, and $12,000 legal and audit fees incurred by Wells. The full amount of Opta’s participation interest was credited against such purchase price. On February 1, 2006, Opta, as such Lender, and GoVideo further amended the Forbearance Agreement to extend the Forbearance Period to April 30, 2006, and to terminate the guaranty and the subordination agreement previously delivered by Opta to Wells under the Credit Agreement.

Pursuant to a purchase and sale agreement dated July 26, 2005 (the “TCLMM Agreement”) among GoVideo, TCL Multimedia Technology Holdings Limited, a Cayman Islands company with shares listed on the Stock Exchange of Hong Kong Limited (“TCLMM”), TCL Industries, Asia Focus Industrial Limited (“Asia Focus”) and Opta, TCLMM agreed to assume the debt obligations owed by GoVideo to TCL Industries and Asia Focus under three promissory notes, with obligations totaling approximately $11,000,000 at July 26, 2005 (“Existing Obligations”). The Existing Obligations were previously guaranteed by Opta, and secured by Opta’s pledge of 100% of the Common Stock and Series D Preferred Stock of Correlant, held by Opta. Pursuant to the TCLMM Agreement, TCL Industries and Asia Focus released Opta’s obligations as guarantor under the Existing Obligations and released Opta’s pledge of the Correlant shares.

In consideration for TCLMM’s assumption of the Existing Obligations, GoVideo (i) assigned to TCLMM all of GoVideo’s right, title and interest in and to certain significant intellectual property assets of GoVideo (the “GoVideo IP”) and (ii) issued a promissory note in favor of TCLMM (the “TCLMM Note”) for an initial principal amount of $1,000,000, representing the preliminary difference between the value of the GoVideo IP, as determined by a third-party appraiser, and the Existing Obligations assumed by TCLMM. A subsequent independent appraisal of the GoVideo IP was completed, which reduced the final valuation of the GoVideo IP by $700,000. As a result, the TCLMM Note automatically increased to $1,700,000.

The TCLMM Note principal and interest, at a monthly rate of 0.257%, was originally due and payable on January 26, 2006. Pursuant to the TCLMM Agreement, GoVideo had granted to TCLMM a subordinated lien on all of GoVideo’s assets, as security for the TCLMM Note, junior to the lien under the Wells Credit Agreement. In addition, Opta had agreed to guaranty GoVideo’s obligations under the TCLMM Note pursuant to a Guaranty dated July 26, 2005. GoVideo paid the principal and interest on the TCLMM Note in full on February 14, 2006.

Under the TCLMM Agreement, TCLMM granted to GoVideo a 90-day, non-exclusive, worldwide license to use the GoVideo IP on a royalty-free basis. On August 30, 2005, GoVideo and TCLMM entered into a non-exclusive license agreement through October 24, 2008, with an automatic renewal for subsequent two year terms unless terminated by either party by ninety days written notice of intention not to renew. Under the terms of the agreement, GoVideo agreed to pay TCLMM a royalty based on the cost of goods sold in connection with the distribution, sale, advertising and promotion of certain consumer electronics products under the GoVideo tradename.

TCLMM and TCL Industries are affiliates of TCL Industries Holdings (HK) Ltd (“TCL”), the majority stockholder of the Company.

GoVideo’s New Business Model

Currently, we are concentrating our efforts on the Going Private Transaction and finalizing and implementing a new business model for our subsidiary GoVideo in an attempt to return to profitability and generate a positive cashflow. Prior to the July 2005 restructuring transactions, GoVideo conducted its business through an Original Equipment Manufacturer (“OEM”) model and carried monthly inventories between $10,000,000 and $18,000,000 during the 12 months prior to the July 2005 restructuring transactions. Its business operations were financed through related party loans and a line of credit from Wells

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Fargo, which incurred high interest expense. Under the new business model, we currently plan that GoVideo will not carry inventories and will act as a brand licensing provider by bridging manufacturers and retailers. We believe this will enable GoVideo to reduce the overhead and risks related to carrying large inventories. GoVideo’s management is currently working with GoVideo’s suppliers to finalize its future business model and operations. As this is a new business model, we cannot guarantee its success nor its successful implementation or transition. Additionally, we cannot guarantee that once the new business model is implemented that GoVideo will return to profitability or generate a positive cashflow. Management currently believes that if the new business model cannot be successfully implemented, GoVideo will cease operations. If GoVideo is shut down and has any assets subsequent to the shutdown, the assets will be combined with the proceeds from the liquidation of Correlant. If such events were to occur, we anticipate we would use the combined assets to identify market opportunities that will create and accelerate the growth and success of Opta complementary with the Company’s business and long-term strategies while leveraging our significant experience in the consumer electronics market.

Significant Business Developments and Subsidiary Activity During the Reporting Period

Previous to initiating the Going Private Transaction and the aforementioned restructuring transactions and change in GoVideo’s business model subsequent to fiscal 2005, our strategy was to increase revenue, move toward profitability and generate cashflow from operations as a result of focusing on the consumer electronics market. To achieve these goals, we pursued the following strategies during the reporting period:

•      Introduction of new innovative products to the market; and

•      Increase the GoVideo brand recognition in both the U.S. markets and abroad.

Readers of this report are cautioned that the following discusses strategies and activities during the reporting period and, except for the changes in the business model discussed above and elsewhere in this report, is not updated information regarding the Company and its operations as of the date of filing this report.

Introduction of new innovative products to the market

During fiscal 2005, GoVideo began distributing the MP3 Rave MP branded product. During fiscal 2004, GoVideo introduced its digital video disc (“DVD”) Recorder + VCR.

Increase the GoVideo brand recognition in both the U.S. markets and abroad

Opta approved the formation of a new wholly-owned subsidiary in China, to market GoVideo’s MP3 players under the GoVideo brand name

During the reporting period, Opta had two significant subsidiaries, presented in order of significance during fiscal 2005:  GoVideo and Correlant. The following discussion is not necessarily indicative of current events. Instead, it describes operations during the period covered by this report.

GoVideo

GoVideo is a product line that we purchased in April 2003 from SONICblue Incorporated, a Delaware corporation (NASDAQ: SBLU), and Sensory Science Corporation, a Delaware corporation and wholly-owned subsidiary of SONICblue.

GoVideo Business Strategy. GoVideo’s strategy was to develop, market, and distribute innovative, high performance consumer electronic products that incorporate advanced technology, ease of use, and superior industrial design. GoVideo’s strategy was based on the belief that there is a segment of the consumer electronics market that desires high-performance products that offer value to the consumer and profit opportunities to dealers. Because many of GoVideo’s competitors were focused on higher volume, lower priced product lines where product and service differentiation was difficult to sustain, we focused on technology, engineering and industry know-how, product distribution network and reputation for bringing innovative products to the electronics marketplace.

Historically, the GoVideo product line has been known for innovation and was the first company to bring the dual deck VCR and DVD/VCR combination to market as well as the first networked DVD player. The consumer electronics industry has been marked by an increase in what were traditionally contract manufacturers creating their own brand name and competing in the marketplace.

GoVideo Products. GoVideo accounted for substantially all of the Company’s consolidated net revenues during fiscal 2005

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and 2004 and 48% during fiscal 2003. The GoVideo product line, originally established in 1984, designed and manufactured product lines in the consumer electronics industry, including a Rave MP branded line of MP3 players (“MP3”), DVD players, portable DVDs, DVD-Video Cassette Recorder Combos (“DVR”), Dual-Deck VCRs, DVD Recorders, DVD Recorder + VCR, and liquid crystal display (“LCD”) TVs.

The principal consumer electronic products offered by GoVideo during fiscal 2005, 2004 and 2003 were the DVR, the DVD Recorder + VCR and MP3s.

DVR. GoVideo offered several models of the DVR that vary from one another by features and configurations. This product has the ability to:

•      Play DVD discs and VHS tapes;

•      One touch copy transfer DVD to VHS tapes;

•      Progressive Scan, which delivers the highest quality DVD-Video on a digital TV; and

•      Schedule recordings in advance.

The following table shows net revenues attributable to GoVideo’s DVR (in thousands):

	Net Revenue	Percentage of Consolidated Net Revenue
Year Ended June 30, 2005	$45,789	35%
Year Ended June 30, 2004	71,601	57%
April 18, 2003, the purchase date of GoVideo, through June 30, 2003	7,471	38%

DVD Recorder + VCR. The DVD Recorder + VCR was introduced during the second quarter of fiscal 2004. GoVideo offers several models of the DVD Recorder + VCR that vary from one another by features and configurations. This product has the following features:

•      Records on DVD-R or rewritable DVD-RW discs or VHS in one easy to use unit;

•      One touch copy transfer DVD to VHS tapes or VHS tapes to DVD;

•      All Sources, All Outputs – Plays VHS or DVD through RF, Composite, S-Video, or Component out with one connection convenience;

•      AutoPlay™ – Skips ads and menus and goes to right to the start of the DVD movie;

•      Versatile Entertainment – Plays VHS Tape, DVDs, DVD-R/RW, DVD+R/RW, Music CDs, Kodak Picture CDs, MP3 audio and JPEG image files on CD-R/RW;

•      Progressive Scan, which delivers the highest quality DVD-Video on a digital TV; and

•      Schedule recordings in advance.

The following table shows net revenues attributable to GoVideo’s DVD Recorder + VCR (in thousands):

	Net Revenue	Percentage of Consolidated Net Revenue
Year Ended June 30, 2005	$33,188	26%
Year Ended June 30, 2004	23,164	18%
April 18, 2003, the purchase date of GoVideo, through June 30, 2003	—	—%

MP3s. During the first quarter of fiscal 2005, GoVideo introduced its line of MP3s. GoVideo offers two main models, which have the following features:

•      Play music from most online MP3 and Windows Media Audio (“WMA”) services;

•      Hi-speed Universal Serial Bus (“USB”) 2.0 for ultra-fast music transfers;

•      Quick and easy - drag and drop music to and from PC;

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•      Memory Expansion slot for additional storage;

•      Plays 16+ Hours on one AAA Battery;

•      128/256MB built-in memory (up to 4/8 hours of music); and

•      FM tuner with 20 Presets.

Net revenue attributable to the MP3 product was $28,103,000, or 22% of consolidated net revenue, during fiscal 2005.

GoVideo Revenue to Significant Countries. During fiscal 2005, 2004 and 2003, all GoVideo’s revenues were generated in the U.S.

GoVideo Customers. A relatively small number of customers account for a significant percentage of consolidated net revenues. The percentage of consolidated net revenues derived from significant customers is detailed as follows:

	Costco Wholesale Corporation	QVC
Year Ended June 30, 2005	42%	5%
Year Ended June 30, 2004	41%	14%
April 18, 2003, the purchase date of GoVideo, Through June 30, 2003	31%	—%

GoVideo Seasonality. During the reporting period, general economic conditions had an impact on GoVideo’s business and financial results. And as a result of competing in the consumer electronic industry, GoVideo’s quarterly results reflect distinct seasonality in the sale of products. Revenues typically were highest from September through December. However, GoVideo was only a “spot supplier” to some of its customers, i.e. GoVideo sells to certain customers only when these customers go out to bid for specific products. GoVideo didn’t supply a constant stream of product to these customers. Revenues with these customers differed from the traditional seasonality in the consumer electronics industry depending on various circumstances including product availability and pricing.

GoVideo Product Development and Manufacturing. Product development activities consisted of hardware, firmware, and software design and engineering as well as co-development and engineering of products with manufacturers and technology partners. Research was focused on the development of lower-cost consumer electronics and evaluation of potential new products, acquisitions, or joint ventures.

The following table shows GoVideo-sponsored research and development expenses (in thousands):

Year ended June 30,	Dollars	Percentage of GoVideo’s Net Revenues
2005	$2,113	2%
2004	1,089	1%
2003	607	7%

Independent companies manufactured most of GoVideo’s products. At any one time, GoVideo had multiple contract manufacturers. These manufacturers were constantly evaluated in order to minimize the risks associated with outsourcing the manufacturing process. These manufacturers are located in Korea, Taiwan and China.

GoVideo Sales and Marketing. GoVideo’s marketing strategy during the reporting period was to sell products with the support of independent sales representatives, who also represented many other brand name consumer electronic products, specific to certain geographic territories throughout the U.S. GoVideo sold its product lines directly to retailers nationwide including numerous national and regional chains, catalog accounts, specialty stores, warehouse clubs and home shopping channels.

GoVideo Backlog and Inventory. GoVideo purchased completed units from contract manufacturers. As such, GoVideo never carried a raw materials inventory. GoVideo’s practice was to maintain sufficient finished goods inventory to fill orders promptly and not carry a backlog of orders. Accordingly, backlog information was not meaningful to an understanding of its business and was not indicative of actual shipments made to customers in any period. GoVideo managed and maintained inventory in a way that allowed it to meet all expected product demand while maintaining flexibility to reallocate manufacturing capacity to improve efficiency and respond to changes in supply and demand. GoVideo’s practice was to

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purchase inventory based on customer orders or forecasts to mitigate the inherent dangers of price decreases in the volatile consumer electronics market.

GoVideo Intellectual Property. GoVideo developed and owned, through July 26, 2005, the proprietary operating system software used by most of its products including its Dual-Deck technology. Intellectual property rights that apply to various products include patents, trademarks and the GoVideo trade name. To distinguish GoVideo products from competitors’ products, GoVideo obtained certain trademarks and tradenames for products. These trademarks and tradenames include GoVideo, AmeriChrome, California Audio Labs, Rave MP, Cinevision, Cal Audio and California Audio. As previously discussed, GoVideo assigned the GoVideo IP to TCLMM pursuant to an agreement dated July 26, 2005. On August 30, 2005, GoVideo entered a non-exclusive agreement with TCLMM to license the GoVideo IP, for a royalty based on the cost of goods sold through October 24, 2008 with an automatic renewal for subsequent two year terms unless terminated by either party by ninety days written notice of intention not to renew.

GoVideo Competition and Market Analysis. The market for consumer electronics is extremely competitive and is characterized by rapid technological change. In the DVR category, GoVideo’s main competitors included: Sony Corporation, Toshiba, Samsung, Sylvania, Zenith, Panasonic, and JVC. During fiscal 2005, GoVideo’s DVR was in the top four companies in terms of units sold, with an estimated 11% of the market.

In the DVD Recorder + VCR category, GoVideo’s main competitors included Panasonic, Sony Corporation, LG Electronics, Hitatchi, Sharp, Sansui, JVC, Broksonic, Samsung, and Zenith. GoVideo has maintained a strong market position since its introduction of this product. In the past, GoVideo has at times held the number one market share position. However, due to product introductions by strong Japanese brands, GoVideo has not been able to maintain the number one market share position for any meaningful length of time. During fiscal 2005, GoVideo’s DVD Recorder + VCR was in the top three companies in terms of units sold, with an estimated 15% of the market.

In the MP3 category, GoVideo’s main competitors included:  Apple Computer, Inc., iRiver, Sandisk Corporation, Creative Technology, Ltd. and Rio. During fiscal 2005, GoVideo’s MP3 player was in the top five companies in terms of units sold, with an estimated five percent of the market.

GoVideo’s principal competitive factors included:

•      Price;

•      Flexibility to move with market demands;

•      Quality;

•      Brand recognition;

•      Product features;

•      Product support including consumer customer service and timely delivery per forecast; and

•      Product innovation including the patented Dual Deck technology.

Because GoVideo never had manufacturing capabilities, GoVideo had the competitive advantage of being able to respond to market demands extremely quickly. This strategy was disadvantageous because GoVideo had less leverage when negotiating the purchase price with contract manufacturers. Another negative aspect of not having manufacturing capabilities was that GoVideo’s customers had the ability to go straight to the manufacturers and purchase the product.

Correlant Communications

In March 1999, the Company acquired 95% of the issued and outstanding common shares of Correlant (formerly TurboNet Communications, Inc.) representing an 81% ownership interest in Correlant. Based in San Diego, California, Correlant designed, developed and marketed telecommunications products to cable operators, network service providers, and communications network users in the U.S. and Asian countries.

Correlant was incorporated in California on February 13, 1996 under the name TurboNet Communications, Inc. and reincorporated in Delaware on October 4, 2000 as Correlant Communications, Inc.

Prior to February 2002, Correlant sold Data-Over-Cable System Interface Specification (“DOCSIS”) certified cable modems and in certain instances, the MAC bundled with Correlant’s cable modem software (“MAC+software”), both key components of the completed cable modem. Correlant developed and owned the proprietary software used in the cable modem. Effective February 2002, Correlant changed its business model whereby it primarily sold the MAC+software and only sold the

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completed cable modem in specific circumstances. Instead of focusing on selling the completed cable modem, Correlant concentrated efforts toward selling only the MAC+software. The new business model was a result of Correlant’s attempt to increase gross profit percentage, streamline business operations and reduce operating expenses. However, this business model ultimately proved unsuccessful, as gross margins continued to decrease as a result of increased competition in the cable modem market and more broadly, the high-speed Internet market. In addition, many of Correlant’s major customers chose to either design and manufacture their own DOCSIS cable modems or to utilize competitors’ platforms which were incompatible with Correlant’s products.

During this period, Correlant faced competition from other technologies that enabled high-speed Internet access services such as technologies that increase the efficiency of digital transmission over telephone companies’ existing copper infrastructure, high-speed Internet access service deployed over a number of other media, including fiber optic cable, digital subscriber lines (“DSL”), direct broadcast satellite (“DBS”) and other wireless technologies. As high-speed Internet access services based on competing technologies became more readily available, the market for cable modem-based services was materially and adversely affected.

In February 2003, Opta, as majority stockholder of Correlant, appointed four new members to Correlant’s Board of Directors, effectively taking control of the Board. Prior to this, Opta had only one representative on Correlant’s Board of Directors and did not control Correlant’s Board or its operations. Immediately thereafter, the Board of Directors created a new Executive Committee of the Board, comprised of two members who are Opta management, to act on behalf of the Board of Directors and oversee the Correlant’s management and operations.

As previously reported, effective July 31, 2003, Correlant’s President, Chief Executive Officer and co-founder of Correlant resigned as a director of Correlant. From that date forward he no longer served as President and CEO of Correlant. As part of the separation, Opta entered an agreement in February 2004 to repurchase all shares of Opta common stock owned by Correlant’s former President. As of June 30, 2004, Correlant’s former President no longer owns any Opta stock. In connection with the resignation, Correlant entered into an Employment Separation Agreement with the former President. From July 31, 2003 until December 23, 2003, Correlant worked to find a permanent CEO and retained outside consultants to advise and assist during the transition period. Such consultants were charged with evaluating Correlant’s business operations, its products and demand for its products, and future business prospects.

Upon recommendation of its consultants, Correlant began a substantial reduction in its workforce and operations to reduce operating expenses, reducing the number of Correlant employees from 34 as of August 1, 2003 to 18 employees as of December 23, 2003 and two part-time employees, who are also Opta management, as of June 30, 2005.

As previously reported, as a result of declining margins and demand for its products, Correlant’s Board of Directors approved the wind down and cessation of Correlant’s historical operations in the cable modem and cable modem termination system (“CMTS”) business effective December 23, 2003. As part of the wind down, Correlant licensed part of its technology. As part of the previously discussed liquidation, the remaining technology was sold in August, 2005. The wind down of Correlant’s operations was substantially completed by March 31, 2004. The liquidation was substantially completed by August 31, 2005.

Correlant Products. Correlant’s products were divided into two categories:

•      Cable modems. Cable modems, installed at the end user’s premises, allowed access to data-over-cable services; and

•      Infrastructure equipment. Correlant’s CMTS was infrastructure equipment installed at the service provider’s premises, which enabled service providers to provide high-speed two-way data services to their customers.

Cable Modems. Correlant’s cable modems received both the DOCSIS 1.0 and 1.1 certifications. The cable modems connect to the end user’s computer via a standard Ethernet or USB connector, and to the cable network via a standard TV coaxial cable connector.

The following table shows revenues attributable to Correlant’s DOCSIS 1.0/1.1 cable modems (in thousands):

Year Ended June 30,	Net Revenue	Percentage of Consolidated Total Net Revenue
2005	$—	—%
2004	—	—%
2003	133	1%

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MAC+Software. As part of the aforementioned change in business model, Correlant began selling a key component of the completed cable modem, MAC+software, rather than the completed cable modem effective February, 2002. The following table shows revenue attributable to MAC+Software (in thousands):

Year Ended June 30,	Net Revenue	Percentage of Consolidated Total Net Revenue
2005	$—	—%
2004	39	—%
2003	8,161	42%

Infrastructure Equipment. During fiscal 2002, Correlant completed initial development of a CMTS to complement its cable modems. Its CMTS was designed to enable cable operators to provide a complete solution for two-way data transfer between the Internet and the end-user, utilizing its cable modem at one end and its head-end equipment at the other. CMTS sales were less than 1% of consolidated total net revenue during fiscal 2005, 2004 and 2003.

Correlant Revenue to Significant Countries. The following table shows revenue to significant countries (in thousands):

	Year Ended June 30,
	2005	2004	2003
Japan	$—	$215	$54
Taiwan	—	163	9,446
United States	—	116	201
Europe and other	—	128	476
	$—	$622	$10,177

Segment disclosures and geographical information for fiscal 2005, 2004 and 2003 are presented in “Item 8. Financial Statements and Supplementary Data Note 18 – Segment and Geographic Information.”

Correlant Research and Development. The following table shows Correlant-sponsored research and development expenses (in thousands):

Year ended June 30,	Dollars	Percentage of Correlant’s Total Revenues
2005	$—	—%
2004	1,547	249%
2003	7,340	72%

Correlant Customers. Correlant sold its data-over-cable products to vendors who then sold the equipment under their brand name to cable operators. A relatively small number of customers accounted for a significant percentage of Correlant’s revenues. The percentage of Correlant’s revenues derived from significant customers is detailed as follows:

	Year Ended June 30,
	2005	2004	2003
Synclayer	—%	35%	1%
TurboComm Technologies, Inc. (“TurboComm”), a related party	—%	26%	93%

On April 14, 2004, Correlant filed a lawsuit against TurboComm in the District Court of Taiwan seeking to collect TurboComm’s outstanding debt of approximately $2,300,000 as a result of TurboComm’s unwillingness to pay. On July 30, 2004, Correlant reached a settlement agreement with TurboComm. Under the agreement, Correlant dismissed its lawsuit against TurboComm in exchange for the transfer of 700,000 Series A and 300,000 Series C shares of Correlant preferred stock owned by TurboComm. Both parties mutually agreed to release and discharge any and all claims that each may have against the other party.

Correlant Manufacturing and Distribution. Correlant had limited in-house manufacturing capability at its facility in San Diego, California. This facility was used for design, assembly and testing of prototypes, pilot production of new modem

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designs, sample testing of products received from other manufacturers, developing the manufacturing process and documentation for new products in preparation for outsourcing.

Correlant had an established relationship and manufacturing contract with TurboComm, a company located in Taiwan that manufactured the high-speed data-over-cable technology products. From the early stages of design and development, Correlant worked closely with TurboComm’s engineers to ensure optimal and cost effective manufacturing. Correlant’s manufacturing agreement with TurboComm provided TurboComm would supply all of Correlant’s forecasted orders for cable modems at prices to be agreed to by Correlant and TurboComm on a quarterly basis. While manufacturing Correlant’s products, TurboComm was obligated to repair or replace any defective cable modems and CMTS units. Although the term of the original contract went through May 2003, both Correlant and TurboComm mutually agreed to continue the relationship until Correlant shut down its historical operations in the cable modem business.

Correlant sold its data-over-cable products to vendors who sold equipment under their brand name to cable operators. This market had, and still has, a limited number of existing and potential customers. Correlant already had established relationships with several existing vendors. As a result, Correlant required only a limited sales and marketing infrastructure.

Correlant Backlog. Correlant’s general practice was to contract with TurboComm and fill orders within delivery dates required by customers, with some adjustments based on Correlant’s forecast. During the years covered by this report, substantially all Correlant’s products were produced in accordance with specifications and production schedules determined by Correlant based on orders placed by its primary customers. The amount of unfilled orders at any particular time could be affected by a number of factors including, but not limited to, the availability of cable modem components, and the manufacturing and assembly capacity of Correlant’s third party manufacturer. Accordingly, Correlant’s backlog information is not meaningful to an understanding of its business and may not be indicative of actual shipments made to customers in any period.

Correlant Working Capital and Raw Materials. As result of Correlant producing products in accordance with customer orders and its third party manufacturer procuring a large portion of cable modem components, Correlant was not required to carry finished goods inventory. Occasionally, when Correlant did carry a raw materials inventory, the amount was not material. Accordingly, inventory requirements, and the impact of inventory requirements on working capital, are not meaningful to an understanding of Correlant’s business.

Correlant Intellectual Property. Although Correlant developed and owns the proprietary software used in its cable modem products, Correlant never held any patents or copyrights on its technology. Due to the rapid change in technology and the high cost associated with obtaining and defending a patent, Correlant management never applied for a patent. Instead, Correlant entered into confidentiality and invention assignment agreements with employees, and entered into non-disclosure agreements with key suppliers, distributors and customers to limit access to and disclosure of proprietary information. However, these contractual arrangements may not prove sufficient to prevent misappropriation of Correlant’s technology or deter independent third-party development of similar technologies. In addition, the laws of some foreign countries may not protect Correlant’s intellectual property rights to the same extent as do the laws of the United States.

Correlant Competition. Correlant’s primary competitors included ADC, Arris, Cisco, Com21, Motorola and Terayon. Other potential competitors included, among others, Alcatel, Best Data, Dassault, Ericcson, Future Networks, NEC, NetGear, Nortel, Pace, Phasecom, Samsung, Scientific-Atlanta, Riverstone, Sony, Thomson Consumer Electronics and Zoom Telephonics.

Correlant’s principal competitive factors included:

•      The other technologies described above;

•      The ability to receive the DOCSIS certification;

•      Price;

•      Quality;

•      Ensuring product availability through effective planning and procurement of key components; and

•      Product support.

Other Business Developments and Subsidiary Activity During the Reporting Period

In March 1999, the Company acquired 77% of the issued and outstanding common shares of Arescom. Based in Fremont, California, Arescom designed, manufactured and marketed a broad range of high quality remote access products, such as routers and remote managing software, and other inter-networking equipment for Internet Service Providers (“ISP”),

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resellers, and system integrators in the North America market. In December 2001, the Company sold approximately 92% of its investment in Arescom, representing 65% of the outstanding securities of Arescom to an unrelated third party.

As previously reported, on December 11, 2001, the Company sold to Solomon Extreme International Ltd. (BVI), 24,234,738 shares of common stock of the Company’s subsidiary, Arescom, representing approximately 70% of the outstanding shares of Arescom, for $10,000,000 in cash. The Company determined that Arescom would not generate consistent cash flow from operations in the foreseeable future, and decided to sell its interests for cash to pursue other business opportunities. The Company retained approximately 6% of the outstanding common shares and 11,048 shares of subordinated preferred stock of Arescom. On September 10, 2003, Opta divested its remaining 6% ownership in Arescom by settling all legal claims against Arescom.

On April 22, 1999, the Company organized Lotus World, Inc. (“Lotus World”) to offer Auction Live, an online auction service, to international clients. The wholly-owned subsidiary was incorporated in Delaware in April 1999, and was a private-label Asian language e-commerce service provider, targeting business-to-business and business-to-customer markets, portals and ISP companies. Due to the negative response in general to e-commerce, the operations of Lotus World were suspended by prior management in 2001. On March 12, 2002, the Company and Lotus World entered into an Asset Purchase and Assignment and Assumption Agreement with Avtech Technology, whereby the Company assigned its rights to certain contracts and related intangibles to Avtech in exchange for Avtech’s assumption of all of the Lotus World’s obligations under the contracts assigned. Subsequent to the completion of the transaction, the Company dissolved Lotus World.

On November 13, 2000, the Company established a wholly-owned subsidiary, Acumen Technology, Inc. (“Acumen”), incorporated in Delaware and in December 2000, the Company transferred all of the capital stock it held in Correlant and Arescom to Acumen. Other than its holdings of the Correlant and Arescom stock, Acumen had no material independent operations. In December 2001, Acumen was merged into Opta. As a result of the merger, the Company assumed all the rights and obligations of Acumen and acquired the assets of Acumen that included, without limitation, shares of stock of Correlant and Arescom. Acumen had no operations other than serving as a holding company for the shares of stock of Correlant and Arescom.

In June 2001, Acumen formed Lotus Pacific Communications Technology (Beijing) Co., Ltd. (“Beijing Lotus”), a wholly-owned subsidiary, to support business activity in Beijing. As Beijing Lotus had no material operations since its inception, the Company’s Board of Directors approved the closure of Beijing Lotus on July 7, 2004. All assets of Beijing Lotus were transferred to another Opta wholly owned subsidiary, Go Video DigiTech (Huizhou) Co., Ltd. (“DigiTech”), during September, 2004. See discussion related to Digitech below.

During January 2003, the Company finalized an agreement to form a joint venture with Beijing Youbang Online Electronics Technology Co., Ltd. (“Youbang”), TCL Computer Technology Co., Ltd. and all the equity holders of Youbang, pursuant to which the Company acquired a 50% interest in a new joint venture to own substantially all of Youbang’s operations. Pursuant to the agreement, all of Youbang’s assets, other than real estate, were transferred to a newly formed Beijing, China joint venture named TCL Digital Technologies, Ltd. (“TCL Digital”), for the purpose of manufacturing computer notebooks in China. The Company agreed to contribute approximately $5,240,000, payable in three installments and representing 50% of the total investment amount. At the time, the investment was part of the Company’s business strategy to seek businesses to maximize the Company’s growth potential based on its assets.

Shortly after the Company began running the joint venture, TCL Digital, the Company determined the joint venture’s business model did not fit with the Company’s long-term business strategy, and diverted management resources from the operations of other subsidiaries. During September 2003, the Company entered into an agreement with TCL Information Technology Industrial (Group) Ltd. (“TCL Information”), whereby the Company sold its 50% interest in TCL Digital for approximately $5,600,000 cash. The transaction was completed in December 2003. TCL Information is an affiliate of TCL, the majority stockholder of the Company.

On July 7, 2004, the Company’s Board of Directors approved the commencement of a new wholly-owned subsidiary, DigiTech, located in Guangdong, China. DigiTech markets GoVideo’s MP3 players under the GoVideo brand name. The Company invested approximately $500,000 in the new subsidiary. TCL Multimedia Electronics R&D Center (“TCL Multimedia”), an affiliate company of TCL, expended some resources during the start up phase of GoVideo DigiTech.

Employees

As of June 30, 2005, Opta had six full time employees in sales, general and administration. Correlant had two part-time employees, who are also Opta management, in sales, general and administration. GoVideo had 64 full-time employees,

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including 29 in product management and 35 in sales, general and administration. Subsequent to year end, as part of a cost reduction effort, 28 employees were terminated from GoVideo. Additionally, several employees quit as a result of the continued losses and down-sizing. As of January 31, 2006 Opta had six full time employees in sales, general and administration and Correlant had no employees. As of January 31, 2006, GoVideo had six full-time employees, including three in product management and three in sales, general and administration.

No employees are represented by any collective bargaining organization, and the Company has never experienced a work stoppage.

Available Information

All SEC reports and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on our Investor Relations web site at www.optaco.com/sec as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our web site and other information that can be accessed through our web site are not part of this report.

You may read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room is available by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy statements and other information we file. The address of the SEC website is http://www.sec.gov.

Item 1A. Risk Factors

Forward-Looking Statements and Certain Risks

The statements contained in this report that are not purely historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act. These statements regard our expectations, hopes, beliefs, commitments, intentions, and strategies regarding the future. They may be identified by the use of words or phrases, such as “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” and “potential,” among others. Forward-looking statements include, but are not limited to, statements contained in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding our financial performance, revenue and expense levels in the future, and the sufficiency of our existing assets to fund future operations and capital spending needs. Actual results could differ materially from the anticipated results or other expectations expressed in these forward-looking statements or for the reasons discussed below. The fact that some of the risk factors may be the same or similar to past reports we have filed with the Securities and Exchange Commission means only that the risks are present in multiple periods. We believe that many of the risks detailed here are part of doing business in the industry in which we operate and compete and will likely be present in all periods reported. The fact that certain risks are endemic to the industry does not lessen their significance. The forward-looking statements contained in this report are made as of the date of this report, and we assume no obligation to update them or to update the reasons why actual results could differ from those projected in these forward-looking statements. Among others, risks and uncertainties that may affect our business, financial condition, performance, development, and results of operations include the following:

Business Strategy and Operation Risks

We intend to implement a new business model for GoVideo that is dramatically different from the former OEM model. Under the new business model, GoVideo will act as a brand licensing provider by bridging manufacturers and retailers. GoVideo’s historical business model was an OEM business model that required significant amounts of working capital. Currently, GoVideo is in the process of working with suppliers to finalize the new business model. There is no assurance that GoVideo will be successful in changing the emphasis of its business model. Management currently anticipates that if the new business model cannot be successfully implemented, GoVideo will cease operations.

GoVideo may need additional capital resources. We believe GoVideo’s cash and other sources of liquidity are sufficient to fund its down-sized operations for the foreseeable future. See “Part II Item 7 Liquidity and Capital Resources.”  However, GoVideo may need additional capital to operate if:

•      Market conditions change;

•      Business plans or assumptions change; or

•      Material increases in working capital become necessary.

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The Company faces tough competition. Our main operating subsidiary, GoVideo, plays a unique niche in the highly competitive consumer electronics industry. GoVideo competes against many well established companies including many OEMs who have substantially greater financial and other resources than the Company. Additionally, the consumer electronics industry is empirically facing a trend of declining gross margin resulted from emerging global market and competition. Although GoVideo was profitable in fiscal 2003, it was not profitable during fiscal 2004 or 2005. We have taken steps to reorganize GoVideo. But the steps taken may not be sufficient for GoVideo to compete in the consumer electronics industry. Conversely, we may have cut too many resources, which could negatively impact GoVideo’s ability to compete. If GoVideo is unable to achieve and sustain profitability in the future GoVideo’s business operations may fail forcing us to further scale down operations or even cease operations.

GoVideo’s customers have the ability to go straight to the contract manufacturer. GoVideo has no manufacturing capabilities. All products are purchased from contract manufacturers. Because of this, there is nothing stopping GoVideo’s customers from purchasing products direct from these contract manufacturers.

We may not be able to produce sufficient quantities of our products as we obtain components from, and depend on, a limited number of key suppliers. All our TV and DVD player products contain one or more components that are available from a single supply source and other components that are available from limited sources. We depend on these sources to meet our production requirements. We do not have any long term supply contracts. Although we do not presently anticipate a disruption in this source of supply, if it is necessary for us to obtain these key components from an alternative supplier, it could take several months before receiving adequate supplies, and during this time we would be unable to satisfy our customers’ demands. In such event, prolonged delays could result in the cancellation of orders and the loss of customers.

GoVideo purchases products from countries in Asia, including China, South Korea and Taiwan, where there are risks associated with the potential change in social, political and regulatory and economic conditions. Significant changes in the social, political and regulatory and economic conditions could adversely affect GoVideo through increased costs, unavailability of goods or increased tariffs. As a result of trade disputes, the U.S. has occasionally imposed tariffs, regulatory procedures and importation bans on certain products. Trade sanctions or regulatory procedures involving a country in which we conduct a substantial amount of business could have a material adverse effect on our operations.

GoVideo is responsible for product warranties and defects. Although GoVideo outsources all product manufacturing, it provides limited labor and parts warranties on certain of its products for a maximum of one year. Therefore, GoVideo is highly dependent upon the quality of its suppliers. If products have defects, this could hurt our reputation as well as cause customer collection problems.

Our new products may not be well accepted. Our future success depends on GoVideo’s ability to continue to design and develop and win acceptance of its products and services, which are offered in highly competitive markets characterized by continual product introductions, rapid development in technology, and subjective and changing consumer preferences.

The introduction or expected introduction of new products or technologies may depress sales of existing products and technologies. As GoVideo maintains a substantial investment in product inventory, the introduction of new products may force us to charge less for our existing inventory and cause such existing inventory to become obsolete. Such declining prices and inventory obsolescence could have a material adverse effect on our business and financial results.

Our executive officers and key personnel are critical to our business and the loss of their services could disrupt our operations and our customer relationships. Our success depends to a significant degree upon the continuing contributions of our key management, technical, marketing and sales employees. There can be no assurance that we will be successful in retaining our key employees or that we can attract and retain additional skilled personnel as required. The loss of the services of key personnel could significantly harm our results of operations and business.

Financial Reporting

We and our independent auditors have identified a number of significant deficiencies related to our internal control over financial reporting that collectively represent a material weakness, which could continue to impact our ability to report our results of operations and financial condition accurately and in a timely manner. The Company has had significant financial reporting issues to address since the restatement of its June 30, 2001, 2000 and 1999 financial statements. While we are implementing steps to ensure the effectiveness of our internal control over financial reporting, failure to restore the effectiveness of our internal control over financial reporting could continue to negatively impact our ability to report our

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financial condition and results of operations accurately and could have a material adverse effect on our business, results of operations, financial condition and liquidity.

If the Company is unable to take the necessary corrective action to strengthen its disclosure controls, its ability to report its financial results on a timely and accurate basis may be adversely affected. Based upon the evaluation of our control weaknesses as discussed above, we concluded that our disclosure controls and procedures need to be strengthened and are not sufficiently effective. We have taken various steps to maintain the accuracy of our financial disclosures, and based on these measures and other significant work, management believes there are no material inaccuracies or omissions of material fact in our financial statements and other reports filed with the SEC. However, material weaknesses in our internal controls over financial reporting could further adversely impact our current inability to report timely financial information. If the current inability to report timely is exacerbated by weak disclosure controls, this could result in further accounting restatements or other accounting related problems and we could face greater scrutiny from the SEC.

We may not complete our Going Private Transaction in a timely manner, which will cause us to incur additional costs and mitigate the benefits of going private. We are pursuing the Going Private Transaction to relieve us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. Until the Going Private Transaction becomes effective, we must continue to incur costs associated with being a public company.

The restatement and reaudit of our financial statements and the potential for review of our financial disclosure could materially impact our business and results of operations. Following the replacement of prior management, the new management began reviewing various transactions undertaken by old management prior to June 29, 2001. During its preliminary investigation, new management identified certain material transactions undertaken by prior management that impact reported financial and operating results with respect to its consolidated financial statements for the fiscal years ended June 30, 2001, 2000 and 1999. Due to the preliminary results, the Company dismissed the then existing independent accountants, hired new independent accountants and reaudited all periods under investigation. The Company completed the restatement of previously reported financial statement in its Form 10-K for fiscal 2002 filed April 16, 2004.

As a result of the restatement and reaudit of our financial statements for fiscal 2001, 2000 and 1999 and the resulting delay in filing SEC reports, the SEC or other governmental authorities may choose to review our SEC filings. If we are required to respond to the SEC or other governmental authorities or otherwise take actions in response to, arising out of, or relating to the restatement and reaudit of our financial statements, such actions may require significant attention and resources of management and, regardless of the outcome, could materially impact our business and results of operations. If we become subject to such heightened scrutiny, this could adversely affect investor confidence, our ability to access the capital markets and cause the trading price for our securities to decline. In addition, we cannot assure you that we will not have to further restate earnings or further revise our reports for prior periods as a result of any SEC review. Any such restatement could further impact investor confidence, our ability to access the capital markets and the trading price of our securities.

Additional delays in reporting. Since the restatement and reaudit of our financial statements discussed above, we have been unable to remain current with respect to all SEC required filings. This compounds the potential problems associated with the original reaudit of our financial statements for the fiscal years ended June 30, 2001, 2000 and 1999 and the resulting delay in filing our Form 10-K for fiscal 2002, 2003, 2004 and 2005.

Stock Market Risks

Our stock price may not come back. The Company’s stock was removed from OTC Bulletin Board as a result of the Company’s failure to timely submit the Form 10-K for fiscal 2002. Although Opta filed its Form 10-K for fiscal 2002 on April 16, 2004, Opta is not eligible to trade on the OTC Bulletin Board until Opta becomes current in all its required filings or files a Form 10 and clears all comments with the SEC. The current trading of the Company’s stock is sporadic and minimal and there is no established public trading market for our common stock. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of many technology companies, in particular, and that have often been unrelated to the operating performance of these companies. These factors, as well as general economic and political conditions, may materially adversely affect the market price of our common stock in the future. Additionally, volatility or a lack of positive performance in our stock price may adversely affect our ability to retain key employees.

Because of these and other factors affecting our operating results, past financial performance should not be considered an indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

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Item 2. Properties

At June 30, 2005, Opta’s executive offices were located 1350 Bayshore Highway, Suite 740, Burlingame, California, a 3,196 square foot office under a lease that expired October 31, 2005. During fiscal 2005, Correlant moved its operations to Opta’s offices. On October 29, 2005, Opta and Correlant moved office suites from 740 to 600 under a new lease, for 1,210 square feet of office space that expires October 31, 2006. The new address is 1350 Bayshore Highway, Suite 600, Burlingame, California.

DigiTech leases a 5,705 square foot building in Huizhou, China of which 646 square feet is used for warehousing and 5,059 square feet is used for administrative operations.

As of June 30, 2005, GoVideo leased two facilities in Scottsdale, Arizona. One facility, used for warehousing, was approximately 13,100 square feet. The other facility, used for administration, warehousing and distribution, was approximately 33,000 square feet. Both leases expired January 31, 2006. As of February 1, 2006, GoVideo operates under a month-to-month lease in a 2,400 square foot office used for administrative operations. GoVideo’s new business model does not require any warehousing or distribution facilities.

Item 3. Legal Proceedings

From time to time we may be involved in various disputes and litigation matters arising in the normal course of business.

On August 14, 2005, Daewoo Electronics America, Inc. (“Daewoo”) filed a lawsuit in the Superior Court of California, County of San Mateo, Case No. CIV 448845, entitled Daewoo Electronics America, Inc., Plaintiff v. Opta Corporation and Does 1 through 25, Defendants. The Complaint in the suit alleges that Opta Corporation executed a written guaranty dated December 4, 2003 in favor of Daewoo in which Opta Corporation unconditionally guaranteed the payment of all obligations of GoVideo to Daewoo, in a principal amount not to exceed $5,000,000. Daewoo alleges that it sold GoVideo goods of an agreed purchase price in excess of $10,000,000, for which GoVideo has not paid. Daewoo alleges Opta Corporation owes Daewoo $5,000,000 in principal amount, plus interest, attorneys’ fees and costs under the guaranty. In a separate lawsuit filed in the Superior Court of California, County of San Mateo, on September 14, 2005, Case No. CIV 449577, entitled Daewoo Electronics America, Inc., Plaintiff v. Opta Systems, LLC, dba GoVideo and Does 1 through 25, Defendants, Daewoo sued GoVideo for the alleged purchase price of the goods in the amount of $10,700,000, in principal amount, plus interest, attorneys’ fees and costs. Opta Corporation denies that it has any liability under the alleged guaranty. GoVideo denies that it has any liability to Daewoo. A motion to quash the service of Daewoo’s Summons and Complaint on Opta Corporation for lack of jurisdiction was taken off calendar following Daewoo’s re-service on Opta Corporation of the summons and complaint. A similar motion on GoVideo’s behalf was granted by the Court, finding that GoVideo is not subject to the jurisdiction of California courts. Opta Corporation’s demurrer challenging the legal sufficiency of Daewoo’s original Complaint was taken off calendar after Daewoo filed a First Amended Complaint on or about December 8, 2005. Opta Corporation filed a demurrer to the First Amended Complaint which is presently set for hearing on March 23, 2006. Opta Corporation also filed motions to dismiss the First Amended Compliant based on the filing of the GoVideo New Jersey Action described below, or, alternatively, to stay all action on the First Amended Complaint pending the outcome of the GoVideo New Jersey Action. A hearing on the motions to dismiss or stay is also set for March 23, 2006. The Court has set July 24, 2006 for jury trial of the San Mateo County action. Opta Corporation intends to defend Daewoo’s suit and to pursue any and all remedies to which it may be entitled.

On November 14, 2005, GoVideo filed an action in the United States District Court for the District of New Jersey, entitled Opta Systems, LLC d/b/a/ GoVideo v. Daewoo Electronics America, Inc. et al., Civil Action No. 05-5387 (JAP) (the “GoVideo New Jersey Action”), in which GoVideo brought claims against Daewoo Electronics America, Inc. and Daewoo Electronics Corp. (together, “Daewoo”) for breach of contract, breach of duty of good faith and fair dealing, breach of express and implied warranties, negligence, fraud, tortious interference, unjust enrichment, and alter ego liability, arising out of a series of purchase order contracts and related agreements. In the GoVideo New Jersey Action, GoVideo seeks compensatory damages from Daewoo in an amount not less than $19,400,000, plus punitive damages and certain other sums, and other relief. On December 13, 2005, Daewoo obtained an automatic clerk’s extension of Daewoo’s time to file an Answer or otherwise respond to the Complaint, which extended such time to December 27, 2005. Subsequently, by consent order dated December 29, 2005, Opta consented to further extend such time to January 27, 2006. On January 26, 2006, Daewoo filed an Answer to Complaint, Separate Defenses, Counterclaims, and Jury Demand, and on January 27, 2006, Daewoo filed an Amended Answer to Complaint, Separate Defenses, Counterclaims, and Jury Demand, denying any and all liability alleged in the Complaint, and alleging counterclaims against GoVideo based on causes of action for account stated, breach of contract, unjust enrichment, and fraud. By the counterclaims, Daewoo seeks damages in the total amount of $30,200,000, plus punitive damages and certain other sums. GoVideo will timely file an Answer and Affirmative Defenses

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to the Counterclaims denying any and all liability.

We are involved in various other legal proceedings. Our management believes that any liability to us that may arise as a result of these proceedings will not have a material adverse effect on our consolidated financial position, results of operations or cash flows. However, litigation is subject to inherent uncertainties. Were an unfavorable ruling to occur, there exists the possibility of a material adverse impact on our results of operations of the period in which the ruling occurs. Our estimate of the potential impact on our financial position or overall results of operations for new legal proceedings could change in the future.

Item 4. Submission of Matters to a Vote of Security Holders

As permitted under Section 228 of the Delaware General Corporation Law, we solicited the written consent of certain of our stockholders to elect our Corporation Directors. By written consent, stockholders holding 30,106,671 shares of common stock, or 60.2% of the outstanding shares of common stock as of May 16, 2005, the date of the written consent, approved each of Opta Corporation’s Directors. See “Item 10. Directors and Executive Officers of the Registrant.”

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PART II

Item 5. Market for Registrant’s common equity, related stockholder matters and Issuer Purchases of Equity Securities.

Opta’s common stock began trading on the over-the-counter (“OTC”) Bulletin Board under the symbol “LPFC” on December 1, 1994. As previously reported, on November 5, 2002, the Company’s shares of common stock were removed from the OTC for failure to comply with NASD Rule 6530, as a result of the Company’s inability to timely file its Form 10-K for fiscal 2002. Although we became current with our filings during fiscal 2005, we did not complete the necessary steps to be relisted due to the contemplation of our previously discussed “Going Private Transaction.”  From November 5, 2002 through October 12, 2004, the Company’s shares of common stock were quoted on the National Quotation Bureau’s “Pink Sheets,” under the symbol “LPFC.”  Effective October 13, 2004, in connection with the name change from “Lotus Pacific, Inc.” to “Opta Corporation,” the Company’s shares of common stock are quoted under the symbol “OPTP.”  Trading in the Company’s common stock has been minimal with limited or sporadic quotations and there is no established public trading market for the Company’s common stock. The high and low common stock prices per share were as follows:

	High	Low

Fiscal 2006:

1st Quarter	$0.86	$0.01
2nd Quarter	0.14	0.01

Fiscal 2005:

1st Quarter	$0.15	$0.08
2nd Quarter	0.10	0.03
3rd Quarter	1.03	0.001
4th Quarter	0.14	0.0001

Fiscal 2004:

1st Quarter	$0.09	$0.01
2nd Quarter	0.09	0.02
3rd Quarter	0.05	0.01
4th Quarter	0.10	0.01

Fiscal 2003:

1st Quarter	$0.13	$0.03
2nd Quarter	0.10	0.01
3rd Quarter	0.10	0.05
4th Quarter	0.10	0.05

These OTC market quotations reflect inter-dealer prices, without retail mark-up, mark down or commission and may not necessarily represent actual transactions.

As of January 31, 2006, there were 50,037,538 shares of Common Stock issued and outstanding, held by approximately 800 holders of record as indicated on the records of the Company’s transfer agent.

To date, the Company has not declared or paid any cash dividends on its common stock. The Company anticipates that it will retain all available funds for use in operation and expansion of its business, and no cash dividends are expected to be paid on the common stock in the foreseeable future.

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Equity Compensation Plan Information

Information regarding Opta’s equity compensation plans is set forth in “Item 12. Security Ownership of Certain Beneficial Owners and Management.”  As of the date of this report, there are no outstanding options or warrants to purchase securities of the Company.

Recent Sales of Unregistered Securities

There were no sales of unregistered securities by the Company during fiscal 2005, 2004 or 2003.

Issuer Purchases of Equity Securities

Date of Purchase	Total Number of Shares Purchased	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Approximate Dollar Value of Shares that May Yet Be Purchased under the Plans or Programs
April 1 through April 30, 2005	None	—	None	None
May 1 through May 31, 2005	None	—	None	None
June 1 through June 30, 2005	None	—	None	None

As previously discussed, we are currently taking steps to complete a corporate reorganization that will enable us to become a non-reporting company with the Commission. As part of this reorganization, we anticipate purchasing approximately 1,930,000 shares of common stock at a proposed price of $0.13 per share. Opta filed a Schedule 14C and Schedule 13E-3 on July 8, 2005 and Amendments No. 1 to Schedule 14C and Schedule 13E-3 on August 3, 2005 and Amendments No. 2 on October 3, 2005. Our Board of Directors has reserved the right to abandon the Going Private Transaction at any time prior to the effective time.

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Item 6. Selected Consolidated Financial Data

The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Consolidated Financial Statements of the Company and related notes included elsewhere in this Annual Report on Form 10-K.

	As of or for the Fiscal Year Ended June 30,
(in thousands, except per share amounts)	2005	2004	2003 (1)	2002 (2)	2001

Results of Operations
Net revenues	$129,119	$125,324	$19,454	$55,880	$263,192
Loss from continuing operations	$(18,861)	$(7,722)	$(6,366)	$(36,529)	$(7,433)
Net income (loss) per common share – basic and diluted:
Loss from continuing operations	$(0.38)	$(0.14)	$(0.10)	$(0.57)	$(0.12)
Total gain (loss) from discontinued operations	$—	$—	$—	$0.27	$(0.45)
Net income (loss)	$(0.38)	$(0.14)	$(0.10)	$(0.30)	$(0.57)
Cash dividends per share	$—	$—	$—	$—	$—
Financial Position
Total assets from continuing operations	$44,879	$71,120	$52,987	$53,342	$117,214
Long-term obligations, less current portion	$—	$—	$—	$—	$—
Total stockholders’ equity	$1,430	$20,349	$30,565	$36,560	$54,328

(1) The results of operations for fiscal 2003 included GoVideo’s activity since the April 18, 2003 purchase date.

(2) Fiscal 2002 included: (a) $20,071,000 asset impairment and (b) $17,554,000 total gain from discontinued operations, net of related taxes, as a result of selling our former subsidiary, Arescom, on December 18, 2001.

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Item 7.    Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements and Notes thereto included elsewhere in this report.

We begin Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) with a discussion of why we were unable to timely file our Form 10-K for the year ended June 30, 2005. This is followed by a discussion of transactions consummated since June 30, 2005 that have had, and will continue to have, a significant impact on our consolidated financial position, results of operations and cash flows and how these transactions will impact our “Business Outlook” for fiscal 2006. We then provide a more detailed analysis of our financial condition and results of operations for 2005 compared to 2004, 2004 compared to 2003 and 2003 compared to 2002. This detailed analysis is provided solely for readers to understand the historical results of our operations during the time periods covered. However, due to the strategic change in direction of Opta and the significant transactions we entered subsequent to June 30, 2005 as discussed in “Item 1. Business,” and throughout the MD&A section, these results are not indicative of future results.

Next we analyze the changes in our cash flows, and discuss our financial commitments in the section entitled “Liquidity and Capital Resources.”  We conclude MD&A with (I) a discussion of the Critical Accounting Estimates we believe are important to understanding the assumptions and judgments incorporated in our reported financial results; and (II) Recently Issued Accounting Standards and the impact they had or will have on our results of consolidated financial position, results of operations and cash flows.

This MD&A should be read in conjunction with the other sections of this Annual Report on Form 10-K including:

•              Item 1. Business;

•              Item 6. Selected Financial Data; and

•              Item 8. Financial Statements and Supplementary Data.

The various sections of this MD&A contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this filing.

Delays in Reporting and Filing of Going Private Documents

This Annual Report on Form 10-K for Opta Corporation (formerly Lotus Pacific, Inc.) (the “Company” or “Opta”) for fiscal year ended June 30, 2005 is being filed after the required due date as a result of Opta currently taking steps (“Going Private Transaction”) to complete a corporate reorganization that will enable Opta to become a non-reporting company with the Securities and Exchange Commission (the “Commission”). The Going Private Transaction will enable us to terminate our Periodic Reporting Obligations so that we may continue future operations as a private company, relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. Following the adoption of Sarbanes-Oxley, the amount of management time and Company resources required to comply with such requirements have become overly burdensome for a company of our size. On June 17, 2005 and August 2, 2005, our Board of Directors adopted resolutions proposing and approving the Going Private Transaction. On July 18, 2005 and August 2, 2005, stockholders who collectively own approximately 60.2% of our outstanding capital stock, consented in writing to the Going Private Transaction; the vote of more than 50% of our outstanding stock was required. The Going Private Transaction was approved twice by both the Board of Directors and the stockholders as a result of entering into several material transactions subsequent to the first approval.

On July 8, 2005 we filed a preliminary Schedule 14C and a Schedule 13E-3 describing the planned Going Private Transaction. Both documents were amended to incorporate significant company events and filed August 3, 2005. The Staff of the Commission reviewed our Schedules 14C and 13E-3 and responded with inquires and requests for additional information. We answered all of the Staff’s inquires and requests for additional information in a letter dated October 3, 2005 and amended our Schedule 14C and Schedule 13E-3 on October 3, 2005. We subsequently received a further letter from the Staff dated October 18, 2005. We have not yet filed an amendment to the 14C and 13E, in response to the Staff’s comments because, as noted above and below, we have been delayed in completing our audited financials statements for the year ended June 30, 2005 and the interim periods ended September 30, 2005 and December 31, 2005, which would be required to be included in such amendments. Because we have not cleared comments from the Staff with respect to our Schedule 14C and Schedule 13E-3, we have not yet filed our definitive Schedule 14C for the Going Private Transaction and consequently have not filed our Form 15 – Certification and Notice of Termination of Registration. As a result, we are required to continue our periodic reporting under the Securities Exchange Act of 1934. We are working diligently toward completing our Going Private Transaction and we are in the process of responding to the Staff’s comments with respect to such Schedules. We

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originally intended to complete our Going Private Transaction prior to the deadline for filing its Form 10-K for the period ended June 30, 2005, but our efforts were delayed due to a series of transactions effected by us in the past few months to address the continuing losses at Opta Systems, LLC d/b/a GoVideo (“Opta Systems” or “GoVideo”), our main operating subsidiary and the dissolution of Correlant Communications, Inc. (“Correlant”), our non-operating subsidiary. Additionally, as previously reported, we recently dismissed our former accountant and engaged a new principal accountant on September 27, 2005 as part of a continuing effort to save costs. As a result, we were unable to complete this Form 10-K by the required due date.

Business Developments Subsequent to Fiscal 2005

We are a holding company, with a focus on consumer electronics and communications, and we conduct business through our subsidiaries. We consummated several transactions subsequent to June 30, 2005 that impacted both our subsidiaries, Correlant and GoVideo, as described below.

Correlant. As reported in our Form 8-K as filed on July 21, 2005, on July 18, 2005, the Board of Directors of Correlant approved the dissolution of Correlant, pending approval by the Correlant shareholders. At a Special Meeting of Shareholders held August 5, 2005, Correlant shareholders approved the dissolution of Correlant. At the time of the dissolution, Opta held 10,000 shares of Series D Preferred Stock of Correlant and approximately 13,900,000 shares of common stock of Correlant. To date, Opta has received liquidation proceeds of $10,000,000 for its Series D preferred stock and $1,276,000 for its common stock.

GoVideo. As reported in our Form 8-K as filed on July 29, 2005, on July 26, 2005, Opta entered into a series of transactions to address the continued losses and liquidity issues with GoVideo. Each of such transactions was conditioned upon each other and the consummation of such transactions was deemed to occur simultaneously.

On July 26, 2005 pursuant to a Participation Agreement (the “Participation Agreement”) between us and Wells Fargo Business Credit, a division of Wells Fargo Bank, NA (“Wells”), we acquired an 80% participation interest in the credit facility of our wholly-owned subsidiary, GoVideo, under the Credit and Security Agreement dated as of July 21, 2003, as amended to date (the “Wells Credit Agreement”) between GoVideo and Wells. On October 13, 2005, we amended the Participation Agreement to provide for revolving advances in an amount up to $2,000,000 over the borrowing base (such revolving advances over the borrowing base to be referred to as “Overline Advances”) and as a result, our participation percentage was 80% with respect to the revolving advances that were not Overline Advances and 100% with respect to Overline Advances. The maximum amount of the line of credit remained at $4,000,000. Concurrently with the purchase of the participation and our collateral deposit of $800,000 in cash collateral to secure our obligations and guaranty of the Wells Credit Agreement, Wells released its lien on the intellectual property assets of GoVideo under the Wells Credit Agreement.

Pursuant to a forbearance agreement dated July 22, 2005, most recently amended by Wells January 20, 2006, between GoVideo and Wells (the “Forbearance Agreement”), Wells agreed to forbear from exercising its rights and remedies with respect to existing defaults under the Wells Credit Agreement from the date of the agreement through January 27, 2006 and modify certain terms of the Credit Agreement, including reducing the maximum line of credit to $4,000,000 and waiving the termination fee. Wells also agreed that defaults by GoVideo under financial covenants in the Wells Credit Agreement and with respect to material adverse changes will not constitute new defaults under that agreement. As a condition to the forbearance by Wells, GoVideo agreed to pay to Wells a fee of $300,000 by adding the fee to the loan’s principal balance in two installments, $150,000 on September 2, 2005 and $150,000 on January 4, 2006. Opta agreed to enter into the Participation Agreement and to deposit $800,000 in cash collateral to secure Opta’s guaranty as described above.

On January 27, 2006, pursuant to a Loan Sale Agreement dated January 20, 2006 between Opta and Wells, the Participation Agreement was terminated and Opta purchased the entire right, title and interest of Wells under, and Opta became the Lender under, the Wells Credit Agreement. The purchase price was $2,148,000, which consisted of the following: $2,113,000 principal, $23,000 interest and unused line of credit fees, and $12,000 legal and audit fees incurred by Wells. The full amount of Opta’s participation interest was credited against such purchase price. On February 1, 2006, Opta, as such Lender, and GoVideo further amended the Forbearance Agreement to extend the Forbearance Period to April 30, 2006, and to terminate the guaranty and the subordination agreement previously delivered by Opta to Wells under the Credit Agreement.

Pursuant to a purchase and sale agreement dated July 26, 2005 (the “TCLMM Agreement”) among GoVideo, TCL Multimedia Technology Holdings Limited, a Cayman Islands company with shares listed on the Stock Exchange of Hong Kong Limited (“TCLMM”), TCL Industries, Asia Focus Industrial Limited (“Asia Focus”) and Opta, TCLMM agreed to assume the debt obligations owed by GoVideo to TCL Industries and Asia Focus under three promissory notes, with obligations totaling approximately $11,000,000 at July 26, 2005 (“Existing Obligations”). The Existing Obligations were

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previously guaranteed by Opta, and secured by Opta’s pledge of 100% of the Common Stock and Series D Preferred Stock of Correlant, held by Opta. Pursuant to the TCLMM Agreement, TCL Industries and Asia Focus released Opta’s obligations as guarantor under the Existing Obligations and released Opta’s pledge of the Correlant shares.

In consideration for TCLMM’s assumption of the Existing Obligations, GoVideo (i) assigned to TCLMM all of GoVideo’s right, title and interest in and to certain significant intellectual property assets of GoVideo (the “GoVideo IP”) and (ii) issued a promissory note in favor of TCLMM (the “TCLMM Note”) for an initial principal amount of $1,000,000, representing the preliminary difference between the value of the GoVideo IP, as determined by a third-party appraiser, and the Existing Obligations assumed by TCLMM. A subsequent independent appraisal of the GoVideo IP was completed, which reduced the final valuation of the GoVideo IP by $700,000. As a result, the TCLMM Note automatically increased to $1,700,000.

The TCLMM Note principal and interest, at a monthly rate of 0.257%, was originally due and payable on January 26, 2006. Pursuant to the TCLMM Agreement, GoVideo granted to TCLMM a subordinated lien on all of GoVideo’s assets, as security for the TCLMM Note, junior to the lien under the Wells Credit Agreement. In addition, Opta agreed to guaranty GoVideo’s obligations under the TCLMM Note pursuant to a Guaranty dated July 26, 2005. GoVideo paid the principal and interest on the TCLMM Note in full on February 14, 2006.

Under the TCLMM Agreement, TCLMM granted to GoVideo a 90-day, non-exclusive, worldwide license to use the GoVideo IP on a royalty-free basis. On August 30, 2005, GoVideo and TCLMM negotiated an extension to the license agreement through October 24, 2008, with an automatic renewal for subsequent two year terms unless terminated by either party by ninety days written notice of intention not to renew. Under the terms of the agreement, GoVideo agreed to pay TCLMM a royalty based on the cost of goods sold in connection with the distribution, sale, advertising and promotion of certain consumer electronics products under the GoVideo tradename.

The above transactions impact our consolidated liquidity as follows:

•      Decreased cash, cash equivalents and short term securities by approximately $6,400,000, which was paid to Correlant’s noncontrolling shareholders as a result of liquidating Correlant;

•      Decreased debt, including both principal and accrued interest, of approximately $9,300,000 as a result of assigning the GoVideo IP to TCLMM in exchange for assuming GoVideo’s debt; and

•      Decreased cash by $300,000 as a result of paying a forbearance waiver fee to Wells.

We believe the above transactions will impact our future consolidated results of operations as follows:

•      Increase GoVideo’s cost of goods sold due to the license fee owed to TCLMM;

•      Decrease interest income as a result of liquidating Correlant; and

•      Decrease interest expense due to the extinguishment of GoVideo’s debt to third parties.

In addition to restructuring GoVideo’s debt, GoVideo’s business model is changing. Prior to the July 2005 restructuring transactions, GoVideo conducted its business through an OEM model and carried monthly inventories between $10,000,000 and $18,000,000 during the 12 months prior to the July 2005 restructuring transactions. Its business operations were financed through related party loans and a line of credit from Wells Fargo, which incurred high interest expense. Under the new business model, GoVideo will not carry inventories and will act as a brand licensing provider by bridging manufacturers and retailers. We believe this will enable GoVideo to reduce the overhead and risks related to carrying large inventories. GoVideo’s management is actively working with GoVideo’s suppliers to finalize its future business model and operations. The goal of the new business model is to return GoVideo to profitability and generate a positive cashflow. If the new business model is successfully implemented, we will continue to evaluate GoVideo’s business operations and financial performance. As this is a new business model, we cannot guarantee its success. Additionally, we cannot guarantee that once the new business model is implemented that GoVideo will return to profitability or generate positive cashflow. Management currently believes that if the new business model cannot be successfully implemented, GoVideo will cease operations. If GoVideo is shutdown and has any assets subsequent to the shutdown, the assets will be combined with the proceeds from the liquidation of Correlant and used to identify market opportunities as discussed above.

Looking forward to the second half of fiscal 2006 and beyond, in addition to the continued evaluation of GoVideo, we will concentrate our efforts on the Going Private Transaction and terminate our Periodic Reporting Obligations, relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. Additionally, using the cash from the liquidation of Correlant, we will concentrate on identifying market opportunities that will create and accelerate the growth and success of Opta complementary with the Company’s business and long-term strategies while leveraging our significant experience in the consumer electronics market.

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Acquisitions and Dispositions

We have engaged in multiple acquisitions and dispositions. The details of these transactions are described in detail in “Item 8. Financial Statements and Supplementary Data Note 4 – Acquisitions and Dispositions – Majority Owned Subsidiaries and Note 5 – Acquisitions and Dispositions – Equity Method Investees.”  However, unless specifically addressed in MD&A, these acquisitions and dispositions were not material to our results of operations and the understanding of our business. As such, the details have been omitted from MD&A. The following is a discussion of our acquisitions and dispositions in order of significance to our current business.

GoVideo

In April 2003, we purchased substantially all assets and assumption of certain liabilities of a product line known as “GoVideo.”  The GoVideo product line, established in 1984, designs and manufactures product lines in the consumer electronics industry, including Rave MP branded product (“MP3”), digital video disc (“DVD”) players, portable DVDs, DVD-Video Cassette Recorder (“VCR”) Combos, Dual-Deck VCRs, DVD Recorders, DVD Recorder + VCRs, and liquid crystal display (“LCD”) TVs. During the period covered by this report, GoVideo’s strategy was to develop, market, and distribute innovative, high performance consumer electronic products that incorporate advanced technology, ease of use, and superior industrial design. Additionally, GoVideo’s marketing strategy was to sell products with the support of independent sales representatives specific to certain geographic territories throughout the U.S. and who also represent many other brand name consumer electronic products. GoVideo sold its product lines directly to retailers nationwide including numerous national and regional chains, catalog accounts, specialty stores, warehouse clubs and home shopping channels.

Our business strategy with respect to GoVideo is currently being evaluated as previously discussed. While our objective and full effort is on guiding GoVideo toward profitability, we cannot provide assurance that GoVideo will be able to generate a profit in any given future period. If GoVideo cannot achieve and sustain future profitability, GoVideo may have to further scale down operations or even cease operations.

Correlant Communications, Inc

In March 1999, we entered into a share exchange agreement which provided for the acquisition of 94.5% of the issued and outstanding common shares of Correlant, representing an 81% ownership interest in Correlant. Subsequently, there have been several transactions, which reduced our ownership interest in Correlant to approximately 66%.

During the period covered by this report, Correlant generated revenue by selling the Media Access Controller (“MAC”) bundled with its proprietary cable modem software (“MAC+software”), which were both key components of the Data-Over-Cable System Interface Specification (“DOCSIS”) certified cable modem. In certain instances, Correlant sold the completed cable modem.

As a result of declining margins and demand for its products, Correlant’s Board of Directors approved the wind down and cessation of Correlant’s historical operations in the cable modem business effective December 23, 2003. Correlant was dissolved subsequent to June 30, 2005.

TCL Digital Technologies, Ltd.

In January 2003, the Company entered into an agreement to form a joint venture with Beijing Youbang Online Electronics Technology Co., Ltd. (“Youbang”), TCL Computer Technology Co., Ltd. (“TCL Computer”), an affiliate of TCL Industries and all the equity holders of Youbang, pursuant to which the Company acquired a 50% interest in a new joint venture to own substantially all of Youbang’s operations. Pursuant to the agreement, all of Youbang’s assets, other than real estate, were transferred to a newly formed Beijing, China joint venture named TCL Digital Technologies, Ltd. (“TCL Digital”), and operates as a computer notebook manufacturing company in China. The Company contributed 50% of the total investment amount or approximately $5,240,000, payable in three installments. At the time, the investment was part of the Company’s business strategy to seek businesses to maximize the Company’s growth potential based on its assets. However, shortly after completing its investment, the Company deemed the joint venture’s business model did not fit with the Company’s long-term business strategy, and diverted management resources from the operations of other subsidiaries, notably GoVideo, as discussed above. In September 2003, the Company entered into an agreement with TCL Information Technology Industrial (Group) Ltd, an affiliate of TCL Industries whereby the Company sold its 50% interest in TCL Digital for an aggregate amount of $5,604,000. $1,842,000 was applied to repay the sum payable under the promissory note dated August 18, 2003 issued by the Company in favor of TCL International Holdings Limited (“TCL Holdings”), TCL Industries’ parent company. The balance of $3,762,000 was paid to the Company resulting in a gain of $1,053,000 included with Gain on sale of

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investments in the Company’s statement of operations during fiscal 2004.

Results of Operations

Comparison of Fiscal 2005 to Fiscal 2004

The following table summarizes certain aspects of our results of operations for fiscal 2005 compared to fiscal 2004 (in thousands):

	June 30,
	2005	2004	$ Change	% Change

Revenues	$129,119	$125,324	$3,795	3%

Gross profit (loss)	(2,550)	10,125	(12,675)	(125)%
As a percentage of revenues	(2)%	8%

General and administrative	5,516	8,414	(2,898)	(34)%
Sales and marketing	6,727	4,604	2,123	46%
Research and development	2,113	2,637	(524)	(20)%
Restructuring charges	(78)	1,845	(1,923)	(104)%
Impairment of assets	538	1,831	(1,293)	(71)%

Total other income (expense), net	(1,623)	(78)	1,545	1,981%

Benefit for income taxes	714	498	216	43%

Revenues

The increase in overall revenues for fiscal 2005 as compared to fiscal 2004 was primarily attributable to GoVideo’s increased product offerings most notably the DVD Recorder + VCR, which was introduced during the second quarter of fiscal 2004 and the MP3, which was introduced during the first quarter of fiscal 2005. Revenues attributable to the new DVD Recorder + VCR totaled $33,188,000 during fiscal 2005 as compared to $23,164,000 during fiscal 2004. Revenues attributable to the MP3 totaled $28,103,000 during fiscal 2005 as compared to no revenue during fiscal 2004.

The increase in overall revenues for fiscal 2005 as compared to fiscal 2004 discussed above was somewhat offset by the following:

•      The decrease in other existing product sales, including the DVD recorder. Net revenues attributable to the DVD recorder decreased $25,812,000 to $45,789,000 during fiscal 2005 from $71,601,000 during fiscal 2004.

•      The continual pricing pressures that are traditional in the consumer electronics market;

•      The inability to negotiate a competitive product purchase price from contract manufacturers; and

•      Customers going straight to contract manufacturers to purchase products.

Nearly 100% of our revenues were generated from domestic sales during fiscal 2005 and 2004. We expect this trend to continue as long as GoVideo sales are our main source of revenues.

Gross Profit including Cost of Revenues

The decrease in gross profit dollars and gross profit percentage for fiscal 2005 as compared to fiscal 2004 was due to the following:

•      The liquidation of GoVideo’s significantly overstocked and overpriced inventory of DVD recorders, DVD Recorders + VCRs and MP3 players. At certain times during fiscal 2005, GoVideo had committed outstanding orders as the prices of these products began to drop substantially. Although GoVideo was able to cancel and/or renegotiate some outstanding orders, it was not sufficient to mitigate the substantial price drop. As a result, GoVideo had to liquidate a substantial amount of inventory at negative gross profit.

•      $1,869,000 net increase to the inventory valuation during fiscal 2005; and

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•                  The continual downward price pressure experienced by the overall consumer electronics market.

We anticipate continued pressure on the selling prices of GoVideo’s different consumer electronics products until GoVideo’s business model is changed from an OEM to a brand licensing provider as previously discussed.

Operating Expenses

General and administrative (“G&A”). G&A expense consists primarily of personnel costs for our administrative and support staff, allowance for doubtful accounts, and legal and accounting fees. The decrease in G&A expense for fiscal 2005 as compared to fiscal 2004 was primarily a result of:

•                  The shut down of Correlant’s historical operations which contributed $642,000 to G&A during fiscal 2005 as compared to $3,848,000 during fiscal 2004.

•                  The one time recovery of bad debt associated with settling a legal dispute, during fiscal 2005, with one of Correlant’s customers. The recovery totaled $1,946,000.

Sales and marketing (“S&M”). S&M expense consists primarily of personnel costs for our sales staff, advertising and product promotional expenses. The increase in S&M expense for fiscal 2005 as compared to fiscal 2004 was primarily due to the following factors:

•                  Increased sales and marketing efforts expended to launch the new MP3;

•                  Increased sales and marketing dollars offered to customers as an incentive to purchase GoVideo brand products as opposed to competitors’ products that already exist in the market; and

•                  Increased headcount, prior to GoVideo’s downsizing, to support GoVideo’s growing business needs.

Research and development (R&D). R&D expenses consist primarily of personnel costs of employees engaged in research, design and development activities and, to a lesser extent, design prototype material expenditures and equipment and supplies required to develop new products and enhance existing products. The decrease in R&D expenses during fiscal 2005 as compared to fiscal 2004 was directly related to the shut down of Correlant’s historical operations. Correlant incurred no R&D expenses during fiscal 2005 as compared to $1,547,000 during fiscal 2004. This decrease was somewhat offset by the increased R&D expense attributable to GoVideo’s increased expenses to support GoVideo’s expanded product offerings.

We believe overall operating expenditures may decrease as GoVideo has taken steps to reorganize certain aspects of its business. GoVideo has undertaken cost reduction efforts, including reducing staff, realigning the roles and responsibilities of management and reducing other operating expenses in an attempt to return to profitability and become cash flow positive. Additionally, we believe that going private will reduce our annual G&A expenses significantly, and also will allow the Company to avoid significant G&A expenses because the Company will not be required to comply with the internal control over financial reporting requirements of Section 404 of the Sarbanes-Oxley Act.

Restructuring Charges. During the second quarter of fiscal 2004, the Company’s board of directors approved the wind down and cessation of Correlant’s historical operations in the cable modem industry. In connection with the shut down, Correlant recorded a restructuring charge of $1,845,000 during fiscal 2004. On November 4, 2004 Correlant entered into a lease termination agreement for its San Diego facility. In fiscal 2005, as a result of the lease termination, we reversed $78,000 of previously accrued facilities closing expense.

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The following table summarizes the activity in the Company’s reserves associated with its shut down of historical operations (in thousands):

	Separation costs for terminated employees and contractors	Facilities closing	Other	Total restructuring charges
Balance at June 30, 2003	$—	$—	$—	$—
Fiscal 2004 restructuring charges	890	583	372	1,845
Cash payments	(628)	(49)	(372)	(1,049)
Balance at June 30, 2004	262	534	—	796
Cash payments	(262)	(456)	—	(718)
Reversal of over accrual	—	(78)	—	(78)
Balance at June 30, 2005	$—	$—	$—	$—

Impairment of assets. During fiscal 2005, the Company recorded a charge of $538,000 relating to the impairment of GoVideo’s property and equipment resulting from the down-sizing of operations subsequent to fiscal 2005. The impairment of assets during fiscal 2004 was mainly attributable to the $1,795,000 write off of GoVideo’s goodwill. As part of our annual review of financial results, we noted indicators that the carrying value of GoVideo’s goodwill may not be recoverable. Based on the annual testing performed, we wrote off the entire balance of GoVideo’s goodwill.

Other Income (Expense)

Other income (expense) consists of interest income, interest expense, foreign exchange gain (loss) and other non-operating items. Other income (expense) during fiscal 2005 was mainly attributable to interest expense related to GoVideo’s debt. GoVideo’s interest expense increased during fiscal 2005 as compared to fiscal 2004 as a result of GoVideo’s increased average debt principal. Additionally, interest expense was incurred at a higher default interest rate attributable to GoVideo’s non-compliance with certain debt covenants. During fiscal 2005, the interest expense was somewhat offset by settling a legal dispute with a customer of Correlant, Turbocomm Technologies, Inc. (“TurboComm”), as discussed above, resulting in a one time gain of $774,000 and Opta also settling a dispute with TurboComm, a stockholder of Opta, which resulted in a one time gain of $88,000. Interest income remained fairly constant during all periods presented as a result of the slightly decreased cash and cash equivalents and short term investment balances offset by the slight increase in fixed income interest rates. For 2004 details, see “Comparison of Fiscal 2004 to Fiscal 2003.”

Benefit for Income Tax

Our fiscal 2005 benefit for income taxes was primarily reflective of two income tax refunds received subsequent to June 30, 2005. The first refund was a result of the Internal Revenue Service (“IRS”) auditing our tax years ended June 30, 2001, 2000, and 1999. The audit was resolved by the Joint Committee on Taxation (“JCT”) and they approved our refund of federal income tax of approximately $1,486,000. This refund was reduced by interest owed by us to the IRS (restricted interest), which resulted in a net refund of $473,000. The second refund was a result of amending our New Jersey State tax return to apply net operating losses generated in tax years ended June 30, 2002 and 2001, to taxable income reported in the tax year June 30, 2000. As a result, we received $1,134,000 from the State of New Jersey.

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Comparison of Fiscal 2004 to Fiscal 2003

The following table summarizes certain aspects of our results of operations for fiscal 2004 compared to fiscal 2003 (in thousands):

	June 30,
	2004	2003	$ Change	% Change

Revenues	$125,324	$19,454	$105,870	544%

Gross profit	10,125	4,022	6,103	152%
As a percentage of revenues	8%	21%

General and administrative	8,199	7,838	361	5%
Sales and marketing	4,604	652	3,952	606%
Restructuring charges	1,845	—	1,845	NA
Depreciation and amortization	215	486	(271)	(56)%
Research and development	2,637	7,513	(4,876)	(65)%
Impairment of assets	1,831	498	1,333	268%

Total other income (expense), net	(78)	4,117	(4,195)	(102)%

Revenues

The significant increase in overall revenues for fiscal 2004 as compared to fiscal 2003 was primarily attributable to the following factors:

•                  Fiscal 2004 included GoVideo’s revenue for the entire year as compared to fiscal 2003, which only included GoVideo’s revenues from April 18, 2003 through June 30, 2003.

•                  GoVideo’s revenues increased in fiscal 2004 as compared to 2003 as a result of GoVideo coming out of bankruptcy, with liquidated assets and liabilities, and moving toward a company with growing operations.

•                  GoVideo introduced a new product, the DVD Recorder + VCR, during the second quarter of fiscal 2004. Revenues attributable to the new DVD Recorder + VCR totaled $23,164,000 during fiscal 2004.

The positive impact of GoVideo was somewhat offset by the cessation of Correlant’s historical operations in the cable modem industry in December 2003. Correlant contributed revenues of $622,000 during fiscal 2004 as compared to $10,178,000 during fiscal 2003.

Revenues generated by international sales as a percentage of total revenues decreased to less than 1% in fiscal 2004 from 51% in fiscal 2003 as a result of the purchase of GoVideo. GoVideo’s revenues during fiscal 2004 as well as from April 18, 2003, the date of purchase through June 30, 2003 were all generated from sales to domestic customers.

Gross Profit

The increase in gross profit dollars for fiscal 2004 compared to fiscal 2003 was a direct result of increased revenues attributed to GoVideo as discussed above.

Although the gross profit dollars increased, the overall gross profit percentage dramatically decreased as a result of the following:

•                  The products offerings by GoVideo during fiscal 2003 were extremely limited compared to fiscal 2004 as GoVideo was coming out of bankruptcy during fiscal 2003.

•                  GoVideo introduced several new products during fiscal 2004. With the introduction of these new products, GoVideo’s pricing was aggressive as an attempt to gain market share.

•                  The change in revenue mix between GoVideo and Correlant products sold. Historically, consumer electronics bear a lower gross margin than cable modem related products.

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•                  $272,000 increase in the reserve for GoVideo’s obsolete and lower of cost or market reserve for inventory to $510,000 in fiscal 2004 from $238,000 in fiscal 2003. The fiscal 2004 reserve was directly attributable to some of the newer products GoVideo brought to market in 2004.

Operating Expenses

General and administrative. G&A expense consists primarily of personnel costs for our administrative and support staff, allowance for doubtful accounts, and legal and accounting fees. The increase in G&A expense for fiscal 2004 as compared to fiscal 2003 was primarily a result of including GoVideo for the entire year in fiscal 2004 as compared to fiscal 2003, which only included GoVideo from April 18, 2003 through June 30, 2003.

The increase in G&A was somewhat offset by the following:

•                  $1,498,000 decrease in allowance for doubtful accounts to $481,000 in fiscal 2004 from $1,979,000 in fiscal 2003. The fiscal 2004 allowance related to GoVideo’s slow paying customers. For 2003 details, see “Comparison of Fiscal 2003 to Fiscal 2002.”

•                  The shut down of Correlant’s historical operations.

Sales and marketing. S&M expense consists primarily of personnel costs for our sales staff, advertising and product promotional expenses. The increase in S&M expense for fiscal 2004 as compared to fiscal 2003 was primarily due to the following factors:

•                  Fiscal 2004 included GoVideo for the entire year as compared to fiscal 2003, which only included GoVideo from April 18, 2003 through June 30, 2003;

•                  GoVideo’s business model has a higher operational cost structure to promote and support the various product offerings than Correlant’s OEM business model; and

•                  The introduction and marketing of several new GoVideo products during fiscal 2004 as discussed above.

Restructuring Charges. During the second quarter of fiscal 2004, the Company’s board of directors approved the wind down and cessation of Correlant’s historical operations in the cable modem and CMTS business. In connection with the shut down, the Company recorded a restructuring charge of $1,845,000 during fiscal 2004.

Depreciation and amortization (“D&A”). D&A expense consists of depreciation of property and goodwill amortization related to the purchase of Correlant. The decrease in D&A expense was due to the shut down of Correlant’s historical operations. Depreciation expense attributable to Correlant decreased $418,000 during fiscal 2004 as compared to fiscal 2003 as a result of Correlant’s assets being impaired and written off as of June 30, 2003. The decrease in D&A was somewhat offset by the inclusion of GoVideo for the entire year as compared to fiscal 2003, which only included GoVideo from April 18, 2003 through June 30, 2003.

Research and development. R&D expense consists primarily of personnel costs, including amortization of deferred stock compensation of employees engaged in research, design and development activities and, to a lesser extent, design prototype material expenditures and expensed equipment and supplies required to develop new products and enhance existing products. The majority of R&D expenses during fiscal 2004 and 2003 were attributable to Correlant. Therefore, the decrease in R&D expense for fiscal 2004 as compared to fiscal 2003 was directly related to the shut down of Correlant’s historical operations. The decrease was somewhat offset by the inclusion of GoVideo for the entire year in fiscal 2004 as compared to fiscal 2003, which only included GoVideo from April 18, 2003 through June 30, 2003.

Impairment of assets. The impairment of assets during fiscal 2004 was mainly attributable to the $1,795,000 write off of GoVideo’s goodwill. As part of our annual review of financial results, we noted indicators that the carrying value of GoVideo’s goodwill may not be recoverable. Based on the annual testing performed, we wrote off the entire balance of GoVideo’s goodwill. For 2003 details, see “Comparison of Fiscal 2003 to Fiscal 2002.”

Total other income (expense)

Total other income (expense) consists of interest income, interest expense, gain on sale of investments and other non-operating items. The main activities included in other income (expense) during fiscal 2004 were:

•                  $1,053,000 one time gain as a result of selling our joint venture TCL Digital; and

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•                  $1,166,000 interest expense related to GoVideo’s increased debt.

For 2003 details, see “Comparison of Fiscal 2003 to Fiscal 2002.”

Comparison of Fiscal 2003 to Fiscal 2002

The following table summarizes certain aspects of our results of operations for fiscal 2003 compared to fiscal 2002 (in thousands):

	June 30,
	2003	2002	$ Change	% Change

Revenues	$19,454	$55,880	$(36,426)	(65)%

Gross profit	4,022	5,939	(1,917)	(32)%
As a percentage of revenues	21%	11%

Selling, general and administrative	8,490	6,019	2,471	41%
Depreciation and amortization	486	12,048	(11,562)	(96)%
Research and development	7,513	9,392	(1,879)	(20)%
Impairment of assets	498	20,071	(19,573)	(98)%

Total other income (expense), net	4,117	638	3,479	545%

Provision (benefit) for income taxes	(109)	(3,181)	(3,072)	(97)%

Revenues

Revenues for fiscal 2003 as compared to fiscal 2002 were positively impacted by the purchase of our subsidiary, GoVideo, on April 18, 2003. Although fiscal 2003 only included GoVideo’s revenues from April 18, 2003 through June 30, 2003, GoVideo accounted for 48% of our consolidated revenues. The majority of GoVideo’s revenues during fiscal 2003 were generated from sales of DVD Recorders, DVD players, portable DVDs, DVD-VCR Combos and to a lesser extent, sales from the Dual-Deck VCRs and LCD TVs. We expect GoVideo revenue as a relative percentage of revenue to grow as current management continues to rebuild the Company’s business based on GoVideo and concentrate future business in the related industries of consumer electronics and telecommunications.

The positive impact of GoVideo was more than offset by the significant economic slowdown in the cable modem industry, both domestic and international. Correlant continued to experience a slowdown in customer orders during fiscal 2003. Additionally, the average sales price of cable modems continued to decline, which in turn placed price pressure on the cable modem components. Ultimately, this significant slowdown and continued pricing pressure resulted in the cessation of Correlant’s historical operations in the cable modem industry in December 2003. The significant decrease in overall revenues for fiscal 2003 as compared to fiscal 2002 was primarily attributable to the following factors:

•                  Unit sales of DOCSIS cable modems sold by Correlant decreased approximately 99%;

•                  The average selling price of DOCSIS cable modems decreased approximately 37%;

•                  Unit sales of MAC+Software sold by Correlant decreased approximately 34%; and

•                  Average sales price of MAC+Software decreased approximately 54%.

Revenues generated by international sales as a percentage of total revenues decreased to 51% in fiscal 2003 from 91% in fiscal 2002 as a result of the purchase of GoVideo. GoVideo’s revenues from the date of purchase through June 30, 2003 were all generated from sales to domestic customers. We expect international sales as a relative percentage of total revenues to decrease as GoVideo’s revenues as a percentage of total revenues continue to increase.

Gross Profit

The decrease in gross profit dollars for fiscal 2003 compared to fiscal 2002 was a direct result of reduced revenue from declining MAC+Software unit sales and severe price competition. This decrease was somewhat offset by the increase in

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gross profit dollars attributed to GoVideo.

Although the gross profit dollars decreased, the overall gross profit percentage dramatically increased as a result of the purchase of GoVideo and a higher portion of overall revenues generated from the sale of Correlant’s MAC+software. GoVideo’s products and the MAC+Software both had higher gross profit percentages in fiscal 2003 than cable modems during fiscal 2002.

Operating Expenses

Selling, general and administrative (“SG&A”). SG&A expense consists primarily of personnel costs, including amortization of deferred stock compensation for our administrative and support personnel, allowance for doubtful accounts, and legal and accounting fees. The increase in SG&A expense for fiscal 2003 as compared to fiscal 2002 was primarily due to the following factors:

•                  $1,935,000 increase in allowance for doubtful accounts to $1,979,000 in fiscal 2003 from $44,000 in fiscal 2002. $1,949,000 of the fiscal 2003 allowance related to Correlant’s main customer TurboComm. On April 14, 2004, Correlant filed a lawsuit against TurboComm in the District Court of Taiwan seeking to collect TurboComm’s outstanding debt as a result of TurboComm’s unwillingness to pay. On July 30, 2004, Correlant reached a settlement agreement with TurboComm. Under the agreement, Correlant dismissed its lawsuit against TurboComm in exchange for the transfer of 700,000 Series A and 300,000 Series C shares of Correlant preferred stock owned by TurboComm. Both parties mutually agreed to release and discharge any and all claims that each may have against the other party. The remaining $30,000 allowance for doubtful accounts in fiscal 2003 related to GoVideo’s slow paying customers. Fiscal 2002 allowance related to Correlant’s smaller customers not being able to pay due to the significant economic slowdown in the downturn in the cable modem industry.

•                  Purchase of GoVideo, which added $1,144,000 to SG&A;

•                  $400,000 increased legal and accounting fees resulting from the previously discussed takeover of Opta by TCL and the subsequent replacement of prior Opta management, and the subsequent reaudit and restatement of previously reported financial results; and

•                  $500,000 settlement of a legal dispute with a Correlant vendor.

The above increases were partially offset by a decrease of $253,000 in amortization of deferred stock compensation as a result of accounting for stock options under the accelerated provisions allowed by Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) 44, Accounting for Certain Transactions Involving Stock Compensation – An Interpretation of APB Opinion No. 25.

Depreciation and amortization (“D&A”). D&A expense consists of depreciation of property and equipment and goodwill amortization related to the purchase of Correlant. The decrease in D&A expense was due to no goodwill amortization during fiscal 2003 as compared to goodwill amortization of $11,453,000 during fiscal 2002. Goodwill was deemed impaired at June 30, 2002 and fully written off. The remaining decrease was a result of the non-renewal of research and development software maintenance due to the shutdown of Correlant’s historical operations.

Research and development (“R&D”). R&D expense consists primarily of personnel costs, including amortization of deferred stock compensation of employees engaged in research, design and development activities and, to a lesser extent, design prototype material expenditures and expensed equipment and supplies required to develop new products and enhance existing products. The decrease in R&D expense for fiscal 2003 as compared to fiscal 2002 was primarily attributable to the following factors:

•                  $811,000 decrease in amortization of deferred stock compensation;

•                  $533,000 decrease in DOCSIS certification fees associated with Correlant’s decreased product offerings; and

•                  Decreased salary expense associated with natural attrition without replacing vacant positions.

The above decrease was somewhat offset by the purchase of GoVideo, which added $607,000 to R&D expense.

Impairment of assets. The majority of the impairment of assets during fiscal 2003 related to the cessation of Correlant’s historical operations. As such, $477,000 of Correlant’s fixed assets were deemed impaired and written off. Impairment of assets during fiscal 2002 related to the goodwill associated with the purchase of Correlant. As of June 30, 2002, we deemed the goodwill impaired due to the competitive nature of Correlant’s industry and its significant reduction in revenues. As a result, the $20,071,000 of remaining goodwill was fully written off.

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Total other income (expense)

Total other income (expense) consists of interest income, interest expense foreign exchange gain (loss) and other non-operating items. We experienced net other income during fiscal 2003 due to a $3,500,000 dispute settlement with prior auditors. Additionally, we received 3,000,896 shares of our common stock as part of the settlement with USS Online, Travelway International Ltd. and Huaya Lu Tung. See “Item 3. Legal Proceedings.” The shares are accounted for as treasury stock and valued at the adjusted closing sales price of $0.05 per share as reported by the National Quotation Bureau’s “Pink Sheets” on the date the shares were acquired which totaled $150,000. The remaining other income during fiscal 2003 was a result of interest income earned on our cash account and investments, slightly offset by our interest expense. We experienced net other income during fiscal 2002 primarily due to interest income earned on our cash and investments, which was offset slightly by our foreign exchange loss from our Taiwan branch and interest expense.

Provision (benefit) for income taxes

We record an asset or liability for tax assessments based on our estimate of the potential assessments. Among other reasons, new laws and new interpretations of laws and rulings may affect the liability for potential tax assessments by tax authorities. Due to the subjectivity and complex nature of the underlying issues, actual payments or refunds or assessments may differ from our estimates. To the extent our estimates differ from actual payments or refunds or assessments, income tax expense is adjusted. In June 2003, we were notified by the Internal Revenue Service (“IRS”) that it would be reviewing our tax returns for the years ended June 30, 2001, 2000 and 1999. Subsequently, we filed amended returns for the years ended June 30, 2001, 2000 and 1999. The amendments relate to the restatement of our financial statements as well as the deconsolidation of consolidated tax returns and subsequent filing of separate returns by us and each of our subsidiaries. Because we filed tax returns separate from our subsidiaries, we could no longer offset income from its sale of stock in subsidiaries against operating losses within its subsidiaries. However, because we experienced losses in subsequent years these losses were available to carryback against these gains.

Liquidity and Capital Resources

The following table summarizes our liquidity position and cash flows as of and for the year ended June 30, 2005 (in thousands):

Cash and cash equivalents	$2,844
Short-term investments	16,128
Working Capital	5,074
Cash provided by operating activities	7,668
Cash provided by investing activities	1,094
Cash used by financing activities	(8,955)

As of June 30, 2005, our principal source of liquidity included cash and cash equivalents and short-term investments of $18,972,000. Cash provided by operating activities was attributable to GoVideo’s decreased inventory and accounts receivable as a result of scaling back GoVideo’s operations. Additionally, cash provided by operating activities was positively impacted as a result of GoVideo’s accounts payable and accrued expenses, which increased as a result of managing GoVideo’s line of credit and payments to vendors. Cash provided by operating activities was somewhat offset by cash used to fund our consolidated net loss. Significant operating cash outlays during fiscal 2005 included payment of separation costs for terminated employees and contractors and facility closing costs totaling $782,000 associated with the 2004 Correlant restructuring. We expect future cash provided (used) by operating activities to fluctuate, primarily as a result of fluctuations in our operating results, the timing of product shipments, accounts receivable collections, inventory management and the timing of vendor payments.

During fiscal 2005, our principal investing activities included the net sales of short- term investments and the net purchase of property and equipment.

Financing activities during fiscal 2005 consisted almost entirely of our subsidiary GoVideo receiving advances, and making payments on its available line of credit. The net decrease to GoVideo’s line of credit was a result of paying down the principal as GoVideo received payments from customers. The remaining financing activities were due to our subsidiary, DigiTech, borrowing $725,000 from TCL to expand operations in China. The loan originally matured June 30, 2005. However, the loan has been automatically extended for two six-month periods and may be automatically extended for additional six month terms if DigiTech and TCL mutually agree to renew the loan.

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Cash and Working Capital Requirements

At June 30, 2005, our main operating subsidiary, GoVideo, had three significant debt agreements, all of which were materially impacted by transactions entered into subsequent to June 30, 2005, as previously discussed.

The first agreement was the Credit Agreement with Wells Fargo Business Credit, which was originally entered into July 2003, subsequently amended several times, and ultimately scheduled to mature July 21, 2007. At June 30, 2005, GoVideo owed Wells $6,172,000. On January 27, 2006, pursuant to a Loan Sale Agreement dated January 20, 2006 between Opta and Wells, Opta purchased the entire right, title and interest of Wells under, and Opta became the Lender under, the Wells Credit Agreement. The purchase price was $2,148,000, which consisted of the following: $2,113,000 principal, $23,000 interest and unused line of credit fees, and $12,000 legal and audit fees incurred by Wells. On February 1, 2006, Opta, as such Lender, and GoVideo further amended the Forbearance Agreement relating to the Wells Credit Agreement to extend the Forbearance Period to April 30, 2006, and to terminate the guaranty and the subordination agreement previously delivered by Opta to Wells under the Credit Agreement. See “Business Developments Subsequent to Fiscal 2005.”

The second and third agreements that were materially impacted by transactions entered into subsequent to June 30, 2005, as previously discussed, were with TCL Industries and Asia Focus, entities affiliated with TCL. The advances had been used to fund inventory purchases and operating expenses. These advances, which were subordinate to GoVideo’s line of credit, were originally due at various dates during 2004. GoVideo was unable to pay the loans and extended the maturity dates of both loans multiple times. Both loans were collateralized by 100% of the Common and Preferred Series D stock of Correlant Communications owned by Opta. The principal owed to TCL Industries at June 30, 2005 was $1,500,000. The principal owed to Asia Focus at June 30, 2005 was $4,700,000. Both loans were paid subsequent to June 30, 2005.

Additionally, Opta had one significant debt agreement that was materially impacted subsequent to June 30, 2005, as previously discussed. During fiscal 2004, Opta entered into a financing agreement with TCL Industries. Opta ultimately loaned the funds to GoVideo to fund inventory purchases and operating expenses. Opta extended the maturity date of the loan multiple times. The loan was collateralized by 100% of Opta’s Common and Preferred Series D stock of Correlant Communications. The principal owed to TCL at June 30, 2005 was $4,500,000. See “Item 13. Certain Relationships and Related Transactions.”  The loan to TCL Industries was paid subsequent to June 30, 2005.

During fiscal 2005, one of our major challenges was managing liquidity. Liquidity has been an issue since we began growing our subsidiary, GoVideo, out of bankruptcy. As a result of the increasing concerns with liquidity, we entered significant transactions, as previously discussed, that decreased consolidated debt and increased consolidated working capital. See “Business Developments Subsequent to Fiscal 2005.”  While management’s goal is to guide the Company toward profitability and positive cashflow, there can be no assurance that the Company’s future revenues or its cost control actions will enable it to return to profitability or generate a positive cashflow. Taking into consideration the significant transactions consummated subsequent to June 30, 2005, and considering current cash reserves and other existing sources of liquidity, we believe the consolidated Company has sufficient sources of financing to continue operations through at least the next twelve months. However, if our capital requirements exceed liquidity available from operations, we cannot assure you that additional sources of financing would be available to us on commercially favorable terms, if at all.

Contractual Obligation

The following table summarizes our contractual obligations at June 30, 2005, and the effect such obligations are expected to have on our liquidity and cash flows in future periods (in thousands):

	Payments Due by Period
		Less Than			More Than
	Total	1 Year	1-3 Years	3-5 Years	5 Years

Operating lease obligations	$319	$304	$15	$—	$—
Capital lease obligations	—	—	—	—	—
Inventory purchase obligations	2,864	2,864	—	—	—
Total contractual cash obligations	$3,183	$3,168	$15	$—	$—

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During October 2005, Opta extended its office lease through October 2006. Future minimum lease payments, not included in the above table, related to the lease extension total approximately $30,000.

Substantially all our operating lease obligations are building leases. The above inventory purchase obligations are entered as part of the normal course of business by our subsidiary, GoVideo, and are generally subject to renegotiation and cancellation at any time. The Company believes that its existing cash balances and funds expected to be generated from future operations will be sufficient to satisfy these contractual obligations and that the ultimate payments associated with these commitments will not have a material adverse impact on the Company’s liquidity position.

Off-Balance Sheet Arrangements

At June 30, 2005, we did not have any relationship with unconsolidated entities or financial partnerships, which other companies have established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes as defined in Item 303(a)(4)(ii) of SEC Regulation S-K. Therefore, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Trends

Our Company’s operations have significantly changed during the period covered by this filing. We transitioned our operations from the development, manufacture and distribution of products used for broadband Internet access, including data-over-cable equipment and networking devices to the development, marketing, and distribution of innovative, high performance consumer electronic products. Subsequent to the reporting period, GoVideo began changing its business model from an OEM model to a brand licensing provider by bridging manufacturers and retailers. As a result, there are no meaningful current or historical trends in production, sales or inventory, product backlog, product costs, selling prices or levels of operating expenses.

As of January 31, 2006, to the best of our knowledge, no known trends or demands, commitments, events or uncertainties existed, which are likely to have a material effect on our liquidity.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based on the consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires estimates and assumptions that affect the reported amounts and disclosures.

We believe the following, among others, to be critical accounting policies. That is, they are both important to the portrayal of our financial condition and results of operations, and they require critical management judgments and estimates about matters that are inherently uncertain. Although we believe our judgments and estimates are appropriate and correct, actual future results may differ from our estimates.

•                  Revenue recognition. We recognize revenue upon passage of title of our product in accordance with the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements (“SAB 101”), as amended by SAB 101A and 101B. At the time revenue is recognized, GoVideo records an allowance for estimated sales returns based on estimates derived from historical trends. Sales returns are recorded with net revenues. GoVideo also establishes an allowance for estimated payment term discounts expected to be taken by customers based on analysis of historical trends. Payment term discounts granted are recorded in other expense.

•                  Warranty Reserves. GoVideo provides limited labor and parts warranties on certain of its products for a maximum of one year. GoVideo records a warranty reserve based upon historical experience and an estimate of total exposure associated with products sold to consumers through retail outlets. Correlant did not provide a product warranty. The warranty liability for defective cable modems was the responsibility of the third-party manufacturer.

•                  Bad debt reserves. We conduct business and extend credit based on an evaluation of our customers’ financial condition generally without requiring collateral. Exposure to losses on trade receivables is expected to vary by customer due to the financial condition of each customer. We monitor exposure to credit losses and maintain allowances for anticipated losses considered necessary under the circumstances. Delinquent notes and trade accounts

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receivable are charged against the allowance for doubtful accounts once uncollectibility has been determined. The allowance is determined through an analysis of the aging of accounts receivable and assessments of risk based on historical trends and an evaluation of the impact of current and projected economic conditions. We evaluate the past-due status of our notes and related parties and trade receivables based on contractual terms of sale. If the financial condition of our customers were to deteriorate, this could result in an impairment of ability to make payments, and additional allowances may be required.

•                  Related party transactions. We have significant related party transactions and agreements; many of which are complex. We believe such transactions have been accounted for at fair value. We utilized our best estimate of the value of these transactions and agreements. Had alternative assumptions been used, the values obtained may have been different.

•                  Inventories. GoVideo’s inventory consists of mostly finished goods, some of which are in transit from its contract manufacturer. Correlant’s inventory consisted primarily of integrated circuits and other components to be used in the manufacture of cable modems. Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out basis. We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about future demand and market conditions. Due to the aforementioned change in Correlant’s business model and the timing of Correlant’s product life cycle, the inventory was fully reserved at June 30, 2003. It remained fully reserved until the shutdown of Correlant’s historical operations in the cable modem and cable modem-related market.

•                  Investments. Our investments consist primarily of debt securities. Investments are stated at fair value based on quoted market prices obtained from an independent banker. Investments are classified as available-for-sale based on management’s intended use. As of June 30, 2005 the cost of our investments approximated fair value. Currently we do not have any equity investments in publicly traded companies. During the period covered by this Annual Report, we held noncontrolling interests in private companies with no active market, which required fair values to be estimated. We record an investment impairment charge when we believe an investment has experienced a decline in value that is other than temporary.

•                  Valuation of goodwill and other identifiable intangible assets. We actively pursued the acquisition of businesses, which resulted in significant goodwill and other identifiable intangible assets. We assess the impairment of goodwill and other identifiable intangible assets whenever events or changes in circumstances indicate the carrying value may not be recoverable. Factors which trigger an impairment review include, but are not limited to, the following: (1) significant negative industry or economic trends; (2) current, historical or projected losses that indicate continuing losses; and (3) a significant decline in our market capitalization relative to net book value. When we determine there is an indicator the carrying value of the goodwill or other identifiable intangible assets may not be recoverable, we measure impairment based on estimates of future cash flow. These estimates include assumptions about future conditions within the Company as well as the entire industry.

•                  Impairment of other long-lived assets. Other long-lived assets, such as property and equipment, are amortized or depreciated over their estimated useful lives. These assets are reviewed for impairment whenever events or circumstances provide evidence that suggest that the carrying amount of the asset may not be recoverable, with impairment being based upon an evaluation of the identifiable undiscounted cash flows. If the asset has been impaired, the resulting charge reflects the excess of the asset’s carrying cost over its fair value.

Recently Issued Accounting Standards

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”). SFAS 150 represents the first phase of the FASB’s project to clarify the accounting treatment of certain instruments that possess characteristics of both liabilities and equity. SFAS 150 generally requires that freestanding financial instruments that obligate the issuer to redeem the holders’ shares, or are indexed to such an obligation, and are settled in cash or settled with shares meeting certain conditions be treated as liabilities. The provisions of SFAS 150 are effective immediately for instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003, with the exception of mandatorily redeemable instruments of non-public companies, which become subject to SFAS 150 for fiscal periods beginning after December 15, 2003. We adopted SFAS 150 during fiscal 2005. The adoption did not have a material effect on our financial position, results of operations, or cash flows as of or for the year ended June 30, 2005.

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In November 2004, the FASB issued SFAS 151, Inventory Costs (SFAS 151), which revised ARB 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This Statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the adoption of SFAS 151 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS 123R, Share-Based Payment (“SFAS 123R”), which is a revision of SFAS 123 and supersedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123R is the first reporting period beginning after June 15, 2005. SFAS 123R permits companies to adopt its requirements using either a “modified prospective” method, or a “modified retrospective” method. Under the “modified prospective” method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the “modified retrospective” method, the requirements are the same as under the “modified prospective” method, but also permits entities to restate financial statements of previous periods based on proforma disclosures made in accordance with SFAS 123. We expect to adopt this new standard on June 1, 2006, using the modified prospective method. We do not believe the adoption of SFAS 123R will have a material impact on our financial statements.

On December 16, 2004, the FASB issued Statement 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“SFAS 153”). SFAS 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. We expect to adopt this new standard during fiscal 2006. We do not believe adoption of SFAS 153 will have a material effect on our consolidated financial position, results of operations or cash flows.

On June 7, 2005, the FASB issued Statement 154, Accounting Changes and Error Corrections (“SFAS 154”), a replacement of APB Opinion 20, Accounting Changes, and Statement 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the Statement does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of SFAS 154 will have a material effect on our consolidated financial position, results of operations or cash flows.

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Item 7A. Quantitative and Qualitative Disclosures about Market Risk

Interest Risk. Our exposure to market risk for changes in interest rates relates primarily to our investment portfolio. We do not use derivative financial instruments in our investment portfolio. We place our investments with high credit quality issuers and, by policy, limit the amount of credit exposure to any one issuer. We are averse to principal loss and ensure the safety and preservation of invested funds by limiting default risk, market risk, and reinvestment risk. We minimize our risk by investing in only the safest and highest credit quality securities and by constantly positioning our portfolio to respond appropriately to a significant reduction in a credit rating of any investment issuer or guarantor. Our portfolio includes only corporate debt and government securities. The fair value of our investment portfolio fluctuates based on changes in market conditions and interest rates; however, given the short term maturities, we have not experienced significant market or interest rate risk.

The amortized cost, expected maturity dates and estimated fair value of our investment portfolio as of June 30, 2005 and 2004, respectively, were as follows:

					Fair
	Amortized	Expected Maturity Dates			Market
	Cost	2006	2007	2008	Value
June 30, 2005
Government Securities	$10,692	$7,692	$3,000	$—	$10,567
Weighted average interest rate	2.26%	2.26%	2.26%	—
Corporate Bonds	$5,607	$5,607	$—	$—	$5,561
Weighted average interest rate	4.18%	4.18%	—	—

					Fair
	Amortized	Expected Maturity Dates			Market
	Cost	2006	2007	2008	Value

June 30, 2004
Government Securities	$11,042	$1,000	$7,042	$3,000	$10,910
Weighted average interest rate	2.18%	1.46%	2.17%	2.44%
Corporate Bonds	$6,774	$1,527	$5,247	—	$6,733
Weighted average interest rate	4.20%	4.06%	4.24%	—

We sold our entire investment portfolio subsequent to June 30, 2005 as part of liquidating Correlant.

Foreign Currency Risk. The majority of our transactions are denominated in the U.S. dollar. Therefore, we do not have any hedging or similar foreign currency contracts. To date, we have not experienced any material foreign currency exchange rate gains or losses associated with foreign currency transactions and do not expect any significant changes in foreign currency exposure in the near future.

Item 8. Financial Statements

The information required by Item 8 is included on page F-1.

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

On September 21, 2005, upon recommendation of the Company’s Audit Committee and approval of the Board of Directors, the Company dismissed Hein & Associates LLP (“Hein”) as its independent auditors. Effective September 27, 2005 Opta Corporation (“Opta”) engaged Clancy and Co., P.L.L.C. (“Clancy”) as independent principal accountant to audit Opta’s audited financial statements for the year ending June 30, 2005. During each of the Company’s two most recent fiscal years, there were: (i) no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Hein, would have caused Hein to make reference to the matter in their report; and (ii) no reportable events as defined in Item 304(a) (1) (v) of Regulation S-K. For more details regarding our change in accountants, see our Form 8-K filed on September 29, 2005.

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There were no disagreements with accountants on accounting and financial disclosure during fiscal 2005.

Item 9A. Controls and Procedures

In connection with the audit of our financial statements for the year ended June 30, 2005, Clancy and Co., P.L.L.C. (“Clancy”), our independent auditors, informed the Board of Directors on February 20, 2006 of several “significant deficiencies” that collectively constituted a “material weakness” in our internal control over financial reporting under standards established by the Public Company Accounting Oversight Board.

A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Company’s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Company’s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement or the annual or interim financial statements will note be prevented or detected.

The following conditions, all of which were communicated to the Audit Committee by Opta’s previous auditors (Hein) and for which no apparent improvement was made, were identified:

•                  The current organization of the accounting department does not provide Opta with the adequate skills to accurately account for and disclose significant transactions or disclosures.

•                  Certain key managers in the accounting department do not appear to have the knowledge and experience required for their responsibilities.

•                  Substantive matters are not being addressed appropriately by the Board and Audit Committee resulting in inadequate oversight from the Board and Audit Committee.

•                  The process that Opta is currently using to monitor the ongoing quality of internal controls performance, identify deficiencies and trigger timely corrective action is not working effectively.

•                  There is no adequate means of accurately capturing and recording certain significant and complex business transactions.

Accordingly, the Company’s internal controls over financial reporting are still not effective:

Based upon the Company’s evaluation, which considered the above findings of Clancy, the Company’s management, including the Chief Executive Officer, Chief Financial Officer and the Chief Operating Officer concluded that, as of June 30, 2005, the Company’s internal controls over financial reporting were not effective.

Evaluation of disclosure controls and procedures

The Company’s management evaluated, with the participation of the Chief Executive Officer and the Interim Chief Financial Officer, the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by this Annual Report on Form 10-K. Based on this evaluation, the Company’s principal executive officer and principal financial officer have concluded that, as of such date, the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the Exchange Act) need to be strengthened and are not sufficiently effective. We have taken various steps to maintain the accuracy of our financial disclosures, and based on these measures and other significant work, management believes there are no material inaccuracies or omissions of material fact in our financial statements and other reports filed with the SEC. However, material weaknesses in our internal controls over financial reporting could further adversely impact our current inability to report timely financial information. Our efforts to strengthen our disclosure controls and procedures have been delayed due to the Going Private Transaction described above in “Item 1. Business.”  The Going Private Transaction will enable us to terminate our Periodic Reporting Obligations so that we may continue future operations as a private company, relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company.

Changes in Internal Control

In connection with the audit of our financial statements for the year ended June 30, 2004, Hein & Associates LLP (“Hein”), our independent auditors at that time, informed the Board of Directors of a “reportable condition” that constituted a “material

38

weakness” in our internal control over financial reporting under standards established by the American Institute of Certified Public Accountants, or AICPA. A material weakness was defined for the applicable periods as a reportable condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. A reportable condition was defined for the applicable periods as a matter that relates to significant deficiencies in the design or operation of internal controls that could adversely affect an organization’s ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements. While we are implementing steps to ensure the effectiveness of our internal control over financial reporting, there were no changes in our internal control over financial reporting that occurred during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting. Notwithstanding the foregoing, a control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that it will detect or uncover failures within the Company to disclose material information otherwise required to be set forth in the Company’s periodic reports. The Going Private Transaction described above will enable us to terminate our periodic reporting obligations so that we may continue future operations as a private company, relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. As a result of the Going Private Transaction, we have experienced delays in our efforts to ensure the effectiveness of our internal controls over financial reporting. See “Item 1. Business.”

Item 9B. Other Matters

None.

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PART III

Item 10. Directors and Executive Officers of the Registrant

As permitted under Section 228 of the Delaware General Corporation Law, by written consent dated May 16, 2005, stockholders of the Company representing more than a majority of the issued and outstanding shares of common stock elected the current Opta Corporation Directors.

(A) Opta Corporation Directors

Our Board of Directors is currently divided into three classes with staggered terms. Our Class I Director, Zuoquan Lin, will stand for reelection at the 2008 Annual Meeting of stockholders, or until his successor is duly elected and qualified or until his death, resignation or removal. Our Class II Director, Vincent Yong Yan, will stand for reelection at the 2006 Annual Meeting of stockholders, or until his successor is duly elected and qualified or until his death, resignation or removal. Our Class III Directors, Dongsheng Li and James Jian Liu, will stand for reelection at the 2007 Annual Meeting of stockholders, or until their successors are duly elected and qualified or until their death, resignation or removal. The following table sets forth certain information with respect to the directors of the Company as of June 30, 2005:

Name	Age	Office
LI, Dongsheng	48	Chairman of the Board and Class III Director
YAN, Vincent Yong	42	President, Chief Executive Officer, Class II Director
LIU, James Jian	49	Class III Director
LIN, Zuoquan	42	Class I Director

Mr. Dongsheng Li was elected as a Class III Director of the Company on June 29, 2001. Mr. Li also has served as Chairman of the board of directors of the Company’s subsidiary, Correlant, since February 2003. Mr. Li has been Chairman of the board of directors and President of TCL Corporation (formerly TCL Holdings Co., Ltd.), a People’s Republic of China company (and TCL’s parent company), since 1996. Mr. Li is also the Chairman of the board of directors of TCL International Holdings, Ltd. Mr. Li has 20 years of experience in the telecommunication equipment and consumer electronics industry. Mr. Li holds a Bachelor degree in Engineering from South China University of Technology.

Mr. Vincent Yong Yan was elected as a Class II Director of the Company on June 29, 2001. Mr. Yan has been the President, CEO and Secretary of the Company since June 29, 2001. Mr. Yan was the CFO of the Company from June 29, 2001 until November 2002. Mr. Yan also has served as a Vice President, director and member of the Executive Committee of the board of directors of Correlant since February 2003. Mr. Yan has been Executive Director and Chief Financial Officer of TCL International Holdings, Ltd., a publicly traded consumer electronics and information technology company since 1999. Mr. Yan was appointed CFO of TTE Corp., a joint venture between TCL and Thomsom S.A. in 2004. Additionally, he was elected chairman of the board of TTE Corp in 2004 and Chairman of the Board of TCL-Alcatel in December, 2004. Prior to joining TCL, Mr. Yan served as PRC Country Manager of Tulip Computers (Asia) Ltd., a subsidiary of a European computer manufacturer. Mr. Yan has over ten years of experience in the computer and consumer goods industries. Mr. Yan holds an MBA from Stanford University and a Masters degree in Computer Science from Peking University.

Mr. James Jian Liu was appointed as a Class III Director of the Company on August 6, 2001. Mr. Liu also has served as a director of Correlant since February 2003. Mr. Liu served as President of JBL International Inc., an apparel agent in New York, New York, from January 1996 to the present. He earned his BA degree from Nanjing University, China.

Professor Zuoquan Lin was appointed as a Class I Director on March 25, 2002. Professor Lin also has served as a director of Correlant since February 2003. He is currently the Dean of the Department of Information Science, a position he has held since 1998, and is the Director of the Networking Research and Development Center at Peking University, China, having held the position since 1999. His main areas of research include computer software, artificial intelligence, network economy and management information system. Professor Lin also is currently an independent consultant in enterprise strategy and information technology.

There were no changes in procedures for nominating Opta directors during the fiscal year ended June 30, 2005.

The Company will provide a copy of our Board Nomination Procedures to any person, free of charge, upon written request sent to our principal executive office.

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(B) Opta Corporation Executive Officers

Name	Age	Office
YAN, Vincent Yong	42	President, Chief Executive Officer, Class II Director
WANG, Sean Shaojian	41	Chief Operating Officer, Interim Chief Financial Officer

See discussion related to Mr. Yan above.

Sean Shaojian Wang was appointed as the Company’s Chief Operating Officer in June 2004. Effective April 5, 2005, Mr. Wang began serving as the interim chief financial officer of Opta until Opta has completed a search for a new chief financial officer. Mr. Wang served as the Chief Financial Officer, from 2002 to 2004, of PacificNet, Inc., a company in Minneapolis, Minnesota whose shares are traded on NASDAQ (Symbol: PACT). PacificNet, Inc., through its subsidiaries, invests, operates and provides value-added telecom services (“VAS”) and products solutions in China. From 1993 to 2002, Mr. Wang served as a managing director of Thian Bing Investments PTE, Ltd. in Singapore, an investment company in oil seeds planting, edible oil processing, packing materials and the other related industries. Mr. Wang graduated from Hamline University in St. Paul, Minnesota with a Bachelor of Science in 1986 and from the University of Minnesota with a Masters of Business Administration in 1989.

None of the members of the Board of Directors or executive officers of the Company are related to one another.

(C)  Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership. Directors, executive officers, and greater than 10% shareholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during the fiscal year ended June 30, 2005, our directors and officers complied with all Section 16(a) filing requirements.

(D) Code of Ethics

The Company has adopted a code of ethics that applies to all employees, executive officers and all members of our finance department, including the principal accounting officer. Our code of ethics, which was originally adopted on March 26, 2004, is included as Exhibit 14.1 filed herewith.

(E)  Audit Committee

The Company has a separately designated standing Audit Committee of the Company’s Board of Directors established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. James Jian Liu and Zuoquan Lin are the members of our Audit Committee. The Audit Committee represents the Board of Directors in discharging its responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries and shall have general responsibility for surveillance of the systems of internal controls, which management and the Board of Directors have established, the performance and selection of independent auditors, and our audit and financial reporting processes. Opta has no “audit committee financial expert” as defined in Item 401(h) of Regulation S-K due to the aforementioned Going Private Transaction.

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Audit Committee Report

The Audit Committee, operating under its written charter, has (1) reviewed and discussed the audited financial statements of the Company as of and for the year ended June 30, 2005, with management of the Company; (2) discussed with the Company’s independent accountants the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communications with Audit Committees, and SAS No. 90, Audit Committee Communications; (3) received and reviewed the written disclosures and the letter from its independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; and (4) discussed with its independent registered public accounting firm, the independent registered public accounting firm’s independence. Based on its review and discussions listed above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005, for filing with the Securities and Exchange Commission.

This report is submitted by the Audit Committee.

/s/ LIU, Jian
LIU, Jian

/s/ LIN, Zuoquan
LIN, Zuoquan

Item 11. Executive Compensation

The following table shows for the fiscal years ended June 30, 2005, 2004 and 2003, compensation awarded or paid to, or earned by each of the Named Executive Officers at June 30, 2005:

Summary Compensation Table

	Annual Compensation					Long Term Compensation
Name and Principal Position	Year		Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options	LTIP Payouts	All Other Compensation
Vincent Y Yan (1)	2005		$180,000	$30,000	—	—	—	—	—
President, Chief	2004		180,000	150,000	—	—	—	—	$39,000
Executive Officer,	2003		120,000	—	—	—	—	—	39,000
CFO (3)
Sean Wang	2005		$160,000	$20,000	—	—	—	—	$28,000
COO, Interim CFO	2004	(2)	160,000	—	—	—	—	—	—
	2003		N/A	—	—	—	—	—	—

(1) Mr. Yan has an employment contract with the Company signed on June 29, 2001. The contract was automatically extended for a year on June 30, 2005.

(2) Reflects Mr. Wang’s annual salary at the time he was appointed Chief Operating Officer in June 2004.

(3) Mr. Yan was Opta’s CFO from June 2001 until November 2002.

Stock Options

No current executive officer or director of the Company holds any stock options. No stock option grants were made during fiscal 2005. No stock appreciation rights were granted during fiscal 2005.

Option Exercises and Holdings

No current executive officer or director of the Company holds any option, and no options were exercised during fiscal 2005.

Director Compensation

During fiscal 2005, non-employee directors of the Company were each offered $20,000 per year to serve on Opta’s Board of Directors, plus actual out-of-pocket expenses for attendance at each board meeting. During fiscal 2005, no board member accepted the $20,000 payment. Although non-employee directors were eligible to receive an option to purchase 5,000 shares of the Company’s common stock for each fiscal year that they serve as Directors, no Director received such options during fiscal 2005.

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Directors who are also employees of the Company do not receive cash payments or stock options for their service on the Board of the Directors.

Employment Contracts, Termination of Employment, and Change in Control Agreements

None of the other employees besides Mr. Yan has any employment or severance agreement with the Company and their employment may be terminated at any time at the discretion of the Board of Directors.

On June 29, 2001, the Company entered into a one-year employment agreement with Mr. Yan for the positions of President, Chief Executive Officer, Chief Financial Officer from June 2001 to November 2002, and Secretary of the Company. This agreement may be extended for successive one-year periods by the Company and Mr. Yan. For his services, Mr. Yan was originally paid an annual salary of $120,000, increased to $180,000 in fiscal 2004, and an annual bonus to be determined in the discretion of the Company’s Compensation Committee of the Board of Directors. A copy of the employment contract with Vincent Yan was attached in the Company’s Form 10-K filed on October 12, 2001. During fiscal 2005, Mr. Yan’s employment agreement was extended for one year without any changes.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, established by the Board of Directors in March 2004, reviews and approves the compensation for executive officers of the Company on an annual basis. Members of the Compensation Committee, James Jian Liu and Zuoquan Lin, are independent directors and are not employees of the Company. Neither of them currently are, nor ever been, officers or employees of Opta or any of its subsidiaries.

Before the Compensation Committee was created, compensation for executive officers was determined by three members of the Board of Directors, Jian Liu, Zuoquan Lin and Li Dongsheng, Chairman of the Board.

Compensation Committee Report on Executive Compensation

The following is the report of the compensation committee of the board of directors, describing the compensation policies and rationale applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended June 30, 2005.

Purpose of the Compensation Committee. The committee is responsible for determining compensation levels for the Company’s executive officers for each fiscal year based upon a consistent set of policies and procedures.

Committee Structure. The committee is made up of two members; both of which are independent, non-employee members of the board of directors. The Committee meets on an as needed basis. No prior or current member of the committee has any interlocking relationships as defined by the Securities and Exchange Commission.

Objectives of the Compensation Program. The objectives of the compensation program are: (1) to provide a means for the Company to attract and retain high-quality executives, (2) to tie executive compensation directly to the Company’s business and performance objectives, and (3) to reward outstanding individual performance that contributes to the long-term success of the Company.

Elements of Compensation. Each executive officer’s compensation package is ordinarily comprised of two elements: (1) base compensation, which reflects individual performance and is designed primarily to be competitive with salary levels in a comparative group, and (2) annual bonus plan compensation ordinarily payable in cash and tied to both the achievement of individual performance objectives and company financial performance goals established by the committee. Although there is a third element, stock options, available, no stock options have ever been granted to executives.

Base Compensation. The base compensation for each executive officer is determined by analyzing competitive salary ranges of companies similar in size and business. The committee believes that the current base compensation for executive officers is at the mid-range of comparative companies. The committee intends base salary to provide executives with a level of stability and certainty each year and intends that this particular component of compensation not be affected to any significant degree by company performance factors.

Annual Bonus Plan Compensation. The Company’s annual bonus plan provides for incentive bonus compensation to all officers based on the achievement of specific corporate performance targets established during the year.

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Both the Chief Executive Officer and the Chief Operating Officer received no base compensation increase during fiscal 2005 as both salary levels were deemed to be competitive with the current market. Both the Chief Executive Officer and the Chief Operating Officer received bonuses commensurate with job performance as a result of Opta meeting strategic goals set by the Board of Directors.

Respectfully Submitted:

Compensation Committee

/s/ LIU, Jian
LIU, Jian

/s/ LIN, Zuoquan
LIN, Zuoquan

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Stock Price Performance Graph

The line graph below compares the cumulative total shareholder return on our Opta common stock with the cumulative total return for the Standard & Poor’s SmallCap 600 Index from June 30, 2001 through June 30, 2005 and a peer group of consumer electronic-related companies beginning June 30, 2003. Due to the dramatic shift in business focus from cable modems and cable-modem related equipment to consumer electronics during fiscal 2003, we are unable to present any meaningful comparisons to peers prior to June 30, 2003. The graph assumes the value of the investment in our Opta common stock and the SmallCap 600 Index was $100 at June 30, 2001 and $100 investment in consumer electronic-related peer group at June 30, 2003. It also assumes that all dividends paid by those companies included in the indexes were reinvested. No cash dividends have been declared on our Opta common stock.

Comparison of 5 Year Cumulative Total Return*

Opta Corporation and Standard & Poor’s SmallCap 600 Index

* $100 invested on June 30, 2001 in stock or index – including reinvestment of dividends. Fiscal year ending June 30.

	June 30,
	2001	2002	2003	2004	2005
Opta Corporation	$100.00	$9.62	$0.61	$0.41	$0.81
S&P SmallCap 600	100.00	99.87	95.39	127.92	143.79
Consumer Electronic Peer Group			100.00	120.43	105.62

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The consumer electronic peer group is composed of the publicly-traded common stock of several consumer electronic-related companies. We believe the consumer electronic peer group is representative of the industry in which we have operated since fiscal 2003.

Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

Item 12. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the number of shares of Common Stock beneficially owned as of June 30, 2005 by (i) all persons who are beneficial owners of five percent or more of the Company’s Common Stock, (ii) the Company’s executive officers named in the Summary Compensation Table above, (iii) each director and nominee for director of the Company, and (iv) all current executive officers and directors as a group as of January 31, 2006:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (1)
Common Stock	Lotus International Holdings Ltd.(2) Suite 13 First Fl., Oliaji Trade Center Francis Rachel Street Victoria, Mahe Republic Of Seychelle	16,000,000	32.0%
Common Stock	TCL Industries Holdings (HK) Ltd.(3) 13/F TCL Tower 8 Tai Chung Road Tsuen Wan, Hong Kong	9,606,671	19.2%
Common Stock	LI, Dongsheng	—	—
Common Stock	YAN, Vincent Yong	—	—
Common Stock	LIU, James Jiam	—	—
Common Stock	LIN, Zuoquan	—	—
Common Stock	WANG, Sean	—	—
	All directors and executive officers as a group (consisting of 5 persons)	—	—

(1) All information is as of January 31, 2006 and determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, based solely upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission.

(2) Lotus International Holdings Ltd. is controlled by TCL Industries Holdings (HK) Ltd.

(3) TCL Industries Holdings (HK) Ltd. is an affiliate of TCL Holdings Group.

The stockholders approved the 2000 Equity Incentive Plan (“Incentive Plan”) on April 28, 2000. The Board of Directors administers the Incentive Plan. Employees, directors, and consultants of the Company and its affiliates, who in the judgment of the Board render significant service to the Company, are eligible to participate. The Incentive Plan provides for the award of a broad variety of stock-based compensation alternatives such as nonstatutory stock options, incentive stock options, restricted stock, performance awards and stock appreciation rights. The Incentive Plan provided 11,355,000 shares of common stock to be offered. The vesting provisions of individual options may vary. The exercise price shall not be less than 100% of the fair market value of a common stock on the grant date. No options have been granted since the Incentive Plan’s adoption.

As part of the 1999 acquisition of Correlant, Opta entered into share exchange agreements with Correlant. As stipulated by the agreement, Opta set aside a total of 1,708,000 of contingently issuable shares of Opta common stock. The contingent shares were to be issued as Correlant stock options, specified in the purchase agreements, were exercised. For each option exercised by a Correlant stock option holder, 81% of such shares were to be transferred to Opta in exchange for 0.5364 shares of Opta common stock for each share of Correlant stock transferred. There were 0, 3,000 and 1,017,000 Opta shares contingently issuable in connection with both share exchange agreements as of June 30, 2005, 2004 and 2003, respectively.

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Item 13. Certain Relationships and Related Transactions

In addition to Mr Yan’s employment agreement discussed in Item 11, Opta entered into the following transactions during fiscal 2005 required to be reported under Item 404 of Regulation S-K:

On July 7, 2004, the Company’s Board of Directors approved the commencement of a new wholly-owned subsidiary, DigiTech, which will be located in Guangdong, China. DigiTech will market GoVideo’s MP3 players. The Company invested approximately $500,000 in the new subsidiary. TCL Multimedia, an affiliate company of TCL, expended some resources during the start up phase of DigiTech. On July 7, 2004, the Company’s Board of Directors approved the closure of Beijing Lotus. All assets of Beijing Lotus were transferred to DigiTech during September, 2004.

On April 19, 2005, the Company’s subsidiary, DigiTech entered a short term loan for $725,000 with TCL that originally matured June 30, 2005. The loan has been automatically extended for two six-month periods and may be automatically extended for additional six month terms if DigiTech and TCL mutually agree to renew the loan. The annual interest rate is 5.2% and interest is paid upon maturity of the loan.

Subsequent to fiscal 2005, Opta entered into the following transactions required to be reported under Item 404 of Regulation S-K:

As previously reported, pursuant to a purchase and sale agreement dated July 26, 2005 among GoVideo, TCL MM, TCL Industries, Asia Focus and Opta, TCLMM agreed to assume the debt obligations owed by GoVideo to TCL Industries and Asia Focus under three promissory notes, with obligations totaling approximately $11,000,000 at July 26, 2005. The Existing Obligations were previously guaranteed by Opta, and secured by Opta’s pledge of 100% of the Common Stock and Series D Preferred Stock of Correlant, held by Opta. Pursuant to the TCLMM Agreement, TCL Industries and Asia Focus released Opta’s obligations as guarantor under the Existing Obligations and released Opta’s pledge of the Correlant shares.

In consideration for TCLMM’s assumption of the Existing Obligations, GoVideo (i) assigned to TCLMM all of GoVideo’s right, title and interest in and to certain significant intellectual property assets of GoVideo (the “GoVideo IP”) and (ii) issued a promissory note in favor of TCLMM (the “TCLMM Note”) for an initial principal amount of $1,000,000, representing the preliminary difference between the value of the GoVideo IP, as determined by a third-party appraiser, and the Existing Obligations assumed by TCLMM. A subsequent independent appraisal of the GoVideo IP was completed, which reduced the final valuation of the GoVideo IP by $700,000. As a result, the TCLMM Note automatically increased to $1,700,000.

The TCLMM Note principal and interest, at a monthly interest rate of 0.257%, was originally due and payable on January 26, 2006. Pursuant to the agreement, GoVideo granted to TCLMM a subordinated lien on all of GoVideo’s assets, as security for the TCLMM Note, junior to the lien under the Wells Credit Agreement. In addition, Opta agreed to guaranty GoVideo’s obligations under the TCLMM Note pursuant to a Guaranty dated July 26, 2005. GoVideo paid the principal and interest on the TCLMM Note in full on February 14, 2006.

On August 30, 2005, GoVideo and TCLMM entered into a non-exclusive license agreement through October 24, 2008, with an automatic renewal for subsequent two year terms unless terminated by either party by ninety days written notice of intention not to renew. Under the terms of the agreement, GoVideo will pay TCLMM a royalty based on the cost of goods sold in connection with the distribution, sale, advertising and promotion of certain consumer electronics products under the GoVideo tradename.

TCLMM and Asia Focus are affiliates of TCL Industries, a stockholder controlling a majority of the outstanding shares of Opta. Two of Opta’s directors, Messrs. Li Dongsheng and Vincent Yan, are affiliated with TCL Industries, TCLMM and Asia Focus. The remaining two members of the Opta Board of Directors, Professor Zuoquan Lin and Mr. James Jian Liu, who are not affiliated with TCL Industries or its affiliates, participated in the negotiations and separately approved the transaction on behalf of the Opta Board of Directors.

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Item 14 — Principal Accounting Fees and Services

The following table is a summary of the fees that Opta paid or accrued for the audit and other services provided by Hein for through the date of this filing:

Fee Category	Year Ended June 30, 2005	Year Ended June 30, 2004
Audit fees	$63,000	$221,000
Audit-related fees	—	7,000
Tax fees	30,000	125,000
All other fees	—	—

From the date Clancy was engaged, September 27, 2005, through the date of this filing, Opta has paid or accrued audit fees of $100,000 related to the audit of fiscal 2005. No fees, other than auditing fees, have been billed for products and services by our current accountants.

Audit Fees. Consists of fees billed for professional services rendered for the audit and restatement of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided by Hein in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, mergers and acquisitions, and international tax planning.

All Other Fees. No other fees have been billed for products and services billed by our accountants.

Policy Related to Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.

Our Audit Committee has a policy of pre-approving all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

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PART IV

Item 15. Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)          Documents filed as part of this report.

1.              Financial Statements

(i)	Report of Clancy and Co., P.L.L.C., Registered Public Accounting Firm
(ii)	Report of Hein & Associates, LLP, Registered Public Accounting Firm
(iii)	Consolidated Balance Sheets
(iv)	Consolidated Statements of Operations
(v)	Consolidated Statements of Stockholders’ Equity
(vi)	Consolidated Statements of Cash Flows
(vii)	Notes to Consolidated Financial Statements

2.              Financial Statement Schedules

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or related notes.

3.            Exhibits

Exhibit Number	Description of Exhibit	Method of Filing
3.1	Certificate of Incorporation, as amended	Incorporated by reference to Exhibit 3.1 to Form 10-K, filed February 18, 2005
3.2	Amended and Restated Bylaws	Incorporated by reference to Exhibit 3.2 to Form 10, filed October 27, 1998
3.3	Amendment to Bylaws	Incorporated by reference to Exhibit 99.1 to Form 8-K, filed July 2, 2001
10.1	2000 Equity Incentive Plan	Incorporated by reference to Exhibit A to Proxy Statement on Schedule 14A filed April 4, 2000
10.2	Opta, Executive Employment Agreement	Incorporated by reference to Exhibit 10.11 to Form 10-K, filed October 15, 2001
10.3	Sale agreement of TCL Digital dated December 20, 2003	Incorporated by reference to Exhibit 10.9 to Form 10-K, filed April 16, 2004
10.4	Current Lease – GoVideo Office Lease	Incorporated by reference to Exhibit 10.10 to Form 10-K, filed April 16, 2004
10.5	Current Lease – GoVideo Lease for Commercial Space	Incorporated by reference to Exhibit 10.11 to Form 10-K, filed April 16, 2004
10.6	Current Lease – Opta Corporation Executive Office Lease, as amended	Filed herewith
10.7	Participation agreement between Opta and Wells Fargo Business Credit, Inc dated July 26, 2005, as amended	Filed herewith
10.8	Purchase and sale agreement among Opta, GoVideo, TCL Multimedia Technology Holdings Limited, TCL Industries (H.K.) Holdings Limited and Asia Focus Industrial Limited and Opta, dated July 26, 2005.	Filed herewith

49

Exhibit Number	Description of Exhibit	Method of Filing
10.9	Intellectual Property Assignment between Opta Systems, LLC and TCL Multimedia Technology Holdings Limited, dated July 26, 2005	Filed herewith
10.10	Promissory note between Opta Systems, LLC and TCL Multimedia Technology Holdings Limited, dated July 26, 2005.	Filed herewith
10.11	Opta’s guarantee of GoVideo’s debt agreement with TCL Multimedia Technology Holdings Limited, dated July 26, 2005.	Filed herewith
10.12	Debt agreement between DigiTech and TCL dated April 19, 2005.	Filed herewith
10.13	Loan sale agreement between Opta and Wells Fargo Business Credit, Inc dated January 20, 2006	Filed herewith
14.1	Code of Ethics	Filed herewith
21	List of Subsidiaries	Filed herewith
31.1	Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Filed herewith
31.2	Certification of Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Filed herewith
32.1	Certification of the Principal Executive Officer and Principal Financial Officer Pursuant to Section 1350 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Filed herewith

50

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Signature	Title	Date

/s/ YAN, Vincent Yong	President, Chief Executive Officer, Director	March 14, 2006
YAN, Vincent Yong

/s/ WANG, Sean	Chief Financial Officer (Principal Accounting Officer)	March 14, 2006
WANG, Sea.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LI, Dongsheng	Chairman of the Board	March 14, 2006
LI Dongsheng

/s/ YAN, Vincent Yong	President, Chief Executive Officer, Director	March 14, 2006
YAN, Vincent Yong

/s/ LIU, Jian	Director	March 14, 2006
LIU, Jian

/s/ LIN, Zuoquan	Director	March 14, 2006
LIN, Zuoquan

51

Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Index to Consolidated Financial Statements

Financial Statements:

Report of Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of June 30, 2005 and 2004

Consolidated Statements of Operations for the years ended June 30, 2005, 2004 and 2003

Consolidated Statements of Stockholders’ Equity and Comprehensive Income for the years ended June 30, 2005, 2004 and 2003

Consolidated Statements of Cash Flows for the years ended June 30, 2005, 2004 and 2003

Notes to Consolidated Financial Statements

Financial Statement Schedules:

All schedules are omitted because they are not required or the required information is included in the consolidated financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Opta Corporation

We have audited the accompanying consolidated balance sheet of Opta Corporation and subsidiaries as of June 30, 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended June 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Opta Corporation and subsidiaries as of June 30, 2005, and the consolidated results of their operations and their cash flows for the year ended June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred net losses of $18,861,000 during fiscal 2005, resulting in an accumulated deficit of $124,472,000 at June 30, 2005 and the Company’s main operating subsidiary, GoVideo, was in default under certain debt covenant provisions of its line of credit. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Clancy and Co., P.L.L.C.

Phoenix, AZ

December 30, 2005, except Note 20 which is dated February 9, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Opta Corporation

We have audited the accompanying consolidated balance sheet of Opta Corporation and subsidiaries as of June 30, 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended June 30, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Opta Corporation and subsidiaries as of June 30, 2004, and the results of their operations and their cash flows for the years ended June 30, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred net losses of $7,722,000 and $6,366,000 during fiscal 2004 and 2003, respectively, resulting in an accumulated deficit of $105,611,000 at June 30, 2004 and the Company’s sole operating subsidiary, GoVideo, was, and still is, in default under certain debt covenant provisions of its line of credit. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Hein & Associates LLP

Irvine, California

September 24, 2004

OPTA CORPORATION
CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,
	2005	2004

ASSETS

Current assets:
Cash and cash equivalents	$2,844	$3,037
Short-term investments	16,128	17,643
Accounts receivable, net	10,637	25,528
Inventories, net	10,234	18,004
Income tax receivable	1,638	909
Prepaid expenses and other current assets	607	2,270
Total current assets	42,088	67,391

Property and equipment, net	335	1,083
Tradenames	2,456	2,420
Other assets	—	226
	$44,879	$71,120

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Line of credit	$6,172	$15,833
Notes and interest payable to related parties	11,686	10,795
Accounts payable	16,356	12,496
Accounts payable to related parties	—	170
Accrued restructuring charges	—	796
Accrued expenses	2,310	1,739
Warranty reserve	490	490
Income tax payable	—	27
Total current liabilities	37,014	42,346

Commitments and contingencies (Note 16)

Non-controlling interest in subsidiaries	6,435	8,425

Stockholders’ equity:
Preferred stock Series A, $.001 par value: 100 shares authorized, 4 shares issued and outstanding at June 30, 2005 and 2004; $10 per share liquidation preference	—	—
Common stock, $.001 par value: 100,000 shares authorized; 64,241 shares issued and 50,037 and 50,724 outstanding at June 30, 2005 and 2004, respectively	64	64
Additional paid-in capital	128,442	128,431
Less: treasury stock at cost, 14,204 and 13,517 shares at June 30, 2005 and 2004, respectively	(2,478)	(2,410)
Accumulated deficit	(124,472)	(105,611)
Accumulated other comprehensive loss	(126)	(125)
Total stockholders’ equity	1,430	20,349
	$44,879	$71,120

The accompanying notes are an integral part of these consolidated financial statements.

OPTA CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended June 30,
	2005	2004	2003

Net revenues:
Products	$129,119	$125,161	$10,000
Products – related party	—	163	9,454
Total net revenues	129,119	125,324	19,454

Cost of net revenues:
Products	128,650	113,012	7,936
Products – related party	—	92	7,258
Write down of inventory to lower of cost or market	3,019	2,095	238
Total cost of net revenues	131,669	115,199	15,432

Gross profit (loss)	(2,550)	10,125	4,022

Operating expenses:
General and administrative	5,516	8,414	8,324
Sales and marketing	6,727	4,604	652
Restructuring charges	(78)	1,845	—
Research and development	2,113	2,637	7,513
Impairment of assets	538	1,831	498
Total operating expenses	14,816	19,331	16,987

Loss from operations	(17,366)	(9,206)	(12,965)

Other income (expense):
Gain (loss) on sale of investments	(7)	1,053	—
Interest income	419	552	545
Interest expense	(2,918)	(1,166)	(16)
Equity in loss of joint venture	—	(647)	(62)
Other	883	130	3,650
Total other income (expense), net	(1,623)	(78)	4,117
Loss from continuing operations before income taxes and non-controlling interest	(18,989)	(9,284)	(8,848)
Benefit for income taxes	(714)	(498)	(109)
Loss from continuing operations before non-controlling interest	(18,275)	(8,786)	(8,739)

Non-controlling interest in (income) loss of consolidated subsidiaries	(586)	1,064	2,373

Net loss	$(18,861)	$(7,722)	$(6,366)

Net loss per common share – basic and diluted:	$(0.38)	$(0.14)	$(0.10)

Weighted average common shares outstanding – basic and diluted	50,154	53,994	63,144

The accompanying notes are an integral part of these consolidated financial statements.

OPTA CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED JUNE 30, 2005, 2004 AND 2003

(in thousands)

									Accumulated
						Additional			Other	Total
	Comprehensive	Preferred Stock		Common Stock		Paid-in	Treasury	Accumulated	Comprehensive	Stockholders’
	Loss	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Income (Loss)	Equity
Balances at June 30, 2002	$—	4	$—	64,233	$64	$128,019	$—	$(91,523)	$—	$36,560
Issuance of Common Stock upon conversion of subsidiary stock	—	—	—	3	—	21	—	—	—	21
Compensation expense recognized by subsidiaries upon issuance of options and warrants	—	—	—	—	—	429		—	—	429
Acquisition of treasury stock							(150)			(150)
Unrealized gain on securities	71						—		71	71
Net loss	(6,366)	—	—	—	—	—	—	(6,366)	—	(6,366)
Balances at June 30, 2003	$(6,295)	4	$—	64,236	$64	$128,469	$(150)	$(97,889)	$71	$30,565
Issuance of Common Stock upon conversion of subsidiary stock	—	—	—	5	—	36	—	—	—	36
Compensation expense recognized by subsidiaries upon issuance of options and warrants	—	—	—	—	—	(75)		—	—	(75)
Acquisition of treasury stock							(2,260)			(2,260)
Issuance of stock by subsidiary	—	—	—	—	—	1	—	—	—	1
Unrealized loss on securities	(196)						—		(196)	(196)
Net loss	(7,722)	—	—	—	—	—	—	(7,722)	—	(7,722)
Balances at June 30, 2004	$(7,918)	4	$—	64,241	$64	$128,431	$(2,410)	$(105,611)	$(125)	$20,349
Acquisition of treasury stock							(68)			(68)
Acquisition of treasury stock by subsidiary	—	—	—	—	—	11	—	—	—	11
Unrealized loss on securities	(1)						—		(1)	(1)
Net loss	(18,861)	—	—	—	—	—	—	(18,861)	—	(18,861)
Balances at June 30, 2005	$(18,862)	4	$—	64,241	$64	$128,442	$(2,478)	$(124,472)	$(126)	$1,430

The accompanying notes are an integral part of these consolidated financial statements.

OPTA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended June 30,
	2005	2004	2003

Operating activities
Net loss	$(18,861)	$(7,722)	$(6,366)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	591	432	656
Reserve for uncollectible receivables	567	481	1,979
Reserve for obsolete and excess inventories	3,019	2,095	238
Stock compensation expense (recovery) recorded by subsidiary	—	(103)	592
Gain on sale of property and equipment	—	(12)	—
Loss (gain) on sale of investments	7	(1,053)	—
Gain on acquisition of treasury stock	(842)	(179)	(150)
Equity in loss of unconsolidated entity	—	647	62
Impairment of assets	538	1,831	498
Non-controlling interest in income (loss) of subsidiaries	586	(1,064)	(2,373)
Non-cash recovery of bad debt	(1,946)	—	—
Non-cash reversal of restructuring over accrual	(78)	—	—
Interest expense accrued on notes payable	166	329	—
Changes in operating assets and liabilities:
Accounts receivable	14,324	(19,162)	(3,641)
Accounts receivable from related parties	—	39	5,090
Inventories	4,751	(13,661)	(7,672)
Income tax receivable	(729)	1,566	726
Prepaid expenses and other assets	1,663	(1,394)	(593)
Other non current assets	226	(175)	—
Accounts payable to related parties	—	97	(174)
Accounts payable	3,860	9,593	(1,142)
Accrued expenses and other current liabilities	544	(1,053)	1,626
Accrued restructuring charges	(718)	796	—
Income tax payable	—	(64)	91
Warranty reserve	—	(198)	(44)
Cash provided (used) by operating activities	7,668	(27,934)	(10,597)

Investing activities
Payments received on notes receivable from related parties	—	1,592	1,930
Purchase of property and equipment	(411)	(591)	(64)
Purchase of tradename	(36)	—	—
Proceeds from sale of property and equipment	30	156	—
Proceeds from sale of joint venture	—	3,762	—
Investment in joint venture	—	(1,820)	(3,440)
Purchase of subsidiary	—	—	(5,808)
Purchase of short-term investments	(1,200)	(10,450)	(16,552)
Proceeds from sale of short-term investments	2,711	6,500	7,645
Cash provided (used) by investing activities	1,094	(851)	(16,289)

Financing activities
Proceeds from advances on line of credit	136,079	110,191	—
Payments on line of credit	(145,740)	(94,358)	—
Proceeds from advances from related parties	725	10,842	6,283
Payments on advances from related parties	—	(4,817)	—
Purchase of treasury stock	—	(2,081)	—
Purchase of treasury stock by subsidiary	(19)	—	—
Proceeds from issuance of stock by subsidiaries	—	1	—
Cash provided (used) by financing activities	(8,955)	19,778	6,283

Decrease in cash and cash equivalents	(193)	(9,007)	(20,603)

Cash and cash equivalents at beginning of year	3,037	12,044	32,647

Cash and cash equivalents at end of year	$2,844	$3,037	$12,044

	Year Ended June 30,
	2005	2004	2003
Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$1,568	$1,071	$—
Income taxes	$—	$247	$—
Non-cash investing and financing activities
Acquisition of subsidiary stock with issuance of stock	$—	$36	$21
Unrealized gain on short term investments	$—	$271	$98
Application of proceeds to notes payable	$—	$1,842	$—

The accompanying notes are an integral part of these consolidated financial statements.

OPTA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Business and Background

Description of Business

Opta Corporation (formerly Lotus Pacific, Inc) (“Opta” or “Company”), a Delaware corporation, is a holding company whose operations are conducted through its subsidiaries. Opta develops, manages, and operates emerging consumer electronics and communications companies, focusing on developing next generation consumer electronics and communication products. Opta provides its subsidiaries with capital and strategic infrastructure services.

Opta has entered into several significant transactions subsequent to fiscal 2005, which have had a material impact on the Company’s operations and strategy. See Note 20.

In March 1999, the Company acquired 94.5% of the issued and outstanding common shares of Correlant Communications, Inc. (formerly TurboNet Communications, Inc.) (“Correlant”), representing an 81% ownership interest in Correlant. Based in San Diego, California, Correlant designed, developed and marketed telecommunications products to cable operators, network service providers, and communications network users in the United States and Asian countries. See Note 4.

In March 1999, the Company acquired 77% of the issued and outstanding common shares of Arescom, Inc. (“Arescom”). See Note 4. Based in Fremont, California, Arescom designs, manufactures and markets a broad range of high quality remote access products, such as routers and remote managing software, and other inter-networking equipment for Internet Service Providers (“ISP”), resellers, and system integrators in the North America market. In December 2001, the Company sold approximately 92% of its investment in Arescom, representing 65% of the outstanding securities of Arescom, to an unrelated third party. In September 2003, the Company divested its remaining 6% ownership in Arescom by settling all legal claims against Arescom. See Note 4.

In June 2001, Lotus Pacific Communications Technology (Beijing) Co., Ltd. (“Beijing Lotus”), a wholly-owned subsidiary, was formed to support business activity in Beijing. Beijing Lotus has no material independent operations. See Note 20.

On June 29, 2001, a majority of the Company’s stockholders, led by T.C.L. Industries Holdings (H.K.) Limited (“TCL Industries”), were successful in their solicitation to gain control of the Company and to replace prior management and Board of Directors of the Company. On June 29, 2001, new directors and officers were appointed and the then existing directors and officers were immediately terminated.

Following the takeover of the Board of Directors of the Company on June 29, 2001, new management of the Company began a thorough review of all aspects of the business operations of the Company and its subsidiaries and engaged in numerous transactions to reorganize the Company’s business. Under new management, the Company’s primary strategy for business operations has been to reorganize its unprofitable businesses, acquire undervalued or underutilized companies and focus on profitable growth. The Company has moved aggressively to sell, reorganize or shutdown its businesses which were either not operating profitably or may have required significant future cash investment.

In February 2003, Opta, as majority stockholder of Correlant, appointed four new members to the Board of Directors of Correlant, effectively taking control of Correlant’s Board of Directors. Prior to this, Opta had only one representative on Correlant’s Board of Directors and did not control Correlant’s Board or its operations. Immediately thereafter, the Board of Directors created a new Executive Committee of the Board, comprised of two members who are also Opta management, to act on behalf of the Board of Directors and oversee Correlant’s management and operations. In July 2003, Correlant’s President, Chief Executive Officer and co-founder resigned as a director of Correlant. From that date forward he no longer served as President and CEO of Correlant. In July 2003 the Vice President of Engineering, Secretary, and co-founder of Correlant resigned as director and secretary of Correlant. From that date forward, he no longer served as VP of Engineering. In connection with their resignations, the Company entered into Employment Separation and Consulting Agreements with both former employees. See Note 16. Upon recommendation of its consultants, following the two co-founder’s resignations, Correlant began a substantial reduction in its workforce and operations to reduce operating expenses, reducing the number of Correlant employees from 34 as of August 1, 2003 to 18 employees as of December 23, 2003. As a result of declining margins and demand for its products, Correlant’s Board of Directors approved the wind down and cessation of Correlant’s historical operations in the cable modem business effective December 23, 2003. Correlant’s wind down was substantially completed by March 31, 2004. From the wind down of Correlant until July 18, 2005, Correlant and Opta together explored business opportunities to utilize Correlant’s assets. However, no business opportunities were identified and on July 18, 2005, the Board of Directors of Correlant approved the dissolution of Correlant, pending approval by the Correlant shareholders. At a Special Meeting of Shareholders held August 5, 2005, Correlant shareholders approved the dissolution of Correlant. See Note 20.

In April 2003, the Company purchased 100% of the outstanding membership interests of Opta Systems, LLC a Delaware LLC (“Opta Systems” or “GoVideo”) from Carmco Investments, LLC (“Carmco”), a Connecticut limited liability company, which had acquired substantially all assets and assumption of certain liabilities of a product line known as “GoVideo” See Note 4. GoVideo, established in 1984, designs and manufactures product lines in the consumer electronics industry, including MP3 Rave MP branded product (“MP3”), digital video disc (“DVD”) players, portable DVDs, DVD-Video Cassette Recorder (“VCR”) Combos, Dual-Deck VCRs, DVD Recorders, DVD Recorder + VCRs, and LCD TVs. GoVideo held various patents covering Dual-Deck technology as well as other electronics products and systems. GoVideo was purchased as part of the Company’s strategic direction of investing in companies which will benefit from the Company’s strategic relationships with Asian consumer electronic manufacturers. GoVideo’s potential for growth under the Company’s ownership and established brand name were the primary reasons for the purchase of GoVideo at a price resulting in goodwill being recognized. As of December 31, 2003, GoVideo was, and still is, the main operating subsidiary of the Company. Since the purchase date, GoVideo has had liquidity issues. In an effort to manage these liquidity issues, GoVideo consummated several significant transactions subsequent to fiscal 2005. See Note 20.

In January 2003, the Company entered into an agreement to form a joint venture with Beijing Youbang Online Electronics Technology Co., Ltd. (“Youbang”), TCL Computer Technology Co., Ltd. (“TCL Computer”), an affiliate of TCL Industries and all the equity holders of Youbang, pursuant to which the Company acquired a 50% interest in a new joint venture to own substantially all of Youbang’s operations. In September 2003, the Company entered into an agreement with TCL Information Technology Industrial (Group) Ltd, an affiliate of TCL Industries whereby the Company sold its entire 50% interest in TCL Digital. See Note 5.

On July 7, 2004, the Company’s Board of Directors approved the commencement of a new wholly-owned subsidiary, GoVideo DigiTech (Huizhou) Co., Ltd. (“DigiTech”), to sell GoVideo’s MP3 players in the China market. See Note 4.

As of June 30, 2005, 2004 and 2003, the only significant subsidiaries were GoVideo and Correlant.

The Company will continue to identify market opportunities that will create and accelerate the growth and success of its subsidiary companies and to implement new business plans to improve the returns on these businesses.

Unless the context indicates otherwise, reference to the Company shall include all of its wholly-owned and majority-owned subsidiaries.

Delays in Reporting

Change in Management. Following the replacement of prior management discussed above, the new management began reviewing various transactions undertaken by old management prior to June 29, 2001. During its preliminary investigation, new management of the Company identified certain material transactions undertaken by prior management that impact reported financial and operating results with respect to its consolidated financial statements for the fiscal years ended June 30, 2001, 2000 and 1999. Due to the preliminary results, the Company dismissed its then existing independent accountants, engaged new independent accountants and re-audited all periods under investigation. The Company completed such restatements in its Form 10-K for fiscal 2002 filed on April 16, 2004. The subsequent Form 10-Ks for fiscal 2003 and 2004 were filed on August 24, 2004 and February 18, 2005, respectively.

As a result of the restatement, on January 30, 2003, the Company and TCL Industries, a stockholder of the Company with holdings of greater than 10% of the Company’s outstanding shares, settled all disputes with the prior auditors concerning their audits of the Company for fiscal 2001 and prior. The prior auditors deny that they are liable for any damages to Opta, but consented to the settlement to avoid the costs of litigation. Pursuant to an agreement dated March 24, 2003 between the Company and TCL Industries, the Company and TCL Industries agreed on the allocation of the settlement funds, whereby TCL Industries received $6,500,000 in cash, the Company received $3,500,000 cash, which is included in Other income (expense) on the fiscal 2003 consolidated statement of operations. Additionally, the Company may be entitled to receive up to $3,500,000 in cash held in an escrow account, plus interest accrued therein. In connection with the agreement, Opta and TCL agreed to forbear from bringing claims against each other with respect to the allocation of funds or otherwise.

Filing of Going Private Documents. Opta is currently taking steps (“Going Private Transaction”) to complete a corporate reorganization that will enable Opta to become a non-reporting company with the Securities and Exchange Commission (the “Commission”). Opta originally intended to complete the Going Private Transaction prior to the deadline for filing its Form 10-K for the period ended June 30, 2005, but efforts were delayed due to a series of transactions effected by Opta in the past few months to address the continuing losses at Opta Systems, LLC d/b/a GoVideo (“Opta Systems” or “GoVideo”), our main operating subsidiary and the dissolution of Correlant Communications, Inc. (“Correlant”), Opta’s non-operating subsidiary. Additionally, as previously reported Opta recently dismissed its former accountant and engaged a new principal accountant on September 27, 2005 as part of a continuing effort to save costs. As a result, Opta was unable to complete this Form 10-K by the required due date.

Note 2 – Liquidity and Going Concern

The Company incurred net losses of $18,861,000, $7,722,000 and $6,366,000 during fiscal 2005, 2004 and 2003, respectively. Additionally, cash decreased $193,000, $9,007,000 and $20,603,000 during fiscal 2005, 2004 and 2003, respectively; and working capital decreased to $5,074,000 at June 30, 2005 from $25,045,000 at June 30, 2004. At June 30, 2005, the Company had an accumulated deficit of $124,472,000 and the Company’s main operating subsidiary, GoVideo, was in default under certain debt covenant provisions of its line of credit. See Note 9.

Additionally, in June 2003, GoVideo borrowed substantial funds from two entities affiliated with TCL, to fund inventory purchases and operating expenses. See Note 10. Both loans, which were subordinate to GoVideo’s line of credit, matured during fiscal year 2004. The maturity date was extended multiple times and GoVideo was never able to pay off the loans under normal operating circumstances. The debt was restructured subsequent to June 30, 2005. See Note 20.

During fiscal 2004, Opta entered into a financing agreement with TCL Industries. See Note 10. Opta ultimately loaned the funds to GoVideo to fund inventory purchases and operating expenses. The financing agreement was extended multiple times and Opta was never able to pay off the loans under normal operating circumstances. The debt was restructured subsequent to June 30, 2005. See Note 20.

The above matters raise substantial doubt about the Company’s ability to continue as a going concern. Although the Company expects GoVideo to incur additional losses until the new GoVideo business model is implemented or GoVideo operations are shut down, the Company anticipates that its current cash and cash equivalents and the ability to borrow from related parties will be sufficient to fund its operations at least through June 30, 2006. This assumes the Company either achieves GoVideo’s new business plan, which envisions significant reductions in the cost structure and the cash burn rate from the results experienced in the recent past, or efficiently shuts down GoVideo’s operations. If, however, the Company is unable to realize GoVideo’s new business plan and additional resources are required to shut down GoVideo, the Company may be forced to borrow additional funds, which could increase the risk of operating as a going concern.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Opta and its subsidiaries. All significant intercompany transactions and balances have been eliminated. Subsidiaries in which Opta owns at least 50% are consolidated, except for investments in which control is deemed to be temporary, in which case the equity method of accounting is used. Equity investments in which Opta owns at least 20% of the voting securities are accounted for using the equity method, except for investments in which the Company is not able to exercise significant influence over the investee, in which case, the cost method of accounting is used. The cost method of accounting is used for all investments in which Opta owns less than 20%.

Estimates and Assumptions

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are required as part of inventory valuation, product warranty reserve, allowance for doubtful accounts, goodwill and long-lived asset impairments, valuation allowances on deferred income taxes, the potential outcome of future tax consequences of events recognized in our financial statements or tax returns, and determining when investment impairments are other-than-temporary. Actual results and outcomes may differ from management’s estimates and assumptions.

Foreign Operations

The functional currency of the Company is the U.S. dollar. Any accounts denominated in a currency other than the U.S. dollar, mainly the Chinese RMB, are re-measured and resultant gains and losses are recorded in the Company’s consolidated statement of operations. Foreign currency transaction gains (losses) are also included in the Company’s consolidated statement of operations. To date, transaction gains (losses) have not been material.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments, which include debt securities with remaining maturities when acquired of three months or less and are stated at cost, which approximates market value.

Short-Term Investments

The Company accounts for short-term investments in accordance with Statement of Financial Accounting Standards (“SFAS”) SFAS 115, Accounting for Certain Investments in Debt and Equity Securities (“SFAS 115”), and classifies investments as available-for-sale in accordance with that standard. Available-for-sale securities are carried at fair market value. Unrealized gains and losses, net of tax, are reported in stockholders’ equity. Realized gains and losses and declines in value judged to be other-than-temporary, if any, on available-for-sale securities are included in investment income. The cost of securities sold is based on the specific-identification method. As of June 30, 2005 and 2004, short-term investments, and any difference between the fair market value and the underlying cost of such investments, consisted of the following (in thousands):

	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Market Value
June 30, 2005
Government Securities	$10,692	$—	$(125)	$10,567
Corporate Bonds	5,607	—	(46)	5,561
	$16,299	$—	$(171)	$16,128
June 30, 2004
Government Securities	$11,042	$—	$(132)	$10,910
Corporate Bonds	6,774	—	(41)	6,733
	$17,816	$—	$(173)	$17,643

The above unrealized loss relates to Correlant. Therefore, only Opta’s portion of the unrealized loss, ($1,000) and ($196,000) as of June 30, 2005 and 2004, respectively, is included as Other comprehensive income. The remaining loss of ($1,000) and ($75,000) as of June 30, 2005 and 2004, respectively is included as Non-controlling interest in subsidiaries on the balance sheet.

As of June 30, 2005 and 2004, short-term investments consisted of government and corporate debt securities with the following maturities (see Note 20) (in thousands):

	Market value as of June 30,
	2005	2004
One year or less	$13,171	$2,512
Between one and three years	2,957	15,131
Greater than three years	—	—
	$16,128	$17,643

Fair Value of Financial Instruments

The estimated fair values of all financial instruments on the Company’s balance sheets were determined by using available market information and appropriate valuation methodologies. Fair value is described as the amount at which the instrument could be exchanged in a current transaction between informed willing parties, other than a forced liquidation. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The Company does not have any off balance sheet financial instruments.

Cash and cash equivalents, trade accounts receivable, notes receivable, trade accounts payable and certain other current liabilities are reported on the balance sheet at carrying value which approximates fair value due to the short-term maturities of these instruments.

The fair value of the Company’s debt is estimated based on current rates offered to the Company for similar debt and approximates carrying value.

Concentration of Credit Risk and Significant Customers and Vendors

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

Financial instruments that subject the Company to credit risk are cash balances maintained in excess of federal depository insurance limits and accounts receivable with no collateral or security. As of June 30, 2005 and 2004, the Company had consolidated balances of $2,444,000 and $2,621,000, respectively, which were not guaranteed by Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses in such accounts and believes the exposure is minimal. As of June 30, 2005 and 2004, all the Company’s receivables were unsecured.

A relatively small number of customers account for a significant percentage of the Company’s revenues. The percentage of revenues derived from significant customers is detailed as follows:

	Year ended June 30,
	2005	2004	2003

Costco	42%	41%	31%
QVC	5	14	—
TurboComm Technologies, Inc (“TurboComm”), (Related party, see Note 13)	—	—	48

Gross accounts receivable from these customers totaled $3,999,000 and $14,900,000 at June 30, 2005 and 2004, respectively.

The Company purchases products from a relatively small number of vendors. During the years ended June 30, 2005, 2004 and 2003 the Company purchased approximately $97,095,000, $101,103,000 and $8,297,000 of product from these vendors. Payables to these vendors totaled $12,696,000 and $11,643,000 at June 30, 2005 and 2004, respectively.

The Company had three main products that each account for more than 10% of its total consolidated revenues as follows:

	Year ended June 30, 2005	Year ended June 30, 2004	Period from April 18, 2003 through June 30, 2003

MP3 player	22%	—%	—%
DVR	35	57	38
DVD Recorder + VCR	26	18	—

Allowance for Doubtful Accounts

The following are recorded at net realizable value:

•                  Accounts receivable, net;

•                  Accounts receivable from related parties, net; and

•                  Notes and interest receivable from related parties, net.

The Company does business and extends credit based on an evaluation of the customers’ financial condition generally without requiring collateral. Exposure to losses on trade receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

The Company records interest income from interest-bearing loans using an appropriate rate of interest over the life of the loan. Related fees and/or costs are deferred and amortized over the life of the loan using the effective interest method. Interest income recognition is suspended for interest-bearing loans in default and deemed uncollectible. Any payments received subsequently are first applied against the accrued interest balance. Interest income recognition does not resume until the note is deemed collectible.

Delinquent notes and trade accounts receivable are charged against the allowance for doubtful accounts once uncollectibility has been determined. The allowance is determined through an analysis of the aging of accounts receivable and assessments of risk that are based on historical trends and an evaluation of the impact of current and projected economic conditions. The Company evaluates the past-due status of its receivables based on contractual terms of sale. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of ability to make payments, additional allowances may be required. The following table shows activity in the allowance for doubtful accounts (in thousands):

Year ended June 30,	Beginning Balance	Expense/ (Recovery)	Write off and other	Ending Balance
Allowance – Accounts receivable:
2005	$517	$567	$(780)	$304
2004	39	481	(3)	517
2003	44	33	(38)	39
Allowance – Accounts receivable from related parties:
2005	$1,946	$—	$(1,946)	$—
2004	1,946	—	—	1,946
2003	—	1,946	—	1,946
Allowance – Notes and interest receivable from related parties:
2005	$—	$—	$—	$—
2004	—	—	—	—
2003	1,734	—	(1,734)	—

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market value. As of June 30, 2005 and 2004, inventories consist of service replacement parts and consumer electronics on hand and in transit from the manufacturer, which are generally purchased FOB shipping point. See Note 7.

The Company provides inventory reserves for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future demand and market conditions. The activity in the allowance for obsolete and excess inventory is shown below (in thousands):

Year ended June 30,	Beginning Balance	Expense/ (Recovery)	Write off and other	Ending Balance
2005	$2,095	$3,019	$(1,150)	$3,964
2004	—	2,095	—	2,095
2003	600	238	(838)	—

Shipping and Handling Charges

The Company includes costs of shipping and handling billed to customers in revenue and the related expense of shipping and handling costs is included in cost of sales.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation and amortization expense is provided using the straight-line method over the estimated useful lives of the assets, which range from 18 months to eight years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the lease period.

Total depreciation and amortization expense was $591,000, $432,000 and $656,000 for fiscal 2005, 2004, and 2003, respectively. As part of the shut down of the Correlant’s historical operations, all property and equipment was sold during fiscal 2004.

Impairment of Long-Lived Assets

The Company accounts for any impairment of long-lived assets in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). In accordance with SFAS 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

During fiscal 2005, the Company recorded a charge of $538,000 relating to the impairment of GoVideo’s property and equipment resulting from the down-sizing of operations subsequent to fiscal 2005. See Note 20.

During fiscal 2003, the Company recorded a charge of $477,000 relating to the impairment of Correlant’s property and equipment resulting from the wind down and cessation of Correlant’s historical operations in the cable modem industry. See Note 1. The fair value of the property and equipment sold was based on market value as determined by the sales proceeds received.

Tradenames

The Company sold its Tradenames subsequent to fiscal 2005. See Note 20.

The Company accounts for its Tradenames in accordance with SFAS 142, Goodwill and Other Intangible Assets (“SFAS 142”). As such, its Tradenames are not amortized as the lives have been deemed indefinite. The Company assesses the impairment of its Tradenames annually using the discounted cash flow method. As of June 30, 2005 and 2004, the Company determined the fair value of the Tradenames exceeded the carrying values.

During fiscal 2005, the GoVideo acquired all the rights, title and interest in and the Tradename “Rave,” which is used by GoVideo to market its MP3 player. All costs associated with the purchase were capitalized. There were no material changes in the gross carrying amounts of the Company’s Tradenames during fiscal 2004.

Goodwill

The Company accounts for goodwill in accordance with SFAS 141, Business Combinations (“SFAS 141”), and SFAS 142. As part of its annual review of financial results, the Company noted indicators that the carrying value of its goodwill may not be recoverable. The impairment review was performed due to the prolonged economic downturn affecting the operations and revenue forecasts of these subsidiaries. As the Company determined the continued decline in market conditions faced by its subsidiaries was significant and prolonged, the Company evaluated the recoverability of its goodwill. Based on the annual testing performed, the Company recorded a goodwill impairment charge of $1,831,000 and $21,000 in fiscal 2004 and 2003, respectively.

The following table summarizes the activity in the Company’s goodwill account associated with all acquisitions and dispositions (in thousands):

	Correlant	GoVideo	Total
Balance at June 30, 2002	$—	—	—
Acquisition of additional stock of subsidiary	21	—	21
Acquisition of subsidiary	—	1,795	1,795
Impairment charge	(21)	—	(21)
Balance at June 30, 2003	—	1,795	1,795
Acquisition of additional stock of subsidiary	36	—	36
Impairment charge	(36)	(1,795)	(1,831)
Balance at June 30, 2005 and 2004	$—	$—	$—

There was no Goodwill activity during fiscal 2005.

Treasury Stock

Treasury stock is recorded at cost. In the event of subsequent reissue, the treasury stock account will be reduced by the cost of such stock on the average cost basis with any excess proceeds credited to additional paid-in capital.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income and other gains (losses) affecting shareholders’ equity that, under generally accepted accounting principles are excluded from net income (loss) in accordance with SFAS 130, Reporting Comprehensive Income (“SFAS 130”). Other comprehensive income (loss) includes unrealized gains (losses) on marketable securities and foreign currency translation adjustments. During fiscal 2005, 2004 and 2003, the Company’s Other comprehensive income (loss) was comprised of Opta’s portion, ($1,000) and $(196,000) and $71,000, respectively, of the unrealized gains (losses) on Correlant’s short term investments categorized as available-for-sale.

Revenue Recognition

GoVideo sells consumer electronics. Revenue is recognized when persuasive evidence of an arrangement exists, product has been shipped, fees are fixed and determinable, collectibility is probable and when all other significant obligations have been fulfilled. At the time of the sale, the Company records an allowance for estimated sales returns based on estimates derived from historical trends. The Company also establishes an allowance for estimated payment term discounts expected to be taken by customers based on analysis of historical trends. Payment term discounts granted are recorded in net revenues.

GoVideo provides limited labor and parts warranties on certain of its products for a maximum of one year. GoVideo records a warranty reserve based upon historical experience and an estimate of total exposure associated with products sold to consumers through retail outlets.

Correlant sold cable modems, CMTS and, in certain instances, the Media Access Controller (“MAC”), a key component of the cable modem. Cable modem and CMTS revenue was recognized upon shipment of the completed unit to the customer. MAC revenue was recognized upon passage of title of the MAC for use by the cable modem manufacturer in its own product. Correlant did not provide a warranty for its products, primarily the cable modem and CMTS. The warranty liability for defective products was the responsibility of the third-party manufacturer.

Stock-Based Compensation

SFAS 123, Accounting for Stock-Based Compensation (“SFAS 123”) encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company elected to continue to account for stock-based compensation using the intrinsic value method prescribed in APB 25, Accounting for Stock Issued to Employees (“APB 25”) and related Interpretations. Under APB 25 and the intrinsic value method, the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant or, in the case of the Company’s employee stock purchase plans since the plans are non-compensatory, no compensation expense is recognized. In December 2002, the Financial Accounting Statements Board (“FASB”) issued SFAS 148, Accounting for Stock-Based Compensation—Transition and Disclosure (“SFAS 148”). SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

In accordance with SFAS 148, the following table illustrates the effect on the Company’s net loss and loss per share as if the Company had applied the fair value recognition provisions of SFAS 123 to its stock-based employee compensation awards, and recognized expense over the applicable award vesting period (in thousands, except per share amounts):

	Year Ended June 30,
	2005	2004	2003

Net loss, as reported	$(18,861)	$(7,722)	$(6,366)
Add: Stock-based employee compensation expense (reversal) included in reported net loss	—	(75)	429
Less: Stock-based employee compensation (expense) reversal determined under fair value based method for all awards, net of related tax effects	—	147	(1,169)
Pro-forma net loss	$(18,861)	$(7,650)	$(7,106)

Basic and diluted net loss per share, as reported	$(0.38)	$(0.14)	$(0.10)

Pro-forma basic and diluted net loss per share	$(0.38)	$(0.14)	$(0.11)

The Company’s assumptions made for purposes of estimating the fair value of its stock options, as well as a summary of the activity under the Company’s stock option plan are included in Note 14.

Research and Development Costs

Research and development costs are charged to operations as incurred.

Advertising Costs

Advertising costs include payroll, employee benefits, and other headcount-related costs as well as expenses related to advertising, promotions and tradeshows, and are expensed as incurred. Advertising expense was $2,510,000, $770,000 and $87,000 in fiscal 2005, 2004 and 2003, respectively.

Income Taxes

Current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax credits and loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Net Loss per Share

The Company calculates basic net loss per share by dividing net loss by the weighted average number of shares of common stock outstanding during the period and diluted net loss per share by dividing net loss by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. There were no employee stock options or common stock warrants outstanding as of June 30, 2005, 2004 or 2003. There were 0, 3,000 and 1,017,000 shares contingently issuable in connection with share exchange agreements (See Note 4), as of June 30, 2005, 2004 and 2003, respectively, which were not considered in calculating diluted net loss per common share as their effect would be anti-dilutive. As a result, for all periods presented, the Company’s basic and diluted net loss per share are the same.

Reclassifications and Adjustments

Certain prior period amounts have been reclassified to conform to the current period presentation. Such reclassifications had no effect on net loss.

Recently Issued Accounting Standards

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”).  SFAS 150 represents the first phase of the FASB’s project to clarify the accounting treatment of certain instruments that possess characteristics of both liabilities and equity.  SFAS 150 generally requires that freestanding financial instruments that obligate the issuer to redeem the holders’ shares, or are indexed to such an obligation, and are settled in cash or settled with shares meeting certain conditions be treated as liabilities.  The provisions of SFAS 150 are effective immediately for instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003, with the exception of mandatorily redeemable instruments of non-public companies, which become subject to SFAS 150 for fiscal periods beginning after December 15, 2003.  We adopted SFAS 150 during fiscal 2005. The adoption did not have a material effect on our financial position, results of operations, or cash flows as of or for the year ended June 30, 2005.

In November 2004, the FASB issued SFAS 151, Inventory Costs (SFAS 151), which revised Accounting Research Bulletin (“ARB”) 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This Statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the adoption of SFAS 151 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS 123R, Share-Based Payment (“SFAS 123R”), which is a revision of SFAS 123 and supersedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123R is the first reporting period beginning after June 15, 2005. SFAS 123R permits companies to adopt its requirements using either a “modified prospective” method, or a “modified retrospective” method. Under the “modified prospective” method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the “modified retrospective” method, the requirements are the same as under the “modified prospective” method, but also permits entities to restate financial statements of previous periods based on proforma disclosures made in accordance with SFAS 123. We do not believe the adoption of SFAS 123R will have a material impact on our financial statements.

In December 2004, the FASB issued Statement 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“SFAS 153”). SFAS 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. We expect to adopt this new standard during fiscal 2006. We do not believe adoption of SFAS 153 will have a material effect on our consolidated financial position, results of operations or cash flows.

In June 2005, the FASB issued Statement 154, Accounting Changes and Error Corrections (“SFAS 154”), a replacement of APB Opinion 20, Accounting Changes, and Statement 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the Statement does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of SFAS 154 will have a material effect on our consolidated financial position, results of operations or cash flows.

Note 4 – Acquisitions and Dispositions – Majority Owned Subsidiaries

Correlant Communications, Inc.

On March 31, 1999, the Company entered into a share exchange agreement which provided for the acquisition of 94.5% of the issued and outstanding common shares of Correlant, representing an 81% ownership interest in Correlant. Consideration paid for the purchase was 9,657,000 Opta common shares valued at $7.21 per share plus contingently issuable shares of up to 1,435,000. The contingent shares were issuable as Correlant options specified in the agreement were exercised. For each option exercised, 81% of such shares were to be transferred to Opta in exchange for 0.5364 shares of Opta common stock for each share of Correlant stock transferred. Due to the nature of the contingent consideration, the Company could not at the time reasonably determine whether the additional shares would be issued. Accordingly, pursuant to the provisions of APB 16, Business Combinations (“APB 16”), the contingent consideration is not recorded until such determination can be reasonably made. At the acquisition date, the excess of the purchase price and related costs over the value assigned to the net tangible assets acquired was $74,545,000 and was assigned to goodwill. There were no contingently issuable shares issued during fiscal 2005. The Company recorded $36,000 and $21,000 as additional goodwill as a result of issuing 5,000 and 3,000 of the contingently issuable shares in fiscal year 2004 and 2003, respectively.

In April 2000, as part of the Correlant acquisition agreement, Opta provided Correlant with $10,000,000 of non-interest bearing convertible debt financing. The debt was converted into 10,000 shares of Series D preferred stock on September 30, 2000. As of June 30, 2005, Correlant has Series A, B, C and D convertible preferred stock with total liquidation preferences over the common stockholders of $2,400,000, $1,000,000, $2,500,000 and $10,000,000, respectively. All preferred stock was liquidated at full liquidation value subsequent to June 30, 2005. See Note 20.

From December 1999 through October 2000, the Company sold a total of 4,313,000 of its common shares in Correlant to various third parties. As of June 30, 2005, Opta owned 74% of Correlant’s outstanding common stock, representing a 66% ownership interest.

Arescom, Inc.

On March 31, 1999, the Company entered into a share exchange agreement which provided for the acquisition of 81% of the issued and outstanding common shares of Arescom. Consideration for the purchase was 3,886,000 Opta common shares.

During July 2000, Opta sold 300,000 shares of its Arescom stock to an unrelated party, which had minimal impact on its ownership percentage.

Effective December 18, 2001, Opta sold, to an unrelated party approximately 92% of its investment in Arescom, representing 65% of the outstanding securities of Arescom for $10,000,000. In connection with this agreement, all related purchase agreements from March 1999 were terminated and the Company was released from all liability as a guarantor of Arescom’s indebtedness to an unrelated third party. In addition, the Company and Arescom entered into an exchange agreement, whereby the Company forgave $13,235,000 due from Arescom in exchange for a new promissory note (“New Note”) for the principal sum of $2,192,000 and 11,000 shares of subordinated preferred stock of Arescom. Immediately following the sale of its majority interest in Arescom, the Company determined that the value of its remaining 6% interest in Arescom was impaired.

The New Note became due November 3, 2002 and accrued interest at a rate of 4% per annum. The payment of principal under the New Note and interest thereon, was secured by the grants to Opta of a security interest in all of the Company’s right, title and interest in all amounts owing to the Company from Microsoft Corporation under the Modem Purchase Agreement, dated February 7, 2000 among Arescom and Microsoft Corporation pursuant to the

Loan and Security Agreement. Arescom was unable to make payments in accordance with the terms of the agreement and became delinquent on the note. In May 2003, the Company filed an action against Arescom seeking to recover from Arescom $1,704,000, representing amounts previously due on the promissory note and damages resulting from Arescom’s failure to cooperate with the Company in its efforts to restate and reaudit the Company’s consolidated financial statements for prior periods. In September 2003, the Company sold its remaining 6% interest in Arescom. On the sale date, the 6% ownership interest in Arescom had no value. In September 2003, the Company settled all claims against Arescom, including all amounts previously due on the promissory note dated December 14, 2001. The balance due on the New Note at June 30, 2003 of $1,592,000 was received in full during fiscal 2004.

In addition, as part of the settlement, the Company also exchanged with certain shareholders of Arescom all of the shares of Arescom common stock and Series B preferred stock held by the Company for all of the shares of the Company’s common stock held by such shareholders. Pursuant to the stock swap agreement, the Company was to acquire up to 3,886,000 shares of its stock. To date, the Company has received 3,578,000 shares of its stock, which has been accounted for as treasury stock and valued at $179,000 based on the adjusted closing sales price of $0.05 per share as reported by the National Quotation Bureau’s “Pink Sheets” and was recorded in Other income (expense) on the consolidated statement of operations during fiscal 2004.

Opta Systems, LLC dba GoVideo

In April 2003, the Company loaned $5,986,000 to Opta Systems, which was used, in addition to a deposit of $250,000 paid by Opta Systems, to complete its purchase of substantially all assets and assumption of certain liabilities of a product line known as “GoVideo” from SONICblue Incorporated, a Delaware corporation (NASDAQ: SBLU), and Sensory Science Corporation, a Delaware corporation and wholly-owned subsidiary of SONICblue. The purchase was pursuant to a purchase agreement and an order issued by the United States Bankruptcy Court, Northern District of California, San Jose Division overseeing SONICblue’s bankruptcy case.

Immediately subsequent to Opta Systems’s purchase of the GoVideo product line, the Company purchased 100% of the outstanding membership interests of Opta Systems from Carmco Investments, LLC (“Carmco”), a Connecticut limited liability company for an adjusted purchase price of $5,808,000. The following is a condensed balance sheet showing the fair values of the assets acquired and the liabilities assumed on the date of acquisition (in thousands):

Accounts receivable	$2,959
Inventory	1,361
Equipment	814
Intangibles assets	4,215
Current liabilities	(3,541)
Purchase price of net assets acquired	$5,808

The amount allocated to intangible assets includes $2,420,000 allocated to the GoVideo Tradename, for the acquisition cost of the tradename used to market the GoVideo products and goodwill of $1,795,000, representing the excess of the cost of the acquired company over the fair value of the net assets at the date of acquisition. The GoVideo Tradename is not amortized in accordance with SFAS 142, as its life is deemed indefinite. The goodwill was considered impaired at June 30, 2004 and fully written off.

GoVideo DigiTech (Huizhou) Co., Ltd

On July 7, 2004, the Company’s Board of Directors approved the commencement of a new wholly-owned subsidiary, DigiTech, located in Guangdong, China. DigiTech generates revenue by selling GoVideo’s MP3 players in the China market. Opta invested approximately $500,000 in the new subsidiary. TCL Multimedia Electronics R&D Center (“TCL Multimedia”), an affiliate company of TCL, expended some resources during the start up phase of GoVideo DigiTech. On July 7, 2004, the Company’s Board of Directors approved the closure of Beijing Lotus. All assets of Beijing Lotus were transferred to DigiTech during September 2004.

Note 5 – Acquisitions and Dispositions – Equity Method Investess

TCL Digital Technologies, Ltd.

As discussed in Note 1, in January 2003, the Company entered into an agreement to form a joint venture with Youbang, TCL Computer, an affiliate of TCL Industries and all the equity holders of Youbang, pursuant to which the Company acquired a 50% interest in a new joint venture to own substantially all of Youbang’s operations. Pursuant to the agreement, all of Youbang’s assets, other than real estate, were transferred to a newly formed Beijing, China joint venture named TCL Digital Technologies, Ltd. (“TCL Digital”), and operates as a computer notebook manufacturing company in China. The Company contributed 50% of the total investment amount or approximately $5,240,000, payable in three installments. At the time, the investment was part of the Company’s business strategy to seek businesses to maximize the Company’s growth potential based on its assets. However, shortly after completing its investment, the Company deemed the joint venture’s business model did not fit with the Company’s long-term business strategy, and diverted management resources from the operations of other subsidiaries, notably GoVideo, as discussed above. In September 2003, the Company entered into an agreement with TCL Information Technology Industrial (Group) Ltd, an affiliate of TCL Industries whereby the Company sold its 50% interest in TCL Digital for an aggregate amount of $5,604,000, of which $1,842,000 was applied to repay the sum payable under the promissory note dated August 18, 2003 issued by the Company in favor of TCL International Holdings Limited (“TCL Holdings”), TCL Industries parent company. The balance of $3,762,000 was paid to the Company resulting in a gain of $1,053,000 included with Gain on sale of investments in the Company’s statement of operations during fiscal 2004.

Note 6 – Accounts Receivable and Accounts Receivable from Related Parties

The following summarizes components of accounts receivable, net (in thousands):

	June 30,
	2005	2004

Accounts receivable	$10,941	$26,045
Allowance for doubtful accounts	(304)	(517)
	$10,637	$25,528

The following summarizes components of accounts receivable from related parties, net (in thousands):

	June 30,
	2005	2004

Accounts receivable from related parties	$—	$1,946
Allowance for doubtful accounts	—	(1,946)
	$—	$—

Note 7 – Inventories

The following summarizes components of inventories (in thousands):

	June 30,
	2005	2004

Raw materials	$—	$—
Service replacement parts	1,340	1,494
Finished goods	12,858	18,605
	14,198	20,099
Allowance for obsolete inventory	(3,964)	(2,095)
	$10,234	$18,004

Note 8 – Property and Equipment

The following summarizes components of property and equipment (in thousands):

	June 30,
	2005	2004

Computer hardware and purchased software	$382	$255
Office furniture and lab equipment	1,096	852
Leasehold improvements	474	464
	1,952	1,571
Accumulated depreciation and amortization	(1,617)	(488)
	$335	$1,083

Note 9 – Line of Credit

In July 2003, GoVideo entered into a financing agreement last amended and restated subsequent to June 30, 2005. See Note 20 for a description of the current financing agreement. The following is a description of the agreement during the reporting period.

The original maximum line of credit available was $40,000,000 (reduced to $30,000,000 on July 15, 2004) limited by a borrowing base (“Borrowing Base”) determined by specific inventory and receivable balances, and provides for cash loans, letters of credit and acceptances. The agreement, as amended, matures July 21, 2007. Interest is charged at prime plus 1/2 percent subject to a minimum of $15,000 per calendar month with a monthly fee on the unused balance of the line of credit of 0.25 percent per year. Borrowings under GoVideo’s line of credit are collateralized by all of GoVideo’s assets and up to $5,000,000 of the credit facility is guaranteed by Opta. Under the current credit facility, GoVideo is required to comply with certain financial covenants and conditions which include earning minimum levels of net income. During April and June, 2004, GoVideo was unable to comply with the financial covenants as the required minimum net income was not achieved. GoVideo received a waiver letter from the lender for the April 2004 noncompliance. As a result, interest began accruing at the default rate of prime plus 3 1/2% on June 1, 2004.

On November 1, 2004, GoVideo entered a forbearance agreement (“Agreement”) with its line of credit lender as a result of the noncompliance with the financial covenants. Under the Agreement, GoVideo:

•                  Paid the lender’s costs and expenses associated with existing default;

•                  Paid $15,000 as consideration of forbearance and other accommodations provided by the lender under the Agreement;

•                  Paid the lender all the accrued interest at the default rate for the period between June 1, 2004 and September 1, 2004 in the amount of $122,000;

•                  Agreed to not pay any subordinate indebtedness or interest; and

•                  Agreed not to incur capital expenditures in excess of $100,000.

The Agreement also called for the following modifications:

•                  A reduction of the maximum line from $30,000,000 to $25,000,000 effective December 28, 2004;

•                  A change to the minimum net income per month requirement;

•                  The increase of the minimum interest charge from $15,000 to $22,500 per month; and

•                  A reduction in the borrowing base.

Subsequent to the above forbearance agreement, Wells further reduced the maximum line of credit. And as of June 30, 2005, the maximum line of credit was $10,000,000. At June 30, 2005, GoVideo owed Wells $6,172,000. GoVideo’s unused line of credit at June 30, 2005 was $3,828,000. See Note 20.

Note 10 – Notes Payable to Related Parties

All GoVideo’s notes payable to related parties outstanding at June 30, 2005 were paid off subsequent to year end. See Note 20.

In June 2003, GoVideo borrowed $6,283,000 from TCL Industries and Asia Focus Industrial Ltd., entities affiliated with TCL, to fund inventory purchases and operating expenses. These advances, which were subordinate to GoVideo’s line of credit, were originally due at various dates during 2004. GoVideo was unable to pay off the loans and extended each of the loan’s due dates multiple times. Both loans accrued interest at approximately 4%, which totaled $191,000 and $240,000 for fiscal 2005 and 2004, respectively. Both loans were collateralized by 100% of the Common and Series D preferred stock of Correlant Communications owned by Opta. The principal owed TCL Industries at June 30, 2005 was $1,500,000. The principal owed Asia Focus at June 30, 2005 was $4,700,000.

During fiscal 2004, Opta entered into a financing agreement with TCL Industries. On October 22, 2003, Opta entered the first agreement to borrow $4,500,000 with a maturity date of January 22, 2004 and an interest rate of approximately 3%. Opta ultimately loaned the funds to GoVideo to fund inventory purchases and operating expenses. The financing agreement was extended multiple times. The loan was collateralized by 100% of Opta’s Common and Series D preferred stock of Correlant. The principal owed TCL at June 30, 2005 was $4,500,000.

On April 19, 2005, the Company’s subsidiary, DigiTech entered a short term loan for $725,000 with TCL that originally matured June 30, 2005. The annual interest rate is 5.2% and interest is paid upon maturity of the loan. On June 30, 2005, the loan was automatically extended six months and may be automatically extended for an additional six month terms if DigiTech and TCL mutually agree to renew the loan.

Note 11 – Restructuring Charges

During the second quarter of fiscal 2004, Correlant’s board of directors approved the wind down and cessation of Correlant’s historical operations in the cable modem and CMTS business. See Note 1. In connection with the shut down, Correlant recorded a restructuring charge of $1,845,000 during fiscal 2004.

The following table summarizes the activity in Correlant’s reserves associated with its shut down of historical operations (in thousands):

	Separation costs for terminated employees and contractors	Facilities closing	Other	Total restructuring charges
Balance at June 30, 2003	$—	$—	$—	$—
Fiscal 2004 restructuring charges	890	583	372	1,845
Cash payments	(628)	(49)	(372)	(1,049)
Balance at June 30, 2004	262	534	—	796
Cash payments	(262)	(456)	—	(718)
Reversal of over accrual	—	(78)	—	(78)
Balance at June 30, 2005	$—	$—	$—	$—

Note 12 – Warranty Reserve

The following table presents changes in the Company’s product warranty reserve (in thousands):

Balance on the purchase date of GoVideo April 18, 2003	$732,000

Accruals for warranties issued	—
Cost of warranties honored during the period	(44,000)
Balance at June 30, 2003	688,000
Accruals for warranties issued	86,000
Cost of warranties honored during the period	(284,000)
Balance at June 30, 2004	490,000
Accruals for warranties issued	25,000
Cost of warranties honored during the period	(25,000)
Balance at June 30, 2005	$490,000

Note 13 – Related Party Transactions

Opta

During fiscal year 2003, the Company leased a portion of the building to a significant shareholder.  See Note 16.  There were no such related party transactions during fiscal 2005 or 2004 nor were there any related amounts due from this shareholder as of June 30, 2005 or 2004.

GoVideo

During fiscal 2004 and 2003, Opta advanced $7,300,000 and $3,353,000, respectively, to GoVideo for inventory purchases and operating expenses. The advances accrue interest at annual rates of 3% to 5% and were due at various dates through January 2004. GoVideo paid back $2,000,000 on June 30, 2004. GoVideo owed Opta $8,566,000 and $8,653,000 at June 30, 2005 and 2004, respectively. Subsequent to year end, $4,500,000 of the outstanding balance was paid. See Note 20. All such advances have been eliminated in the accompanying financial statements.

Between December 2003 and May 2005, GoVideo obtained up to $13,000,000 credit terms from various suppliers, through corporate guarantee letters from TCL Industries and TCL International Holdings Limited, both of which are related parties. In addition, GoVideo is able to obtain more advantageous terms from certain vendors in China by purchasing products from those vendors through TCL.

Correlant

Cooperative Research and Development Agreement. In 1997, Correlant established a relationship with Toshiba Corporation (“Toshiba”), a shareholder of Correlant, by entering into a cooperative research and development agreement. As part of this arrangement, Correlant agreed to pay Toshiba a percentage of the selling price of each developed product sold to customers, other than Toshiba, which utilized the technology developed under the agreement. Effective February 1, 2002 as part of the aforementioned change in business model, Correlant no longer sold completed cable modems. As a result, there were no royalties paid to Toshiba subsequent to February 1, 2002.

As part of the cessation of Correlant’s historical operations in the cable modem and CMTS business, Correlant and Toshiba entered into a settlement and release agreement dated February 5, 2004. As part of the settlement agreement, Toshiba agreed to release Correlant from any and all liabilities associated with cable modems previously sold to Toshiba in exchange for Correlant’s best efforts in submitting two Toshiba cable modem models for Cablelabs’ DOSCIS 1.1 certification. During the third and forth quarters of fiscal 2004, Correlant incurred costs totaling $372,000 associated with the certification process, which is included in Restructuring charges (see Note 11) on the Company’s statement of operations. Correlant received the DOCSIS 1.1 certification for both cable modems submitted to Cablelabs on behalf of Toshiba.

Manufacturing and Sales. Prior to the shut down, Correlant had an established relationship with TurboComm, a company located in Taiwan that manufactures high-speed data over cable technology products. Correlant purchased the completed cable modems and CMTS units from TurboComm. During fiscal 2005, 2004 and 2003, purchases from TurboComm were $0, $97,000 and $271,000, respectively. As of June 30, 2005 the Company did not owe TurboComm. As of June 30, 2004 the Company was liable to TurboComm for $170,000, which is included in Accounts payable to related parties in the consolidated balance sheet.

Additionally, during fiscal 2001, Correlant began selling the MAC to TurboComm for use by them in their own products. During fiscal 2005 and 2004, MAC sales to TurboComm accounted for less than 1% of total consolidated net revenues. During fiscal 2003, MAC sales to TurboComm accounted for approximately 42% of total consolidated net revenues. Correlant filed a lawsuit against TurboComm during fiscal 2004 and the accounts receivable from TurboComm was fully reserved at June 30, 2004. See Note 16.

Note 14 – Stockholders’ Equity

Preferred Stock

Opta has one class of preferred stock, which is designated Series A preferred stock. The par value is $0.001 per share and 100,000 shares are authorized. Series A preferred stock has the same voting rights as common stock, a liquidation preference of $10 per share, is entitled to the right to receive dividends on the same per share basis as common shareholders and is redeemable by the Company, at its sole option in whole or in part, at any time at $10 per share. There are 4,300 shares issued and outstanding at June 30, 2005, 2004, and 2003.

Common Stock Transactions

There were no common stock transactions during fiscal 2005. During fiscal 2004 and 2003, the Company issued 5,000 and 3,000 shares of common stock valued at $36,000 and $21,000, respectively, to Correlant shareholders in connection with the Share Exchange Agreement. See Note 4.

Treasury Stock Transactions

From September 2003 through June 2004, the Company repurchased 6,936,000 shares of its common stock at $0.30 per share for a total cost of $2,081,000. The Board of Directors plans to continue to review potential repurchases of its common stock and will continue to approve the repurchase transactions on a case by case basis.

On August 31, 2004 Opta reached a settlement agreement with TurboComm. Under the agreement, TurboComm agreed to pay Opta $20,000 and deliver 686,000 shares of Opta, constituting all shares owned by TurboComm. Both parties mutually agreed to release and discharge any and all claims that each may have against the other party. This transaction resulted in an $88,000 gain included in Other income (expense) on the consolidated statement of operations for fiscal 2005.

As discussed in Note 4, the Company has received 3,578,000 shares of its stock as a result of the settlement with Arescom.

Subsidiary Stock Transactions

Correlant issued no shares during fiscal 2005. During fiscal 2004 and 2003, Correlant issued 12,000 and 7,000 shares upon the exercise of options for proceeds of $1,000 and $250, respectively. As a result, the Company recorded $1,000 in consolidated equity for the issuance of these shares during fiscal 2004. These transactions did not materially affect the Company’s ownership of Correlant.

During fiscal 2005, Correlant purchased 272,000 shares of its common stock from one of Correlant’s co-founders. During fiscal 2005, as a result of settling a lawsuit, Correlant received 700,000 Series A and 300,000 Series C shares of Correlant preferred stock. See Note 16. As a result of these transactions, Opta’s ownership increased to 66%.

During fiscal 2005, Correlant recognized no compensation expense. During fiscal 2004 and 2003, Correlant recognized compensation expense (reversal) of $(104,000) and $592,000, respectively for the difference between the exercise price and fair value of stock options issued to employees. During fiscal 2005, 2004 and 2003, the Company recorded $0, $(75,000) and $429,000 in consolidated equity for the recognition of the compensation expense (reversal). The remaining amount was recorded as Non-controlling interest in subsidiaries on the consolidated balance sheet.

At the date the Company acquired the majority interest in Correlant, Correlant had preferred stock outstanding that Opta did not acquire. In addition, in April and May 1999, Correlant sold preferred stock to third parties for net proceeds of $1,463,000, which was recorded as Non-controlling interest in subsidiaries on the consolidated balance sheet. The preferred stock held by third parties has a liquidation preference over the common shareholders of $5,900,000 and $8,425,000 at June 30, 2005 and 2004, respectively, which was included in Non-controlling interest in subsidiaries on the consolidated balance sheets.

Stock Option Plans

Opta

Opta stockholders approved the 2000 Equity Incentive Plan (“Incentive Plan”) on April 28, 2000. The Board of Directors administers the Incentive Plan. Employees, directors, and consultants of the Company and its affiliates, who in the judgment of the Board render significant service to the Company, are eligible to participate. The Incentive Plan provides for the award of a broad variety of stock-based compensation alternatives such as nonstatutory stock options, incentive stock options, restricted stock, performance awards and stock appreciation rights. The Incentive Plan provided 11,355,000 shares of common stock to be offered. The vesting provisions of individual options may vary. The exercise price shall not be less than 100% of the fair market value of a common stock on the grant date. No options have been granted since the Incentive Plan’s adoption.

GoVideo

Currently, GoVideo has no approved stock option or stock issuance plan.

Correlant

In March 1998, Correlant’s Board of Directors approved the 1998 Stock Option/Stock Issuance Plan (“1998 Plan”) under which 8,500,000 shares of common stock are authorized for issuance, and reserved for purchase upon exercise of options granted. The 1998 Plan provides for the grant of incentive and non-statutory options and issuance of common stock under the stock issuance program (as defined) to employees, directors, and consultants. There were no options outstanding at June 30, 2005.

The exercise price of incentive stock options must equal at least the fair value on the date of grant and the exercise price of non-statutory stock options and the issuance price of common stock under the stock issuance program may be no less than 85% of the fair value on the date of grant or issuance. The options are exercisable for a period of up to ten years after the date of grant. Options granted prior to August 2001 vest over four years at the rate of 25% on each anniversary of the vesting start date. Options granted subsequent to August 2001 vest over three years at the rate of 33% after the first and second anniversaries and the remainder after the third anniversary.

Correlant was required to book deferred stock compensation as a result of issuing stock at an exercise price determined by Correlant’s Board of Directors and the fair value per share for accounting purposes at the grant date. Correlant recognized and amortized deferred stock compensation on an accelerated basis in accordance with FASB Interpretation 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans (“FIN 28”) over the vesting period of the related options, generally four years.

The following table summarizes stock option activity under the 1998 Stock Option Plan and related information through June 30, 2005 (in thousands):

	Options	Weighted- Average Exercise Price
Outstanding at June 30, 2002	4,083,000	$1.37
Granted	—	—
Exercised	(7,000)	0.04
Cancelled	(376,000)	0.94
Outstanding at June 30, 2003	3,700,000	$1.41
Granted	—	—
Exercised	(12,000)	0.08
Cancelled	(3,669,000)	1.41
Outstanding at June 30, 2004	19,000	$1.09
Granted	—	—
Exercised	—	—
Cancelled	(19,000)	1.09
Outstanding at June 30, 2005	—	—

There were no options exercisable at June 30, 2005. As of June 30, 2004 and 2003, there were 19,000 and 2,868,000 options exercisable, respectively, at the weighted average prices of $1.09 and $1.31 per share, respectively. There are 8,247,000 shares available for future grant at June 30, 2005.

As discussed in Note 3, the Company accounts for stock-based awards using the intrinsic value method in accordance with APB 25 and its related interpretations. SFAS 123 requires the disclosure of pro forma net income (loss) and earnings (loss) per share as if the Company had adopted the fair value method as of the beginning of 1996. There were no options granted during fiscal 2005, 2004 or 2003. The weighted-average fair value of options granted during the year ended June 30, 2002 was $1.14. The calculations were made using the Black-Scholes option-pricing model. The fair value of the Company’s stock-based awards to employees was estimated assuming no expected dividend and the following weighted-average assumptions for 2002:  expected volatility of 78%; risk-free interest rate of 5.5%; and a weighted-average expected life of the options of five years. For purposes of pro forma disclosures, the estimated fair value is amortized on an accelerated basis in accordance with FIN 28 over the vesting period.

Note 15 – Income Taxes

The provision (benefit) for income taxes for fiscal 2005, 2004 and 2003 is comprised of the following (in thousands):

	Year Ended June 30,
	2005	2004	2003

Current:
Federal	$405	$(500)	$(111)
State	(1,119)	2	2
Foreign	—	—	—
	(714)	(498)	(109)
Deferred:
Federal	—	—	—
State	—	—	—
Foreign	—	—	—
	—	—	—
Total	$(714)	$(498)	$(109)

The reported provision (benefit) for income taxes for the year ended June 30, 2005, 2004 and 2003 differ from the amount computed by applying the statutory federal income tax rate of 35 percent to the consolidated income (loss) before income taxes as follows (in thousands):

	Year Ended June 30,
	2005	2004	2003

Provision (benefit) computed at statutory rates	$(6,192)	$(2,702)	$(2,266)
Increase (reduction) resulting from:
Non-deductible goodwill	—	—	—
Non-deductible expenses	23	18	8
State taxes, net of federal benefit	9	2	2
Utilization of NOLs	—	—	(111)
Utilization of tax credits	—	(171)	—
Valuation allowance	5,446	2,355	2,258
Total	$(714)	$(498)	$(109)

The components of the Company’s net deferred income tax assets are as follows (in thousands):

	As of June 30,
	2005	2004

Current deferred tax assets:
Accrued expenses	$808	$658
Deferred compensation	5,624	4,734
Deferred revenue	74	97
Inventory reserves	1,795	676
Allowance for bad debts	1,225	1,123
Other	(1,364)	—
Total	8,162	7,288
Valuation allowance for deferred tax assets	(8,162)	(7,288)
Net deferred tax assets	$—	$—

Non-current deferred tax assets:
Net operating loss carryforwards	$17,961	$8,937
Tax credit carryforwards	1,712	1,883
Other	884	633
Total	20,557	11,453
Valuation allowance for deferred tax assets	(20,557)	(11,453)
Net deferred tax assets	$—	$—

The net change in the total valuation allowance for fiscal 2005 and 2004 was an increase of $9,978,000 and $1,371,000, respectively. In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical operating results and projections of taxable income for the future, the Company has determined that it is more likely than not that the deferred tax assets will not be realized through future taxable earnings. Accordingly, a valuation allowance was recorded to reduce deferred tax assets to the amount that is more likely than not to be realized. There can be no assurance that the Company will ever be able to realize the benefit of some or all of the federal and state loss carryforwards either due to ongoing operating losses or due to ownership changes, which limit the usefulness of the loss carryforwards.

At June 30, 2005, the Company had a California net operating loss carryforward of $51,300,000 which will begin to expire in 2013 unless previously utilized. At June 30, 2005, the Company had a Federal net operating loss carryforward of $35,800,000 which will begin to expire in 2023 unless previously utilized.

At June 30, 2005, Correlant has federal and California research and development credit carryforwards of approximately $569,000 and $971,000, respectively. The federal credit will begin to expire in 2023 unless previously utilized.

Income tax receivable at June 30, 2005 consists of the following:

(i) Federal tax of $441,000: The Company was previously under audit by the Internal Revenue Service (“IRS”) for tax years ended June 30, 2001, 2000, and 1999, which was resolved by the Joint Committee on Taxation (“JCT”) during fiscal 2005. The JCT approved the Company’s refund of income tax of approximately $1,486,000, which was reduced by interest owed by the Company to the IRS (restricted interest). See Note 20.

(ii) Federal income tax of $63,000: Correlant filed an amended tax return in June 2004 for the year ended September 30, 2000, which is currently being processed by the IRS. To date, no payment has been received.

(iii) State income tax of $1,134,000: As a result of re-auditing and restating the Company’s financial statements and an IRS examination, the Company amended its tax return for the year 2000 with the State of New Jersey to apply net operating losses generated in 2001and 2002 to taxable income reported in 2000. See Note 20.

Federal and state tax laws impose restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an “ownership change” for tax purposes as defined under Section 382 of the Internal Revenue Code.

Note 16 – Commitments and Contingencies

Leases

During the period covered by this report, the Company leased its facilities and certain equipment under non-cancelable operating leases, expiring at various dates through 2007.

During fiscal 2003, the Company leased a portion of the building to a significant shareholder of the Company.  See Note 13.  The sublease terminated August 1, 2003 when the Company moved to a new building.  Sublease income totaled $1,000 during fiscal 2003.

GoVideo had an operating lease for a 33,000 square foot facility used for both office space and warehousing. The lease expired January 31, 2006. Monthly rentals were based on a fixed schedule that provides for periodic rental adjustments during the lease term. There was no option to extend the lease.

GoVideo also leased a 13,000 square foot facility under a separate operating lease that was used for warehousing. The original term of the lease was five years beginning November 1999. During fiscal 2004, the lease was renegotiated to expire January 31, 2006 to coincide with GoVideo’s other facility lease. Monthly rentals were based on a fixed schedule that provides for periodic rental adjustments during the lease term. As part of the renegotiation, the original option to extend the lease term for an additional five years was removed from the agreement.

Upon termination of the above two leases, GoVideo negotiated a month-to-month lease of approximately 2,400 square of office space to accommodate its downsized operations.

During the fiscal years covered by this report, Correlant leased approximately 26,000 square feet of office space in San Diego, California, which was scheduled to expire November 2007. All future lease obligations, net of anticipated lease termination benefits, as of June 30, 2004 were accrued during fiscal 2004 as part of the shut down of Correlant’s historical operations. Such amounts are included in Restructuring charges (see Note 11) on the Company’s statement of operations. On November 4, 2004 Correlant entered a lease termination agreement for its San Diego facility.

Future minimum annual lease payments under non-cancelable operating leases at June 30, 2005 are as follows (in thousands):

Year Ending June 30,	Future Minimum Lease Payments
2006	$304
2007	14
2008	1
2009 and thereafter	—
$319

During October 2005, Opta extended its office lease through October 2006. Future minimum lease payments, not included in the above table, related to the lease extension total approximately $30,000.

Rent expense totaled $641,000, $856,000 and $591,000 during fiscal 2005, 2004 and 2003, respectively.

Purchase Obligations

As of June 30, 2005 and 2004, GoVideo had inventory purchase obligations totaling $2,864,000 and $32,575,000, respectively, which were part of the normal course of business.

Litigation (See Note 20)

From time to time the Company may be involved in various disputes and litigation matters arising in the normal course of business.

On April 11, 2003 Sharp Electronics filed suit against Correlant in the United States District Court for the District of Delaware. The complaint alleged cancellation of a purchase order outside the allowable cancellation timeframe under the terms of the purchase order. The complaint sought payment of the purchase order totaling $1,150,000. Correlant filed an answer on June 16, 2003, stating the components delivered by Sharp Electronics did not meet product specification and were unusable. On that same date, Correlant filed a counter suit for seeking recovery of components previously delivered by Sharp, which also did not meet product specification. Correlant sought to recover damages totaling $1,450,000. On January 21, 2004 Sharp agreed to settle all disputes with Correlant for $500,000, which was accrued as of June 30, 2003. Additionally, as part of the settlement, Correlant dropped its countersuit.

In February 1999, the Company acquired 100% of Professional Market Brokerage, Inc. (“PMB”), a Chicago-based financial trading firm that provides online trading services and 100% of US Securities & Futures Corp. (“USSF”), a full service brokerage firm in New York, NY. In June 1999, the Company created USS Online, Inc., (“USS Online”) a wholly-owned subsidiary, and transferred all of its ownership interests in each of USSF and PMB to USS Online to run those two financial service subsidiaries. In February 2000, the Company sold 72% of its ownership in USS Online to Travelway. The remaining 28% was deemed impaired during fiscal 2000 and written off. On January 16, 2002, Opta filed a lawsuit in the Supreme Court of the State of New York, New York County against USS Online, Travelway, and Huaya Lu Tung, seeking to recover $1,800,000 in principal and interest due on loans made to USS Online, and seeking to pierce the corporate veil and recover such amounts from defendants Travelway and Huaya Lu Tung. The Company asserted that Ms. Tung was the Chairperson and sole owner of Travelway and Chairperson of USS Online and the former Treasurer of the Company.

In February 2003, the Company entered into a settlement agreement with USS Online, Travelway, Mr. Hu, Ms. Tung, Lotus International Holdings Corp (“LIH”), a shareholder of the Company and three individuals to settle all claims against the defendants in the two cases cited above, subject to a number of conditions. In entering into the settlement agreement, none of the defendants admitted or conceded any liability in connection with the claims asserted in the cases. As conditions to the settlement agreement, the Company was required to receive: (a) 3,000,000 shares of the Company’s common stock; (b) a promissory note of LIH in the principal amount of $4,000,000, payable on February 19, 2008, with interest accruing at a rate of 3% per annum (the “Note”); (c) a stock pledge agreement, granting to the Company a first priority security agreement in 1,000,000 shares of the Company’s common stock as partial security for the Note (the “Pledged Shares”); (d) original stock certificates representing the Pledged Shares; (e) personal guaranty of the Note; and (f) all of the assets of USSF. To date, the Company has received 3,000,896 shares of the Company’s common stock. However, the Company has not received stock certificates for the Pledged Shares or the assets of USSF and has made demand on the other parties for fulfillment of the conditions to the settlement. The Company has reserved the right to take all actions for breach of the settlement, including reinstituting the original action. The 3,000,896 shares of common stock received as part of the settlement are accounted for as treasury stock and valued at $150,000 based on the adjusted closing sales price of $0.05 per share as reported by the National Quotation Bureau’s “Pink Sheets” and was recorded in Other income (expense) on the consolidated statement of operations during fiscal 2003.

On April 1, 2004, Opta filed an action against TurboComm, in New Jersey Federal Court, asserting two causes of action for breach of contract, and over $900,000 unpaid interest. On May 27, 2004, Opta filed a Request to Enter Default against TurboComm. On June 29, 2004, a Default was entered against TurboComm. On August 31, 2004 Opta reached a settlement agreement with TurboComm. Under the agreement, TurboComm agreed to pay Opta $20,000 and deliver 686,000 shares of Opta, constituting all shares owned by TurboComm. Both parties mutually agreed to release and discharge any and all claims that each may have against the other party.

On April 14, 2004, Correlant filed a lawsuit against TurboComm in the District Court of Taiwan seeking to collect TurboComm’s outstanding debt of approximately $2,300,000. Correlant sold products to TurboComm and paid certain license fees on TurboComm’s behalf. Correlant invoiced TurboComm for all products and license fees, yet TurboComm refused to pay. On July 30, 2004, Correlant reached a settlement agreement with TurboComm. Under the agreement, Correlant dismissed its lawsuit against TurboComm in exchange for the transfer of 700,000 Series A and 300,000 Series C shares of Correlant preferred stock owned by TurboComm. Both parties mutually agreed to release and discharge any and all claims that each may have against the other party.

The Company is involved in various legal proceedings in the normal course of business and its management believes that any liability to the Company that may arise as a result of these proceedings will not have a material adverse effect on its consolidated financial position, results of operations or cash flows. However, litigation is subject to inherent uncertainties. Were an unfavorable ruling to occur, there exists the possibility of a material adverse impact on the Company’s results of operations of the period in which the ruling occurs. The Company’s estimate of the potential impact on its financial position or overall results of operations for new legal proceedings could change in the future.

Employee Separation Agreements

In connection with the Vice President of Engineering and co-founder’s resignation from Correlant in July 2003 (see Note 1), the Company entered into an Employment Separation Agreement/Consulting Agreement with the former Vice President of Engineering. Under the terms of the agreement, Correlant paid the former Vice President of Engineering $2,000 and repurchased 272,000 Correlant shares held by the former Vice President of Engineering for $0.07 per share for a total of $19,000 during fiscal 2005. In addition, the Company paid the former Vice President of Engineering $20,000 per month for one year, from January 2004 through December 2004, to provide advice and input related to certain Correlant business matters.

In connection with the President and co-founder’s resignation from Correlant in July 2003 (see Note 1), the Company entered into an Employment Separation Agreement/Consulting Agreement with the former President.

Under the terms of the agreement, Correlant paid the former President $20,000 and agreed to repurchase 327,000 Correlant shares held by the former President for $0.07 per share for a total of $23,000. The former President remained in possession of his Correlant stock until Correlant dissolved subsequent to June 30, 2005. In addition, the Company paid the former President $23,000 per month for one year, from January 2004 through December 2004, to provide advice and input related to certain Correlant business matters.

In March 2004, GoVideo executed two-year employment agreements with its top executives for a base salary plus a severance package to include nine to ten months, depending on the individual agreement, of base salary for terminations without cause. As of June 30, 2005, $860,000 remained in effect.

Note 17 – Employee Benefit Plan

Opta has a 401(k) salary deferral Plan (“Opta Deferral Plan”), which is funded based on employee contributions. The terms of the original Opta Deferral Plan do not require Opta to make contributions to the Deferral Plan on behalf of each eligible employee. As such, there were no matching contributions during fiscal 2005, 2004 or 2003.

During April 2003, GoVideo established a 401(k) plan (“GoVideo Deferral Plan”). The terms of the GoVideo Deferral Plan do not require GoVideo to make a contribution. Rather, matching contributions are on a discretionary basis, equal to a percentage of an employee’s contribution to the GoVideo Deferral Plan for the year. There were no matching contributions during fiscal 2005, 2004 or 2003.

During the fiscal years covered by this report, Correlant had a 401(k) salary deferral Plan (“Correlant Deferral Plan”), which was funded based on employee contributions. The terms of the Plan provided for the Company to make contributions to the Plan on behalf of each eligible employee (as defined) in an amount equal to 100% on the first 6% of the eligible employee’s deferred compensation contribution (as defined). Correlant’s contributions to the Deferral Plan were approximately $1,000, $74,000 and $213,000 during fiscal 2005, 2004 and 2003, respectively. As part of the wind down and cessation of Correlant’s historical operations, Correlant’s Board of Directors approved the termination of the Correlant Deferral Plan effective August 31, 2004.

Note 18 –Segment and Geographic Information

Segment Information

FASB Statement 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”), establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available and is evaluated regularly by the chief operating decision maker, or decision making group. The Company’s chief operating decision maker is the Chief Executive Officer. The Company is organized geographically and by line of business. While the Chief Executive Officer evaluates results in a number of different ways, the primary basis for which the allocation of resources and financial results are assessed is product type. Duirng the period covered by this report, the Company operated in two segments: the development, manufacture and distribution of products used for broadband Internet access, including data-over-cable equipment and digital subscriber line (“DSL”) access and networking devices and the development, marketing, and distribution of innovative, high performance consumer electronic products.

The following table presents a summary of the Company’s businesses and operating segments (in thousands):

	As of or for the Year Ended June 30,
	2005	2004	2003
Broadband Internet access products:
Net revenues	$—	$622	$10,178
Cost of net revenues	—	259	7,919
Gross profit	—	363	2,259
Income (loss) from operations	$1,384	$(5,191)	$(9,971)

Total assets	$18,058	$19,101	$24,603

Consumer electronics:
Net revenue	129,119	124,702	9,276
Cost of net revenues	131,669	114,940	7,513
Gross profit (loss)	(2,550)	9,762	1,763
Loss from operations	$(16,818)	$(1,334)	$669

Total assets	$25,567	$49,235	$20,166

Total operating segments:
Net revenue	129,119	125,324	19,454
Cost of net revenues	131,669	115,199	15,432
Gross profit	(2,550)	10,125	4,022
Loss from operations attributable to operating segments	$(15,434)	$(6,525)	$(9,302)

Total assets attributable to operating segments	$43,625	$68,336	$44,769

Disclosed in the table below is the reconciliation of the loss from operations attributable to operating segments to loss from continuing operations before income taxes and non-controlling interest and total assets attributable to operating segments to total assets (in thousands):

	As of or for the Year Ended June 30,
	2005	2004	2003
Loss from operations attributable to operating segments	$(15,434)	$(6,525)	$(9,302)
Corporate general and administrative expenses	1,932	2,681	3,614
Total other income (expense), net	(1,623)	(78)	4,068
Loss from continuing operations before income taxes and non-controlling interest	$(18,989)	$(9,284)	$(8,848)

Total assets attributable to operating segments	$43,625	$68,336	$44,769
Total assets attributable to non-reporting segments	1,254	2,784	8,218
Total assets	$44,879	$71,120	$52,987

Geographic Information

During fiscal 2005, 2004 and 2003, the Company recorded revenues throughout the U.S., China, Taiwan, Japan and Europe as determined by the final destination of the product. The following table summarizes total net revenues attributable to significant countries (in thousands):

	Year Ended June 30,
	2005	2004	2003
Japan	$—	$215	$54
Taiwan and China	1,409	163	9,446
U.S.	127,710	124,819	9,478
Europe and other	—	127	476
	$129,119	$125,324	$19,454

Presented below is information regarding identifiable assets from continuing operations, classified by operations located in the U.S. and Asia (in thousands):

	June 30,
	2005	2004	2003
U.S.	$43,522	$70,755	$52,586
Asia	1,357	365	401
	$44,879	$71,120	$52,987

Note 19 – Selected Quarterly Financial Data (Unaudited)

The following table sets forth selected unaudited quarterly information for the Company’s last two fiscal years. The Company believes that all necessary adjustments (which consisted only of normal recurring adjustment) have been included in the amounts stated below to present fairly the results of such periods when read in conjunction with the financial statements and related notes included elsewhere herein (in thousands, except per share data):

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Fiscal 2005:
Total net revenues	$38,769	$50,772	$18,980	$20,598
Gross profit (loss)	(1,514)	2,776	(1,870)	(1,942)
Net loss	$(3,784)	$(3,171)	$(5,677)	$(6,229)
Net loss per share – basic	$(0.07)	$(0.06)	$(0.11)	$(0.14)

Fiscal 2004:
Total net revenues	$20,820	$36,579	$32,886	$35,039
Gross profit	1,262	4,418	3,554	891
Net loss	$(2,704)	$(141)	$(638)	$(4,239)
Net loss per share – basic	$(0.05)	$0.00	$(0.01)	$(0.08)

Note 20 – Subsequent Events

Litigation

On August 14, 2005, Daewoo Electronics America, Inc. (“Daewoo”) filed a lawsuit in the Superior Court of California, County of San Mateo, Case No. CIV 448845, entitled Daewoo Electronics America, Inc., Plaintiff v. Opta Corporation and Does 1 through 25, Defendants. The Complaint in the suit alleges that Opta Corporation executed a written guaranty dated December 4, 2003 in favor of Daewoo in which Opta Corporation unconditionally guaranteed the payment of all obligations of GoVideo to Daewoo, in a principal amount not to exceed $5,000,000. Daewoo alleges that it sold GoVideo goods of an agreed purchase price in excess of $10,000,000, for which

GoVideo has not paid. Daewoo alleges Opta Corporation owes Daewoo $5,000,000 in principal amount, plus interest, attorneys’ fees and costs under the guaranty. In a separate lawsuit filed in the Superior Court of California, County of San Mateo, on September 14, 2005, Case No. CIV 449577, entitled Daewoo Electronics America, Inc., Plaintiff v. Opta Systems, LLC, dba GoVideo and Does 1 through 25, Defendants, Daewoo sued GoVideo for the alleged purchase price of the goods in the amount of approximately $10,700,000, in principal amount, plus interest, attorneys’ fees and costs. Opta Corporation denies that it has any liability under the alleged guaranty. GoVideo denies that it has any liability to Daewoo. A motion to quash the service of Daewoo’s Summons and Complaint on Opta Corporation for lack of jurisdiction was taken off calendar following Daewoo’s re-service on Opta Corporation of the summons and complaint. A similar motion on GoVideo’s behalf was granted by the Court, finding that GoVideo is not subject to the jurisdiction of California courts. Opta Corporation’s demurrer challenging the legal sufficiency of Daewoo’s original Complaint was taken off calendar after Daewoo filed a First Amended Complaint on or about December 8, 2005. Opta Corporation filed a demurrer to the First Amended Complaint which is presently set for hearing on March 23, 2006. Opta Corporation also filed motions to dismiss the First Amended Compliant based on the filing of the GoVideo New Jersey Action described below, or, alternatively, to stay all action on the First Amended Complaint pending the outcome of the GoVideo New Jersey Action. A hearing on the motions to dismiss or stay is also set for March 23, 2006. The Court has set July 24, 2006 for jury trial of the San Mateo County action. Opta Corporation intends to defend Daewoo’s suit and to pursue any and all remedies to which it may be entitled.

On November 14, 2005, GoVideo filed an action in the United States District Court for the District of New Jersey, entitled Opta Systems, LLC d/b/a/ GoVideo v. Daewoo Electronics America, Inc. et al., Civil Action No. 05-5387 (JAP) (the “GoVideo New Jersey Action”), in which GoVideo brought claims against Daewoo Electronics America, Inc. and Daewoo Electronics Corp. (together, “Daewoo”) for breach of contract, breach of duty of good faith and fair dealing, breach of express and implied warranties, negligence, fraud, tortious interference, unjust enrichment, and alter ego liability, arising out of a series of purchase order contracts and related agreements. In the GoVideo New Jersey Action, GoVideo seeks compensatory damages from Daewoo in an amount not less than $19,400,000, plus punitive damages and certain other sums, and other relief. On December 13, 2005, Daewoo obtained an automatic clerk’s extension of Daewoo’s time to file an Answer or otherwise respond to the Complaint, which extended such time to December 27, 2005. Subsequently, by consent order dated December 29, 2005, Opta consented to further extend such time to January 27, 2006. On January 26, 2006, Daewoo filed an Answer to Complaint, Separate Defenses, Counterclaims, and Jury Demand, and on January 27, 2006, Daewoo filed an Amended Answer to Complaint, Separate Defenses, Counterclaims, and Jury Demand, denying any and all liability alleged in the Complaint, and alleging counterclaims against GoVideo based on causes of action for account stated, breach of contract, unjust enrichment, and fraud. By the counterclaims, Daewoo seeks damages in the total amount of approximately $30,200,000, plus punitive damages and certain other sums. GoVideo will timely file an Answer and Affirmative Defenses to the Counterclaims denying any and all liability. As of June 30, 2005, the financial statements include an account payable to Daewoo of approximately $7,700,000 representing goods bought from Daewoo.

Going Private Transaction

As discussed in Note 1, Opta is currently in the process of a corporate reorganization that will enable Opta to become a non-reporting company. On June 17, 2005 and August 2, 2005, Opta’s Board of Directors adopted resolutions proposing and approving the Going Private Transaction. On July 18, 2005 and August 2, 2005, stockholders who collectively own approximately 60.2% of Opta’s outstanding capital stock, consented in writing to the Going Private Transaction; the vote of more than 50% of Opta’s outstanding stock was required. The Going Private Transaction was approved twice by both the Board of Directors and the stockholders as a result of entering into several material transactions subsequent to the first approval.

On July 8, 2005 Opta filed a preliminary Schedule 14C and a Schedule 13E-3 describing the planned Going Private Transaction. Both documents were amended to incorporate significant company events and filed August 3, 2005. The Staff of the Commission reviewed our Schedules 14C and 13E-3 and responded with inquires and requests for additional information. Opta answered all of the Commission’s inquires and requests for additional information in a letter dated October 3, 2005 and amended its Schedule 14C and Schedule 13E-3 on October 3, 2005. Opta

subsequently received a further letter from the Staff dated October 18, 2005. Opta has not yet filed an amendment to the 14C and 13E, in response to the Staff’s comments because of the delay in completing its audited financials statements for the year ended June 30, 2005 and the interim periods ended September 30, 2005 and December 31, 2005, which would be required to be included in such amendments. Because Opta has not cleared comments from the Commission with respect to its Schedule 14C and Schedule 13E-3, Form 15 – Certification and Notice of Termination of Registration has not been filed yet, and Opta is required to continue its periodic reporting under the Securities Exchange Act of 1934.

On July 15, 2005, GoVideo management began taking additional steps to implement further cost reductions, including discussions with GoVideo employees. Subsequent to year end, as part of a cost reduction effort, 28 employees were terminated from GoVideo. Additionally, several employees quit as a result of the continued losses and down-sizing. As of January 31, 2006, GoVideo had six full-time employees, including three in product management and three in sales, general and administration.

Correlant Dissolution

On July 18, 2005, the Board of Directors of Correlant approved the dissolution of Correlant, pending approval by the Correlant shareholders. At a Special Meeting of Shareholders held August 5, 2005, Correlant shareholders approved the dissolution of Correlant. At the time of the dissolution, Opta held 10,000 shares of Series D preferred stock of Correlant and approximately 13,900,000 shares of common stock of Correlant. To date, Opta has received liquidation proceeds of $10,000,000 for its Series D preferred stock and $1,276,000 for its common stock. The Company sold its entire investment portfolio subsequent to June 30, 2005 as part of liquidating Correlant.

On July 5, 2005, Opta entered into a loan and security agreement with Correlant for $200,000 bearing interest at 6.00% per annum, maturing on June 2, 2006 and secured by Opta’s entire ownership interest in DigiTech. On July 26, 2005, Opta entered into an additional loan and security agreement with Correlant for $5,000,000 bearing interest at 2.75% per annum, maturing on December 31, 2005, and secured by 6,000 shares of Correlant Series D preferred stock held by Opta. On August 19, 2005 Opta repaid the entire $5,200,000 principal balance and accrued interest using the proceeds received from the Series D preferred stock liquidation as discussed above.

Line of Credit

Pursuant to a Participation Agreement (the “Participation Agreement”) between Opta and Wells Fargo Business Credit, a division of Wells Fargo Bank, NA (“Wells”), Opta acquired an 80% participation interest in the credit facility of GoVideo (see note 9), under the Credit and Security Agreement dated July 21, 2003, as amended to date (the “Wells Credit Agreement”) between GoVideo and Wells. On October 13, 2005, Opta amended the Participation Agreement to provide for revolving advances in an amount up to $2,000,000 over the borrowing base (such revolving advances over the borrowing base to be referred to as “Overline Advances”) and as a result, the participation percentage was 80% with respect to the revolving advances that are not Overline Advances and 100% with respect to Overline Advances. The maximum amount of the line of credit remained at $4,000,000. Concurrently with the purchase of the participation and Opta’s collateral deposit of $800,000 in cash collateral to secure its obligations and guaranty the Wells Credit Agreement, Wells released its lien on the intellectual property assets of GoVideo under the Wells Credit Agreement.

Pursuant to a forbearance agreement dated July 22, 2005, most recently amended January 20, 2006, between GoVideo and Wells (the “Forbearance Agreement”), Wells agreed to forbear from exercising its rights and remedies with respect to existing defaults under the Wells Credit Agreement from the date of the agreement through January 27, 2006 and modify certain terms of the Wells Credit Agreement, including reducing the maximum line of credit to $4,000,000 and waiving the termination fee. Wells also agreed that defaults by GoVideo under financial covenants in the Wells Credit Agreement and with respect to material adverse changes will not constitute new defaults under that agreement. As a condition to the forbearance by Wells, GoVideo agreed to pay to Wells a fee of $300,000 by adding to the loan’s principal balance in two installments, $150,000 on September 2, 2005 and $150,000 on January 4, 2006. Opta agreed to enter into the Participation Agreement and to deposit $800,000 in cash collateral to secure Opta’s guaranty as described above.

On January 27, 2006, pursuant to a Loan Sale Agreement dated January 20, 2006 between Opta and Wells, the Participation Agreement was terminated and Opta purchased the entire right, title and interest of Wells under, and Opta became the Lender under, the Wells Credit Agreement. The purchase price was $2,148,000, which consisted of the following: $2,113,000 principal, $23,000 interest and unused line of credit fees, and $12,000 legal and audit fees incurred by Wells. The full amount of Opta’s participation interest was credited against such purchase price. On February 1, 2006, Opta, as such Lender, and GoVideo further amended the Forbearance Agreement to extend the Forbearance Period to April 30, 2006, and to terminate the guaranty and the subordination agreement previously delivered by Opta to Wells under the Credit Agreement.

Notes Payable to Related Parties

Pursuant to a purchase and sale agreement dated July 26, 2005 (the “TCLMM Agreement”) among GoVideo, TCL Multimedia Technology Holdings Limited, a Cayman Islands company with shares listed on the Stock Exchange of Hong Kong Limited (“TCLMM”), TCL Industries, Asia Focus Industrial Limited (“Asia Focus”) and Opta, TCLMM agreed to assume the debt obligations owed by GoVideo to TCL Industries and Asia Focus under three promissory notes, with obligations totaling approximately $11,000,000 at July 26, 2005 (“Existing Obligations”). The Existing Obligations were previously guaranteed by Opta, and secured by Opta’s pledge of 100% of the Common Stock and Series D preferred stock of Correlant, held by Opta. Pursuant to the TCLMM Agreement, TCL Industries and Asia Focus released Opta’s obligations as guarantor under the Existing Obligations and released Opta’s pledge of the Correlant shares.

In consideration for TCLMM’s assumption of the Existing Obligations, GoVideo (i) assigned to TCLMM all of GoVideo’s right, title and interest in and to certain significant intellectual property assets of GoVideo (the “GoVideo IP”) and (ii) issued a promissory note in favor of TCLMM (the “TCLMM Note”) for an initial principal amount of $1,000,000, representing the difference between the preliminary value of the GoVideo IP, as determined by a third-party appraiser, and the Existing Obligations assumed by TCLMM. A subsequent independent appraisal of the GoVideo IP was completed, which reduced the final valuation of the GoVideo IP by $700,000. As a result, the TCLMM Note automatically increased to $1,700,000.

The TCLMM Note principal and interest, at a monthly rate of 0.257%, was originally due and payable on January 26, 2006. Pursuant to the TCLMM Agreement, GoVideo had granted to TCLMM a subordinated lien on all of GoVideo’s assets, as security for the TCLMM Note, junior to the lien under the Wells Credit Agreement. In addition, Opta had agreed to guaranty GoVideo’s obligations under the TCLMM Note pursuant to a Guaranty dated July 26, 2005.

Under the TCLMM Agreement, TCLMM granted to GoVideo a 90-day, non-exclusive, worldwide license to use the GoVideo IP on a royalty-free basis. On August 30, 2005, GoVideo and TCLMM entered into a non-exclusive license agreement through October 24, 2008, with an automatic renewal for subsequent two year terms unless terminated by either party by ninety days written notice of intention not to renew. Under the terms of the agreement, GoVideo will pay TCLMM a royalty based on the cost of goods sold in connection with the distribution, sale, advertising and promotion of certain consumer electronics products under the GoVideo tradename.

Opta Income Tax Refunds

Subsequent to fiscal year end, the Company received two income tax refunds for $473,000 and $1,134,000 from the IRS and the State of New Jersey, respectively. See Note 15.

Other

During fiscal 2006, GoVideo began changing its business model from an Original Equipment Manufacturer (“OEM”) model, which required significant working capital to meet inventory needs, to a brand licensing provider by bridging manufacturers and retailers. The Company believes this new model will enable GoVideo to reduce the overhead and risks of carrying obsolete inventories. GoVideo’s management is actively working with GoVideo’s suppliers in finalizing the form of business model for GoVideo’s future business operations. Management currently believes that if the new business model cannot be successfully implemented,, GoVideo will cease operations. If GoVideo is shutdown and has any assets subsequent to the shutdown, the assets will be combined with the proceeds from the liquidation of Correlant and used to identify market opportunities that will create and accelerate the growth and success of Opta complementary with the Company’s business and long-term strategies while leveraging the Company’s significant experience in the consumer electronics market.

Annex K

Quarterly Report on Form 10-Q for the Nine Month Period Ended March 31, 2006

K-1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Quarterly Period Ended March 31, 2006

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to .

Commission File Number: 000-24999

OPTA CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	52-1947160
(State or other jurisdiction of incorporation or jurisdiction)	(I.R.S. Employer Identification Number)

1350 Bayshore Highway, Suite 600, Burlingame, CA 94010
(Address of principal executive offices, Zip code)

650-579-3610
(Registrant’s telephone number, including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. (1) Yes  ☒        No     ☐      (2)  Yes    ☒       No   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes     ☐      No    ☒

The number of shares of Common Stock outstanding as of June 19, 2006 was 50,037,538.

FORM 10-Q INDEX

PART I.	FINANCIAL INFORMATION
Item 1.	Financial Statements
Condensed Consolidated Balance Sheets as of March 31, 2006 (unaudited) and June 30, 2005
Condensed Consolidated Statements of Operations (unaudited) for the Three and Nine months ended March 31, 2006 and 2005
Condensed Consolidated Statements of Cash Flows (unaudited) for the Nine months ended March 31, 2006 and 2005
Notes to Condensed Consolidated Financial Statements (unaudited)
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 3.	Quantitative and Qualitative Disclosure About Market Risk
Item 4.	Controls and Procedures
PART II.	OTHER INFORMATION
Item 1.	Legal Proceedings
Item 1A.	Risk Factors
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds
Item 3.	Defaults Upon Senior Securities
Item 4.	Submission of Matters to a Vote of Security Holders
Item 5.	Other Information
Item 6.	Exhibits
SIGNATURE

2

Forward-Looking Statements

This Quarterly Report on Form 10-Q, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 2 of Part I of this report, contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Opta Corporation and its consolidated subsidiaries (“Opta” or “Company”) may differ materially from those expressed or implied by such forward-looking statements and assumptions. Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “anticipates,” “plans,” “believes,” “projects,” “continues,” “may,” or “will” or statements concerning “potential” or “opportunity” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements.  Additionally, all statements that address future operating performance, events or developments that our management expects or anticipates to incur in the future, are forward-looking statements. These forward-looking statements are based on our management’s current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in our management’s forward-looking statements including the risk factors listed at pages 25-28.  The differences may be caused by a variety of factors, including but not limited to assumptions relating to the execution and timing of restructuring our business, the inability to implement our new business model, adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues, increased net loss, the possibility of fluctuation and volatility of our operating results and financial condition and the loss of key executives, among other things. Because of these and other factors that may affect our operating results, past performance should not be considered an indicator of future performance and investors should not use historical results to anticipate results or trends in future periods. Opta assumes no obligation and does not intend to update these forward-looking statements.

3

PART I. FINANCIAL INFORMATION

Item 1 - Financial Statements:

OPTA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2006	June 30, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,749	$1,713
Accounts receivable, net	382	10,637
Inventories, net	200	10,234
Income tax receivable	—	1,574
Prepaid expenses and other current assets	132	480
Current assets of discontinued operations	—	18,058
Total current assets	6,463	42,696

Property and equipment, net	159	335
Tradenames	—	2,456
Total assets	$6,622	$45,487

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Line of credit	$—	$6,172
Notes and interest payable to related parties	996	12,294
Accounts payable and accrued expenses	10,334	18,656
Accounts payable to related parties	360	-
Accrued restructuring charges	24	-
Warranty reserve	490	490
Current liabilities of discontinued operations	—	10
Total current liabilities	12,204	37,622

Non-controlling interest in subsidiaries	—	6,435

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, Series A $.001 par value, 100 authorized, 4 shares issued and outstanding at March 31, 2006 and June 30, 2005	—	—
Common stock $.001par value, 100,000 authorized, 64,241 shares issued and 50,037 outstanding at March 31, 2006 and June 30, 2005	64	64
Additional paid-in capital	128,442	128,442
Less: treasury stock at cost, 14,204 shares at March 31, 2006 and June 30, 2005	(2,478)	(2,478)
Accumulated deficit	(131,610)	(124,472)
Accumulated other comprehensive loss	—	(126)
Total stockholders’ equity (deficit)	(5,582)	1,430
Total liabilities and stockholders’ equity (deficit)	$6,622	$45,487

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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OPTA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine months ended March 31,
	2006	2005	2006	2005

Net revenues (returns)	$(100)	$18,980	$8,012	$108,521

Cost of net revenues	34	20,850	11,388	109,129

Gross profit (loss)	(134)	(1,870)	(3,376)	(608)

Operating expenses:
Selling, general and administrative	2,011	2,641	8,402	10,278
Restructuring charges	106	—	1,119	—
Research and development	—	621	197	1,923
Total operating expenses	2,117	3,262	9,718	12,201

Loss from operations	(2,251)	(5,132)	(13,094)	(12,809)

Other income (expense):
Interest income	58	—	163	2
Interest expense	(16)	(570)	(260)	(1,901)
Gain on sale of intellectual property	—	—	6,505	—
Gain on sale of fixed assets	23	—	23	—
Other	—	—	(11)	89
Total other income (expense), net	65	(570)	6,420	(1,810)
Loss from continuing operations before income taxes	(2,186)	(5,702)	(6,674)	(14,619)
Provision (benefit) for income taxes	—	—	—	—
Loss from continuing operations	(2,186)	(5,702)	(6,674)	(14,619)

Discontinued operations, net of tax:
Loss from liquidation of discontinued operations, net of taxes	—	—	(300)	—
Income (loss) from discontinued operations, net of taxes	—	25	(164)	1,987
Total gain (loss) from discontinued operations, net of taxes	—	25	(464)	1,987

Net loss	$(2,186)	$(5,677)	$(7,138)	$(12,632)

Net loss per common share—basic and diluted:
Loss from continuing operations	$(0.04)	$(0.11)	$(0.13)	$(0.29)
Income (loss) from discontinued operations	—	—	(0.01)	0.04
Net loss	$(0.04)	$(0.11)	$(0.14)	$(0.25)

Weighted average common shares outstanding—basic and Diluted	50,038	50,038	50,038	50,193

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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OPTA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)
	Nine months ended March 31,
	2006	2005

Operating activities
Loss from continuing operations	$(6,674)	$(14,619)
Income (loss) from discontinued operations	(464)	1,987
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Gain on treasury stock obtained during settlement	—	(89)
(Income) loss from discontinued operations	464	(1,987)
Depreciation and amortization	203	378
Gain on sale of intellectual property	(6,505)	—
Gain on sale of fixed assets	(23)	—
Changes in operating assets and liabilities:
Accounts receivable, net	10,255	8,252
Inventories, net	10,034	(454)
Prepaid expenses and other current assets	348	63
Income tax receivable	1,574	—
Other assets	—	(6)
Accrued restructuring charges	24	—
Accounts payable and accrued expenses	(8,322)	7,984
Accounts payable to related parties	360	—
Interest payable to related parties	82	77
Cash provided by operating activities	1,356	1,586

Investing activities
Purchases of property and equipment	(27)	(394)
Purchases of tradename	(30)	—
Proceeds from sale of property and equipment	23	30
Expenses associated with the sale of tradenames	(309)	—
Proceeds from liquidated discontinued operations	5,467	—
Cash provided (used) by investing activities	5,124	(364)

Financing activities
Proceeds from advances on line of credit	11,670	117,178
Payments on line of credit	(15,711)	(119,036)
Purchase of subsidiary’s bank loan	(2,148)
Proceeds related to treasury stock obtained during settlement	—	20
Proceeds from/repayments on notes payable from related party	3,745	—
Cash used by financing activities	(2,444)	(1,838)
Net increase (decrease) in cash and cash equivalents	4,036	(616)
Cash and cash equivalents at beginning of period	1,713	1,898
Cash and cash equivalents at end of period	$5,749	$1,282

Non-cash investing and financing activities:
Sale of GoVideo Intellectual Property	$9,300	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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OPTA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by Opta Corporation (“Opta” or “Company”) in accordance with generally accepted accounting principles and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements, prepared in accordance with accounting principles generally accepted in the United States, have been condensed or omitted pursuant to such rules and regulations. However, we believe the disclosures in these financial statements are adequate to ensure the information presented is not misleading. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended June 30, 2005, which was filed with the SEC on March 14, 2006.

In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our financial position, results of operations and cash flows.

The results of operations for the three and nine months ended March 31, 2006 are not necessarily indicative of the results of operations that may be reported for any other interim period or for the entire year ending June 30, 2006. The balance sheet as of June 30, 2005 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements, as permitted by SEC rules and regulations for interim reporting

The consolidated balance sheet as of June 30, 2005 has been prepared to present the financial position of Opta’s continuing business and to provide comparative financial information to March 31, 2006. The financial statements have been restated to disclose the assets, liabilities and results of operations related to the Company’s subsidiary Correlant Communications, Inc (“Correlant”) (see discussion below) as discontinued operations in the accompanying financial statements.

Certain prior period amounts have been reclassified to conform to the current period presentation. Such reclassifications had no effect on previously reported results of operations.

As of March 31, 2006, we had two operating subsidiaries: Opta Systems, LLC d/b/a GoVideo (“Opta Systems” or “GoVideo”) and Go Video DigiTech (Huizhou) Co., Ltd. (“DigiTech”). In August 2005, the board of directors and shareholders of our non-operating subsidiary, Correlant, approved the dissolution of Correlant.

Significant Accounting Policies

The consolidated financial statements include the accounts of Opta and its subsidiaries. All significant intercompany transactions and balances have been eliminated. Subsidiaries in which Opta owns at least 50% are consolidated, except for investments in which control is deemed to be temporary, in which case the equity method of accounting is used. Equity investments in which Opta owns at least 20% of the voting securities are accounted for using the equity method, except for investments in which the Company is not able to exercise significant influence over the investee, in which case, the cost method of accounting is used. The cost method of accounting is used for all investments in which Opta owns less than 20%. As such, the accounts of our subsidiaries, GoVideo and DigiTech, have been consolidated. Since the approval of Correlant’s dissolution, we can no longer exercise significant influence over Correlant’s operations. As a result, from the date that Correlant’s dissolution was approved in August 2005, until the dissolution of Correlant in December 2005, we accounted for Correlant using the cost method of accounting.

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Note 2 — Going Private Transaction

Opta is currently taking steps (“Going Private Transaction”) to complete a corporate reorganization that will enable Opta to become a non-reporting company with the Securities and Exchange Commission (the “Commission”). The purpose of the Going Private Transaction is to enable Opta to terminate its Periodic Reporting Obligations and continue future operations as a private company, and alleviating the costs, administrative burdens and competitive disadvantages associated with operating as a public company.  Opta intends to accomplish this purpose by reducing the number of holders of record to fewer than 300 by cashing out certain stockholders as described in our preliminary Schedule 14C filed with the Commission on May 4, 2006

Because the results of a Going Private Transaction are more predictable and automatic as compared to other alternatives of ways to complete the process of going private, our Board of Directors believes that the Going Private Transaction is the most expeditious and economical way of reducing the number of holders of record to fewer than 300 thereby positioning us to effect the termination of our Periodic Reporting Obligations. The Going Private Transaction will become effective once we clear all comments with the Staff of the Commission, file our definitive Schedule 14C and Schedule 13E-3, consummate the Going Private Transaction and file a Form 15— Certification and Notice of Termination of Registration.

Note 3 — Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market value. As of March 31, 2006, inventories consist of service replacement parts and consumer electronics on hand and in transit from the manufacturer, which are generally purchased FOB shipping point.

The Company provides inventory reserves for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future demand and market conditions. The activity in the allowance for obsolete and excess inventory is shown below (in thousands):

Balance, June 30, 2005	$3,964
Expense/(Recovery)	1,033
Write off and other	(4,639)
Balance, March 31, 2006	$358

Due to the shut down of GoVideo’s historical operations, inventories and the related allowance as of March 31, 2006 were written off. At March 31, 2006, inventories and related allowance for obsolete and excess inventory relate to DigiTech.

Note 4 — Restructuring Charges and Related Transactions

During the first quarter of fiscal 2006, Opta’s management and board of directors approved and implemented plans to restructure certain operations of GoVideo with the intent of reducing GoVideo’s working capital requirements, better managing GoVideo’s cost structure and aligning certain of its operations more effectively with the current economic conditions in the consumer electronics industry.  The restructuring included the following:

•                  Sale of GoVideo’s intellectual property;

•                  Restructuring  GoVideo’s line of credit; and

•                  Restructuring GoVideo’s operations.

Hereafter, the above three transactions are referred to collectively as the “Fiscal 2006 GoVideo Restructuring.”

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Sale of GoVideo’s Intellectual Property

Pursuant to a purchase and sale agreement dated July 26, 2005 (the “TCLMM Agreement”) among GoVideo, TCL Multimedia Technology Holdings Limited, a Cayman Islands company with shares listed on the Stock Exchange of Hong Kong Limited (“TCLMM”), TCL Industries (H.K.) Holdings Limited (“TCL”), Asia Focus Industrial Limited (“Asia Focus”) and Opta, TCLMM agreed to assume the debt obligations owed by GoVideo to TCL and Asia Focus under three promissory notes, with obligations totaling approximately $11,000,000 at July 26, 2005 (“Existing Obligations”). The Existing Obligations were previously guaranteed by Opta, and secured by Opta’s pledge of 100% of the Common Stock and Series D preferred stock of Correlant, held by Opta. Pursuant to the TCLMM Agreement, TCL and Asia Focus released Opta’s obligations as guarantor under the Existing Obligations and released Opta’s pledge of the Correlant shares.

In consideration for TCLMM’s assumption of the Existing Obligations, GoVideo (i) assigned to TCLMM all of GoVideo’s right, title and interest in and to certain significant intellectual property assets of GoVideo (the “GoVideo IP”) and (ii) issued a promissory note in favor of TCLMM (the “TCLMM Note”) for an initial principal amount of $1,000,000, representing the difference between the preliminary value of the GoVideo IP, as determined by a third-party appraiser, and the Existing Obligations assumed by TCLMM. A subsequent independent appraisal of the GoVideo IP was completed, which reduced the final valuation of the GoVideo IP by $700,000. As a result, the TCLMM Note automatically increased to $1,700,000. In February 2006, GoVideo paid the TCLMM Note in full. The total principal and interest paid was approximately $1,726,000.

Under the TCLMM Agreement, TCLMM granted to GoVideo a 90-day, non-exclusive, worldwide license to use the GoVideo IP on a royalty-free basis. On August 30, 2005, GoVideo and TCLMM entered into an exclusive license agreement (“TCLMM License Agreement”) through October 24, 2008, with an automatic renewal for subsequent two year terms unless terminated by either party by ninety days written notice of intention not to renew. Under the terms of the agreement, GoVideo agreed to pay TCLMM a royalty based on the cost of goods sold in connection with the distribution, sale, advertising and promotion of certain consumer electronics products under the GoVideo tradename. The TCLMM License Agreement was subsequently terminated. See “Restructuring GoVideo’s Operations” below.

In connection with the sale of GoVideo’s IP, the Company recorded a gain of $6,505,000 included in Other income in the consolidated statement of operations during the nine months ended March 31, 2006 as follows:

Appraised value of GoVideo’s IP	$9,300,000
Book value of GoVideo’s IP	(2,486,000)
Selling expenses	(309,000)
Gain on sale of GoVideo IP	$6,505,000

TCLMM and Asia Focus are affiliates of TCL, the majority stockholder of the Company.

Restructuring GoVideo’s Line of Credit

Pursuant to a Participation Agreement (the “Participation Agreement”) between Opta and Wells Fargo Business Credit, a division of Wells Fargo Bank, NA (“Wells”), Opta acquired an 80% participation interest in the credit facility of GoVideo, under the Credit and Security Agreement dated July 21, 2003, as amended to date (the “Wells Credit Agreement”) between GoVideo and Wells. On October 13, 2005, Opta amended the Participation Agreement to provide for revolving advances in an amount up to $2,000,000 over the borrowing base (such revolving advances over the borrowing base to be referred to as “Overline Advances”) and as a result, the participation percentage was 80% with respect to the revolving advances that are not Overline Advances and 100% with respect to Overline Advances. The maximum amount of the line of credit remained at $4,000,000. Concurrently with the purchase of the participation and Opta’s collateral deposit of $800,000 in cash collateral to secure its obligations and guaranty of the Wells Credit Agreement, Wells released its lien on the intellectual property assets of GoVideo under the Wells Credit Agreement.

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Pursuant to a forbearance agreement dated July 22, 2005, most recently amended January 20, 2006 (as discussed below), between GoVideo and Wells (the “Forbearance Agreement”), Wells agreed to forbear from exercising its rights and remedies with respect to existing defaults under the Wells Credit Agreement from the date of the agreement through January 27, 2006 and modify certain terms of the Wells Credit Agreement, including reducing the maximum line of credit to $4,000,000 and waiving the termination fee. Wells also agreed that defaults by GoVideo under financial covenants in the Wells Credit Agreement and with respect to material adverse changes will not constitute new defaults under that agreement. As a condition to the forbearance by Wells, GoVideo agreed to pay to Wells a fee of $300,000 by adding to the loan’s principal balance in two installments, $150,000 on September 2, 2005 and $150,000 on January 4, 2006. Opta agreed to enter into the Participation Agreement and to deposit 20% of the loan value in cash collateral to secure Opta’s guaranty as described above.

On January 27, 2006, pursuant to a Loan Sale Agreement dated January 20, 2006 between Opta and Wells, the Participation Agreement was terminated and Opta purchased the entire right, title and interest of Wells under, and Opta became the Lender under the Wells Credit Agreement. The purchase price was approximately $2,148,000, which consisted of the following: $2,113,000 principal, $23,000 interest and unused line of credit fees, and $12,000 legal and audit fees incurred by Wells. The full amount of Opta’s participation interest was credited against such purchase price. On February 1, 2006, Opta, as such Lender, and GoVideo further amended the Forbearance Agreement to extend the Forbearance Period to April 30, 2006, and to terminate the guaranty and the subordination agreement previously delivered by Opta to Wells under the Credit Agreement. On April 30, 2006, Opta further extended the Forbearance Period to October 30, 2006. The loan, principal, interest and related fees, between Opta and GoVideo has been eliminated on the consolidated financial statements as of and for the period ended March 31, 2006.

Restructuring GoVideo’s Operations

During the first quarter of fiscal 2006, GoVideo began shutting down its historical operations as an original equipment manufacturer (“OEM”) because the business model required significant working capital to meet inventory needs and also carried a substantial risk of obsolete inventory. The shut down of GoVideo’s historical operations as a consumer electronics OEM was substantially completed by January 31, 2006. In anticipation of implementing a new business model as a brand licensing provider for domestic retail consumer electronics, GoVideo entered the TCLMM License Agreement as discussed above. However, on December 28, 2005, TCLMM notified GoVideo of its intention to exercise its right to unilaterally terminate the agreement without cause upon ninety days’ written notice pursuant to the terms of the agreement.  GoVideo agreed to terminate the agreement effective as of January 12, 2006 in order for Opta to continue the brand licensing business under a new license agreement with TCLMM discussed below. Subsequent to the shut down of GoVideo’s historical operations and the termination of the TCLMM License Agreement, GoVideo’s short term business plan has focused on collecting receivables and managing liabilities that remain outstanding from GoVideo’s historical operations. Currently, GoVideo has no business plan that generates revenue.  If GoVideo does not identify and successfully implement a longer term business plan that generates revenue, GoVideo will be shut down. If GoVideo is shutdown and has any assets subsequent to the shutdown, the assets will be combined with the proceeds from the liquidation of Correlant and used to identify market opportunities that will complement the Company’s business and long-term strategies while leveraging the Company’s significant experience in the consumer electronics market.

Opta’s Entry into a Material Definitive Agreement

Concurrent with GoVideo’s termination of its licensing agreement with TCLMM, discussed above, on January 12, 2006, Opta and TCLMM entered into an exclusive license agreement through August 31, 2008, which includes the right to sublicense. The agreement automatically renews for subsequent two year terms unless terminated by either party by one hundred eighty days written notice of intention not to renew. Under the terms of the agreement, Opta will pay TCLMM a royalty based on the cost of goods sold in connection with the distribution, sale, advertising and promotion of certain consumer electronics products under trademarks associated with the GoVideo tradename.

Opta entered the above agreement as part of the Company’s consolidated strategic shift toward becoming a brand

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licensing provider for domestic retail consumer electronics. The GoVideo name has been positioned in the consumer electronics industry to connote high performance products that incorporate advanced technology, ease of use, and superior industrial design since 1984. As such, Opta management intends to capitalize on the brand name recognition and sublicense the GoVideo brand name by bridging international manufacturers of consumer electronics to domestic retailers. Opta will sublicense the GoVideo tradename to third party licensees who produce, market and sell their consumer electronics products bearing the GoVideo tradename. Opta plans to choose its licensees carefully and impose upon such licensees various restrictions on the products, and on the manner, on which the GoVideo name may be used. In addition, the Company will require its licensees to abide by certain standards of conduct and the laws and regulations of the jurisdictions in which they do business. However, if a licensee fails to adhere to these requirements, the GoVideo brand could be damaged. The GoVideo brand could also be damaged if a licensee becomes insolvent or by any negative publicity concerning a licensee or if the licensee does not maintain good relationships with its customers or consumers.

As of the date of this report, Opta has two license agreements with international consumer electronics manufacturers, pertaining to the GoVideo brand, that cover domestic markets. Opta, with the support of GoVideo, is actively pursuing new licensees for both domestic and international markets. There has been no revenue recognized from these two license agreements as of March 31, 2006.

Restructuring Charges

In connection with the Fiscal 2006 GoVideo Restructuring, GoVideo recorded a restructuring charge of $1,013,000 during the first quarter of fiscal 2006. During the third quarter of fiscal 2006, GoVideo recorded additional restructuring charges of $106,000 associated with further employee terminations.  The following table summarizes the activity in the Company’s consolidated reserves associated with its restructuring of GoVideo’s operations (in thousands):

	Separation expenses for terminated employees and contractors	Other	Total restructuring charges
Balance at June 30, 2005	$—	$—	$—
Fiscal 2006 restructuring charges	1,050	69	1,119
Cash payments	(1,026)	(69)	(1,095)
Balance at March 31, 2006	$24	$0	$24

The remaining balance of severance expenses of $24,000 represents remaining payments to already terminated employees in accordance with their severance agreements.

Note 5 — Liquidity and Going Concern

The Company incurred net losses of $2,186,000 and $7,138,000 during the three and nine months ended March 31, 2006, respectively, and $18,861,000 and $7,722,000 during the fiscal years ended June 30, 2005 and 2004, respectively. And at March 31, 2006, the Company had an accumulated deficit of $131,610,000.

The continued losses, negative working capital at March 31, 2006 of ($5,741,000) and lack of a successful business plan raise substantial doubt about the Company’s ability to continue as a going concern. The Company anticipates that its current cash and cash equivalents and the ability to borrow from related parties will be sufficient to fund its operations for at least the next twelve months assuming GoVideo successfully manages its existing liabilities. See Note 12. Accordingly, if GoVideo does not successfully manage its liabilities, the Company may be forced to borrow additional funds, which could increase the risk of operating as a going concern.

`

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The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.

Note 6 — Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants (“AICPA”), and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Note 7 — Discontinued Operations

On July 18, 2005, the Board of Directors of Correlant approved the dissolution of Correlant, pending approval by the Correlant shareholders. At a Special Meeting of Shareholders held August 5, 2005, Correlant shareholders approved the dissolution of Correlant. At the time of the dissolution, Opta held 10,000 shares of Series D preferred stock of Correlant and approximately 13,900,000 shares of common stock of Correlant. During August 2005, Opta received liquidation proceeds of $10,000,000 for its Series D preferred stock. During December 2005, Opta received liquidation proceeds of $1,276,000 for its shares of Correlant’s common stock.

The dissolution of Correlant, based on SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), met the criteria of discontinued operations during the first quarter of fiscal 2006. As such, the liquidation of Correlant and its related operating results have been excluded from continuing operations and classified as a discontinued operation for all periods presented in accordance with the requirements of SFAS 144.

The following is a summary of the results of discontinued operations relating to Correlant for the three and nine months ended March 31, 2006 and 2005 (in thousands):

	Three Months Ended March 31,		Nine months ended March 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Selling, general and administrative expense (reversal)	$—	$69	$112	$(1,511)

Income (loss) from operations	—	(69)	(112)	1,511
Interest income	—	103	77	308
Other income (expense)	—	—	(186)	774

Income (loss) before non-controlling interest	—	34	(221)	2,593
Non-controlling interest in (income) loss of consolidated subsidiaries	—	(9)	57	(606)
Income (loss) from discontinued operations	$—	$25	$(164)	$1,987

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The table that follows presents a breakdown of the major components of assets and liabilities of discontinued operations as of June 30, 2005 (in thousands):

Assets

Cash	$1,131
Short term investments	16,128
Notes and interest receivable from related parties, net	608
Income tax receivable	63
Other current assets	128
Total assets of discontinued operations	$18,058

Liabilities

Accounts payable	$10
Total liabilities of discontinued operations	$10

Note 8 — Notes Payable to Related Parties

Opta

On July 5, 2005, Opta entered into a loan and security agreement with Correlant for $200,000 bearing interest at 6.00% per annum, maturing on June 2, 2006 and secured by Opta’s entire ownership interest in DigiTech. On July 26, 2005, Opta entered into an additional loan and security agreement with Correlant for $5,000,000 bearing interest at 2.75% per annum, maturing on December 31, 2005, and secured by 6,000 shares of Correlant Series D preferred stock held by Opta. On August 19, 2005 Opta repaid the entire $5,200,000 principal balance and accrued interest using the proceeds received from the Series D preferred stock liquidation as discussed above.

DigiTech

On August 12, 2005 DigiTech increased its short term loan from TCL to $989,000. The terms of the original $725,000 loan, which was entered into April 19, 2005, remained in effect. The annual interest rate is 5.2% and interest is paid monthly. Currently, the loan matures on June 30, 2006, but may be automatically extended for an additional six month terms if DigiTech and TCL mutually agree to renew the loan.

Note 9 — Stock-Based Compensation

We account for our stock-based compensation plans under the intrinsic value method of accounting as defined by APB 25 and related interpretations. We apply the disclosure provisions of FASB 123 as amended by FASB 148, Accounting for Stock-Based Compensation—Transition and Disclosure. Although we have the ability to issue stock options to our employees and outside directors under stockholder approved stock option programs and provide employees the right to purchase our stock pursuant to employee stock purchase programs, we did not have any stock options outstanding during the three and nine months ended March 31, 2006 or 2005. As such, stock-based compensation had no effect on reported net loss and net loss per share.

Note 10 — Basic and Diluted Net Loss Per Share

Basic and diluted net loss per share is computed by dividing net loss by the weighted average number of shares outstanding during the period. Opta had no employee stock options, common stock warrants or any other common stock equivalents outstanding  during the three and nine months ended March 31, 2006 or 2005. As a result, for all periods presented, the Company’s basic and diluted net loss per share is the same.

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Note 11 — Comprehensive Loss

The Company’s Other comprehensive loss includes unrealized gains (losses) on marketable securities and foreign currency translation adjustments. Opta had no Other comprehensive income (loss) during the three and nine months ended March 31, 2006 as a result of Correlant’s dissolution. During the three and nine months ended March 31, 2005, the Company’s Other comprehensive income (loss) was comprised of Opta’s portion of the change in Correlant’s unrealized gain (loss) on short term investments categorized as available-for-sale. The following table computes the Company’s comprehensive loss (in thousands):

	Three Months Ended March 31,		Nine months ended March 31,
	2006	2005	2006	2005

Net loss, as reported	$(2,186)	$(5,677)	$(7,138)	$(12,632)
Opta’s portion of the change in Correlant’s unrealized gain (loss) on short term investments	—	(53)	—	(43)
Comprehensive loss	$(2,186)	$(5,730)	$(7,138)	$(12,675)

Note 12 — Litigation

From time to time we may be involved in various disputes and litigation matters arising in the normal course of business.

Daewoo Electronics America, Inc.

On August 14, 2005, Daewoo Electronics America, Inc. (“Daewoo”) filed a lawsuit in the Superior Court of California, County of San Mateo, Case No. CIV 448845, entitled Daewoo Electronics America, Inc., Plaintiff v. Opta Corporation and Does 1 through 25, Defendants. The Complaint in the suit alleges that Opta Corporation executed a written guaranty dated December 4, 2003 in favor of Daewoo in which Opta Corporation unconditionally guaranteed the payment of all obligations of GoVideo to Daewoo, in a principal amount not to exceed $5,000,000. Daewoo alleges that it sold GoVideo goods of an agreed purchase price in excess of $10,000,000, for which GoVideo has not paid. Daewoo alleges Opta Corporation owes Daewoo $5,000,000 in principal amount, plus interest, attorneys’ fees and costs under the guaranty. In a separate lawsuit filed in the Superior Court of California, County of San Mateo, on September 14, 2005, Case No. CIV 449577, entitled Daewoo Electronics America, Inc., Plaintiff v. Opta Systems, LLC, dba GoVideo and Does 1 through 25, Defendants, Daewoo sued GoVideo for the alleged purchase price of the goods of approximately $10,700,000, in principal amount, plus interest, attorneys’ fees and costs. Opta Corporation denies that it has any liability under the alleged guaranty. GoVideo denies that it has any liability to Daewoo. A motion to quash the service of Daewoo’s Summons and Complaint on Opta Corporation for lack of jurisdiction was taken off calendar following Daewoo’s re-service on Opta Corporation of the summons and complaint. A similar motion on GoVideo’s behalf was granted by the Court, finding that GoVideo is not subject to the jurisdiction of California courts. Opta Corporation’s demurrer challenging the legal sufficiency of Daewoo’s original Complaint was taken off calendar after Daewoo filed a First Amended Complaint on or about December 8, 2005. Opta Corporation filed a demurrer to the First Amended Complaint and Opta Corporation also filed motions to dismiss the First Amended Compliant based on the filing of the GoVideo New Jersey Action described below, or, alternatively, to stay all action on the First Amended Complaint pending the outcome of the GoVideo New Jersey Action. On March 23, 2006, the Court granted the motion to stay and took the hearing on the motion demurrer off calendar. The trial date has also been vacated. Daewoo filed a Notice of Appeal of the Court’s order staying the action on April 4, 2006. The parties are in the process of preparing the appellate record and briefing on the appeal has not yet begun. Opta Corporation intends to defend Daewoo’s suit and to pursue any and all remedies to which it may be entitled.

On November 14, 2005, GoVideo filed an action in the United States District Court for the District of New Jersey, entitled Opta Systems, LLC d/b/a/ GoVideo v. Daewoo Electronics America, Inc. et al., Civil Action No. 05-5387 (JAP) (the “GoVideo New Jersey Action”), in which GoVideo brought claims against Daewoo Electronics America, Inc.

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and Daewoo Electronics Corp. (together, “Daewoo”) for breach of contract, breach of duty of good faith and fair dealing, breach of express and implied warranties, negligence, fraud, tortious interference, unjust enrichment, and alter ego liability, arising out of a series of purchase order contracts and related agreements. In the GoVideo New Jersey Action, GoVideo seeks compensatory damages from Daewoo in an amount not less than $19,400,000, plus punitive damages and certain other sums, and other relief. On December 13, 2005, Daewoo obtained an automatic clerk’s extension of Daewoo’s time to file an Answer or otherwise respond to the Complaint, which extended such time to December 27, 2005. Subsequently, by consent order dated December 29, 2005, Opta consented to further extend such time to January 27, 2006. On January 26, 2006, Daewoo filed an Answer to Complaint, Separate Defenses, Counterclaims, and Jury Demand, and on January 27, 2006, Daewoo filed an Amended Answer to Complaint, Separate Defenses, Counterclaims, and Jury Demand, denying any and all liability alleged in the Complaint, and alleging counterclaims against GoVideo based on causes of action for account stated, breach of contract, unjust enrichment, and fraud. By the counterclaims, Daewoo seeks damages in the total amount of $30,200,000, plus punitive damages and certain other sums. On February 16, 2006, GoVideo timely filed an Answer and Affirmative Defenses to the Counterclaims denying any and all liability. On May 17, 2006, the parties filed their Joint Discovery Plan, in accordance with the New Jersey Local Court Rules. On May 22, 2006, the mandatory Initial Scheduling Conference with the Court was held, during which a pre-trial discovery schedule was ordered by the Court, but no trial date was fixed. On May 23, 2006, a mandatory Settlement Conference with the Court was held, during which the parties discussed with the Court various preliminary settlement issues.

U.S. Customs and Border Protection

On March 15, 2006, U.S. Customs and Border Protection (“Customs”) issued a penalty notice (the “Notice”) to GoVideo of $4,380,000. The Notice covered seven shipments, occurring from October 2004 through April 2005, of DVD players with unauthorized trademarks. On May 15, 2006, Go Video timely filed a Petition for Relief (the “Petition”) raising legal and factual grounds supporting a mitigation or remission of the Notice amount. Estimated cost of settling such Notice, based on previous settlements with Customs, in the amount of $400,000 has been charged to current operations in the nine months ended March 31, 2006.

We are involved in various other legal proceedings. Our management believes that any liability to us that may arise as a result of these proceedings will not have a material adverse effect on our consolidated financial position, results of operations or cash flows. However, litigation is subject to inherent uncertainties. Were an unfavorable ruling to occur, there exists the possibility of a material adverse impact on our results of operations of the period in which the ruling occurs. Our estimate of the potential impact on our financial position or overall results of operations for new legal proceedings could change in the future.

As of March 31, 2006, the Company has accrued $7,800,000 included in Accounts payable and accrued expenses in connection with the relevant actions described above

Note 13 — Segment and Geographic Information

The Chief Operating Decision Maker (“CODM”), as defined by SFAS 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”), is the Chief Executive Officer. The CODM allocates resources to and assesses the performance of each operating segment using information about its revenues, gross margin, operating expenses and debt and related interest expense. During the three and nine months ended March 31, 2006, as a result of Correlant’s dissolution, we operated in one segment which was the distribution of innovative, high performance consumer electronic products. Although we operated in one additional segment, defined as the development, manufacture and distribution of products used for broadband Internet access, including data-over-cable equipment and digital subscriber line (“DSL”) access and networking devices during the nine months ended March 31, 2005, the activity related to this segment was solely Correlant. Correlant’s operating results have been excluded from continuing operations and classified as a discontinued operation for all periods presented in accordance with the requirements of SFAS 144. Therefore, the statement of operations, excluding discontinued operations, for all periods presented is attributable to our consumer electronics segment.

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Geographic Information

During the three and nine months ended March 31, 2006 and 2005, we recorded net revenues (returns) throughout the U.S. and Asia as determined by the final destination of the product. The following table summarizes total net revenues (returns) attributable to significant countries (in thousands):

	Three Months Ended March 31,		Nine Months ended March 31,
	2006	2005	2006	2005

Asia	$89	$283	$1,020	$519
U.S.	(189)	18,697	6,992	108,002
	$(100)	$18,980	$8,012	$108,521

Presented below is information regarding identifiable assets from continuing operations, classified by operations located in the U.S. and Asia (in thousands):

	As of March 31,
	2006	2005
U.S.	$6,035	$43,082
Asia	587	453
	$6,622	$43,535

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Item 2 - Management’s Discussion and Analysis of Financial Condition and Results of Operations:

You should read the following discussion in conjunction with Opta Corporation’s (“Opta” or “Company”) unaudited condensed consolidated financial statements and notes included herein. The results described below are not necessarily indicative of the results to be expected in any future period. Certain statements in this discussion and analysis, including statements regarding our strategy, financial performance and revenue sources, are forward-looking statements based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Readers are referred to Opta’s Annual Report on Form 10-K for the year ended June 30, 2005 as filed with the SEC on March 14, 2006 and to the section entitled “Certain Factors That May Affect Future Results” contained herein which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

We begin Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) with a discussion of transactions consummated during Fiscal 2006 that have had, and will continue to have, a significant impact on our consolidated financial position, results of operations and cash flows and how these transactions will impact our “Business Outlook” for the remainder of fiscal 2006. We then provide a more detailed analysis of our financial condition and results of operations for the three and nine months ended March 31, 2006 compared to the three and nine months ended March 31, 2005. This detailed analysis is provided solely for readers to understand the historical results of our operations during the time periods covered. However, due to the strategic change in direction of Opta and the significant transactions we entered during fiscal 2006, these results are not indicative of future results.

Next we analyze the changes in our cash flows, and discuss our financial commitments in the section entitled “Liquidity and Capital Resources.”  We conclude MD&A with (I) a discussion of the Critical Accounting Policies we believe are important to understanding the assumptions and judgments incorporated in our reported financial results, and (II) Recently Issued Accounting Standards and the impact they had or will have on our results of consolidated financial position, results of operations and cash flows.

The various sections of this MD&A contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this filing.

Fiscal 2006 Business Developments

Going Private Transaction

We are currently taking steps (“Going Private Transaction”) to complete a corporate reorganization that will enable us to become a non-reporting company with the Securities and Exchange Commission (the “Commission”). If consummated, the Going Private Transaction will enable us to terminate our Periodic Reporting Obligations so that we may continue future operations as a private company, relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. Following the adoption of Sarbanes-Oxley, the amount of management time and Company resources required to comply with such requirements have become overly burdensome for a company of our size. On June 17 and August 2, 2005, our Board of Directors adopted resolutions proposing and approving the Going Private Transaction. On April 8, 2006, our Board of Directors adopted resolutions approving the entire Going Private Transaction and revoked the June 17 and August 2, 2005 Board consents. On July 18, 2005 and August 2, 2005, stockholders who collectively own approximately 60.2% of our outstanding capital stock, consented in writing to the Going Private Transaction. On April 8, 2006, stockholders who collectively own approximately 51.2% of our outstanding capital stock consented in writing to the Going Private Transaction and revoked the July 18 and August 2, 2005 stockholder consents. The vote of more than 50% of our outstanding stock was required to approve such transaction. The prior Board and stockholder consents were revoked by both the Board of Directors and the stockholders, and the entire Going Private Transaction was approved, on April 8, 2006 as a result of entering into several material transactions subsequent to the first and second approvals.

On July 8, 2005 we filed a preliminary Schedule 14C and a Schedule 13E-3 describing the planned Going Private Transaction. Both documents were amended to incorporate significant company events and filed August 3, 2005. The Staff of the Commission reviewed our Schedules 14C and 13E-3 and responded with inquiries and requests for additional information. We answered all of the Staff’s inquiries and requests for additional information in a letter dated October 3, 2005 and amended our Schedule 14C and Schedule 13E-3 on October 3, 2005. We subsequently received a further letter from the Staff dated October 18, 2005. We answered the Staff’s second round of inquiries and requests for additional information in a letter

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dated May 4, 2006 and amended our Schedule 14C and Schedule 13E-3 on May 4, 2006. Because the Staff has not yet approved our amended 14C and Schedule 13E-3 filed on May 4, 2006, we have not yet filed our definitive Schedule 14C for the Going Private Transaction and consequently have not filed our Form 15 — Certification and Notice of Termination of Registration. As a result, we are required to continue our periodic reporting under the Securities Exchange Act of 1934.

In addition to the Going Private Transaction, we consummated several transactions, as described below, during fiscal 2006 that significantly impacted our consolidated operations.

Correlant Communications, Inc. (“Correlant”). As previously reported, on July 18, 2005, the Board of Directors of Correlant approved the dissolution of Correlant, pending approval by the Correlant shareholders. At a Special Meeting of Shareholders held August 5, 2005, Correlant shareholders approved the dissolution of Correlant. At the time of the dissolution, Opta held 10,000 shares of Series D Preferred Stock of Correlant and approximately 13,900,000 shares of common stock of Correlant. To date, Opta has received liquidation proceeds of $10,000,000 for its Series D preferred stock and $1,276,000 for its common stock. Opta used part of the proceeds to purchase GoVideo’s loan from Wells as described below.

The dissolution of Correlant was independent of the sale of GoVideo’s intellectual property, restructuring GoVideo’s line of credit and restructuring GoVideo’s operations (each of which transactions are described below). TCL Industries was never a shareholder of Correlant and as such, was not a party to Correlant’s dissolution

Opta Systems, LLC d/b/a GoVideo (“Opta Systems” or “GoVideo”). As previously reported, on July 26, 2005, Opta entered into a series of transactions to address the continued losses and liquidity issues with GoVideo. Each of such transactions was conditioned upon each other and the consummation of such transactions was deemed to occur simultaneously.

On July 26, 2005 pursuant to a Participation Agreement (the “Participation Agreement”) between us and Wells Fargo Business Credit, a division of Wells Fargo Bank, NA (“Wells”), we acquired an 80% participation interest in the credit facility of our wholly-owned subsidiary, GoVideo, under the Credit and Security Agreement dated as of July 21, 2003, as amended to date (the “Wells Credit Agreement”) between GoVideo and Wells. On October 13, 2005, we amended the Participation Agreement to provide for revolving advances in an amount up to $2,000,000 over the borrowing base (such revolving advances over the borrowing base to be referred to as “Overline Advances”) and as a result, our participation percentage was 80% with respect to the revolving advances that were not Overline Advances and 100% with respect to Overline Advances. The maximum amount of the line of credit remained at $4,000,000. Concurrently with the purchase of the participation and our collateral deposit of 20% of the loan value in cash collateral to secure our obligations and guaranty of the Wells Credit Agreement, Wells released its lien on the intellectual property assets of GoVideo under the Wells Credit Agreement.

Pursuant to a forbearance agreement dated July 22, 2005, most recently amended by Wells January 20, 2006, between GoVideo and Wells (the “Forbearance Agreement”), Wells agreed to forbear from exercising its rights and remedies with respect to existing defaults under the Wells Credit Agreement from the date of the agreement through January 27, 2006 and modify certain terms of the Credit Agreement, including reducing the maximum line of credit to $4,000,000 and waiving the termination fee. Wells also agreed that defaults by GoVideo under financial covenants in the Wells Credit Agreement and with respect to material adverse changes will not constitute new defaults under that agreement.  As a condition to the forbearance by Wells, GoVideo agreed to pay to Wells a fee of $300,000 by adding the fee to the loan’s principal balance in two installments, $150,000 on September 2, 2005 and $150,000 on January 4, 2006. Opta agreed to enter into the Participation Agreement and to deposit 20% of the loan value in cash collateral to secure Opta’s guaranty as described above.

On January 27, 2006, pursuant to a Loan Sale Agreement dated January 20, 2006 between Opta and Wells, the Participation Agreement was terminated and Opta purchased the entire right, title and interest of Wells under, and Opta became the Lender under, the Wells Credit Agreement. The purchase price was $2,148,000, which consisted of the following: $2,113,000 principal, $23,000 interest and unused line of credit fees, and $12,000 legal and audit fees incurred by Wells. The full amount of Opta’s participation interest was credited against such purchase price. The loan, principal, interest and related fees, between Opta and GoVideo has been eliminated from our consolidated

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financial statements as of and for the period ended March 31, 2006. On February 1, 2006, Opta, as such Lender, and GoVideo further amended the Forbearance Agreement to extend the Forbearance Period to April 30, 2006, and to terminate the guaranty and the subordination agreement previously delivered by Opta to Wells under the Credit Agreement. On April 30, 2006, Opta further extended the Forbearance Period to October 31, 2006.

Pursuant to a purchase and sale agreement dated July 26, 2005 (the “TCLMM Agreement”) among GoVideo, TCL Multimedia Technology Holdings Limited, a Cayman Islands company with shares listed on the Stock Exchange of Hong Kong Limited (“TCLMM”), TCL Industries (H.K.) Holdings Limited (“TCL”), Asia Focus Industrial Limited (“Asia Focus”) and Opta, TCLMM agreed to assume the debt obligations owed by GoVideo to TCL and Asia Focus under three promissory notes, with obligations totaling approximately $11,000,000 at July 26, 2005 (“Existing Obligations”). The Existing Obligations were previously guaranteed by Opta, and secured by Opta’s pledge of 100% of the Common Stock and Series D Preferred Stock of Correlant, held by Opta. Pursuant to the TCLMM Agreement, TCL and Asia Focus released Opta’s obligations as guarantor under the Existing Obligations and released Opta’s pledge of the Correlant shares. TCLMM and Asia Focus are affiliates of TCL, the majority stockholder of the Company.

In consideration for TCLMM’s assumption of the Existing Obligations, GoVideo (i) assigned to TCLMM all of GoVideo’s right, title and interest in and to certain significant intellectual property assets of GoVideo (the “GoVideo IP”) and (ii) issued a promissory note in favor of TCLMM (the “TCLMM Note”) for an initial principal amount of $1,000,000, representing the preliminary difference between the value of the GoVideo IP, as determined by a third-party appraiser, and the Existing Obligations assumed by TCLMM. A subsequent independent appraisal of the GoVideo IP was completed, which reduced the final valuation of the GoVideo IP by $700,000. As a result, the TCLMM Note automatically increased to $1,700,000.

The TCLMM Note principal and interest, at a monthly rate of 0.257%, was originally due and payable on January 26, 2006.  Pursuant to the TCLMM Agreement, GoVideo granted to TCLMM a subordinated lien on all of GoVideo’s assets, as security for the TCLMM Note, junior to the lien under the Wells Credit Agreement. In addition, Opta agreed to guaranty GoVideo’s obligations under the TCLMM Note pursuant to a Guaranty dated July 26, 2005. GoVideo paid the principal and interest, approximately $1,726,000, on the TCLMM Note in full on February 14, 2006.

Under the TCLMM Agreement, TCLMM granted to GoVideo a 90-day, non-exclusive, worldwide license to use the GoVideo IP on a royalty-free basis. On August 30, 2005, GoVideo and TCLMM entered into an exclusive license agreement (“TCLMM License Agreement”) through October 24, 2008, with an automatic renewal for subsequent two year terms unless terminated by either party by ninety days written notice of intention not to renew. Under the terms of the agreement, GoVideo agreed to pay TCLMM a royalty based on the cost of goods sold in connection with the distribution, sale, advertising and promotion of certain consumer electronics products under the GoVideo tradename. The TCLMM License Agreement was subsequently terminated as discussed below.

In addition to restructuring GoVideo’s debt, during the first quarter of fiscal 2006, GoVideo began shutting down its historical operations as an original equipment manufacturer (“OEM”) because the business model required significant working capital to meet inventory needs and also carried a substantial risk of obsolete inventory. The shut down of GoVideo’s historical operations as a consumer electronics OEM was substantially completed by January 31, 2006. In anticipation of implementing a new business model as a brand licensing provider for domestic retail consumer electronics, GoVideo entered the TCLMM License Agreement as discussed above. However, on December 28, 2005, TCLMM notified GoVideo of its intention to exercise its right to unilaterally terminate the agreement without cause upon ninety days’ written notice pursuant to the terms of the agreement. GoVideo agreed to terminate the agreement effective as of January 12, 2006 in order for Opta to continue the brand licensing business under a new license agreement with TCLMM, as described below. Subsequent to the shut down of GoVideo’s historical operations and the termination of the TCLMM License Agreement, GoVideo’s short term business plan has focused on collecting receivables and managing liabilities that remain outstanding from GoVideo’s historical operations. Currently, GoVideo has no business plan that generates revenue.  If GoVideo does not identify and successfully implement a longer term business plan that generates revenue, GoVideo will be shut down. If GoVideo is shutdown and has any assets subsequent to the shutdown, the assets will be combined with the proceeds from the liquidation of Correlant and used to identify market opportunities that will complement the Company’s business and long-term strategies while leveraging the Company’s significant experience in the consumer electronics market.

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On January 12, 2006, Opta and TCLMM entered into an exclusive license agreement, which includes the right to sublicense, through August 3, 2008, with an automatic renewal for subsequent two year terms unless terminated by either party by one hundred eighty days written notice of intention not to renew. Under the terms of the agreement, Opta will pay TCLMM a royalty based on the cost of goods sold in connection with the distribution, sale, advertising and promotion of certain consumer electronics products under trademarks associated with the GoVideo tradename.

Opta entered the agreement as part of the Company’s consolidated strategic shift toward becoming a brand licensing provider for domestic retail consumer electronics. The GoVideo name has been positioned in the consumer electronics industry to connote high performance products that incorporate advanced technology, ease of use, and superior industrial design since 1984. As such, Opta management intends to capitalize on the brand name recognition and sublicense the GoVideo brand name by bridging international manufacturers of consumer electronics to domestic retailers. Opta will sublicense the GoVideo tradename to third party licensees who produce, market and sell their consumer electronics products bearing the GoVideo tradename. Opta plans to choose its licensees carefully and impose upon such licensees various restrictions on the products, and on the manner, on which the GoVideo name may be used. In addition, the Company will require its licensees to abide by certain standards of conduct and the laws and regulations of the jurisdictions in which they do business. However, if a licensee fails to adhere to these requirements, the GoVideo brand could be damaged. The GoVideo brand could also be damaged if a licensee becomes insolvent or by any negative publicity concerning a licensee or if the licensee does not maintain good relationships with its customers or consumers.

As of the date of this report, Opta has two license agreements with international consumer electronics manufacturers, pertaining to the GoVideo brand, that cover domestic markets. Opta is actively pursuing new licensees for both domestic and international markets.

The above transactions impact our consolidated liquidity as follows:

•                  Decreased cash, cash equivalents and short term securities by approximately $6,600,000, which was paid to Correlant’s non-controlling shareholders, mostly outside investors unaffiliated with Opta or TCL and cofounders, as a result of liquidating Correlant;

•                  Decreased debt, including both principal and accrued interest, of approximately $9,300,000 as a result of assigning the GoVideo IP to TCLMM in exchange for assuming GoVideo’s debt; and

•                  Purchase of GoVideo’s line of credit by Opta (as discussed above) from Wells, which used cash totaling $2,148,000.

We believe the above transactions will impact our future consolidated results of operations as follows:

•                  Decrease revenues, cost of revenue and operating expenses as a result of focusing the majority of our business toward the new brand licensing business model;

•                  Decrease interest income as a result of liquidating Correlant; and

•                  Decrease interest expense due to the extinguishment of GoVideo’s debt to third parties.

Looking forward to the remainder of fiscal 2006 and beyond, in addition to the continued evaluation of GoVideo, we will concentrate our efforts on the Going Private Transaction and terminate our Periodic Reporting Obligations, relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. Additionally, we will concentrate on our new business model as a brand licensing provider for domestic retail consumer electronics and, using the cash from the liquidation of Correlant, identifying market opportunities that will create and accelerate the growth and success of Opta complementary with the Company’s business and long-term strategies while leveraging our significant experience in the consumer electronics market.

Results of Operations

The following table summarizes certain aspects of our results of operations for the three and nine months ended March 31, 2006 compared to the three months ended March 31, 2005 (in thousands):

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	Three Months Ended March 31,				Nine months Ended March 31,
	2006	2005	$ Change	% Change	2006	2005	$ Change	% Change

Net revenues (returns)	$(100)	$18,980	$(19,080)	NM	$8,012	$108,521	$(100,509)	(93%)

Cost of net revenues	34	20,850	(20,816)	NM	11,388	109,129	(97,741)	(90%)
As a percentage of net revenues	NM	110%			142%	101%

Selling, general and administrative	2,011	2,641	(630)	(24%)	8,470	10,278	(1,808)	(18%)
Research and development	—	621	(621)	NM	197	1,923	(1,726)	(90%)
Restructuring charges	106	—	106	NM	1,119	—	1,119	NM

Other income (expense), net	65	(570)	635	NM	6,420	(1,810)	8,230	NM

Total gain (loss) from discontinued operations, net of taxes	—	25	(25)	NM	(464)	1,987	(2,451)	NM

NM = Not Meaningful

Overview

During the three and nine months ended March 31, 2006, GoVideo was in the process of restructuring its business. It was moving away from its historical OEM business model in anticipation of a new business model as previously discussed. As a result, GoVideo’s focus was shutting down its historical operations such as selling existing inventory and collecting outstanding accounts receivable rather than focusing on business strategies that had been previously utilized, e.g. introduction of new innovative products to the market and increasing the GoVideo brand recognition in both the U.S. markets and abroad.

Additionally, as a result of the approval of the dissolution of Correlant during the first quarter of fiscal 2006, the liquidation of Correlant and its related operating results have been excluded from the results from continuing operations and classified as a discontinued operation for all periods presented in accordance with the requirements of Statement of Financial Accounting Standards (“SFAS”) 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”).

Net Revenues

The significant decrease in overall revenues for the three and nine months ended March 31, 2006 as compared to the three and nine months ended March 31, 2005, is indicative of shutting down GoVideo’s historical operations, as a consumer electronics OEM, in anticipation of implementing a new business model. During the three months ended March 31, 2006, GoVideo had no product sales. Additionally, one of GoVideo’s customers returned products totaling approximately $189,000. Historically this customer has not returned product, although contractually could return product for up to one year after the purchase date. Therefore, GoVideo did not record a sales returns allowance when the original sale, in August 2005, was recorded. During the nine months ended March 31, 2006, the majority of the revenues generated by GoVideo were a result of selling inventory on hand at June 30, 2005. Additionally, the continual pricing pressures, traditional in the consumer electronics market, were prevalent during the nine months ended March 31, 2006.

The decrease in GoVideo’s revenues was slightly offset by the increase in revenues generated from our subsidiary Go Video DigiTech (Huizhou) Co., Ltd. (“DigiTech”). Although DigiTech began operations in July 2004 to market GoVideo’s MP3 players under the GoVideo brand name, it did not generate revenue until September 2004. DigiTech contributed net revenues of $89,000 and $283,000 during the three months ended March 31, 2006 and 2005, respectively. During the three months ended March 31, 2006, DigiTech experienced a significant slow down in both unit sales and average selling price as a result of market competition. During the nine months ended March 31, 2006 and 2005, DigiTech contributed net revenues of $1,020,000 and $519,000, respectively.  The increase

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in DigiTech revenues is attributable to the start up nature of Digitech’s operations during the nine months ended March 31, 2005 as compared to its well established operations during the nine months ended March 31, 2006.

Our international revenues increased from less than one percent during the three and nine months ended March 31, 2005 to 100% and 13% of our revenues during the three and nine months ended March 31, 2006, respectively. The increase in international revenues is a result of DigiTech’s increased revenue as a relative percentage of our total revenue. Until Opta’s new business model is successfully implemented, we expect revenue generated from international sales as a percentage of total revenue to increase.

Cost of Net Revenues

The decrease in the cost of net revenues for the three and nine months ended March 31, 2006 as compared to the three and nine months ended March 31, 2005 was due to the decreased revenues. Cost of net revenues as a percentage of net revenues significantly increased for the three and nine months ended March 31, 2006 as compared to the three and nine months ended March 31, 2005 due to GoVideo’s focus of liquidating existing inventory.   This trend continued through the shutdown of GoVideo’s historical operations, which was substantially completed by January 31, 2006.

DigiTech’s cost of net revenues totaled $171,000 and $203,000 during the three months ended March 31, 2006 and 2005, respectively; and $1,257,000 and $339,000 during the nine months ended March 31, 2006 and 2005, respectively.  Cost of net revenues as a percentage of net revenues was 192% and 72% for the three months ended March 31, 2006 and 2005, respectively. Cost of net revenues as a percentage of net revenues was 123% and 65% for the nine months ended March 31, 2006 and 2005, respectively. During the nine months ended March 31, 2006, DigiTech’s cost of net revenues includes a lower of cost or market inventory allowance (“LCM allowance”) of $355,000. The increases in the cost of net revenues as a percentage of net revenues for both the three and nine months ended March 31, 2006 as compared to the three and nine months ended March 31, 2005 and the LCM allowance recorded during the three and nine months ended March 31, 2006 are both indicative of the extreme price competition in the MP3 market experienced by DigiTech.

Operating Expenses

Selling, general and administrative (“SG&A”). SG&A expense consists primarily of personnel costs for our sales, administrative and support staff, allowance for doubtful accounts, legal and accounting fees and advertising and product promotional expenses.   The decrease in SG&A expenses for both the three and nine months ended March 31, 2006 as compared to the three and nine months ended March 31, 2005 was attributable to the shut down of GoVideo’s historical operations and specifically the following:

•                  Decreased marketing and advertising efforts;

•                  Decreased sales commissions as a result of the decreased sales; and

•                  Reduction in workforce.

The above decrease was somewhat offset by the following:

•                  Increased provision for doubtful accounts to $1,330,000 during the nine months ended March 31, 2006 from $678,000 during the nine months ended March 31, 2005 as a result of GoVideo’s difficulty in collecting receivables due to the uncertainty of GoVideo’s product direction and its future, certain product quality problems and slow paying customers;

•                  Estimated contingent liability associated with a penalty notice received from U.S. Customs and Border Protection which covered seven shipments of DVD players with unauthorized trademarks (see Notes to Financial Statements Note 12 — Litigation);

•                  Increased sales and marketing efforts expended by our subsidiary, DigiTech, as a result of being operational the entire nine months ended March 31, 2006 as compared to seven months during the nine months ended March 31, 2005. DigiTech contributed $678,000 and $176,000 during the three months ended March 31, 2006 and 2005, respectively; and $1,476,000 and $389,000 during the nine months ended March 31, 2006 and 2005, respectively; and

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•                  One-time termination expenses associated with DigiTech’s reduction of its sales force in March, 2006 as a result of lower than anticipated sales.

Research and development (“R&D”). R&D expenses consist primarily of personnel costs of employees engaged in research, design and development activities and, to a lesser extent, design prototype material expenditures and equipment and supplies required to develop new products and enhance existing products.  The decrease in R&D expenses for both the three and nine months ended March 31, 2006 as compared to the three and nine months ended March 31, 2005 was directly related to the shut down of GoVideo’s historical operations and the related reduction in workforce. DigiTech had no R&D efforts or related R&D expense during the three and nine months ended March 31, 2006 or the three and nine months ended March 31, 2005.

Restructuring charges. In connection with the change in its business model, GoVideo recorded a restructuring charge of $1,013,000 during the first quarter of fiscal 2006 of which $944,000 was separation expenses for terminated employees and contractors. As part of this restructuring, 58 employees or approximately 91% of the workforce were terminated from all functional areas of GoVideo. During the third quarter of Fiscal 2006, GoVideo recorded additional restructuring charges of $106,000 associated with additional employee terminations.  All terminations were completed by January 31, 2006.

Other Income (Expense)

Other income (expense) consists of interest income, interest expense, foreign exchange gain (loss) and other non-operating items. Other income during the nine months ended March 31, 2006 was attributable to selling the GoVideo IP, as previously discussed, which resulted in a one time gain of $6,505,000. The remaining activity was related to interest expense on GoVideo’s line of credit offset somewhat by interest earned from investing excess cash.

Interest expense was $16,000 and $570,000 during the three months ended March 31, 2006 and 2005, respectively; and $260,000 and $1,901,000 during the nine months ended March 31, 2006 and 2005, respectively. The decreased interest expense resulted from (i) the extinguishment of $9,300,000 of GoVideo’s debt as part of selling GoVideo’s IP on July 6, 2005 as previously discussed and (ii) the decrease in the average outstanding balance, and ultimately the extinguishment, of GoVideo’s bank line of credit during the nine months ended March 31, 2006 as compared to the nine months ended March 31, 2005.

Total Gain (Loss) From Discontinued Operations

The loss from discontinued operations during the nine months ended March 31, 2006 was a result of the following:

•                  $186,000 realized loss from selling Correlant’s investment portfolio prior to maturity in order to liquidate the company; and

•                  $300,000 loss on the liquidation of Opta’s investment in Correlant as a result of writing down the investment to the liquidation value at September 30, 2005.

The above losses were somewhat offset by the interest income earned by Correlant on its investments prior to the liquidation.

The gain from discontinued operations during the nine months ended March 31, 2005 was a result of settling a legal dispute with one of Correlant’s previous customers and shareholders. The dispute settlement resulted in a $1,946,000 one-time recovery of bad debt and a $774,000 one-time gain. Additionally, Correlant earned approximately $308,000 from its investment portfolio. The one-time gains and interest income was somewhat offset by the reduction from the non-controlling interest in the income of Correlant, which totaled $606,000.

Since the approval of Correlant’s dissolution, we can no longer exercise significant influence over Correlant’s operations. As a result, from the date that Correlant’s dissolution was approved in August 2005, until the dissolution of Correlant in December 2005, we accounted for Correlant using the cost method of accounting. Therefore, Correlant had no impact to our consolidated results of operations during the three months ended March 31, 2006.

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Liquidity and Capital Resources

The following table summarizes our cash flows for the nine months ended March 31, 2006 compared to the nine months ended March 31, 2005 (in thousands):

	Nine Months Ended March 31,
	2006	2005

Net cash provided by operating activities	$1,356	$1,586
Net cash provided (used) by investing activities	5,124	(364)
Net cash used by financing activities	(2,444)	(1,838)

Our principal source of liquidity included cash and cash equivalents of $5,749,000 at March 31, 2006. The increase from our cash and cash equivalents at June 30, 2005, $1,713,000, was a result of liquidating our subsidiary Correlant. Cash provided by operating activities during the nine months ended March 31, 2006 was primarily due to the collection of GoVideo’s receivables and selling the existing inventory at June 30, 2005, both a result of shutting down GoVideo’s historical operations. This was somewhat offset by the decrease in GoVideo’s accounts payable and accrued expenses, which was also a result of shutting down GoVideo’s historical operations. We expect future cash provided (used) by operating activities to fluctuate as we continue to shut down GoVideo’s historical operations and implement Opta’s new business model.

For the nine months ended March 31, 2006, our principal investing activities were attributable to the proceeds from liquidating Correlant.  As previously discussed, we received liquidation proceeds of $10,000,000 for our Series D preferred stock and $1,276,000 for our common stock. These proceeds were used to payoff $5,200,000 borrowed from Correlant as discussed below and $600,000 borrowed from Correlant during fiscal 2005 plus accrued interest on these loans. The remaining investing activity was attributable to paying $309,000 of legal fees associated with the sale of GoVideo’s IP.

Financing activities for the nine months ended March 31, 2006 consisted of our subsidiary GoVideo receiving advances and making payments on its available line of credit. GoVideo’s line of credit was purchased by Opta (as discussed above) from Wells, which used cash totaling $2,148,000. Additionally, we borrowed $5,200,000 from Correlant, which was repaid on August 19, 2005 using the proceeds received from the Series D preferred stock liquidation as discussed above. Lastly, we paid off the note to TCLMM, which used approximately $1,726,000 of cash. To a lesser extent, cash provided by financing activities was a result of our subsidiary, DigiTech, increasing its short term loan from TCL to $989,000. The terms of the original $725,000 loan, which was entered into April 19, 2005, remained in effect. The annual interest rate is 5.2% and interest is paid upon maturity of the loan. Currently, the loan matures on June 30, 2006, but may be automatically extended for an additional six month terms if DigiTech and TCL mutually agree to renew the loan.

Cash and Working Capital Requirements

As a result of selling GoVideo’s IP, Opta’s purchase of GoVideo’s loan with Wells and the shut down of GoVideo’s historical operations as a consumer electronics OEM in anticipation of implementing a new business model, our cash required to operate has significantly decreased. Management anticipates the Company has sufficient cash to operate the scaled back operations for the 12 months following the date of this filing. However, if the Company cannot successfully settle its current legal disputes (see “Notes to the Financial Statements Note 12 — Litigation”) or should our cash requirements exceed cash available from operations we cannot assure that additional sources of financing would be available to us on commercially favorable terms, if at all.

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Contractual Obligations

The following table summarizes our contractual obligations at March 31, 2006, and the effect such obligations are expected to have on our liquidity and cash flows in future periods (in thousands):

	Total	Less Than One Year	Greater Than One Year

Operating lease obligations	$17	$17	$—
Inventory purchase obligations	—	—	—
Total contractual cash obligations	$17	$17	$—

Our only contractual obligation as of March 31, 2006 relates to our corporate office lease. As of February 1, 2006, GoVideo operates under a month-to-month lease in a 2,400 square foot office used for administrative operations. GoVideo’s new business model does not require any warehousing or distribution facilities.

As a result of the change in GoVideo’s business model, there were no inventory purchase obligations outstanding at March 31, 2006.

Off-Balance Sheet Arrangements

At March 31, 2006, we did not have any relationship with unconsolidated entities or financial partnerships, which other companies have established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes as defined in Item 303(a)(4)(ii) of SEC Regulation S-K. Therefore, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Trends

Our operations have significantly changed over the past several years. We transitioned our operations from the development, manufacture and distribution of products used for broadband Internet access, including data-over-cable equipment and networking devices to the development, marketing, and distribution of innovative, high performance consumer electronic products.  During the nine months ended March 31, 2006, GoVideo began shutting down its historical operations in anticipation of changing its business model. Currently, GoVideo has no business plan that generates revenue and Opta is in the process of implementing a new business model in which it will act as a brand licenser. As a result, there are no meaningful current or historical trends in production, sales or inventory, product backlog, product costs, selling prices or levels of operating expenses.

As of the date of this report, to the best of our knowledge, no known trends or demands, commitments, events or uncertainties, except as described in “PART II. Item 1 - Legal Proceedings” existed, which are likely to have a material effect on our liquidity.

Risks and Uncertainties

This Quarterly Report on Form 10-Q contains statements that are forward-looking. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of risks and uncertainties such as those listed below and elsewhere in this report, which, among others, should be considered in evaluating our financial outlook.

Business Strategy and Operation Risks

We intend to implement a new business model. Opta is currently implementing a new business model that intends to capitalize on the brand name recognition and sublicense the GoVideo brand name by bridging international manufacturers of consumer electronics to domestic retailers. There is no assurance that Opta can successfully

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transition to the new business model.

GoVideo may need additional capital resources. We believe GoVideo’s cash and other sources of liquidity are sufficient to fund its down-sized operations for the foreseeable future. See “Liquidity and Capital Resources” discussed above. However, GoVideo may need additional capital to operate if:

•                  GoVideo does not prevail in its current legal dispute with Daewoo or its petition for relief to U.S. Customs and Border Protection, each as described in “PART II. Item 1 - Legal Proceedings;”

•                  Market conditions change;

•                  Business plans or assumptions change;

•      GoVideo does not identify and successfully implement a new business model that generates revenue; or

•                  Material increases in working capital become necessary.

The Company faces tough competition. Our subsidiary, DigiTech, operates in the highly competitive consumer electronics industry. DigiTech competes against many well established companies including many OEMs who have substantially greater financial and other resources than the Company. Additionally, the consumer electronics industry is empirically facing a trend of declining gross margin resulting from emerging global market and competition. DigiTech has not been profitable since its inception in July 2004. Additionally, DigiTech has had to borrow funds from related parties to stay operational. If DigiTech is unable to achieve and sustain profitability in the future, DigiTech’s business operations may fail forcing us to cease its operations.

GoVideo is responsible for product warranties and defects. Although GoVideo outsources all product manufacturing, it provides limited labor and parts warranties on certain of its products for a maximum of one year. Therefore, GoVideo is highly dependent upon the quality of its suppliers. See discussion of GoVideo’s current legal dispute with Daewoo, as described in Note 12 — Litigation. If products have defects, this could hurt our reputation as well as cause customer collection problems. As a result of GoVideo shutting down its historical operations, which was substantially complete by January 31, 2006, all products sold by GoVideo will be outside the product warranty period by January 31, 2007.

Our new products may not be well accepted. DigiTech’s future success depends on its ability to continue to win market acceptance of its products and services, which are offered in highly competitive markets characterized by continual product introductions, rapid development in technology, and subjective and changing consumer preferences.

The introduction or expected introduction of new products or technologies may depress sales of existing products and technologies. As Digitech maintains a relatively substantial investment in product inventory, the introduction of new products may force DigiTech to charge less for its existing inventory and cause such existing inventory to become obsolete. Such declining prices and inventory obsolescence could have a material adverse effect on our business and financial results.

Our executive officers and key personnel are critical to our business and the loss of their services could disrupt our operations and our customer relationships. Our success depends to a significant degree upon the continuing contributions of our key management, technical, marketing and sales employees. There can be no assurance that we will be successful in retaining our key employees or that we can attract and retain additional skilled personnel as required. The loss of the services of key personnel could significantly harm our results of operations and business.

The Company may not have the ability to continue as a going concern. The Company incurred net losses of $2,186,000 and $7,138,000 during the three and nine months ended March 31, 2006, respectively, and $18,861,000 and $7,722,000 during the fiscal years ended June 30, 2005 and 2004, respectively. And at March 31, 2006, the Company had an accumulated deficit of $131,610,000.

The continued losses, negative working capital at March 31, 2006 of ($5,741,000) and lack of a successful business plan raise substantial doubt about the Company’s ability to continue as a going concern. Although the Company anticipates that its current cash and cash equivalents and the ability to borrow from related parties will be sufficient to fund its operations for at least the next twelve months, this assumes that GoVideo successfully manages its existing liabilities. See “PART II. Item 1 - Legal Proceedings.”  However, if GoVideo does not successfully

26

manage its liabilities, the Company may be forced to borrow additional funds, which could increase the risk of operating as a going concern.

Financial Reporting

We and our independent auditors have identified a number of significant deficiencies related to our internal control over financial reporting that collectively represent a material weakness, which could continue to impact our ability to report our results of operations and financial condition accurately and in a timely manner. While we are implementing steps to ensure the effectiveness of our internal control over financial reporting, failure to restore the effectiveness of our internal control over financial reporting could continue to negatively impact our ability to report our financial condition and results of operations accurately and could have a material adverse effect on our business, results of operations, financial condition and liquidity.

We have identified a number of failures in the Company’s disclosure controls and procedures, which have impacted our ability to report our results of operations and financial condition accurately and in a timely manner. If the Company is unable to take the necessary corrective action to strengthen its disclosure controls, its ability to report its financial results on a timely and accurate basis may be further adversely affected. Accordingly, we concluded that our disclosure controls and procedures need to be strengthened and are not sufficiently effective. We have taken various steps to maintain the accuracy of our financial disclosures, and based on these measures and other significant work, management believes there are no material inaccuracies or omissions of material fact in our financial statements and other reports filed with the SEC. However, material weaknesses in our disclosure controls and internal controls over financial reporting could further adversely impact our current inability to report timely financial and other information. If the current inability to report timely is exacerbated by weak disclosure controls, this could result in further accounting restatements or other accounting related problems and greater scrutiny from the SEC.

We may not complete our Going Private Transaction in a timely manner, which will cause us to incur additional costs and mitigate the benefits of going private. We are pursuing the Going Private Transaction to relieve us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. Until the Going Private Transaction becomes effective, we must continue to incur costs associated with being a public company.

The restatement and reaudit of our financial statements and the potential for review of our financial disclosure could materially impact our business and results of operations. Following the replacement of prior management, the new management began reviewing various transactions undertaken by old management prior to June 29, 2001. During its preliminary investigation, new management identified certain material transactions undertaken by prior management that impact reported financial and operating results with respect to its consolidated financial statements for the fiscal years ended June 30, 2001, 2000 and 1999. Due to the preliminary results, the Company dismissed the then existing independent accountants, hired new independent accountants and reaudited all periods under investigation. The Company completed the restatement of previously reported financial statement in its Form 10-K for fiscal 2002 filed April 16, 2004.

As a result of the restatement and reaudit of our financial statements for fiscal 2001, 2000 and 1999 and the resulting delay in filing SEC reports, the SEC or other governmental authorities may choose to review our SEC filings. If we are required to respond to the SEC or other governmental authorities or otherwise take actions in response to, arising out of, or relating to the restatement and reaudit of our financial statements, such actions may require significant attention and resources of management and, regardless of the outcome, could materially impact our business and results of operations. If we become subject to such heightened scrutiny, this could adversely affect investor confidence, our ability to access the capital markets and cause the trading price for our securities to decline. In addition, we cannot assure you that we will not have to further restate earnings or further revise our reports for prior periods as a result of any SEC review. Any such restatement could further impact investor confidence, our ability to access the capital markets and the trading price of our securities.

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Additional delays in reporting. Since the restatement and reaudit of our financial statements discussed above, we have been unable to remain current with respect to all SEC required filings. This compounds the potential problems associated with the original reaudit of our financial statements for the fiscal years ended June 30, 2001, 2000 and 1999 and the resulting delay in filing our Form 10-K for fiscal 2002, 2003, 2004 and 2005.

Stock Market Risks

Our stock price may not come back. The Company’s stock was removed from OTC Bulletin Board as a result of the Company’s failure to timely submit the Form 10-K for fiscal 2002. Although Opta filed its Form 10-K for fiscal 2002 on April 16, 2004, Opta is not eligible to trade on the OTC Bulletin Board until Opta becomes current in all its required filings or files a Form 10 and clears all comments with the SEC. The current trading of the Company’s stock is sporadic and minimal and there is no established public trading market for our common stock. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of many technology companies, in particular, and that have often been unrelated to the operating performance of these companies. These factors, as well as general economic and political conditions, may materially adversely affect the market price of our common stock in the future. Additionally, volatility or a lack of positive performance in our stock price may adversely affect our ability to retain key employees.

Because of these and other factors affecting our operating results, past financial performance should not be considered an indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based on the consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires estimates and assumptions that affect the reported amounts and disclosures.

We believe the following, among others, to be critical accounting policies. That is, they are both important to the portrayal of our financial condition and results of operations, and they require critical management judgments and estimates about matters that are inherently uncertain. Although we believe our judgments and estimates are appropriate and correct, actual future results may differ from our estimates.

•                  Revenue recognition. We recognize revenue upon passage of title of our product in accordance with the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements (“SAB 101”), as amended by SAB 101A and 101B. At the time revenue is recognized, GoVideo and DigiTech record an allowance for estimated sales returns based on estimates derived from historical trends and current market conditions. Sales returns are recorded with net revenues. GoVideo also establishes an allowance for estimated payment term discounts expected to be taken by customers based on analysis of historical trends. Payment term discounts granted are recorded as a reduction to net revenues.

•                  Warranty Reserves. GoVideo provides limited labor and parts warranties on certain of its products for a maximum of one year. GoVideo records a warranty reserve based upon historical experience and an estimate of total exposure associated with products sold to consumers through retail outlets.  DigiTech does not provide a product warranty. The warranty liability for product is the responsibility of the third-party manufacturer.

•                  Bad debt reserves. We conduct business and extend credit based on an evaluation of our customers’ financial condition generally without requiring collateral. Exposure to losses on trade receivables is expected to vary by customer due to the financial condition of each customer. We monitor exposure to credit losses and maintain allowances for anticipated losses considered necessary under the circumstances. Delinquent notes and trade accounts receivable are charged against the allowance for doubtful accounts once uncollectibility has been determined. The allowance is determined through an analysis of the aging of accounts receivable and assessments of risk based on historical trends and an evaluation of the impact of

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                        current and projected economic conditions. We evaluate the past-due status of our notes and related parties and trade receivables based on contractual terms of sale. If the financial condition of our customers were to deteriorate, this could result in an impairment of ability to make payments, and additional allowances may be required.

•                  Related party transactions. We have significant related party transactions and agreements; many of which are complex. We believe such transactions have been accounted for at fair value. We utilized our best estimate of the value of these transactions and agreements. Had alternative assumptions been used, the values obtained may have been different.

•                  Inventories. DigiTech’s inventory consists of mostly consumer electronics finished goods. Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out basis. We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about future demand and market conditions. At of March 31, 2006, GoVideo had no inventory.

•                  Impairment of other long-lived assets. Other long-lived assets, such as property and equipment, are amortized or depreciated over their estimated useful lives. These assets are reviewed for impairment whenever events or circumstances provide evidence that suggest that the carrying amount of the asset may not be recoverable, with impairment being based upon an evaluation of the identifiable undiscounted cash flows. If the asset has been impaired, the resulting charge reflects the excess of the asset’s carrying cost over its fair value.

Recently Issued Accounting Standards

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”), Inventory Costs (“SFAS 151”), which revised Accounting Research Bulletin (“ARB”) 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This Statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. We adopted SFAS 151 during fiscal 2006. The adoption did not have a material effect on our financial position, results of operations, or cash flows as of or for the three and nine months ended March 31, 2006.

In December 2004, the FASB issued SFAS 123R, Share-Based Payment (“SFAS 123R”), which is a revision of SFAS 123 and supersedes Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees (“APB 25”). Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123R is the first reporting period beginning after June 15, 2005. SFAS 123R permits companies to adopt its requirements using either a “modified prospective” method, or a “modified retrospective” method. Under the “modified prospective” method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the “modified retrospective” method, the requirements are the same as under the “modified prospective” method, but also permits entities to restate financial statements of previous periods based on proforma disclosures made in accordance with SFAS 123. We adopted this new standard on July 1, 2005, using the modified prospective method. Currently we do not have equity instruments that are impacted by the adoption of this standard. As a result, there was no impact to our consolidated financial position, results of operations or cash flows during the three and nine months ended March 31, 2006.

On December 16, 2004, the FASB issued Statement 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“SFAS 153”). SFAS 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. We adopted this new standard on July 1, 2005. During the three and nine months ended March 31, 2006, the Company had no such asset exchanges and therefore, this standard had no effect on its

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financial position, results of operations or cash flows.

On June 7, 2005, the FASB issued Statement 154, Accounting Changes and Error Corrections (“SFAS 154”), a replacement of APB Opinion 20, Accounting Changes, and Statement 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the Statement does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of SFAS 154 will have a material effect on our consolidated financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants (“AICPA”), and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

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Item 3 — Quantitative and Qualitative Disclosures About Market Risk:

Interest Risk.  In the past, our exposure to market risk for changes in interest rates related primarily to the investment portfolio of our subsidiary, Correlant. Correlant’s entire investment portfolio was sold during the first quarter of fiscal 2006 as part of liquidating Correlant. As of March 31, 2006 we had no investments with exposure to changes in interest rates.

Foreign Currency Risk.  The majority of our transactions are denominated in the U.S. dollar. However, with the shut down of GoVideo’s historical operations, our subsidiary, DigiTech, has become larger percentage of our operations. DigiTech’s transactions are denominated in the Chinese RMB. We do not have any hedging or similar foreign currency contracts. To date, we have not experienced any material foreign currency exchange rate gains or losses associated with foreign currency transactions and do not expect any significant changes in foreign currency exposure in the near future.

Item 4 — Controls and Procedures:

As previously reported, in connection with the audit of our financial statements for the year ended June 30, 2005, Clancy and Co., P.L.L.C. (“Clancy”), our independent auditors, informed the Board of Directors on February 20, 2006 of several “significant deficiencies” that collectively constituted a “material weakness” in our internal control over financial reporting under standards established by the Public Company Accounting Oversight Board.

A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Company’s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Company’s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement or the annual or interim financial statements will not be prevented or detected.

The following conditions, all of which were communicated to the Audit Committee by Opta’s previous auditors (Hein & Associates LLP) and for which no apparent improvement was made, were identified:

•                  The current organization of the accounting department does not provide Opta with the adequate skills to accurately account for and disclose significant transactions or disclosures.

•                  Certain key managers in the accounting department do not appear to have the knowledge and experience required for their responsibilities.

•                  Substantive matters are not being addressed appropriately by the Board and Audit Committee resulting in inadequate oversight from the Board and Audit Committee.

•                  The process that Opta is currently using to monitor the ongoing quality of internal controls performance, identify deficiencies and trigger timely corrective action is not working effectively.

•                  There is no adequate means of accurately capturing and recording certain significant and complex business transactions.

Accordingly, the Company’s internal controls over financial reporting are still not effective.

Based upon the Company’s evaluation, which considered the above findings of Clancy, the Company’s management, including the Chief Executive Officer and the Chief Operating Officer, who is also the Interim Chief Financial Officer concluded that, as of March 31, 2006, the Company’s internal controls over financial reporting were not effective.

Evaluation of disclosure controls and procedures

The Company’s management evaluated, with the participation of the Chief Executive Officer and the Chief Operating Officer, who is also the Interim Chief Financial Officer, the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by this Quarterly Report on Form 10-Q. As a result of

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management’s evaluation, we identified a number of failures in the Company’s disclosure controls and procedures, which have impacted our ability to report our results of operations and financial condition accurately and in a timely manner. Based on this evaluation, the Company’s principal executive officer and principal financial officer have concluded that, as of such date, the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the Exchange Act) need to be strengthened and are not sufficiently effective. We have taken various steps to maintain the accuracy of our financial disclosures, and based on these measures and other significant work, management believes there are no material inaccuracies or omissions of material fact in our financial statements and other reports filed with the SEC. However, material weaknesses in our internal controls over financial reporting could further adversely impact our current inability to report timely financial information. Our efforts to strengthen our disclosure controls and procedures have been delayed due to the Going Private Transaction as described above in “Item 2 - Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  The Going Private Transaction will enable us to terminate our Periodic Reporting Obligations so that we may continue future operations as a private company, relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company.

(b) Changes in internal control over financial reporting. There were no changes in our internal controls over financial reporting identified in connection with the evaluation required by paragraph (d) of Exchange Act rules 13a-15 or 15d-15 that occurred during the three months ended March 31, 2006 that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting. However, as a result of receiving notification of “significant deficiencies” that collectively constituted a “material weakness” from Clancy , we are currently in the process of taking a number of steps to improve the effectiveness of our internal control, as previously reported in our Annual Reports on Form 10-K for the years ended June 30, 2005 and 2004.

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PART II. OTHER INFORMATION

Item 1 - Legal Proceedings

Please refer to the “Notes to Financial Statements Note 12 — Litigation” for a discussion of the Company’s legal proceedings.

Item 1A. Risk Factors

Please refer to the sections “Risks and Uncertainties” in Management’s Discussion and Analysis of Financial Condition and Results of Operations for a discussion of risk factors.

Item 2 — Unregistered Sales of Equity Securities and Use of Proceeds

     Recent Sales of Unregistered Securities

None.

     Issuer Purchases of Equity Securities

None.

Item 3 - Defaults Upon Senior Securities

None

Item 4 - Submission of Matters to a Vote of Security Holders

None.

Item 5 - Other Information

None.

Item 6 — Exhibits

Exhibit Number	Description of Exhibit	Method of Filing
3.1	Certificate of Incorporation, as amended	Incorporated by reference to Exhibit 3.1 to Form 10-K, filed February 18, 2005
3.2	Amended and Restated Bylaws	Incorporated by reference to Exhibit 3.2 to Form 10, filed October 27, 1998
3.3	Amendment to Bylaws	Incorporated by reference to Exhibit 99.1 to Form 8-K, filed July 2, 2001
10.1	2000 Equity Incentive Plan	Incorporated by reference to Exhibit A to Proxy Statement on Schedule 14A filed April 4, 2000
10.2	Opta, Executive Employment Agreement	Incorporated by reference to Exhibit 10.11 to Form 10-K, filed October 15, 2001
10.3	Sale agreement of TCL Digital dated December 20, 2003	Incorporated by reference to Exhibit 10.9 to Form 10-K, filed April 16, 2004
10.4	Current Lease — GoVideo Office Lease	Incorporated by reference to Exhibit 10.10 to Form 10-K, filed April 16, 2004
10.5	Current Lease — GoVideo Lease for Commercial Space	Incorporated by reference to Exhibit 10.11 to Form 10-K, filed April 16, 2004
10.6	Current Lease — Opta Corporation Executive Office Lease, as amended	Incorporated by reference to Exhibit 10.6 to Form 10-K, filed March 14, 2006

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Exhibit Number	Description of Exhibit	Method of Filing
10.7	Debt agreement between Opta and Wells Fargo Business Credit , Inc dated July 26, 2005, as amended	Incorporated by reference to Exhibit 10.7 to Form 10-K, filed March 14, 2006
10.8	Purchase and sale agreement among GoVideo, TCL Multimedia Technology Holdings Limited, TCL Industries (H.K.) Holdings Limited, Asia Focus Industrial Limited and Opta, dated July 26, 2005	Incorporated by reference to Exhibit 10.8 to Form 10-K, filed March 14, 2006
10.9	Intellectual Property Assignment between Opta Systems, LLC and TCL Multimedia Technology Holdings Limited, dated July 26, 2005	Incorporated by reference to Exhibit 10.9 to Form 10-K, filed March 14, 2006
10.10	Promissory note between Opta Systems, LLC and TCL Multimedia Technology Holdings Limited, dated July 26, 2005.	Incorporated by reference to Exhibit 10.10 to Form 10-K, filed March 14, 2006
10.11	Opta’s guarantee of GoVideo’s debt agreement with TCL Multimedia Technology Holdings Limited, dated July 26, 2005.	Incorporated by reference to Exhibit 10.11 to Form 10-K, filed March 14, 2006
10.12	Debt agreement between DigiTech and TCL dated April 19, 2005.	Incorporated by reference to Exhibit 10.12 to Form 10-K, filed March 14, 2006
10.13	Loan sale agreement between Opta and Wells Fargo Business Credit , Inc dated January 20, 2006	Incorporated by reference to Exhibit 10.13 to Form 10-K, filed March 14, 2006
10.14	Trademark license agreement between TCL Multimedia Technology Holdings Limited and Opta Systems LLC dated August 20, 2005	Incorporated by reference to Exhibit 10.14 to Form 10-Q for the three months ended September 30, 2005, filed April 28, 2006
10.15	Trademark license agreement between TCL Multimedia Technology Holdings Limited and Opta Corporation dated January 12, 2006	Incorporated by reference to Exhibit 10.15 to Form 10-Q for the three months ended September 30, 2005, filed April 28, 2006
31.1	Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Filed herewith
32.1	Certification of the Principal Executive Officer and Principal Financial Officer Pursuant to Section 1350 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPTA CORPORATION (Registrant)

Date: June 22, 2006	By:	/s/ YAN, Vincent Yong
YAN, Vincent Yong President, Chief Executive Officer, Director

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Annex L

Pro Forma Financial Statements

The dissolution of Correlant, based on Statement of Financial Accounting Standard (“SFAS”) 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), met the criteria of discontinued operations during the three months ended September 30, 2005.  The following pro forma financials are presented to show the impact of Correlant’s discontinued operations on the Company’s previously issued financial statements.  As a result of the liquidation of Correlant, its related operating results have been excluded from continuing operations and classified as a discontinued operation for all periods presented above in accordance with the requirements of SFAS 144.

OPTA CORPORATION

PRO FORMA CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30,	June 30,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$1,713	$1,898
Accounts receivable, net	10,637	25,528
Inventories, net	10,234	18,004
Income tax receivable	1,574	846
Prepaid expenses and other current assets	480	2,014
Current assets of discontinued operations	18,058	19,101
Total current assets	42,696	67,392

Property and equipment, net	335	1,083
Tradenames	2,456	2,420
Other assets	—	226
Total assets	$45,487	$71,120

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$6,172	$15,833
Notes and interest payable to related parties	12,294	10,795
Accounts payable and accrued expenses	18,656	14,165
Warranty reserve	490	490
Current liabilities of discontinued operations	10	1,063
Total current liabilities	37,622	42,346

Non-controlling interest in subsidiaries	6,435	8,425

Stockholders’ equity:
Preferred stock, Series A $.001 par value, 100 authorized, 4 shares issued and outstanding at June 30, 2005 and 2004	—	—
Common stock $.001par value, 100,000 authorized, 64,241 shares issued and 50,037 outstanding at June 30, 2005 and 64,241 shares issued and 50,724 outstanding at June 30, 2004	64	64
Additional paid-in capital	128,442	128,431
Less: treasury stock at cost, 14,204 shares at June 30, 2005 and 13,517 at June 30, 2004	(2,478)	(2,410)
Accumulated deficit	(124,472)	(105,611)
Accumulated other comprehensive loss	(126)	(125)
Total stockholders’ equity	1,430	20,349
Total liabilities and stockholders’ equity	$45,487	$71,120

OPTA CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share amounts)

	Year Ended June 30,
	2005	2004

Net revenues	$129,119	$124,703

Cost of net revenues	131,669	114,939

Gross profit (loss)	(2,550)	9,764

Operating expenses:
Selling, general and administrative	13,552	10,841
Impairment of assets	538	1,831
Research and development	2,113	1,105
Total operating expenses	16,203	13,777

Loss from operations	(18,753)	(4,013)

Other income (expense):
Interest income	3	125
Interest expense	(2,926)	(1,166)
Equity in earnings of unconsolidated subsidiary	—	(647)
Gain on sale of investment	—	1,053
Other	95	130
Total other income (expense), net	(2,828)	(505)
Loss from continuing operations before income taxes	(21,581)	(4,518)
Provision (benefit) for income taxes	(728)	1
Loss from continuing operations	(20,853)	(4,519)

Income (loss) from discontinued operations, net of taxes	1,992	(3,203)

Net loss	$(18,861)	$(7,722)

Net loss per common share — basic and diluted:
Loss from continuing operations	$(0.42)	$(0.08)
Income (loss) from discontinued operations	0.04	(0.06)
Net loss	$(0.38)	$(0.14)

Weighted average common shares outstanding — basic and Diluted	50,154	53,994

OPTA CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Year Ended June 30,
	2005	2004

Operating activities
Loss from continuing operations	$(20,853)	$(4,519)
Income (loss) from discontinued operations	1,992	(3,203)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Gain on acquisition of treasury stock	(89)	(179)
(Income) loss from discontinued operations	(1,989)	3,203
Depreciation and amortization	591	415
Impairment of assets	538	1,831
Gain on sale of joint venture	—	(1,052)
Equity in loss of unconsolidated subsidiary	—	647
Changes in operating assets and liabilities:
Accounts receivable, net	14,891	(18,756)
Inventories, net	7,770	(11,566)
Prepaid expenses and other current assets	1,535	(1,231)
Income tax receivable	(729)	—
Other assets	226	(218)
Accrued restructuring charges	—
Accounts payable and accrued expenses	4,491	10,232
Warranty reserve	—	(198)
Interest payable to related parties	174	330
Cash provided by operating activities	8,548	(24,264)

Investing activities
Purchases of property and equipment	(411)	(584)
Purchases of tradename	(36)	—
Proceeds from sale of property and equipment	30	—
Proceeds from sale of joint venture	—	3,762
Investment in joint venture	—	(1,820)
Payments received on notes receivable from related parties	—	1,592
Cash provided (used) by investing activities	(417)	2,950

Financing activities
Proceeds from advances on line of credit	136,079	110,191
Payments on line of credit	(145,740)	(94,358)
Purchase of treasury stock	—	(2,081)
Proceeds related to treasury stock obtained during settlement	20	—
Proceeds from/repayments on notes payable from related party	1,325	6,025
Cash used by financing activities	(8,316)	19,777
Net increase (decrease) in cash and cash equivalents	(184)	(1,537)
Cash and cash equivalents at beginning of period	1,898	3,435
Cash and cash equivalents at end of period	$1,713	$1,898

Annex M

Appraisal Rights Statute

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

(a)           Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)           Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1)           Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2)           Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.             Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.             Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.             Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.             Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)           In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)           Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)           Appraisal rights shall be perfected as follows:

(1)           If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)           If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)           Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)            Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)           At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)           After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)            The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)            The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)           From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)            The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.